      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1998

                                                      REGISTRATION NO. 333-47101
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                   USI, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3998                                   22-3568449
    (State or Other Jurisdiction of             (Primary Standard Industrial            (I.R.S. Employer Identification
     Incorporation or Organization)                Classification Number)                           Number)

                             101 WOOD AVENUE SOUTH
                                  P.O. BOX 169
                         ISELIN, NEW JERSEY 08830-0169
                                 (732) 767-0700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------
                            GEORGE H. MACLEAN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             U.S. INDUSTRIES, INC.
                             101 WOOD AVENUE SOUTH
                                  P.O. BOX 169
                         ISELIN, NEW JERSEY 08830-0169
                                 (732) 767-0700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------

                                   COPIES TO:

                                                   MARK E. BETZEN, ESQ.
        ELLEN J. ODONER, ESQ.                   JONES, DAY, REAVIS & POGUE
      WEIL, GOTSHAL & MANGES LLP                2300 TRAMMELL CROW CENTER
           767 FIFTH AVENUE                          2001 ROSS AVENUE
       NEW YORK, NEW YORK 10153                  DALLAS, TEXAS 75201-2958
            (212) 310-8000                            (214) 220-3939

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time ("Effective Time") of the mergers (the "Mergers") of one subsidiary of USI, Inc. ("New USI") with and into U.S. Industries, Inc. ("USI") and of another subsidiary of New USI with and into Zurn Industries, Inc. ("Zurn") as described in the Agreement and Plan of Merger, dated as of February 16, 1998, among USI, New USI, Blue Merger Corp., Zoro Merger Corp. and Zurn.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                          AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
              TITLE OF EACH CLASS OF                      TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED(1)        PER UNIT(2)      OFFERING PRICE(2)          FEE
Common Stock, par value $.01 per share                 103,320,244            $26.74          $2,763,660,708         $815,280

(1) Consists of (i) 77,060,407 and 20,456,240 shares, respectively, of New USI Common Stock, to be issuable upon the conversion, pursuant to the Mergers, of currently outstanding shares of USI Common Stock and Zurn Common Stock,
    (ii) up to 3,749,163 and 2,026,200 shares, respectively, of New USI Common Stock issuable upon the exercise of USI and Zurn options that are outstanding and unexercised at the Effective Time and that, pursuant to the Mergers, will be assumed by New USI and converted into options to purchase shares of New USI Common Stock, and (iii) 15,000 shares of New USI Common Stock to be issuable upon the conversion of outstanding shares of Zurn Common Stock which may be issued pursuant to certain employee benefit obligations of Zurn and 10,000 shares of New USI Common Stock to be issuable upon the conversion of outstanding shares of USI Common Stock which may be issued pursuant to certain employee benefit obligations of USI.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c), based on the sum of (i) the product of (a) $26.79 (the average of the high and low prices of USI Common Stock on February 24, 1998 on the New York Stock Exchange Composite Tape) times (b) 80,809,570 (the number of shares of USI Common Stock outstanding reserved for issuance upon the exercise of outstanding options to purchase USI Common Stock on February 26, 1998 and which may be issued pursuant to certain employee benefit obligations of USI) and (ii) the product of (a) $42.50 (the average of the high and low prices of Zurn Common Stock on February 24, 1998 on the New York Stock Exchange Composite Tape) times (b) 14,037,883 (the number of shares of Zurn Common Stock outstanding reserved for issuance upon the exercise of outstanding options to purchase Zurn Common Stock and the conversion of outstanding Zurn Preferred Stock on February 26, 1998 and which may be issued pursuant to certain employee benefit obligations of Zurn).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                                                    May   , 1998

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders (the "USI Meeting") of U.S. Industries, Inc. ("USI") to be held on June 11, 1998, at 9:00 a.m., local time, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816.

    At the USI Meeting, you will be asked to approve and adopt (i) an Agreement and Plan of Merger, dated as of February 16, 1998, as amended (the "Merger Agreement"), that provides for the combination of USI and Zurn Industries, Inc. ("Zurn") and (ii) an amendment to the U.S. Industries, Inc. 1997 Restricted Stock Plan (the "Amendment"). The Amendment will only become effective if it is approved by the stockholders of USI and the transactions contemplated by the Merger Agreement (collectively, the "Transaction") are consummated.

    Upon completion of the Transaction:

    - USI and Zurn will each become a wholly owned subsidiary of a new holding company named "USI, Inc." (to be renamed "U.S. Industries, Inc." following the consummation of the Transaction and hereinafter referred to as "New USI");

    - each outstanding share of USI Common Stock, par value $.01 per share, will be converted into one share of New USI Common Stock, par value $.01 per share ("New USI Common Stock"); and

    - each outstanding share of Zurn Common Stock, par value $.50 per share, will be converted into the right to receive 1.6 shares of New USI Common Stock.

    Detailed descriptions of the Merger Agreement, the Transaction and the Amendment are set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully.

    Your Board of Directors has determined that the Transaction and the Amendment are in the best interests of the stockholders of USI. Accordingly, the Board has unanimously approved the Merger Agreement and the Amendment and recommends that all USI stockholders vote FOR the approval and adoption of the Merger Agreement and the Amendment.

    YOUR VOTE IS IMPORTANT. Approval of the Transaction requires the affirmative vote of the holders of a majority of the then outstanding shares of USI Common Stock entitled to vote thereon. Failure to vote or to return your proxy card will have the same effect as a vote against the Transaction. Approval of the Amendment requires the affirmative vote of the holders of a majority in voting power of the shares of USI Common Stock present in person or by proxy at the USI Meeting. Therefore, whether or not you plan to attend the USI Meeting in person and regardless of the number of shares you own, I urge you to complete, sign and date the enclosed proxy card or voting instruction card and return it in the enclosed prepaid envelope as soon as possible. As a holder of record, you may, of course, attend the USI Meeting and vote in person, even if you previously returned your proxy card.

                                          Sincerely yours,

                                                     [LOGO]

                                          David H. Clarke
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                             U.S. INDUSTRIES, INC.
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1998
                            ------------------------

    A Special Meeting of Stockholders (the "USI Meeting") of U.S. Industries, Inc., a Delaware corporation ("USI"), will be held starting at 9:00 a.m., local time, on June 11, 1998, at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816. Attendance at the USI Meeting will be limited to stockholders of record on May 8, 1998, or their proxies, beneficial owners having evidence of ownership on that date and invited guests of USI.

    The purposes of the USI Meeting are:

        1. To consider and vote upon a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of February 16, 1998, as amended (the "Merger Agreement"), among USI, USI, Inc., a Delaware corporation and currently a wholly owned subsidiary of USI ("New USI"), Blue Merger Corp., a Delaware corporation and a wholly owned subsidiary of New USI ("Blue Merger Corp."), Zoro Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of New USI ("Zoro Merger Corp."), and Zurn Industries, Inc., a Pennsylvania corporation ("Zurn"); and

        2. To consider and vote upon a proposal (the "Plan Proposal") to approve and adopt an amendment to the U.S. Industries, Inc. 1997 Restricted Stock Plan (the "Amendment").

    The Merger Agreement contemplates, among other things, that Blue Merger Corp. will be merged into USI (the "USI Merger") and Zoro Merger Corp. will be merged into Zurn (the "Zurn Merger" and, together with the USI Merger, the "Mergers"), with the result that (a) USI and Zurn will each become a wholly owned subsidiary of New USI, (b) each outstanding share of USI Common Stock, par value $.01 per share ("USI Common Stock"), other than shares held in the treasury of USI, will be converted into one share of New USI Common Stock, par value $.01 per share ("New USI Common Stock"), and (c) each outstanding share of Zurn Common Stock, par value $.50 per share ("Zurn Common Stock"), other than shares held in the treasury of Zurn, will be converted into the right to receive
1.6 shares of New USI Common Stock. The transactions contemplated by the Merger Agreement are collectively referred to herein as the "Transaction." Upon consummation of the Transaction, New USI will be renamed "U.S. Industries, Inc."

    The Amendment provides, among other things, for (a) an increase of 350,000 in the number of shares of USI Common Stock available for awards and (b) a pre-established alternative schedule for the vesting of restricted stock awarded under the plan (3, 5 and 7 years after the award). The Amendment will only become effective if it is approved by the stockholders of USI and the Transaction is consummated.

    The terms of the Merger Agreement, the New USI Common Stock to be issued in connection therewith and the Amendment are described in detail in the accompanying Joint Proxy Statement/ Prospectus.

    To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card or voting instruction and return it promptly in the enclosed postage paid envelope, whether or not you plan to attend the USI Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the USI Meeting.

    All stockholders of record of USI at the close of business on May 8, 1998, the record date for the USI Meeting, are entitled to notice of the USI Meeting, and all holders of record of shares of USI Common Stock at the close of business on the record date, are entitled to vote at the USI Meeting or at any postponement or adjournment thereof.

                                          By Order of the Board of Directors,

                                                          [LOGO]

                                          George H. MacLean
                                          SECRETARY

Iselin, New Jersey
May   , 1998

                                   IMPORTANT

    Whether or not you plan to attend the USI Meeting in person, please complete, sign, date and return the enclosed proxy card or voting instruction card as soon as possible. A return envelope is provided for your convenience. You may revoke your proxy at any time before it is voted by delivering to the Secretary of USI at 101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey 08830, Attention: Secretary, a signed notice of revocation or a later dated signed proxy card or by attending the USI Meeting and voting in person. Attendance at the meeting, in and of itself, will not constitute a revocation of a previously given proxy. No stockholder of record may appoint more than three persons to act as his or her proxy at the USI Meeting.

          DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

                                     [LOGO]

                               14801 Quorum Drive
                            Dallas, Texas 75240-7584

                                                                    May   , 1998

Dear Shareholders:

    You are invited to attend the Special Meeting of Shareholders of Zurn Industries, Inc. ("Zurn") to be held on June 11, 1998, at 9:00 a.m., local time, at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248 (including any postponement or adjournment thereof, the "Zurn Meeting").

    At the Zurn Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 16, 1998, as amended, among Zurn, U.S. Industries, Inc. ("USI"), USI, Inc., a newly organized subsidiary of USI ("New USI"), and certain newly organized subsidiaries of New USI (the "Merger Agreement").

    The Merger Agreement contemplates, among other things, that each of Zurn and USI will be merged with a separate subsidiary of New USI (the merger involving Zurn being referred to as the "Zurn Merger," and the Zurn Merger and the merger involving USI being collectively referred to as the "Mergers"). As a result of the Mergers, (i) each of Zurn and USI will become a wholly owned subsidiary of New USI, (ii) each outstanding share of Common Stock, par value $0.50 per share, of Zurn ("Zurn Common Stock"), other than shares held in the treasury of Zurn, will be converted into the right to receive 1.6 shares of Common Stock, par value $0.01 per share, of New USI (the "Zurn Merger Consideration"), and (iii) each outstanding share of Common Stock, par value $0.01 per share, of USI, other than shares held in the treasury of USI, will be converted into one share of New USI Common Stock.

    Zurn's Board of Directors has determined that the Zurn Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Zurn and has unanimously approved the Merger Agreement. At the request of Zurn, on February 14, 1998, BT Wolfensohn, Zurn's financial advisor, delivered to the Board of Directors of Zurn a written opinion to the effect that, as of such date and based upon and subject to the matters set forth therein, the Zurn Merger Consideration was fair, from a financial point of view, to the holders of Zurn Common Stock.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ZURN VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

    Please read carefully the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus for additional information regarding the Mergers. Whether or not you plan to attend the Zurn Meeting in person, please complete, sign, date and return the enclosed proxy card or voting instruction card as soon as possible. A return envelope is provided for your convenience. You may revoke your proxy at any time before it is voted by delivering to the Secretary of Zurn at 14801 Quorum Drive, Dallas, Texas 75240-7584 (or, if by mail, P.O. Box 709001, Dallas, Texas 75370-9001),
Attention: Secretary, a signed notice of revocation or a later dated and signed proxy card or by attending the Zurn Meeting and voting in person.

                                          Sincerely,

                                                   [LOGO]

                                          Robert R. Womack
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

            DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

                             ZURN INDUSTRIES, INC.

                               14801 QUORUM DRIVE
                            DALLAS, TEXAS 75240-7584
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 11, 1998
                            ------------------------

To the Shareholders:

    Notice is hereby given that a Special Meeting of Shareholders of Zurn Industries, Inc. ("Zurn") is to be held on June 11, 1998, at 9:00 a.m., local time, at the Addison Conference and Theatre Center, 15650 Addison Road, Addison, Texas 75248 (including any postponement or adjournment thereof, the "Zurn Meeting") for the following purpose:

        To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 16, 1998, as amended, among Zurn, U.S. Industries, Inc. ("USI"), a newly organized subsidiary of USI ("New USI"), and certain newly organized subsidiaries of New USI (the "Merger Agreement").

    Please read the accompanying Joint Proxy Statement/Prospectus carefully. The Joint Proxy Statement/ Prospectus and the Appendices thereto form a part of this Notice.

    The Merger Agreement contemplates, among other things, that each of Zurn and USI will be merged with a separate subsidiary of New USI (the merger involving Zurn being referred to as the "Zurn Merger," and the Zurn Merger and the merger involving USI being collectively referred to as the "Mergers"). As a result of the Mergers, (i) each of Zurn and USI will become a wholly owned subsidiary of New USI, (ii) each outstanding share of Common Stock, par value $0.50 per share, of Zurn, other than shares held in the treasury of Zurn, will be converted into the right to receive 1.6 shares of Common Stock, par value $0.01 per share, of New USI ("New USI Common Stock"), and (iii) each outstanding share of Common Stock, par value $0.01 per share, of USI, other than shares held in the treasury of USI, will be converted into one share of New USI Common Stock.

    Upon consummation of the Mergers, New USI will be renamed "U.S. Industries, Inc." The terms of the Merger Agreement and the New USI Common Stock to be issued in connection therewith are described in detail in the accompanying Joint Proxy Statement/Prospectus.

    Only shareholders of record at the close of business on May 8, 1998 are entitled to notice of and to vote at the Zurn Meeting.

    Whether or not you plan to attend the Zurn Meeting in person, please complete, sign, date and return the enclosed proxy card or voting instruction card as soon as possible. A return envelope is provided for your convenience.

    You may revoke your proxy at any time before it is voted by delivering to the Secretary of Zurn at 14801 Quorum Drive, Dallas, Texas 75240-7584 (or, if by mail, P.O. Box 709001, Dallas, Texas 75370-9001), Attention: Secretary, a signed notice of revocation or a later dated signed proxy card or by attending the Zurn Meeting and voting in person.

                                          By Order of the Board of Directors

                                                         [LOGO]

                                          George W. Hanthorn
                                          VICE PRESIDENT, GENERAL
                                          COUNSEL AND SECRETARY

Dallas, Texas
May   , 1998

            DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

                     [LOGO]                                                                [LOGO]

                             JOINT PROXY STATEMENT

         FOR A SPECIAL MEETING OF                               FOR A SPECIAL MEETING OF
  STOCKHOLDERS OF U.S. INDUSTRIES, INC.        AND       SHAREHOLDERS OF ZURN INDUSTRIES, INC.
       TO BE HELD ON JUNE 11, 1998                            TO BE HELD ON JUNE 11, 1998

                                   USI, INC.
  (TO BE RENAMED "U.S. INDUSTRIES, INC." UPON CONSUMMATION OF THE TRANSACTIONS
                               DESCRIBED HEREIN)

                                   PROSPECTUS
                             ---------------------

    This Joint Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $.01 per share ("USI Common Stock"), of U.S. Industries, Inc., a Delaware corporation ("USI"), and to holders of Common Stock, par value $.50 per share ("Zurn Common Stock"), of Zurn Industries, Inc., a Pennsylvania corporation ("Zurn"), in connection with the solicitation of proxies by the respective Boards of Directors of USI (the "USI Board") and Zurn (the "Zurn Board") for use at their respective special meetings of stockholders, and at any adjournment or postponement thereof (each, a "Special Meeting" and collectively, the "Special Meetings").

    The Special Meeting of USI's stockholders (the "USI Meeting") has been called to consider and vote upon (i) a proposal (the "Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of February 16, 1998, as amended (the "Merger Agreement"), among USI, Zurn, USI, Inc., a Delaware corporation and currently a wholly owned subsidiary of USI ("New USI"), Blue Merger Corp., a Delaware corporation and a wholly owned subsidiary of New USI ("Blue Merger Corp."), and Zoro Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of New USI ("Zoro Merger Corp.") and (ii) a proposal (the "Plan Proposal") to approve Amendment Number One to the U.S. Industries, Inc. 1997 Restricted Stock Plan (the "Amendment"). The Special Meeting of Zurn's shareholders (the "Zurn Meeting") has been called to consider and vote upon the Merger Proposal.

    This Joint Proxy Statement/Prospectus constitutes the prospectus of New USI with respect to the offering of approximately 103 million shares of Common Stock, par value $.01 per share ("New USI Common Stock"), in connection with the Transaction, as described below.

    Pursuant to the Merger Agreement, Blue Merger Corp. will be merged with and into USI (the "USI Merger") and Zoro Merger Corp. will be merged with and into Zurn (the "Zurn Merger" and, together with the USI Merger, the "Mergers"). In the USI Merger, each outstanding share of USI Common Stock, other than shares held in the treasury of USI, will be converted into one share of New USI Common Stock, and in the Zurn Merger, each outstanding share of Zurn Common Stock, other than shares held in the treasury of Zurn, will be converted into the right to receive 1.6 shares of New USI Common Stock (the "Zurn Merger Consideration"). The transactions contemplated by the Merger Agreement, including the USI Merger and the Zurn Merger, are collectively referred to herein as the "Transaction."

    As a result of the Transaction, (i) USI and Zurn will each become a wholly owned subsidiary of New USI and (ii) former stockholders of USI and former shareholders of Zurn will become stockholders of New USI. Upon consummation of the Transaction, New USI will be renamed "U.S. Industries, Inc."

    SEE "RISK FACTORS" BEGINNING ON PAGE 22 OF THIS JOINT PROXY
STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF ZURN COMMON STOCK AND HOLDERS OF USI COMMON STOCK IN DETERMINING HOW TO VOTE WITH RESPECT TO THE MERGER PROPOSAL.

    THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY
STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This Joint Proxy Statement/Prospectus and accompanying forms of proxy and voting instructions are first being mailed to the stockholders of USI and the shareholders of Zurn on or about May 13, 1998.

       The date of this Joint Proxy Statement/Prospectus is May 11, 1998.

                             AVAILABLE INFORMATION

    USI and Zurn are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The USI Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"), and such materials relating to USI may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Zurn Common Stock is listed on the NYSE and the Pacific Exchange, Inc. (the "PSE"), and such material relating to Zurn may also be inspected at the offices of the NYSE and at the offices of the PSE, 115 Sansome Street, 2nd Floor, San Francisco, California 94104. After consummation of the Transaction, USI and Zurn are not expected to file reports, proxy statements or other information with the Commission. Instead, such information will be provided, to the extent required, in filings made by New USI, the common stock of which has been approved for listing on the NYSE, subject to official notice of issuance.

    New USI has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of New USI Common Stock that will be issued to former holders of USI Common Stock and former holders of Zurn Common Stock upon consummation of the Transaction. See "The Merger Agreement--Conversion of USI Common Stock" and "--Conversion of Zurn Common Stock." This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Joint Proxy Statement/ Prospectus or in any document incorporated into this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.
                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF USI OR ZURN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by USI with the Commission under the Exchange Act are incorporated herein by reference:

        (a) USI's Annual Report on Form 10-K for the year ended September 30,
    1997, as amended by a Form 10-K/A (Amendment No. 1) dated May   , 1998 (the
    "USI Form 10-K");

        (b) USI's Quarterly Report on Form 10-Q for the quarter ended December
    31, 1997, as amended by a Form 10-Q/A (Amendment No. 1) dated May   , 1998
    (the "USI Form 10-Q"); and

        (c) USI's Current Reports on Form 8-K dated December 18, 1997 and February 18, 1998 (the "USI Form 8-Ks" and, collectively with the USI Form 10-K and the USI Form 10-Q, the "USI Reports").

    The following documents previously filed by Zurn with the Commission under the Exchange Act are incorporated herein by reference:

        (a) Zurn's Annual Report on Form 10-K for the year ended March 31, 1997 (the "Zurn Form 10-K");

        (b) Zurn's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 (the "Zurn Form 10-Qs"); and

        (c) Zurn's Current Reports on Form 8-K/A dated April 7, 1997, and on Form 8-K dated January 30, 1998 and February 16, 1998 (the "Zurn Form 8-Ks" and, collectively with the Zurn Form 10-K and the Zurn Form 10-Q, the "Zurn Reports").

    All documents filed by USI or Zurn pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy
Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to USI, New USI, Blue Merger Corp. and Zoro Merger Corp. has been supplied by USI and all such information relating to Zurn has been supplied by Zurn.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO USI, FROM U.S. INDUSTRIES, INC., 101 WOOD AVENUE SOUTH, P.O. BOX 169, ISELIN, NEW JERSEY 08830-0169, ATTENTION: INVESTOR RELATIONS; TELEPHONE NUMBER (732) 767-2254, AND IN THE CASE OF DOCUMENTS RELATING TO ZURN, FROM ZURN INDUSTRIES, INC., 14801 QUORUM DRIVE, DALLAS, TEXAS 75240 (OR, IF BY MAIL, P.O. BOX 709001, DALLAS, TEXAS 75370-9001), ATTENTION:
INVESTOR RELATIONS; TELEPHONE NUMBER (972) 560-2000. IN ORDER TO ENSURE TIMELY
DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY JUNE   , 1998.

                               TABLE OF CONTENTS

                                                                                                                PAGE
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
AVAILABLE INFORMATION......................................................................................           2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           3
TABLE OF CONTENTS..........................................................................................           4
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS............................................................           5
SUMMARY....................................................................................................           7
RISK FACTORS...............................................................................................          22
THE SPECIAL MEETINGS.......................................................................................          25
  Times and Places; Purposes...............................................................................          25
  Voting Rights; Votes Required for Approval...............................................................          25
  Proxies..................................................................................................          26
THE TRANSACTION............................................................................................          28
  General..................................................................................................          28
  Background...............................................................................................          28
  Recommendation of the USI Board;
    USI's Reasons for the Transaction......................................................................          30
  Recommendation of the Zurn Board;
    Zurn's Reasons for the Transaction.....................................................................          31
  Opinion of USI's Financial Advisor.......................................................................          33
  Opinion of Zurn's Financial Advisor......................................................................          38
  Purpose and Certain Effects of the Transaction...........................................................          43
  Interests of Certain Persons in the Transaction..........................................................          43
  United States Federal Income Tax Consequences............................................................          49
  Accounting Treatment.....................................................................................          50
  Certain Fees and Expenses................................................................................          51
  Regulatory Approvals.....................................................................................          51
  Stock Exchange Listing...................................................................................          52
  Federal Securities Laws Consequences.....................................................................          52
  Absence of Appraisal and Dissenters' Rights..............................................................          52
THE MERGER AGREEMENT.......................................................................................          53
  The Mergers..............................................................................................          53
  Conversion of USI Common Stock...........................................................................          53
  Conversion of Zurn Common Stock..........................................................................          53
  Treatment of Options.....................................................................................          54
  Representations and Warranties...........................................................................          54
  Certain Covenants........................................................................................          54
  Conditions to the Mergers................................................................................          58
  Termination of the Merger Agreement......................................................................          58
  Effects of Termination...................................................................................          59
THE STOCK OPTION AGREEMENT.................................................................................          60
AMENDMENT NUMBER ONE TO THE U.S. INDUSTRIES, INC. 1997 RESTRICTED STOCK PLAN...............................          62
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................................................          63
BUSINESS OF USI, ZURN AND NEW USI..........................................................................          72
  USI......................................................................................................          72
  Zurn.....................................................................................................          72
  New USI..................................................................................................          72
MANAGEMENT OF NEW USI......................................................................................          72
  Directors................................................................................................          72
  Compensation of Directors................................................................................          74
  Executive Officers.......................................................................................          75
  Compensation of Executive Officers.......................................................................          76
DESCRIPTION OF NEW USI CAPITAL STOCK.......................................................................          77
  Authorized Capital Stock.................................................................................          77
  New USI Common Stock.....................................................................................          77

                                                                                                                PAGE
                                                                                                                -----
  New USI Preferred Stock..................................................................................          77
OWNERSHIP OF NEW USI COMMON STOCK..........................................................................          77
  Security Ownership of Directors and Executive Officers...................................................          77
  Security Ownership of Certain Beneficial Owners..........................................................          79
COMPARISON OF RIGHTS OF STOCKHOLDERS OF NEW USI AND USI....................................................          80
COMPARISON OF RIGHTS OF STOCKHOLDERS OF NEW USI AND SHAREHOLDERS OF ZURN...................................          80
  Dividend Rights..........................................................................................          80
  Directors and Officers...................................................................................          80
  Fiduciary Duties of Directors............................................................................          81
  Liability of Directors...................................................................................          82
  Indemnification of Directors and Officers................................................................          82
  Annual Meetings..........................................................................................          83
  Special Meetings.........................................................................................          83
  Action of Shareholders Without a Meeting.................................................................          83
  Shareholders' Proposals..................................................................................          83
  Charter Amendments.......................................................................................          84
  Amendments to By-Laws....................................................................................          84
  Mergers and Major Transactions...........................................................................          84
  Dissenters' Rights of Appraisal..........................................................................          85
  Anti-Takeover Provisions.................................................................................          86
  Dissolution..............................................................................................          88
LEGAL MATTERS..............................................................................................          88
EXPERTS....................................................................................................          88
STOCKHOLDER PROPOSALS......................................................................................          89
Appendix A-1 -- Merger Agreement
Appendix A-2 -- Stock Option Agreement
Appendix B-1 -- Amended and Restated Certificate of Incorporation of New USI
Appendix B-2 --Amended and Restated By-Laws of New USI
Appendix C-1 -- Opinion of Credit Suisse First Boston Corporation
Appendix C-2 -- Opinion of BT Wolfensohn
Appendix D-1 -- Financial Statements of USI, Inc.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON THE BELIEFS OF USI AND ZURN. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, (I) MANAGEMENT ESTIMATES OF COST SAVINGS AND SYNERGIES TO RESULT FROM THE TRANSACTION AND PROJECTED RESULTS OF OPERATIONS OF USI AND ZURN PROVIDED TO THEIR RESPECTIVE FINANCIAL ADVISORS AND SET FORTH UNDER "THE TRANSACTION -- RECOMMENDATION OF THE USI BOARD; USI'S REASONS FOR THE TRANSACTION," "-- RECOMMENDATION OF THE ZURN BOARD; ZURN'S REASONS FOR THE TRANSACTION," "-- OPINION OF USI'S FINANCIAL ADVISOR" AND "-- OPINION OF ZURN'S FINANCIAL ADVISOR," (II) STATEMENTS PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS AND (III) ALL OTHER STATEMENTS THAT ARE NOT HISTORICAL FACT. READERS ARE CAUTIONED THAT VARIOUS ECONOMIC AND COMPETITIVE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS, INCLUDING FACTORS WHICH ARE OUTSIDE THE CONTROL OF USI, ZURN AND NEW USI, SUCH AS INTEREST RATES, FOREIGN CURRENCY EXCHANGE RATES, CONSUMER SPENDING PATTERNS, AVAILABILITY OF CONSUMER CREDIT, LEVELS OF RESIDENTIAL AND COMMERCIAL CONSTRUCTION, LEVELS OF AUTOMOTIVE PRODUCTION AND CHANGES IN RAW MATERIAL COSTS, ALONG WITH THE OTHER FACTORS

NOTED IN "RISK FACTORS" BELOW AND IN THE USI REPORTS AND THE ZURN REPORTS WITH RESPECT TO EACH COMPANY'S RESPECTIVE BUSINESSES.

    IN ADDITION, INFORMATION CONTAINED HEREIN CONCERNING THE PROJECTED RESULTS OF OPERATIONS OF USI AND ZURN WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE, USE IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, NOR WERE THEY PREPARED IN ACCORDANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FOR PREPARATION AND PRESENTATION OF FINANCIAL PROJECTIONS. SUCH PROJECTED INFORMATION IS DISCLOSED HEREIN ONLY BECAUSE IT WAS PROVIDED TO THE FINANCIAL ADVISORS OF USI AND ZURN, WHO RELIED UPON SUCH PROJECTED INFORMATION IN CONNECTION WITH THEIR RESPECTIVE ANALYSES OF THE TRANSACTIONS AND OPINIONS AS TO THE FAIRNESS OF THE ZURN EXCHANGE RATIO. USI AND ZURN DO NOT EXPECT TO, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED PROJECTED FINANCIAL INFORMATION (WHETHER OR NOT SUCH INFORMATION CEASES TO HAVE A REASONABLE BASIS IN LIGHT OF EVENTS OR DEVELOPMENTS OCCURRING AFTER THE DATE OF THE PREPARATION OF SUCH INFORMATION). IN LIGHT OF THE FOREGOING, STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE MANAGEMENT ESTIMATES AND PROJECTIONS IDENTIFIED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS INTENDED TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE OR OTHERWISE REFERRED TO HEREIN. STOCKHOLDERS OF USI AND SHAREHOLDERS OF ZURN ARE URGED TO REVIEW THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING SUCH APPENDICES AND SUCH OTHER DOCUMENTS.

INTRODUCTION AND OVERVIEW OF THE TRANSACTION

    PURPOSE AND EFFECT OF THE TRANSACTION. The purpose of the Transaction is to combine USI and Zurn. As a result of the Transaction (i) USI and Zurn will each become a wholly owned subsidiary of New USI and (ii) former stockholders of USI collectively will hold approximately 79% (approximately 78% on a fully diluted basis and treating option holders as former stockholders) and former shareholders of Zurn collectively will hold approximately 21% (approximately 22% on a fully diluted basis and treating option holders as former shareholders) of the issued and outstanding shares of New USI Common Stock. Upon consummation of the Transaction, New USI will be renamed "U.S. Industries, Inc."

    CONSIDERATION TO BE RECEIVED IN THE MERGERS. In the Mergers, (i) each outstanding share of USI Common Stock, other than shares held in the treasury of USI, will be converted into one share of New USI Common Stock and (ii) each outstanding share of Zurn Common Stock, other than shares held in the treasury of Zurn, will be converted into the right to receive the Zurn Merger Consideration. For a description of the New USI Common Stock, see "Description of New USI Common Stock." For a summary of the principal differences between the rights of holders of Zurn Common Stock and holders of New USI Common Stock, see "Comparison of Rights of Stockholders of New USI and Shareholders of Zurn."

    APPROVAL OF THE MERGERS BY STOCKHOLDERS OF USI AND SHAREHOLDERS OF
ZURN. Under the Amended and Restated Certificate of Incorporation of USI (the "USI Charter") and the Delaware General Corporation Law (the "DGCL"), the USI Merger must be approved by the affirmative vote of the holders of a majority of the then outstanding shares of USI Common Stock entitled to vote thereon. Under the Articles of Incorporation of Zurn (the "Zurn Charter") and the Pennsylvania Business Corporation Law (the "PBCL"), the Merger Proposal must be approved by the affirmative vote of a majority of the votes cast by holders of Zurn Common Stock entitled to vote thereon at the Zurn Meeting.

    USI OPTION. Upon the occurrence of the events that trigger the payment by Zurn of a termination fee to USI (see "The Merger Agreement--Effects of Termination"), an option to purchase up to a number of shares of Zurn Common Stock that equals 10.1% of the issued and outstanding shares of Zurn Common Stock, granted to USI by Zurn, will become exercisable by USI. See "The Stock Option Agreement."

    STOCKHOLDERS OF USI AND SHAREHOLDERS OF ZURN ARE URGED TO REVIEW CAREFULLY THE DESCRIPTIONS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT SET FORTH UNDER "THE MERGER AGREEMENT" AND "THE STOCK OPTION AGREEMENT." Copies of the Merger Agreement and the Stock Option Agreement are attached hereto as Appendices A-1 and A-2, respectively, and are incorporated herein by reference.

    The diagrams set forth below illustrate the ownership of New USI, USI and Zurn both before and after consummation of the Transaction.

                        OWNERSHIP BEFORE THE TRANSACTION

                                     [LOGO]

                        OWNERSHIP AFTER THE TRANSACTION

                                     [LOGO]

THE PLAN PROPOSAL

    The Amendment provides, among other things, for (i) an increase of 350,000 in the number of shares of USI Common Stock available for awards under the U.S. Industries, Inc. 1997 Restricted Stock Plan (the "USI Restricted Stock Plan") and (ii) a pre-established alternative schedule for the vesting of restricted stock awarded under the plan (3, 5 and 7 years after the award). The Amendment will only become effective if it is approved by the stockholders of USI and the Transaction is consummated. Upon consummation of the Transaction, New USI will assume sponsorship of the plan, as amended. The primary purpose of the increase in the number of shares available for awards under the plan is to allow for grants of restricted New USI Common Stock to key Zurn executives following consummation of the Transaction. See "The Plan Proposal."

THE COMPANIES
  U.S. Industries, Inc.......  USI is a diversified industrial management corporation with
    101 Wood Avenue South      fiscal 1997 revenues of approximately $2.3 billion. Its
    P.O. Box 169                 companies include such well-known businesses as Jacuzzi,
    Iselin, New Jersey           Ames garden tools, Ertl toys, Rexair vacuum cleaners,
    08830-0169                   Lighting Corporation of America, EJ Footwear and Garden
    (732) 767-2254               State Tanning. USI has been an independent, publicly owned company since May 31, 1995, when Hanson PLC ("Hanson"), to effect the demerger (i.e., spin-off) of USI (the
                                 "Demerger"), paid a dividend to its shareholders
                                 consisting of all of the then outstanding shares of USI
                                 Common Stock.
  Zurn Industries, Inc.......  Zurn's management believes that Zurn is an industry leader
    14801 Quorum Drive         in manufacturing and marketing plumbing and, through its
    Dallas, Texas 75240-7584     wholly owned subsidiary Eljer Industries, Inc. ("Eljer"),
    (972) 560-2000               bath products. Zurn also produces heating, ventilating and air conditioning (HVAC) products and fire protection
                                 systems, and provides water resource construction
                                 services.
  USI, Inc...................  New USI is currently a wholly owned subsidiary of USI that
    101 Wood Avenue South      has not conducted any business activities except in
    P.O. Box 169                 connection with the Transaction. As a result of the
    Iselin, New Jersey           Transaction, USI and Zurn will each become a wholly owned
    08830-0169                   subsidiary of New USI. Accordingly, the business of New
    (732) 767-2254               USI will be the businesses currently conducted by USI and
                                 Zurn. Upon consummation of the Transaction, New USI will
                                 be renamed "U.S. Industries, Inc."
THE USI MEETING
  Time, Place and Date.......  The USI Meeting will be held at The Brunswick Hilton and
                               Towers, Three Tower Center Boulevard at Tower Center, at
                                 Exit 9, New Jersey Turnpike, East Brunswick, New Jersey
                                 08816 on June 11, 1998, starting at 9:00 a.m., local time.
  Record Date, Shares
    Entitled to Vote.........  Holders of record of shares of USI Common Stock, at the close of business on May 8, 1998 (the "USI Record Date"),
                                 are entitled to notice of and to vote at the USI Meeting.
                                 At the close of business on the USI Record Date, there
                                 were           shares of USI Common Stock outstanding and
                                 entitled to vote. Each share of USI Common Stock is
                                 entitled to one vote at the USI Meeting.
  Approval of the Merger
    Proposal.................  Under the USI Charter and the DGCL, the affirmative vote of the holders of a majority of the then outstanding shares of
                                 USI Common Stock entitled to vote thereon is required to
                                 approve the Merger Proposal.

  Approval of the Plan
    Proposal.................  Under the USI Charter and the DGCL, the affirmative vote of the holders of a majority of the then outstanding shares of
                                 USI Common Stock entitled to vote thereon which are
                                 present in person or represented by proxy at the USI
                                 Meeting is required to approve the Plan Proposal.
  Recommendations of the USI
    Board....................  The USI Board has unanimously approved the Merger Agreement and the Stock Option Agreement and determined that the USI
                                 Merger and the other transactions contemplated by the
                                 Merger Agreement are in the best interests of the
                                 stockholders of USI. The USI Board has unanimously
                                 approved the adoption of the Amendment, subject to the
                                 approval of the stockholders of USI and consummation of
                                 the Transaction. The USI Board unanimously

                                 recommends that stockholders of USI vote FOR the Merger
                                 Proposal and FOR the Plan Proposal. See "The Transaction--
                                 Recommendation of the USI Board; USI's Reasons for the
                                 Transaction" and "The Plan Proposal."
  Opinion of Financial
    Advisor to USI...........  USI has received the written opinion, dated February 14,
                               1998, (the "CSFB Opinion"), of Credit Suisse First Boston
                                 Corporation ("CSFB"), USI's financial advisor, that, as of such date and based upon and subject to the matters set
                                 forth therein, the ratio contemplated by the Merger
                                 Agreement for the exchange of New USI Common Stock for
                                 Zurn Common Stock (the "Zurn Exchange Ratio") was fair to
                                 USI from a financial point of view. The full text of the
                                 CSFB Opinion is attached hereto as Appendix C-1 and should be read carefully in its entirety by USI stockholders. The
                                 CSFB Opinion is directed only to the matters set forth
                                 therein and does not constitute a recommendation to any
                                 USI stockholder as to whether such USI stockholder should
                                 vote to approve the Merger Proposal. USI has agreed to pay a fee to CSFB for its services in connection with the
                                 Transaction, a significant portion of which is contingent
                                 upon consummation of the Transaction. For information on
                                 the procedures followed, assumptions made, matters
                                 considered and limitations on the review undertaken by
                                 CSFB, see "The Transaction--Opinion of USI's Financial
                                 Advisor."
THE ZURN MEETING
  Time, Place and Date.......  The Zurn Meeting will be held at the Addison Conference and
                                 Theatre Centre, 15650 Addison Road, Addison, Texas 75248
                                 on June 11, 1998, starting at 9:00 a.m., local time.
  Record Date, Shares
    Entitled to Vote.........  Holders of record of Zurn Common Stock at the close of business on May 8, 1998 (the "Zurn Record Date"), are
                                 entitled to notice of and to vote at the Zurn Meeting. At
                                 the close of business on the Zurn Record Date, there were
                                 12,785,150 shares of Zurn Common Stock outstanding and
                                 entitled to vote. Each share of Zurn Common Stock is
                                 entitled to one vote at the Zurn Meeting.
  Approval of the Merger
    Proposal.................  Under the Zurn Charter and the PBCL, the affirmative vote of a majority of the votes cast by holders of Zurn Common Stock entitled to vote thereon at the Zurn Meeting is required
                                 to approve the Merger Proposal.
  Recommendation of the Zurn
    Board....................  The Zurn Board has unanimously approved the Merger Agreement and the Stock Option Agreement and determined that the
                                 Zurn Merger and the other transactions contemplated by the
                                 Merger Agreement are in the best interests of Zurn. The
                                 Zurn Board unanimously recommends that shareholders of
                                 Zurn vote FOR the Merger Proposal. See "The
                                 Transaction--Background" and "--Recommendation of the Zurn
                                 Board; Zurn's Reasons for the Transaction."
  Opinion of Financial
    Advisor to Zurn..........  The Zurn Board has received the written opinion, dated
                               February 14, 1998, of BT Wolfensohn, Zurn's financial
                                 advisor, to the effect that, as of such date and based
                                 upon and subject to the assumptions and other matters set
                                 forth therein, the Zurn Merger Consideration was fair from a financial point of view to holders of Zurn Common

                                 Stock (the "BT Wolfensohn Opinion"). The full text of the
                                 BT Wolfensohn Opinion, which sets forth the assumptions
                                 made and matters considered, is attached hereto as
                                 Appendix C-2 and should be read carefully in its entirety
                                 by Zurn shareholders. The BT Wolfensohn Opinion was
                                 provided to assist the Zurn Board in connection with its
                                 consideration of the Transaction and does not constitute a recommendation to any holder of Zurn Common Stock as to
                                 how to vote with respect to the Merger Proposal. Zurn has
                                 agreed to pay a fee to BT Wolfensohn for its services in
                                 connection with the Transaction, a significant portion of
                                 which is contingent upon consummation of the Transaction.
                                 For information on the assumptions made, matters
                                 considered and limits of the review undertaken by BT
                                 Wolfensohn, see "The Transaction--Opinion of Zurn's
                                 Financial Advisor."
THE TRANSACTION
  Purpose....................  The purpose of the Transaction is to combine USI and Zurn.
                               Upon consummation of the Transaction, New USI intends to
                                 combine USI's Jacuzzi bath products operations with Zurn's plumbing and bath products operations to form a new
                                 division, USI Plumbing and Bath Products Company. USI's
                                 management believes that the new division will be one of
                                 the leading plumbing and bath products companies in North
                                 America, with annual revenues of approximately $1.1
                                 billion. See "Business of New USI."
  Effect Upon USI............  Upon consummation of the Mergers, Blue Merger Corp. will be merged into USI and, at the time at which each of the
                                 Mergers has become effective (the "Effective Time"), (a)
                                 each outstanding share of USI Common Stock, other than
                                 shares held in the treasury of USI, will be converted into one share of New USI Common Stock, and upon such
                                 conversion all such shares of USI Common Stock will be
                                 canceled and retired and will cease to exist, (b) shares
                                 of USI Common Stock held in the treasury of USI will be
                                 canceled and retired and will cease to exist without
                                 payment of any consideration therefor, (c) each
                                 outstanding share of common stock, par value $.01 per
                                 share, of Blue Merger Corp. will cease to exist and be
                                 converted into one share of common stock of USI, par value
                                 $.01 per share, and (d) all outstanding shares of common
                                 stock of New USI held by USI will be canceled and retired
                                 and will cease to exist, and all consideration paid in
                                 respect thereof shall be returned. As a result of the
                                 Transaction, USI will become a wholly owned subsidiary of
                                 New USI.
  Effect Upon Zurn...........  Upon consummation of the Mergers, Zoro Merger Corp. will be merged into Zurn and, at the Effective Time, (a) each
                                 outstanding share of Zurn Common Stock, other than shares
                                 held in the treasury of Zurn, will be converted into the
                                 right to receive the Zurn Merger Consideration, and upon
                                 such conversion all such shares of Zurn Common Stock will
                                 be canceled and retired and will cease to exist, (b) all
                                 shares of Zurn Common Stock held in the treasury of Zurn
                                 will be canceled and retired and will cease to exist
                                 without payment of any consideration therefor and (c) each outstanding share of common stock, par value $.01 per
                                 share, of Zoro Merger Corp. will cease to exist and be
                                 converted into one share of common stock of Zurn, par
                                 value $.50 per share. As a result of the Transaction, Zurn will become a wholly owned subsidiary of New USI.

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  Treatment of Options.......  Upon consummation of the Mergers (a) New USI will assume all
                                 Zurn stock option plans and (b) each outstanding option to purchase shares of Zurn Common Stock will be assumed by
                                 New USI and converted into an option to purchase shares of
                                 New USI Common Stock. Based on the number of such options
                                 outstanding as of May 7, 1998, such options will be
                                 exercisable in the aggregate for approximately 2,026,200
                                 shares of New USI Common Stock. Following the consummation of the Mergers, each such option to purchase New USI
                                 Common Stock will have, and will be subject to, terms and
                                 conditions as similar as practicable to those in effect
                                 immediately prior to the Effective Time, except that (a)
                                 each such option will be exercisable for that number of
                                 shares of New USI Common Stock equal to the product of the number of shares of Zurn Common Stock for which such
                                 option was exercisable immediately prior to the Effective
                                 Time and the Zurn Exchange Ratio and (b) the exercise
                                 price per share subject to such option will be equal to
                                 the exercise price per share of such option immediately
                                 prior to the Effective Time divided by the Zurn Exchange
                                 Ratio. Upon the approval by Zurn's shareholders of the
                                 Merger Proposal, all such options will become vested.
                               In addition, upon consummation of the Mergers, (a) New USI will assume the Amended U.S. Industries, Inc. Stock Option
                                 Plan and the USI Restricted Stock Plan, as amended, and
                                 (b) each option to purchase shares of USI Common Stock
                                 will be assumed by New USI and converted into an option to purchase shares of New USI Common Stock on terms and
                                 conditions as similar as practicable to those in effect
                                 immediately prior to the Effective Time. In addition, the
                                 U.S. Industries, Inc. Annual Performance Incentive Plan
                                 will be assumed by New USI. See "The Merger
                                 Agreement--Treatment of Options."
  Interests of Certain         In considering the recommendation of the Zurn Board with
    Persons..................  respect to the Merger Proposal, Zurn shareholders should be aware that certain directors and executive officers of
                                 Zurn have interests in the Transaction that are in
                                 addition to the interests of other holders of Zurn Common
                                 Stock. The directors and executive officers of Zurn will
                                 receive change in control payments of approximately $6.3
                                 million in the aggregate in connection with the
                                 Transaction. In addition, the estimated value of Zurn
                                 options held by directors and executive officers of Zurn
                                 that have vested or will vest as a result of Zurn
                                 shareholder approval of the Merger Proposal is
                                 approximately $11.2 million in the aggregate, based on the closing price of the Zurn Common Stock on the NYSE on May
                                 7, 1998. See "The Transaction-- Interests of Certain
                                 Persons in the Transaction."
                               Messrs. Robert R. Womack, Chairman and Chief Executive
                                 Officer of Zurn, Frank E. Sheeder, Group Vice President of
                                 Zurn, and John R. Mellett, Senior Vice President-Chief
                                 Financial Officer of Zurn, have agreements relating to
                                 employment with Zurn which are effective only in the event of a change in control of Zurn (as defined in the
                                 agreements). The agreements provide, in general, that if
                                 employment is terminated following a Change in Control of
                                 Zurn (as defined in the agreement) (other than a
                                 termination due to death, Disability (as defined),
                                 Retirement (as defined), by Zurn for Cause (as defined) or by the Executive for other than Good Reason (as defined)),
                                 Zurn shall pay a severance payment equal to three times
                                 current annual salary and average incentive

                                 compensation paid in the last three years of employment.
                                 Mr. Womack also has an employment agreement with Zurn that provides, among other things, a severance payment upon a
                                 termination by Zurn without Cause (as defined in the
                                 agreement) equal to one year's salary in the event he does not receive the severance payment under his agreement
                                 relating to a Change in Control of Zurn. Messrs. Womack,
                                 Sheeder and Mellett have entered into new employment
                                 agreements to serve in similar capacities as officers of
                                 USI Plumbing and Bath Products Company and Zurn. The new
                                 employment agreements provide, among other things, that
                                 (i)(a) Mr. Womack generally will receive severance equal
                                 to three times base salary and three times highest annual
                                 bonus for the previous three completed fiscal years (in
                                 addition to various other benefits) in the event of a: (x)
                                 termination by New USI without Cause or as a result of a
                                 notice of nonextension of the term by New USI, (y)
                                 termination by the Executive with Good Reason or (z)
                                 termination by Mr. Womack with or without Good Reason
                                 within 2 years after a Change in Control of New USI (as
                                 defined in the agreement) and (b) Messrs. Sheeder and
                                 Mellett generally will receive severance equal to two
                                 times base salary and two times highest annual bonus for
                                 the previous two completed fiscal years (in addition to
                                 various other benefits) in the event of a termination by
                                 New USI without Cause, a termination by the Executive for
                                 Good Reason or a nonextension of the employment term by
                                 New USI; (ii) New USI will cause the New USI Compensation
                                 Committee to grant, within 30 days after the Effective
                                 Time: (a) Messrs. Womack, Sheeder and Mellett awards of
                                 restricted New USI Common Stock with a value of $2
                                 million, $1 million and $1 million, respectively, and (b)
                                 Messrs. Sheeder and Mellett stock options to purchase the
                                 number of shares of New USI Common Stock equal to $250,000 divided by the fair market value of New USI Common Stock
                                 on the date of grant; and (iii) Messrs. Womack, Sheeder
                                 and Mellett will receive lump sum payments of
                                 approximately $3 million, $1.5 million and $1.3 million,
                                 respectively, within 10 days after the Effective Time in
                                 lieu of equivalent change in control payments under their
                                 current agreements relating to employment with Zurn. The
                                 new employment agreements for Messrs. Sheeder and Mellett
                                 provide for a base salary level which is less than each
                                 such officer currently receives from Zurn. See "The
                                 Transaction--Interests of Certain Persons in the
                                 Transaction."
  Certain United States
    Federal Income Tax
    Consequences.............  The Transaction has been structured to qualify as a non-taxable transaction under the Internal Revenue Code of
                                 1986, as amended (the "Code"). It is a condition to the
                                 obligations of each of USI and Zurn under the Merger
                                 Agreement that USI shall have received an opinion from
                                 Weil, Gotshal & Manges LLP, counsel to USI, and that Zurn
                                 shall have received an opinion from Jones, Day, Reavis &
                                 Pogue ("Jones Day"), counsel to Zurn, to the effect that
                                 no gain or loss will be recognized by USI or Zurn, as the
                                 case may be, or their respective holders of common stock
                                 in connection with the Mergers, except with respect to
                                 cash received in lieu of fractional shares by holders of
                                 Zurn Common Stock. See "The Transaction-- United States
                                 Federal Income Tax Consequences."
  Accounting Treatment.......  The Transaction is expected to be accounted for by New USI under the pooling of interests method of accounting for
                                 business

                                 combinations. It is a condition to the consummation of the
                                 Transaction that each of New USI and Zurn shall have
                                 received a letter from Ernst & Young LLP ("Ernst &
                                 Young"), stating in substance that each of the Mergers
                                 will qualify as a pooling of interests transaction under
                                 Accounting Principles Board Opinion No. 16 ("APB No. 16")
                                 and the applicable rules and regulations of the
                                 Commission. See "The Transaction--Accounting Treatment."
  Conditions to the            In addition to the approval of the stockholders of USI and
    Transaction..............  the shareholders of Zurn, the consummation of the
                                 Transaction is subject to various other conditions. See
                                 "The Merger Agreement-- Conditions to the Mergers."
  NYSE Listing...............  New USI intends to apply for listing of the New USI Common
                               Stock on the NYSE and anticipates that its shares will trade on the NYSE, upon official notice of issuance, under the
                                 symbol "USI".
  Absence of Appraisal and
    Dissenters' Rights.......  Neither holders of USI Common Stock nor holders of Zurn
                               Common Stock will be entitled to appraisal or dissenters'
                                 rights in connection with the Transaction. See "The
                                 Transaction--Absence of Appraisal and Dissenters' Rights."
  Termination of the Merger
    Agreement; Termination
    Fee and Stock Option
    Agreement................  The Merger Agreement may be terminated prior to the
                               Effective Time (a) by mutual written consent of USI and
                                 Zurn, (b) by either USI or Zurn under certain
                                 circumstances, including (i) if the Mergers are not
                                 consummated on or before July 31, 1998, (ii) for breach of a material representation, warranty or covenant by the
                                 non-terminating party if such breach has not been cured
                                 within 15 days of notice thereof (in the case of a breach
                                 of covenant) or cannot be cured by July 31, 1998 (in the
                                 case of a breach of representation or warranty), (iii) if
                                 the Merger Proposal is not approved at either of the
                                 Special Meetings and (iv) if a governmental authority
                                 shall have taken action to prohibit the Transaction, (c)
                                 by USI, if the Zurn Board shall have (i) withdrawn or
                                 modified its approval of the Merger Agreement in a manner
                                 adverse to USI, or recommended or publicly proposed to
                                 recommend to Zurn shareholders any other Acquisition
                                 Proposal (as defined in the Merger Agreement) or (ii)
                                 failed to hold the Zurn Meeting under certain
                                 circumstances or (d) by Zurn in contemplation of it
                                 entering into an agreement with respect to a Superior
                                 Proposal (as defined in the Merger Agreement), provided
                                 that Zurn has provided USI with the required written
                                 notice and pays a termination fee as described under "The
                                 Merger Agreement--Effects of Termination."
                               Under certain circumstances, the Merger Agreement obligates
                                 Zurn to pay to USI a fee of $10 million if the Merger
                                 Agreement is terminated. In addition, upon the occurrence
                                 of the events that trigger the payment by Zurn of the
                                 termination fee to USI, an option to purchase up to a
                                 number of shares of Zurn Common Stock that equals 10.1% of the issued and outstanding shares of Zurn Common Stock,
                                 granted to USI by Zurn, will become exercisable by USI.
                                 See "The Stock Option Agreement."
  Certain Related              The Merger Agreement obligates USI to obtain financing to
    Financing................  pay all of the outstanding principal of and accrued interest on Zurn's existing

                                 bank credit facility at the Effective Time, anticipated to be approximately $210 million. New USI has agreed to
                                 repay, or cause to be repaid, this indebtedness prior to
                                 or concurrently with the consummation of the Transaction
                                 and intends to do so using availability under the existing credit facility (the "Credit Facility") of USI's wholly
                                 owned subsidiary, USI American Holdings, Inc. ("USIAH").
                                 New USI presently expects to refinance a portion of its
                                 borrowings under the Credit Facility with a portion of the proceeds of an offering of from $300 million to $500
                                 million in aggregate principal amount of debt securities
                                 to qualified institutional buyers in a transaction exempt
                                 from the registration requirements of the Securities Act.
                                 Such offering is presently expected to occur in the second calendar quarter of 1998 and the amount of such offering
                                 will depend on market conditions at such time.
  Risk Factors...............  See "Risk Factors" beginning on page 22 of this Joint Proxy
                                 Statement/Prospectus for a discussion of certain matters
                                 which should be carefully considered by holders of Zurn
                                 Common Stock and holders of USI Common Stock in
                                 determining how to vote with respect to the Merger
                                 Proposal, including (i) the fixed ratios provided by the
                                 Merger Agreement for the exchange of shares of Zurn Common
                                 Stock and USI Common Stock for New USI Common Stock, (ii)
                                 the risk of nonrealization of synergies and other
                                 benefits, (iii) credit availability, (iv) the interests of directors and executive officers of Zurn that are in
                                 addition to the interests of other holders of Zurn Common
                                 Stock and (v) factors which may influence the future
                                 operating results of USI, Zurn and New USI.

USI SELECTED HISTORICAL FINANCIAL INFORMATION

    The selected historical information of USI set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of USI contained in the USI Form 10-K and with the unaudited consolidated financial statements and other financial information of USI contained in the USI Form 10-Q, which are incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                   THREE MONTHS
                                                                      ENDED
                                                                   DECEMBER 31,                YEAR ENDED SEPTEMBER 30,
                                                               --------------------  --------------------------------------------
                                                                 1997       1996       1997       1996       1995(1)      1994
                                                               ---------  ---------  ---------  ---------  -----------  ---------
                                                                              (MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales....................................................  $     596  $     512  $   2,282  $   2,011   $   1,896   $   1,846
Operating income.............................................         50         50        241        206          77         176
Income (loss) from continuing operations.....................         24         21        113         82         (64)         34
Net income (loss)............................................         24         21        236        133         (89)         78
Income from continuing operations per share (2)
  Basic......................................................        .33        .29       1.55       1.09      --          --
  Diluted....................................................        .32        .28       1.50       1.06      --          --
Income from discontinued operations per share (2)
  Basic......................................................     --            .03       1.72       1.00
  Diluted....................................................     --            .03       1.65        .98
Extraordinary loss per share (2)
  Basic......................................................     --           (.03)      (.03)      (.33)
  Diluted....................................................     --           (.03)      (.03)      (.32)
Net income per share (2)
  Basic......................................................        .33        .29       3.24       1.76      --          --
  Diluted....................................................        .32        .28       3.12       1.72      --          --

DIVIDEND DATA:
Cash dividend declared per share.............................  $     .05     --      $     .05     --          --          --


                                                                 1993
                                                               ---------

STATEMENT OF OPERATIONS DATA:
Net sales....................................................  $   1,690
Operating income.............................................        134
Income (loss) from continuing operations.....................         12
Net income (loss)............................................         61
Income from continuing operations per share (2)
  Basic......................................................     --
  Diluted....................................................     --
Income from discontinued operations per share (2)
  Basic......................................................
  Diluted....................................................
Extraordinary loss per share (2)
  Basic......................................................
  Diluted....................................................
Net income per share (2)
  Basic......................................................     --
  Diluted....................................................     --
DIVIDEND DATA:
Cash dividend declared per share.............................     --

                                                                  DECEMBER 31,                     SEPTEMBER 30,
                                                              --------------------  --------------------------------------------
                                                                1997       1996       1997       1996       1995(1)      1994
                                                              ---------  ---------  ---------  ---------  -----------  ---------
                                                                             (MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $      50  $      42  $      56  $      45   $      51   $      28
Working capital.............................................        588        432        510        588         547       1,003
Net assets held for disposition.............................     --            131         10        131         297         543
Total assets................................................      2,066      1,762      1,831      1,776       1,837       2,193
Long-term debt (3)..........................................        674        592        551        717         832         985
Stockholders' equity/Invested capital.......................        798        526        705        527         412         803


                                                                1993
                                                              ---------

BALANCE SHEET DATA:
Cash and cash equivalents...................................  $      27
Working capital.............................................      1,149
Net assets held for disposition.............................        728
Total assets................................................      2,261
Long-term debt (3)..........................................        985
Stockholders' equity/Invested capital.......................        902

------------------------

(1) USI changed its accounting policy for evaluating goodwill impairment in fiscal 1995, resulting in a charge of $98 million, which affects comparability between fiscal 1995 and previous fiscal years. Prior periods have not been restated. Fiscal 1995 operating income includes charges of $2 million to close certain underutilized facilities of the lighting products operations. See Notes 11 and 12 to the Consolidated (Combined) Financial Statements contained in the USI Form 10-K, which is incorporated herein by reference.

(2) Prior to fiscal 1996, earnings per share information is not presented, as the capital structure for those periods of the businesses that comprised USI prior to the Demerger was not indicative of USI's capital structure following the Demerger. All earnings per share data has been prepared in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), which was adopted by USI on December 31, 1997. The adoption of SFAS 128 did not have a material impact on the information previously presented.

(3) Amounts in fiscal 1994 and 1993 primarily represent intercompany notes payable to Hanson.

USI RECENT RESULTS OF OPERATIONS

    USI reported income from continuing operations of $30 million, or $.39 per diluted share, for the second quarter of fiscal 1998, compared to $24 million, or $.32 per diluted share, for the comparable period of the prior year. Excluding net real estate gains, income from continuing operations was $29 million, or $.38 per diluted share, for the second quarter of fiscal 1998, compared to $24 million, or $.32 per diluted share, for the comparable period of the prior year. Net income was $30 million, or $.39 per diluted share, for the second quarter of fiscal 1998, compared to $108 million, or $1.42 per diluted share, for the second quarter of fiscal 1997. Net income in the comparable prior period included gains on the disposal of businesses and income from discontinued operations of $84 million ($1.10 per diluted share).

    Sales from continuing operations for the quarter were $690 million, compared to $549 million for the comparable period of the prior year. Operating income before corporate expenses was $67 million for the second quarter of fiscal 1998, compared to $59 million in the comparable prior period.

    Income from continuing operations for the six month period ended March 31, 1998 was $54 million ($.71 per diluted share) compared to $45 million ($.60 per diluted share) for the first six months of the prior year. Net income for the six month period ended March 31, 1998 was $54 million ($.71 per diluted share) compared to $129 million ($1.70 per diluted share) for the first six months of the prior year. Net income in the comparable prior period included gains on the disposal of businesses and income from discontinued operations of $84 million ($1.10 per diluted share).

    CONSUMER GROUP

    USI's Consumer Group, which consists of companies engaged in the manufacture and distribution of products principally used in and around the home, bath and outdoor furniture products and collectible toys, footwear products and textile products, reported sales of $376 million and operating income of $44 million for the second quarter of fiscal 1998, compared to $316 million and $42 million, respectively, in the comparable period of the prior year.

    Ames reported higher revenues and operating income due primarily to the first-time contribution of Spear & Jackson, which was acquired in November 1997. Operating results at Ames also reflect the negative impact of lower winter tool sales and lower ladder revenues. Rexair's vacuum cleaner operations were affected by continued weakness in international markets, particularly Poland and the Czech Republic, and by the anticipation of the new improved Rainbow vacuum which is scheduled to be introduced at the end of May. Ertl realized a gain on the sale of an investment in one of its suppliers which offset unexpected start-up losses at SunLite. The other consumer operations reported improved sales and operating income.

    Jacuzzi Bath Products reported higher sales for the second quarter of fiscal 1998 while operating income was modestly higher compared to the prior year. North American operations reported higher sales and profits due to the continued strength in residential construction. Results of European operations improved substantially over fiscal 1997, while operations in South America and Asia suffered from difficult local economic conditions.

    INDUSTRIAL GROUP

    The Industrial Group, which consists of companies that manufacture and distribute indoor and outdoor lighting products and products for the automotive industry and other industrial products, reported sales of $314 million and operating income of $23 million for the second quarter of fiscal 1998, compared to $233 million and $17 million, respectively, in the comparable period of the prior year.

    Lighting Corporation of America reported a substantial increase in revenues and operating income due to the contribution of recently acquired SiTeco and strong sales of architectural outdoor and residential lighting. Sales of commercial indoor fluorescent fixtures continue to be affected by intense price competition.

    The other industrial businesses experienced a substantial increase in revenues and operating income due to strong sales of leadframes, fabricated metal automotive parts and aircraft bearing refurbishments. Jade Technologies Singapore Ltd.'s recent acquisition of the Philips leadframe business contributed to the improvement. While sales of automotive leather increased significantly, poor hide quality and low scrap prices resulted in flat operating income.

ZURN SELECTED HISTORICAL FINANCIAL INFORMATION

    The selected historical financial information of Zurn set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of Zurn contained in the Zurn Form 10-K and with the unaudited consolidated financial statements and other financial information of Zurn contained in the Zurn Form 10-Q for the quarter ended December 31, 1997, which are incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                                 NINE MONTHS
                                                                    ENDED
                                                                 DECEMBER 31,                   YEAR ENDED MARCH 31,
                                                            ----------------------  --------------------------------------------
                                                              1997(1)      1996       1997(1)      1996       1995       1994
                                                            -----------  ---------  -----------  ---------  ---------  ---------
                                                                            (MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net sales.................................................   $     475   $     229   $     353   $     285  $     234  $     247
Operating income..........................................          54          23          33          28         21         20
Income from continuing operations.........................          22          17          22          22         19         13
Net income (loss).........................................          22          11           5          17          9        (14)
Income from continuing operations per share (2):
  Basic...................................................        1.74        1.37        1.78        1.74       1.52       1.08
  Diluted.................................................        1.72        1.37        1.78        1.74       1.52       1.07
Income (loss) from discontinued operations per share (2):
  Basic...................................................      --            (.52)      (1.35)       (.39)      (.77)     (2.20)
  Diluted.................................................      --            (.52)      (1.35)       (.39)      (.77)     (2.18)
Net income (loss) per share (2):
  Basic...................................................        1.74         .85         .43        1.35        .75      (1.12)
  Diluted.................................................        1.72         .85         .43        1.35        .75      (1.11)

DIVIDEND DATA:
Cash dividend declared per share..........................   $     .30   $     .30   $     .40   $     .40  $     .88  $     .88


                                                              1993
                                                            ---------

STATEMENT OF OPERATIONS DATA:
Net sales.................................................  $     244
Operating income..........................................         23
Income from continuing operations.........................         20
Net income (loss).........................................         27
Income from continuing operations per share (2):
  Basic...................................................       1.64
  Diluted.................................................       1.63
Income (loss) from discontinued operations per share (2):
  Basic...................................................        .57
  Diluted.................................................        .56
Net income (loss) per share (2):
  Basic...................................................       2.21
  Diluted.................................................       2.19
DIVIDEND DATA:
Cash dividend declared per share..........................  $     .88

                                                                 DECEMBER 31,                        MARCH 31,
                                                            ----------------------  --------------------------------------------
                                                              1997(1)      1996       1997(1)      1996       1995       1994
                                                            -----------  ---------  -----------  ---------  ---------  ---------
                                                                            (MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Cash and cash equivalents.................................   $      11   $      50   $      12   $      16  $       6  $       4
Working capital...........................................          99         188         108         174        156        161
Total assets..............................................         703         345         726         395        415        448
Long-term debt............................................         130           6         161           7         10         11
Shareholders' equity......................................         256         238         231         231        219        222


                                                              1993
                                                            ---------

BALANCE SHEET DATA:
Cash and cash equivalents.................................  $      25
Working capital...........................................        184
Total assets..............................................        490
Long-term debt............................................         19
Shareholders' equity......................................        249

------------------------

(1) Includes Eljer following its acquisition by Zurn in January 1997.

(2) All earnings per share data has been prepared in accordance with SFAS 128. The adoption by Zurn of SFAS 128 in the quarter ended December 31, 1997 did not affect previously reported net income per share (diluted) for any prior period presented herein by more than $.01 per share.

NEW USI SELECTED PRO FORMA FINANCIAL INFORMATION

    The unaudited selected pro forma combined financial data for each year in the three-year period ended September 30, 1997 and for the three months ended December 31, 1997 and 1996 gives effect to the Transaction under the pooling of interests method of accounting and reflects certain assumptions described in the notes to the unaudited pro forma combined financial statements included elsewhere herein. Pro forma basic (and diluted) per share amounts reflect pro forma weighted average shares of common stock (and equivalents) assuming the conversion of each outstanding share of Zurn Common Stock (and each Zurn Common Stock equivalent) into 1.6 shares of New USI Common Stock (and New USI Common Stock equivalents). The selected pro forma information set forth below is qualified in its entirety by, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Statements included herein and the historical financial information of USI and Zurn included or incorporated by reference herein. See "--USI Selected Historical Financial Information," "--Zurn Selected Historical Financial Information," "Available Information," "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Combined Financial Statements." The audited historical financial statements of New USI are attached as Appendix D-1 to this Joint Proxy Statement/Prospectus. New USI has not engaged in any activities other than in connection with the proposed Transaction, has no operating assets and has no contingent liabilities.

    The selected pro forma information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the Transaction had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results. See "Unaudited Pro Forma Combined Financial Statements."

                                                                                                          THREE MONTHS
                                                                               YEAR ENDED                    ENDED
                                                                              SEPTEMBER 30,               DECEMBER 31,
                                                                     -------------------------------  --------------------
                                                                       1997       1996       1995       1997       1996
                                                                     ---------  ---------  ---------  ---------  ---------
                                                                             (MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:

Net sales..........................................................  $   2,794  $   2,364  $   2,181  $     749  $     578
Operating income...................................................        288        239        105         68         56
Income (loss) from continuing operations...........................        137        104        (42)        31         26
Income from continuing operations per share:
  Basic............................................................       1.48       1.09         --        .33        .28
  Diluted..........................................................       1.43       1.07         --        .32        .27
Cash dividend declared per share...................................        .05         --         --        .05         --


                                                                                                    DECEMBER 31,
                                                                                                        1997
                                                                                           -------------------------------
BALANCE SHEET DATA:

Cash and cash equivalents...........................................................................  $      61
Working capital.....................................................................................        669
Total assets........................................................................................      2,769
Long-term debt......................................................................................        804
Stockholders' equity................................................................................      1,036

a) Zurn's historical income statement and balance sheet have been reclassified to be consistent with the presentation of USI's statement of operations and balance sheet.

b) Zurn has a March 31 fiscal year end. Fiscal 1997 includes the Zurn historical income information for the twelve-month period ended September 30, 1997 combined with the historical information of USI for the year then ended. Fiscal 1996 and 1995 include the historical information of USI for the years ended September 30, 1996 and 1995 combined with the historical information of Zurn for the years ended March 31, 1997 and 1996, respectively. For this reason, the unaudited pro forma combined income information for fiscal 1997 includes the following amounts attributable to Zurn that were also included in the unaudited pro forma combined statement of operations information for fiscal 1996:

Net sales............................................................       $190
Operating income.....................................................         17
Income from continuing operations....................................         10

   The unaudited selected pro forma information as of and for the three months ended December 31, 1997 and 1996 represent the combined historical information of USI and Zurn for such periods after taking into account the adjustments noted in the Unaudited Pro Forma Combined Financial Statements included elsewhere herein.

c) The cash dividends declared per share represents USI's historical cash dividends declared.

d) The statement of operations data presented in the table exclude (i) potential operating synergies and cost savings which may be achieved upon combining the companies, (ii) investment banking, legal, accounting and miscellaneous transaction costs of the Transaction, currently estimated to be $10 million on an after-tax basis, (iii) costs associated with the change-in-control benefits of certain employees, currently estimated to be $8 million on an after-tax basis and (iv) costs associated with the integration and consolidation of the companies, which are not presently estimable.

e) The balance sheet data include the $18 million impact of the costs described above in (c)(ii) and (c)(iii).

f) The following table sets forth for the period shown below the pro forma results of USI and Zurn combined operations giving effect to the acquisition of Eljer by Zurn in January 1997, in a transaction accounted for as a purchase, as if it had occurred as of the beginning of the fiscal year ended September 30, 1997. The pro forma results for the three month period ended December 31, 1997 are the same as the actual results of New USI for that period.

                                                                                  YEAR ENDED
                                                                                 SEPTEMBER 30,
                                                                                 -------------
                                                                                     1997
                                                                                 -------------
                                                                                 (IN MILLIONS,
                                                                                  EXCEPT PER
                                                                                  SHARE DATA)

Net sales......................................................................    $   2,914
Operating income...............................................................          295
Income from continuing operations..............................................          135
Income from continuing operations per share:
        Basic..................................................................    $    1.46
        Diluted................................................................         1.41

COMPARATIVE PER SHARE DATA

    Set forth below are historical earnings per share (basic and diluted), cash dividends declared and book value per share data of USI and Zurn, unaudited pro forma combined per share data of New USI and equivalent pro forma per share data of Zurn. The New USI unaudited pro forma combined data were derived by combining the historical financial information of USI and Zurn, after giving effect to the Transaction under the pooling of interests method of accounting. The unaudited equivalent Zurn pro forma per share data was calculated by multiplying the New USI unaudited pro forma combined data by the Zurn Exchange Ratio. The data set forth below should be read in conjunction with the USI and Zurn audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference." The data should also be read in conjunction with the unaudited pro forma consolidated financial information included elsewhere herein. See "Unaudited Pro Forma Combined Financial Statements."

                U.S. INDUSTRIES, INC. AND ZURN INDUSTRIES, INC.
                           COMPARATIVE PER SHARE DATA

                                                                                    YEAR                     THREE MONTHS
                                                                                    ENDED                       ENDED
                                                                                SEPTEMBER 30,                DECEMBER 31,
                                                                      ---------------------------------  --------------------
                                                                        1997       1996       1995(1)      1997       1996
                                                                      ---------  ---------  -----------  ---------  ---------
USI HISTORICAL PER COMMON SHARE FROM CONTINUING OPERATIONS (2):
  Basic Earnings....................................................  $    1.55  $    1.09   $  --       $     .33  $     .29
  Diluted Earnings..................................................       1.50       1.06      --             .32        .28
Cash dividend declared..............................................        .05     --          --             .05     --
Book value (end of period)..........................................       9.45       6.84        5.12       10.28       6.93
NEW USI PRO FORMA (UNAUDITED) COMBINED PER COMMON SHARE FROM
  CONTINUING OPERATIONS (2):
  Basic Earnings....................................................  $    1.48  $    1.09   $  --       $     .33  $     .28
  Diluted Earnings..................................................       1.43       1.07      --             .32        .27
Cash dividend declared (3)..........................................        .05     --          --             .05     --
Book value (end of period)..........................................       9.86       7.64        6.45       10.60       7.80
ZURN HISTORICAL PER COMMON SHARE FROM CONTINUING OPERATIONS (2):
  Basic Earnings....................................................  $    1.95  $    1.78   $    1.74   $     .60  $     .39
  Diluted Earnings..................................................       1.93       1.78        1.74         .59        .39
Cash dividend declared..............................................       0.40       0.40        0.40         .10        .10
Book value (end of period)..........................................      19.68      18.67       18.71       20.43      19.23
EQUIVALENT ZURN PRO FORMA (UNAUDITED) PER SHARE DATA FROM CONTINUING
  OPERATIONS (2):
  Basic Earnings....................................................  $    2.37  $    1.74   $  --       $     .53  $     .45
  Diluted Earnings..................................................       2.29       1.71      --             .51        .43
Cash dividend declared..............................................        .08     --          --             .08     --
Book value (end of period)..........................................      15.78      12.22       10.32       16.97      12.48

------------------------

(1) Prior to fiscal 1996, earnings per share information is not presented, as the capital structure of the businesses that comprised USI prior to the Demerger was not indicative of USI's capital structure following the Demerger.

(2) All earnings per share data has been prepared in accordance with SFAS 128, which was adopted on December 31, 1997. The adoption of SFAS 128 did not have a material impact on the information previously presented.

(3) The cash dividends declared per share represents USI's historical cash dividend declared.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    The USI Common Stock is listed on the NYSE under the symbol "USI."

    The Zurn Common Stock is listed on the NYSE and PSE under the symbol "ZRN."

    The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of USI Common Stock and the Zurn Common Stock on the NYSE Composite Tape, in each case based on published financial sources, and the cash dividends declared on such stock, listed for the quarter in which such dividend were declared. The price information for USI Common Stock has been adjusted to give effect to a 3-for-2 stock dividend paid on September 23, 1997.

                                                            USI COMMON STOCK                     ZURN COMMON STOCK
                                                   -----------------------------------  -----------------------------------
                                                     HIGH        LOW       DIVIDENDS      HIGH        LOW       DIVIDENDS
                                                   ---------  ---------  -------------  ---------  ---------  -------------

                                                                                 (IN DOLLARS)
CALENDAR 1996
  First Quarter..................................  $   13.83  $   11.58       --        $   23.25  $   19.38    $     .10
  Second Quarter.................................      16.33      13.58       --            21.63      19.50          .10
  Third Quarter..................................      18.17      14.50       --            22.50      18.50          .10
  Fourth Quarter.................................      22.42      17.50       --            29.00      22.13          .10
CALENDAR 1997
  First Quarter..................................      26.17      21.17       --            26.25      23.38          .10
  Second Quarter.................................      25.50      21.42       --            30.00      23.75          .10
  Third Quarter..................................      28.00      23.71    $     .05        34.63      28.06          .10
  Fourth Quarter.................................      30.56      25.38          .05        37.44      30.88          .10
CALENDAR 1998
  First Quarter..................................      30.75      26.38          .05        47.88      30.44          .10

    On February 13, 1998, the last full trading day preceding the joint public announcement by USI and Zurn of the execution of the Merger Agreement, the closing prices of USI Common Stock and Zurn Common Stock on the NYSE Composite
Tape were $27.69 and $37.06 per share, respectively. On May   , 1998, the latest
practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing prices of USI Common Stock and Zurn Common Stock on the NYSE
Composite Tape were $      and $      per share, respectively. HOLDERS OF USI
COMMON STOCK AND ZURN COMMON STOCK ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER PROPOSAL.

    New USI intends to apply for listing of the New USI Common Stock on the NYSE and anticipates that its shares will trade on the NYSE, upon official notice of issuance, under the symbol "USI." New USI is expected to maintain the same quarterly dividend policy as USI.

                                  RISK FACTORS

FIXED EXCHANGE RATIO

    Pursuant to the terms of the Merger Agreement, at the Effective Time, each outstanding share of Zurn Common Stock, other than shares held in the treasury of Zurn, will be converted into the right to receive the Zurn Merger Consideration and each outstanding share of USI Common Stock, other than shares held in the treasury of USI, will be converted into one share of New USI Common Stock. The Merger Agreement does not provide for any adjustment of the number of shares of New USI Common Stock issuable for each share of Zurn Common Stock or USI Common Stock based upon fluctuations in the price of USI Common Stock or Zurn Common Stock. Accordingly, the value of the stock consideration to be received by holders of Zurn Common Stock upon the consummation of the Transaction, and the corresponding dilution, if any, to holders of USI Common Stock, are not presently ascertainable and will depend upon the market price of New USI Common Stock at the Effective Time, which in turn will be affected by the market price of USI Common Stock at such time. If the market price of Zurn Common Stock decreases, holders of Zurn Common Stock will receive an aggregate interest in New USI which is greater than the aggregate interest in New USI that such holders would have received if the Merger Agreement provided for a downward adjustment of the Zurn Exchange Ratio based upon decreases in the price of Zurn Common Stock. On February 13, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of USI Common Stock on the NYSE Composite Tape was $27.92 per share and the closing
price of Zurn Common Stock on the NYSE was $37.06 per share. On May   , 1998
(the latest practicable date prior to the printing of this Joint Proxy Statement/Prospectus), the closing price of USI Common Stock on the NYSE Composite Tape was $
per share and the closing price of Zurn Common Stock on the NYSE was $    per
share. Holders of USI Common Stock and holders of Zurn Common Stock are urged to obtain current market quotations prior to making any decisions with respect to the Merger Proposal. The Merger Agreement does not provide USI or Zurn the right to terminate the agreement based upon fluctuations in the price of USI Common Stock or Zurn Common Stock.

RISK OF NONREALIZATION OF SYNERGIES AND OTHER BENEFITS

    The Transaction involves the integration of two companies that have previously operated independently. Among the factors considered by the USI Board and the Zurn Board in connection with their respective approvals of the Merger Agreement was the potential for cost savings and synergies that could result from the Transaction. Certain of the cases within the five analyses performed by CSFB in connection with the CSFB Opinion assumed that cost savings and synergies were not achieved. Certain of the cases (specifically, within the Discounted Cash Flow Analysis, the cases without synergies, and within the Relative Contribution Analysis, the Zurn Management Case without synergies and the revenue indicator under the Zurn Management Case with synergies) yielded ranges of implied exchange ratios which were less than the Zurn Exchange Ratio. These cases, which are components of the broader analyses performed by CSFB, indicate that USI stockholders would realize greater value from continuing to hold their USI Common Stock on a stand-alone basis than from holding New USI Common Stock on a pro forma basis and, accordingly, do not support the USI Board's recommendation. The financial analyses performed by CSFB, taken as a whole, do support the USI Board's recommendation. In addition, the CSFB presentation was one of the many factors considered by the USI Board in connection with the board's evaluation of the Transaction. See "The Transaction--Recommendation of the USI Board; USI's Reasons for the Transaction" and "--Opinion of USI's Financial Advisor." The achievement of certain cost savings and synergies is necessary to render the Transaction neutral or accretive to earnings per share for USI stockholders. However, there can be no assurance that New USI will not encounter difficulties in integrating the respective operations of USI and Zurn or that the benefits expected from such integration will be realized. In addition, the costs of such integration, which are not presently estimable, could be material. The incurrence of material costs or delays in connection with the integration of the respective operations of

USI and Zurn could have an adverse effect on the business, operating results or financial condition of New USI.

CREDIT AVAILABILITY

    Upon the approval of the Merger Proposal by Zurn's shareholders, Zurn's existing indebtedness of approximately $210 million will become due and payable. New USI has agreed pursuant to the Merger Agreement to repay, or cause to be repaid, this indebtedness prior to or concurrently with the consummation of the Transaction and intends to do so using availability under the Credit Facility of USIAH. Subsequent to this repayment, New USI will have approximately $100 million available under the Credit Facility for additional borrowing. New USI presently expects to refinance a portion of its borrowings under the Credit Facility with a portion of the proceeds of an offering of from $300 million to $500 million in aggregate principal amount of debt securities to qualified institutional buyers in a transaction exempt from the registration requirements of the Securities Act. Such offering is presently expected to occur in the second calendar quarter of 1998 and the amount of such offering will depend on market conditions at such time. In anticipation of this offering, USI has entered into interest rate protection agreements in the aggregate notional amount of $300 million, which may be less than or greater than the principal amount of notes offered. There can be no assurance that the markets for debt securities will be accessible in the future or at costs currently available to USIAH.

    The Credit Facility places restrictions on, among other things, mergers. USIAH is currently in the process of soliciting approval for the Transaction from its lenders and anticipates receiving approval shortly.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF ZURN IN THE TRANSACTION

    Certain directors and executive officers of Zurn have interests in the Transaction that are in addition to the interests of other holders of Zurn Common Stock. The directors and executive officers of Zurn will receive change in control payments of approximately $6.3 million in the aggregate in connection with the Transaction. In addition, the estimated value of Zurn options held by directors and executive officers of Zurn that have vested or will vest as a result of Zurn shareholder approval of the Merger Proposal is approximately $11.2 million in the aggregate, based on the closing price of the Zurn Common Stock on the NYSE on May 7, 1998. For more information regarding these payments and the valuation of such options, see "The Transaction--Interests of Certain Persons in the Transaction."

    Messrs. Womack, Chairman and Chief Executive Officer of Zurn, Sheeder, Group Vice President of Zurn, and Mellett, Senior Vice President--Chief Financial Officer of Zurn, have agreements relating to employment with Zurn which are effective only in the event of a change in control of Zurn (as defined in the agreements). The agreements provide, in general, that if employment is terminated following a Change in Control of Zurn (as defined in the agreement) (other than a termination due to death, Disability (as defined), Retirement (as defined), by Zurn for Cause (as defined) or by the Executive for other than Good Reason (as defined)), Zurn shall pay a severance payment equal to three times current annual salary and average incentive compensation paid in the last three years of employment. Mr. Womack also has an employment agreement with Zurn that provides, among other things, a severance payment upon a termination by Zurn without Cause (as defined in the agreement) equal to one year's salary in the event he does not receive the severance payment under his agreement relating to a Change in Control of Zurn. Messrs. Womack, Sheeder and Mellett have entered into new employment agreements to serve in similar capacities as officers of USI Plumbing and Bath Products Company and Zurn. The new employment agreements provide, among other things, that (i) (a) Mr. Womack generally will receive severance equal to three times base salary and three times highest annual bonus for the previous three completed fiscal years (in addition to various other benefits) in the event of a (x) termination by New USI without Cause or as a result of a notice of nonextension of the term by New USI, (y) termination by the Executive with Good Reason or (z) termination by Mr. Womack with or without Good Reason within 2 years after a Change in

Control of New USI (as defined in the agreement) and (b) Messrs. Sheeder and Mellett generally will receive severance equal to two times base salary and two times highest annual bonus for the previous two completed fiscal years (in addition to various other benefits) in the event of a termination by New USI without Cause, a termination by the Executive for Good Reason or a nonextension of the employment term by New USI; (ii) New USI will cause the New USI Compensation Committee to grant, within 30 days after the Effective Time: (a) Messrs. Womack, Sheeder and Mellett awards of restricted New USI Common Stock with a value of $2 million, $1 million and $1 million, respectively, and (b) Messrs. Sheeder and Mellett stock options to purchase the number of shares of New USI Common Stock equal to $250,000 divided by the fair market value of New USI Common Stock on the date of grant; and (iii) Messrs. Womack, Sheeder and Mellett will receive lump sum payments of approximately $3 million, $1.5 million and $1.3 million, respectively, within 10 days after the Effective Time in lieu of equivalent change in control payments under their current agreements relating to employment with Zurn. The new employment agreements for Messrs. Sheeder and Mellett provide for a base salary level which is less than each such officer currently receives from Zurn. See "The Transaction--Interests of Certain Persons in the Transaction."

    Directors and executive officers of USI will not receive any change in control payments or other benefits in connection with the Mergers.

FACTORS WHICH MAY INFLUENCE FUTURE OPERATING RESULTS

    Various economic and competitive factors could cause actual results of USI, Zurn and New USI to differ materially from those discussed in this Joint Proxy Statement/Prospectus, including factors which are outside the control of USI, Zurn and New USI, such as interest rates, foreign currency exchange rates, consumer spending patterns, availability of consumer credit, levels of residential and commercial construction, levels of automotive production and changes in raw material costs, along with the other factors noted in the USI Reports and the Zurn Reports with respect to each company's respective businesses. See "Disclosure Regarding Forward-Looking Statements."

                              THE SPECIAL MEETINGS

    This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) from the holders of USI Common Stock by the USI Board for use at the USI Meeting and (ii) from the holders of Zurn Common Stock by the Zurn Board for use at the Zurn Meeting.

TIMES AND PLACES; PURPOSES

    The USI Meeting is scheduled to be held at The Brunswick Hilton and Towers, Three Tower Center Boulevard at Tower Center, at Exit 9, New Jersey Turnpike, East Brunswick, New Jersey 08816, on June 11, 1998, starting at 9:00 a.m., local time. At the USI Meeting, the stockholders of USI will be asked to consider and vote on the Merger Proposal, the Plan Proposal and such other matters as may properly come before the USI Meeting.

    The Zurn Meeting is scheduled to be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on June 11, 1998, starting at 9:00 a.m., local time. At the Zurn Meeting, the shareholders of Zurn will be asked to consider and vote on the Merger Proposal and such other matters as may properly come before the Zurn Meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

    USI

    The USI Board has fixed May 8, 1998, as the USI Record Date. Only holders of record of shares of USI Common Stock at the close of business on the USI Record Date are entitled to vote at the USI Meeting. At the close of business on the
USI Record Date, there were       shares of USI Common Stock outstanding and
entitled to vote at the USI Meeting held by approximately      stockholders of
record.

    Each share of USI Common Stock entitles the holder thereof on the USI Record Date to one vote. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally is necessary to constitute a quorum at the USI Meeting. Approval of the Merger Proposal (the "USI Merger Approval") requires the affirmative vote, in person or by proxy, of the holders of a majority of the then outstanding shares of USI Common Stock entitled to vote thereon and approval of the Plan Proposal requires the affirmative vote of the holders of a majority of the then outstanding shares of USI Common Stock entitled to vote thereon which are present in person or by proxy at the USI Meeting. Shares represented by abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at the USI Meeting, but will have the effect of votes against the Merger Proposal.

    Holders of USI Common Stock are not entitled to appraisal or dissenters' rights in connection with the USI Merger. See "The Transaction--Absence of Appraisal and Dissenters' Rights."

    As of the USI Record Date, USI's directors, executive officers and their
affiliates, as a group, were entitled to vote         shares of USI Common
Stock, or approximately   % of the total number of votes entitled to be cast at
the USI Meeting.

    ZURN

    The Zurn Board has fixed May 8, 1998, as the Zurn Record Date. Only holders of record of shares of Zurn Common Stock at the close of business on the Zurn Record Date will be entitled to notice of and to vote at the Zurn Meeting. At the close of business on the Zurn Record Date, there were 12,785,150 shares of Zurn Common Stock outstanding and entitled to vote at the Zurn Meeting held by approximately 4,517 shareholders of record.

    Each share of Zurn Common Stock entitles the holder thereof to one vote. At the Zurn Meeting, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Zurn Common Stock is necessary to constitute a quorum. Approval of the Merger Proposal (the "Zurn Merger Approval") by holders of Zurn Common Stock requires the affirmative vote of a majority of the votes cast by such holders entitled to vote thereon at the Zurn Meeting. Shares represented by abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum at the Zurn Meeting, but will have no impact on the outcome of the vote on the Merger Proposal.

    Holders of Zurn Common Stock are not entitled to appraisal or dissenters' rights in connection with the Zurn Merger. See "The Transaction--Absence of Appraisal and Dissenters' Rights."

    As of the Zurn Record Date, Zurn's directors, executive officers and their affiliates, as a group, were entitled to vote 143,112 shares of Zurn Common Stock, or approximately 1.1% of the total number of votes entitled to be cast at the Zurn Meeting.

PROXIES

    USI

    All shares of USI Common Stock represented at the USI Meeting by properly executed proxies received prior to or at the USI Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the Merger Proposal and FOR the Plan Proposal. No stockholder of record may appoint more than three persons to act as his or her proxy at the USI Meeting. Any proxy marked AGAINST the Merger Proposal or the Plan Proposal will not be voted on any proposal to adjourn the USI Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of USI, at or before the taking of the vote at the USI Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of USI before the taking of the vote at the USI Meeting or (c) attending the USI Meeting and voting in person (although attendance at the USI Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent and delivered to U.S. Industries, Inc., 101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey 08830-0169, Attention: Secretary, or hand delivered to the Secretary of USI at or before the taking of the vote at the USI Meeting.

    All expenses of solicitation of proxies from USI stockholders will be borne by USI. USI will solicit proxies by mail, and USI's directors, officers and employees may also solicit proxies by telephone, telegram, facsimile or personal interview. These persons will receive no additional compensation for these services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, USI has retained Georgeson & Company Inc., at an estimated cost of $6,500, plus reimbursement of expenses, to assist in USI's solicitation of proxies from brokers, nominees, institutions and individuals. Continuing arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and USI will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

    HOLDERS OF USI COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF USI COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE USI MERGER IS CONSUMMATED, CERTIFICATES THAT, PRIOR TO CONSUMMATION OF THE USI MERGER, REPRESENTED SHARES OF USI COMMON STOCK WILL, FOLLOWING CONSUMMATION OF THE USI MERGER, REPRESENT SHARES OF NEW USI COMMON STOCK WITH NO ACTION REQUIRED ON THE PART OF THE HOLDERS OF USI COMMON STOCK.

    ZURN

    Shares of Zurn Common Stock entitled to voted at the Zurn Meeting (including any adjournment or postponement thereof) and which are represented by properly executed proxies in the form enclosed with this Joint Proxy Statement/Prospectus will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. To the extent instructions are not indicated, shares will be voted FOR the Merger Proposal. A Zurn shareholder who has given a proxy may revoke it at any time prior to its being voted at the Zurn Meeting by delivering a new duly executed proxy with a later date or by delivering a written notice of revocation to the Secretary of Zurn prior to the taking of the vote at the Zurn Meeting or by appearing and voting in person at the Zurn Meeting (although attendance at the Zurn Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent or delivered to Zurn Industries, Inc., 14801 Quorum Drive, Dallas, Texas 75240-7584 (or, if by mail, P.O. Box 709001, Dallas, Texas 75370-9001), Attention: Secretary, or hand delivered to the Secretary of Zurn prior to the taking of the vote at the Zurn Meeting.

    In addition to mailing this material to Zurn shareholders, Zurn has asked custodians, nominees and fiduciaries to forward copies to persons for whom they hold shares of Zurn Common Stock and to request authority for execution of proxies. Zurn will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. Officers and employees of Zurn may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. Zurn will pay all of its expenses in connection with the solicitation of proxies for the Zurn Meeting. In addition, Zurn has retained Morrow & Co. Inc., at an estimated cost of $7,500, plus reimbursement of expenses, to assist in Zurn's solicitation of proxies from brokers, nominees, institutions and individuals.

    HOLDERS OF ZURN COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF ZURN COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE ZURN MERGER IS CONSUMMATED, A LETTER OF TRANSMITTAL WILL BE MAILED TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES OF ZURN COMMON STOCK IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE ZURN MERGER. ZURN SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING ZURN COMMON STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN, THE LETTER OF TRANSMITTAL.

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                                THE TRANSACTION

GENERAL

    The Merger Agreement provides for a business combination between USI and Zurn in which, subject to the satisfaction of the conditions set forth therein, Blue Merger Corp. will be merged with and into USI and Zoro Merger Corp. will be merged with and into Zurn, with USI and Zurn continuing as the surviving corporations of the Mergers. At the Effective Time, each outstanding share of USI Common Stock will be converted into one share of New USI Common Stock and each outstanding share of Zurn Common Stock will be converted into the right to receive the Zurn Merger Consideration. As a result of the Mergers, the former holders of USI Common Stock collectively will hold approximately 79% (approximately 78% on a fully diluted basis and treating option holders as former stockholders) of the issued and outstanding shares of New USI Common Stock and the former holders of Zurn Common Stock collectively will hold approximately 21% (approximately 22% on a fully diluted basis and treating option holders as former shareholders) of the issued and outstanding shares of New USI Common Stock.

BACKGROUND

    On May 31, 1995, USI was demerged from Hanson and became an independent publicly owned company listed on the NYSE. During the fall of 1996, USI explored the possibility of acquiring Eljer, then an independent publicly owned company, but did not pursue the transaction as bidding progressed. In January 1997, Eljer was acquired by Zurn for $171.7 million in cash, plus the assumption of $303.2 million of liabilities.

    In August 1997, John G. Raos, the President and Chief Operating Officer of USI, contacted Scott Arbuckle, the retired Chairman and Chief Executive Officer of Eljer and a Director of Zurn, to ask him to arrange an introduction to Robert
R. Womack, the Chairman and Chief Executive Officer of Zurn. On August 18, Messrs. Raos and Womack met and discussed areas of mutual interest in the bath products industry and the possibility of USI and Zurn engaging in commercial relationships with one another. On September 15, 1997, Messrs. Raos and Womack met and again discussed the possibility of engaging in such commercial relationships. During the course of such meeting, Mr. Raos suggested that it might be desirable for Mr. Womack to meet with David H. Clarke, the Chairman and Chief Executive Officer of USI. On September 18, 1997, Messrs. Clarke and Womack met and discussed, among other things, the strategic fit of USI's Jacuzzi business and the Zurn and Eljer businesses and the possibility of combining USI and Zurn in a stock for stock merger. On September 25, Messrs. Raos and Womack and John R. Mellett, Senior Vice President and Chief Financial Officer of Zurn, held further discussions regarding a possible combination of USI and Zurn and exchanged drafts of a confidentiality and standstill agreement.

    On October 10, Mr. Womack briefed the Executive Committee of the Zurn Board with respect to USI's expression of interest in a stock for stock merger with Zurn.

    On October 13, USI and Zurn entered into a confidentiality and standstill agreement.

    On October 27, a regularly scheduled meeting of the Zurn Board was held, at which meeting Mr. Womack briefed the Zurn Board with respect to USI's expression of interest in a stock for stock merger with Zurn. In connection with such briefing and related presentations made to the Zurn Board by BT Wolfensohn and Jones Day, various strategic, financial, legal and accounting matters were reviewed with and discussed by the Zurn Board. Following discussion of the foregoing matters, the Zurn Board determined that further discussions regarding a business combination with USI were not warranted. Mr. Womack subsequently communicated the Zurn Board's determination to Mr. Clarke.

    On January 6, 1998, Mr. Raos called Mr. Womack to arrange a meeting among Messrs. Clarke, Raos and Womack.

    On January 7, Messrs. Clarke and Raos met with Mr. Womack and proposed a merger transaction involving USI and Zurn in which each share of Zurn Common Stock would be exchanged for 1.6 shares of common stock of the combined company, subject to the satisfactory completion of USI's due diligence review and the negotiation, board approval, execution and delivery of a definitive merger agreement. On the same date, USI and Zurn amended their confidentiality and standstill agreement to extend the date on which either party could demand the return of diligence materials provided by it to the other.

    On January 12, representatives of Zurn and BT Wolfensohn met with representatives of USI and CSFB to exchange and review business overviews and financial data and budgets of Zurn and USI prepared by the respective managements of Zurn and USI.

    On January 14, Zurn confirmed its previous engagement of BT Wolfensohn as Zurn's financial advisor pursuant to an engagement letter dated as of such date. On January 14, USI's and Zurn's respective audit teams commenced their due diligence procedures.

    On January 19, at a regularly scheduled meeting of the Zurn Board, Mr. Womack reviewed with the Zurn Board its prior consideration of certain information relating to a possible combination of USI and Zurn and reported to the Zurn Board that USI was interested in pursuing such a combination on the terms proposed by Messrs. Clarke and Raos to Mr. Womack on January 7. In connection with such report, BT Wolfensohn reviewed updated information as to various strategic and financial matters pertaining to a possible combination of USI and Zurn. Following discussion of the foregoing matters, the Zurn Board determined that, although Zurn was not for sale, it would be appropriate for Zurn to continue discussions with USI.

    On January 23, Messrs. Clarke, Raos and Womack met to discuss further the terms of the proposed combination of USI and Zurn, including USI's proposal that, in addition to Zurn being required in certain circumstances to pay a termination fee equal to approximately 3% of the aggregate merger consideration to be paid to holders of Zurn Common Stock, Zurn grant to USI an option that would be exercisable in certain circumstances to purchase a number of shares of Zurn Common Stock equal to 19.9% of the issued and outstanding shares of Zurn Common Stock.

    On January 26, BT Wolfensohn conducted a due diligence review at USI's executive headquarters and, on January 29, made a presentation to Messrs. Womack and Mellett with respect to the results of such review and BT Wolfensohn's financial analysis of the proposed transaction. On that date, USI executed an engagement letter confirming its previous retention of CSFB as its exclusive financial advisor in connection with the proposed transaction.

    On January 30, Mr. Womack and William E. Butler, a Director of Zurn, met with Messrs. Clarke and Raos to further discuss the terms of the proposed transaction, but were unable to reach agreement with respect to USI's requested termination fee and stock option and certain other matters relating to the proposed merger agreement (primarily involving employee compensation and benefits matters).

    From January 29 to February 3, negotiations took place among representatives of USI and its counsel Weil, Gotshal & Manges LLP, and Zurn and its counsel Jones Day, concerning the terms of the proposed merger agreement and related issues. On February 3, Mr. Womack and Mr. Raos and George H. MacLean, USI's Senior Vice President and General Counsel, met to finalize the terms of the Zurn senior management team's employment with the combined company.

    On February 3, a special meeting of the Zurn Board was held for the purpose of further considering the merger transaction proposed by USI. At such meeting,
(i) Mr. Womack reviewed the Zurn Board's previous consideration of the proposed transaction and briefed the Zurn Board as to the current state of the negotiations relating thereto, (ii) BT Wolfensohn reviewed various strategic and financial matters pertaining to the proposed transaction, including BT Wolfensohn's views as to the fairness, from a financial point of view, of the proposed merger consideration to the holders of Zurn Common Stock, and (iii) Jones Day reviewed certain legal matters, including the fiduciary duties of the Zurn Board in considering the proposed transaction, together with provisions of the proposed merger agreement. During the course of such meeting, the Zurn Board was advised that USI had been informed that certain aspects of its proposal, including its continued request for an option to purchase a number of shares of Zurn Common Stock equal to 19.9% of the issued and outstanding shares of Zurn Common Stock, were unacceptable to Zurn. Following discussion of the foregoing matters, the Zurn Board determined to consider the proposed transaction further, but to defer any action with respect thereto.

    On February 4, the USI Board met in London to discuss the draft merger agreement and the progress of the proposed transaction. Representatives of CSFB made a presentation to the USI Board regarding the valuation analyses performed by it in connection with the proposed transaction. The USI Board unanimously approved the Transaction, subject to (i) the delivery of CSFB's fairness opinion and (ii) USI obtaining an option to purchase a substantial percentage of Zurn Common Stock if Zurn terminated the merger agreement in connection with an alternative proposal. The appropriate officers of USI were authorized to continue to negotiate and execute the definitive merger agreement and related agreements.

    Messrs. Clarke, Raos and Womack spoke on February 5 to discuss the respective meetings of the USI Board and the Zurn Board. It was noted that the parties were not in agreement with respect to termination fee arrangements and Mr. Clarke advised Mr. Womack that USI would not proceed without a stock option.

    From February 5 to February 12, discussions took place among representatives of USI and Zurn with respect to outstanding issues, including USI's insistence on obtaining a stock option. As a result of these discussions, such representatives reached tentative agreement on the terms that were ultimately reflected in the Merger Agreement and the Stock Option Agreement, and Zurn's representatives agreed to submit such terms to the Zurn Board for approval.

    On February 12, CSFB delivered to USI supplemental materials relating to its valuation analyses and, on February 14, CSFB delivered the CSFB Opinion. See "--Opinion of USI's Financial Advisor."

    On February 14, a special meeting of the Zurn Board was held for the purpose of considering and acting upon the Transaction on the terms that were ultimately reflected in the Merger Agreement and the Stock Option Agreement. At Mr. Womack's request, (i) BT Wolfensohn reviewed updated information as to various strategic and financial matters pertaining to the proposed transaction and delivered BT Wolfensohn's written opinion to the effect that the Zurn Merger Consideration was fair, from a financial point of view, to the holders of Zurn Common Stock and (ii) Jones Day reviewed certain legal matters, including the principal changes in the terms of the proposed transaction documents that had been negotiated subsequent to the February 3, meeting of the Zurn Board. Following a discussion of the foregoing, and based upon its review of such factors as it deemed relevant to its decision, including those identified below under "Recommendation of the Zurn Board--Zurn's Reasons for the Transaction," the Zurn Board unanimously approved the Merger Agreement, the Stock Option Agreement and the Zurn Merger.

    On February 16, the parties executed the Merger Agreement and the Stock Option Agreement. A joint press release announcing the Transaction was issued on February 17.

RECOMMENDATION OF THE USI BOARD; USI'S REASONS FOR THE TRANSACTION

    At its meeting on February 4, 1998, the USI Board unanimously approved the Merger Agreement, the Stock Option Agreement and the Transaction, and determined that the Transaction was in the best interests of the stockholders of USI. THE USI BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF USI COMMON STOCK VOTE FOR THE MERGER PROPOSAL.

    In reaching its determination to approve the Transaction, the USI Board considered a number of factors, including, without limitation, the factors listed below.

    - The USI Board's belief that the Transaction would represent a significant step forward in achieving USI's strategy to develop each of its major core businesses into a world class supplier by creating USI Plumbing and Bath Products Company, which USI's management believes will be one of the leading plumbing and bath products companies in North America.

    - The potential for marketing synergies, domestic and international growth opportunities and cost savings arising from the significant scale that USI Plumbing and Bath Products Company would have. USI management's estimated potential synergies and cost savings at $3.0 million in fiscal 1998, $9.3 million in fiscal 1999 and $16.7 million in fiscal 2000. (USI's management updated its estimate as of February 12, 1998 to $1.5 million in fiscal 1998, $14.2 million in fiscal 1999 and $22.1 million in fiscal 2000.)

    - USI management's belief that, before Transaction-related charges, the Transaction would be only slightly dilutive to EPS in the second half of the fiscal year ending September 30, 1998 and at least minimally accretive to EPS in the fiscal year ending September 30, 1999.

    - The ability to consummate the Mergers on a tax-free basis for federal income tax purposes (other than with respect to cash received in lieu of fractional shares) and to account for the Mergers as a "pooling of interests" transaction.

    - The analyses presented to the USI Board by representatives of CSFB and the fact that the USI Board's approval of the Transaction was conditioned upon its subsequent receipt of a written opinion of CSFB to the USI Board to the effect that, as of the date of such opinion and based upon and subject to the matters set forth therein, the Zurn Exchange Ratio was fair to USI from a financial point of view. See "--Opinion of USI's Financial Advisor."

    - Information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of Zurn, and the projected future financial performance (focusing primarily on fiscal 1998) of USI as a separate entity and of USI and Zurn on a combined basis.

    - The current and historical trading prices and values of Zurn Common Stock and USI Common Stock and the current historical trading multiples of other comparable companies.

    - Current industry, economic and market conditions and trends.

    - The challenges of combining the businesses of two major corporations, the risk of not achieving synergies or cost savings (as discussed in "Risk Factors--Risk of Nonrealization of Synergies and Other Benefits") and of diverting management focus and resources from other strategic opportunities and operational matters and the fact that certain of the cases within the five analyses performed by CSFB in connection with the CSFB Opinion (specifically, within the Discounted Cash Flow Analysis, the cases without synergies, and within the Relative Contribution Analysis, the Zurn Management Case without synergies and the revenue indicator under the Zurn Management Case with synergies) yielded ranges of implied exchange ratios which were less than the Zurn Exchange Ratio. These cases, which are components of the broader analyses performed by CSFB, indicate that USI stockholders would realize greater value from continuing to hold their USI Common Stock on a stand-alone basis than from holding New USI Common Stock on a pro forma basis and, accordingly, do not support the USI Board's recommendation. The financial analyses performed by CSFB, taken as a whole, do support the USI Board's recommendation. In addition, the CSFB presentation was one of the many factors considered by the USI Board in connection with the board's evaluation of the Transaction.

    In view of the number and wide variety of factors considered in connection with its evaluation of the Transaction, the USI Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the USI Board did not undertake to make any specific determination as to whether any particular factor (or any aspect of any particular factor) was favorable or unfavorable to its ultimate determination. Rather it reached a general consensus that the Transaction was in the best interests of USI and its stockholders. In considering the factors described above, individual members of the USI Board may have given different weight to different factors.

RECOMMENDATION OF THE ZURN BOARD; ZURN'S REASONS FOR THE TRANSACTION

    At Zurn Board meetings held on February 3, 1998 and February 14, 1998, the Zurn Board received and considered the presentations of the management of Zurn and its legal and financial advisors regarding the proposed Merger Agreement. On February 14, 1998, the Zurn Board unanimously approved the terms of the Merger Agreement and the Stock Option Agreement and determined that the Zurn Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Zurn. See "--Background" above. THE ZURN BOARD HAS DETERMINED THAT THE TRANSACTION IS IN

THE BEST INTERESTS OF ZURN AND RECOMMENDS THAT THE SHAREHOLDERS OF ZURN VOTE FOR THE MERGER PROPOSAL.

    In reaching its determination to approve the Transaction, the Zurn Board considered a number of factors, including, without limitation, the factors listed below.

    - The historical market prices of Zurn Common Stock and USI Common Stock and the fact that, throughout the 12-month period preceding February 4, 1998, the market value of 1.6 shares of USI Common Stock represented a substantial premium (ranging from a high of 42.0% to a low of 19.5%) over the market value of one share of Zurn Common Stock.

    - The financial condition, results of operations and business of each of Zurn and USI, on both a historical and prospective basis, together with current industry, economic and market conditions.

    - Strategic opportunities in the bath and plumbing products industry, and the limitations on Zurn's ability to take advantage of such opportunities due to its present size and capital resources.

    - The size and anticipated financial strength of New USI following the Mergers, and its enhanced ability to pursue growth opportunities in the bath and plumbing products industry.

    - The synergies expected to result from the Zurn Merger and the combination of USI's Jacuzzi line of bath products with Zurn's extensive line of bathroom and plumbing products and fixtures, including enhanced operational and marketing efficiencies. The potential revenue and cost synergies estimated by Zurn management for the 1998, 1999 and 2000 fiscal years were $2.8 million, $14.6 million and $22.5 million, respectively.

    - The opportunity for holders of Zurn Common Stock to hold New USI Common Stock following the Mergers and, consequently, to benefit from the synergies expected to result from the combination of Zurn and USI and the greater liquidity and investment research coverage expected to be associated with New USI Common Stock.

    - The Zurn Board's belief that the Mergers would be accomplished on a tax-free basis for federal income tax purposes (other than with respect to cash received in lieu of fractional shares) and be accounted for as a "pooling of interests" transaction.

    - The written opinion of BT Wolfensohn, dated February 14, 1998, to the effect that, as of such date and based upon and subject to the matters set forth therein, the Zurn Merger Consideration was fair, from a financial point of view, to the holders of Zurn Common Stock.

    - The anticipated effects of the Zurn Merger on other persons and groups, together with the provisions of the Merger Agreement relating to the redemption of the $1.00 Zurn Cumulative Convertible Preferred Stock (the "Zurn Preferred Stock") (which continued to be convertible into Zurn Common Stock until the fifth day prior to the date of such redemption), the repayment of borrowings under Zurn's credit facility, the compensation and benefits to be provided to continuing employees of Zurn following the Zurn Merger and the location of Zurn's executive headquarters following the Zurn Merger.

    - The fact that Zurn had not actively solicited indications of interest from other potential acquirors prior to entering into the Merger Agreement, together with Zurn's ability under the terms of the Merger Agreement (subject to the limitations described in "The Merger Agreement--Certain Covenants--Solicitation of Acquisition Proposals") to receive unsolicited proposals for alternative transactions, to provide information and negotiate with persons submitting such unsolicited proposals and, upon the payment of the termination fee described in "The Merger Agreement--Effects of Termination," to terminate the Merger Agreement in order to accept any such proposal determined by the Zurn Board to be more favorable from a financial point of view to Zurn's shareholders and otherwise in the best interests of Zurn.

    - The circumstances in which Zurn would be required to pay a termination fee to, and reimburse certain expenses of, USI and the magnitude of such fee and reimbursement obligations.

    - USI's insistence on being granted an option to purchase shares of Zurn Common Stock, the circumstance in which the option contemplated by the Stock Option Agreement would be exercisable, the magnitude of such option and the limitation on the amount of profit that USI could derive therefrom.

    - The effect that such option, together with the termination fee and expense reimbursement provisions of the Merger Agreement, could have on the willingness of other potential acquirors to submit proposals for alternative transactions and on the terms of any such proposals.

    - The interests of certain persons, including directors and officers of Zurn, in the Transaction, as described in "The Transaction--Interests of Certain Persons in the Transaction."

    In view of the number and wide variety of factors considered in connection with its evaluation of the Transaction, the Zurn Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPINION OF USI'S FINANCIAL ADVISOR

    CSFB has acted as exclusive financial advisor to USI in connection with the Mergers. CSFB was selected by USI based on CSFB's experience, expertise and familiarity with USI and its business. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    At the meeting of the USI Board on February 4, 1998, representatives of CSFB made a presentation regarding the valuation analyses performed by it in connection with the Transaction. CSFB subsequently delivered its written opinion dated February 14, 1998 that, as of such date and based upon and subject to the matters set forth therein, the Zurn Exchange Ratio was fair to USI from a financial point of view. CSFB has consented to the inclusion of the CSFB Opinion as Appendix C-1 to this Joint Proxy Statement/ Prospectus.

    THE FULL TEXT OF THE CSFB OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C-1 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. USI STOCKHOLDERS ARE URGED TO READ THE CSFB OPINION CAREFULLY IN ITS ENTIRETY. THE CSFB OPINION IS DIRECTED TO THE USI BOARD AND RELATES ONLY TO THE FAIRNESS OF THE ZURN EXCHANGE RATIO TO USI FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGERS OR THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY USI STOCKHOLDER AS TO WHETHER SUCH USI STOCKHOLDER SHOULD APPROVE THE MERGER PROPOSAL. THE SUMMARY OF THE CSFB OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF.

    In arriving at its opinion, CSFB reviewed certain publicly available business and financial information relating to USI and Zurn as well as a draft, dated February 12, 1998, of the Merger Agreement. CSFB also reviewed certain other information, including financial forecasts, provided to it by USI and Zurn, and met with the managements of USI and Zurn to discuss the business and prospects of USI and Zurn, as well as the business, operational and strategic benefits and implications of the Mergers and the synergistic values and operating cost savings expected by the managements of USI and Zurn to be achieved through the combination of the operations of USI and Zurn.

    CSFB also considered certain financial and stock market data of USI and Zurn and compared that data with similar data for other publicly held companies in businesses similar to that of USI and Zurn and considered the financial terms of certain other business combinations and other transactions that have recently been effected. CSFB also considered such other information, financial studies, analyses, and investigations and financial, economic, and market criteria as CSFB deemed relevant.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of USI and Zurn as to the future financial performance of their respective companies and the synergistic values and operating cost savings expected to be achieved through the combination of the operations of USI and Zurn. In addition, CSFB did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of USI or Zurn, nor was CSFB furnished with any such evaluations or appraisals. CSFB did not express any opinion as to what the value of shares of New USI Common Stock actually will be when issued to stockholders of USI pursuant to the Mergers or the prices at which such shares of New USI Common Stock will trade subsequent to the Mergers. The CSFB Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion.

    In preparing its opinion, CSFB performed a variety of financial and comparative analyses. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying the CSFB Opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and the CSFB Opinion. In its analyses, CSFB made numerous assumptions with respect to USI, Zurn, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of USI and Zurn. No company, transaction or business used in such analyses as a comparison is identical to USI or Zurn or the proposed Mergers, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations and implied exchange ratios resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's financial analyses were only one of many factors considered by the USI Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the USI Board or management with respect to the merger consideration or the proposed Mergers.

    The following is a summary of the analyses, each of which may include different cases, performed by CSFB in connection with the CSFB Opinion.

    DISCOUNTED CASH FLOW ANALYSIS

    USI DISCOUNTED CASH FLOW ANALYSIS. CSFB's discounted cash flow analysis ("DCF") was based on a scenario derived from USI management's views of future operating and financial performance (the "USI Management Case"). The USI Management Case is based on USI management's projections for the years 1998 through 2007, which, with respect to revenues for the first three years in this period, are as follows: $2.8 billion in fiscal 1998, $3.2 billion in fiscal 1999 and $3.5 billion in fiscal 2000. The USI Management Case assumed a 7.0% compound average revenue growth and an improvement in the margin for earnings before interest, taxes, depreciation and amortization ("EBITDA") from 13.0% in 1997 to 13.8% in 2007. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on these projections. See "Disclosure Regarding Forward-Looking Statements." Using discount rates ranging from 9.5% to 14.0%, based on the weighted average cost of capital for industry segments, and EBITDA multiples ranging from 5.5x to 9.0x, based on selected companies and transactions, CSFB calculated the present values of a ten-year stream of unlevered free cash flows and a year 2007 terminal value for the USI business segments, yielding an enterprise reference range for USI of approximately $2.763 billion to $3.257 billion and an implied equity reference range of approximately $2.195 billion to $2.689 billion. This analysis resulted in a reference range of $27.82 to $34.08 per share of USI Common Stock. All references above are for the USI fiscal year which ends on September 30th.

    ZURN DISCOUNTED CASH FLOW ANALYSIS. CSFB's discounted cash flow analysis for Zurn was based on two forecast scenarios; a scenario derived from Zurn management's views of future operating and financial performance (the "Zurn Management Case") and a sensitivity case derived from the Zurn Management Case, assuming, among other things, lower revenue growth and margin improvements (the "Zurn Sensitivity Case"). The Zurn Management Case was based on Zurn management's projections for the years 1998 through 2001 and an extension of such forecasts through 2008 based on discussions with the managements of USI and Zurn and reviewed by USI management, which, with respect to revenues for the first three years in this period, are as follows: $637 million in fiscal 1998, $695 million in fiscal 1999 and $758 million in fiscal 2000. The Zurn Management Case assumed compound average revenue growth of 5.6% from 1998 through 2008, and EBITDA margins ranging from 13.3% in 1998 to 13.7% in 2008. The Zurn Sensitivity Case assumed compound average revenue growth of 4.6% from 1998 through 2008, as well as an EBITDA margin ranging from 13.3% in 1998 to 13.6% in 2008. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on these projections. See "Disclosure Regarding Forward-Looking Statements." CSFB calculated a reference range for Zurn based upon the present value of Zurn's ten-year stream of unlevered free cash flows and year 2008 terminal value. The year 2008 terminal value of Zurn was calculated by applying to Zurn's fiscal year 2008 EBITDA multiples ranging from 7.0x to 8.0x based on selected companies and transactions. Unlevered free cash flows and terminal value estimates were then discounted to the present using discount rates of 10.5% to 11.5%, based on Zurn's estimated weighted average cost of capital, yielding an enterprise reference range for Zurn of approximately $675 million to $779 million under the Zurn Management Case and approximately $624 million to $718 million under the Zurn Sensitivity Case and an implied equity reference range of approximately $510 million to $615 million under the Zurn Management Case and approximately $459 million to $553 million under the Zurn Sensitivity Case. This analysis resulted in a reference range of $36.02 to $43.37 per share of Zurn Common Stock and an implied exchange ratio of 1.06x to 1.56x under the Zurn Management Case and a reference range of $32.40 to $39.04 per share of Zurn Common Stock and an implied exchange ratio of 0.95x to 1.40x under the Zurn Sensitivity Case. All references in this description of CSFB's DCF analysis of Zurn are for the Zurn fiscal year which ends on March 31st.

    In addition, CSFB considered the impact of synergies and cost savings expected to be achieved by the managements of USI and Zurn in connection with the Transaction. CSFB analyzed two synergy forecast scenarios: (1) synergy forecasts for the years 1998 through 2001 provided by and discussed with the managements of USI and Zurn as to the future operating and financial performance of the combined company and extended through 2008 based on discussions with USI management (the "Synergies Scenario") and (2) synergy forecasts for the years 1998 through 2008 derived from the Synergies analysis but also assuming continued market penetration (the "Growth Synergies Scenario"). An analysis of the Zurn Management Case, after consideration of the Synergies Scenario, yielded a reference range per share of Zurn Common Stock of $41.94 to $50.22 and an implied exchange ratio of 1.23x to 1.81x, while an analysis of the Zurn Management Case, after consideration of the Growth Synergies Scenario, yielded a reference range per share of Zurn Common Stock of $45.24 to $54.04 and an implied exchange ratio of 1.33x to 1.94x. An analysis of the Zurn Sensitivity Case, after consideration of the Synergies Scenario, yielded a reference range per share of Zurn Common Stock of $38.32 to $45.89 and an implied exchange ratio of 1.12x to 1.65x, while an analysis of the Zurn Sensitivity Case, after consideration of the Growth Synergies

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Scenario, yielded a reference range per share of Zurn Common Stock of $41.62 to
$49.71 and an implied exchange ratio of 1.22x to 1.78x.

    SELECTED COMPANIES ANALYSIS

    USI SELECTED COMPANIES ANALYSIS. CSFB compared certain financial information for USI businesses to that of selected public companies (collectively, the "USI Selected Companies") in the following industry segments:
Hardware/Tools, Housewares, Collectibles/Toys, Footwear/Textiles, Bath/Outdoor, Lighting Fixtures, Automotive and Aviation, all of which CSFB considered to be reasonably comparable to the respective USI business segments. CSFB compared the enterprise value of the USI Selected Companies as multiples of estimated fiscal 1998 revenues, EBITDA and earnings before interest and taxes ("EBIT"). Estimated financial data for the USI Selected Companies was based on estimates of equity research analysts. Applying a range of these multiples for the USI Selected Companies of 1998 revenues, EBITDA and EBIT to corresponding financial data for USI's business segments resulted in an enterprise reference range of approximately $2.456 billion to $2.983 billion and an implied equity reference range of approximately $1.888 billion to $2.415 billion, yielding a reference range of $23.93 to $30.61 per share of USI Common Stock.

    ZURN SELECTED COMPANIES ANALYSIS. CSFB compared certain financial information of Zurn to corresponding data of the following selected plumbing and bathroom fixtures companies: American Standard Companies Inc., Friedrich Grohe A.G., Masco Corporation, N.V. Koninklijke Sphinx Gustavsberg and Watts Industries, Inc. (collectively, the "Zurn Selected Companies"). CSFB compared the enterprise value of the Zurn Selected Companies as multiples of estimated fiscal 1998 revenues, EBITDA and EBIT. Estimated financial data for the Zurn Selected Companies was based on estimates of equity research analysts. Applying a range of selected multiples for the Zurn Selected Companies of estimated 1998 revenues, EBITDA and EBIT of 0.8x to 1.0x, 6.5x to 7.5x and 8.0x to 9.5x, respectively, to corresponding financial data of Zurn resulted in an enterprise reference range of approximately $600 million to $710 million and an implied equity reference range of approximately $419 million to $529 million, yielding a reference range of $31.22 to $39.41 per share of Zurn Common Stock. This analysis implied an exchange ratio range of 1.02x to 1.65x.

    SELECTED TRANSACTIONS ANALYSIS

    USI SELECTED TRANSACTIONS ANALYSIS. CSFB analyzed the purchase prices and implied transaction multiples paid or proposed to be paid in selected merger and acquisition transactions (the "USI Selected Transactions") in the following industry segments: Hardware/Tools, Housewares, Collectibles/Toys, Footwear/Textiles, Bath/Outdoor, Lighting Fixtures, Automotive and Aviation, all of which CSFB considered to be reasonably comparable to the respective USI business segments. CSFB compared enterprise values for the USI Selected Transactions as multiples of revenues, EBITDA and EBIT, in each case for the latest 12 months. All multiples were based on historical financial information available at the time of announcement of the USI Selected Transaction. Applying a range of selected multiples for the USI Selected Transactions of revenues, EBITDA and EBIT, respectively, to corresponding financial data for USI's business segments resulted in an enterprise reference range of approximately $2.760 billion to $3.380 billion and an implied equity reference range of approximately $2.234 billion to $2.854 billion, yielding a reference range of $27.45 to $35.07 per share of USI Common Stock.

    ZURN SELECTED TRANSACTIONS ANALYSIS. CSFB analyzed the purchase prices and implied transaction multiples paid or proposed to be paid in the following transactions involving companies in the plumbing and bathroom fixtures sector: the acquisition of Falcon Building Products by Investcorp International, the acquisition of Ply-Gem Industries, Inc. by Nortek, Inc., the acquisition of American Standard Companies Inc. by Tyco International Ltd., the acquisition of Eljer by Zurn and the acquisition of Amtrol Inc. by Cypress Group LLC (collectively, the "Zurn Selected Transactions"). CSFB compared enterprise values for the Zurn Selected Transactions as multiples of revenues, EBITDA and EBIT, in each case for the latest

12 months. All multiples were based on historical financial information available at the time of announcement of the Zurn Selected Transaction. Applying a range of selected multiples for the Zurn Selected Transactions of revenues, EBITDA and EBIT, respectively, to corresponding financial data of Zurn resulted in an enterprise reference range of approximately $680 million to $820 million and an implied equity reference range of approximately $515 million to $655 million, yielding a reference range of $36.37 to $46.25 per share of Zurn Common Stock. This resulted in an implied exchange ratio range for the selected transaction analysis of 1.04x to 1.69x.

    PRO FORMA MERGER ANALYSIS

    CSFB analyzed the potential pro forma effect of the Mergers on USI's earnings per share ("EPS") for the fiscal years 1998 through 2000, based on (1) the USI Management Case and the Zurn Management Case and (2) estimates published by First Call for USI and the Zurn Management Case, and, in each case, assumed, among other things, that certain synergies contemplated by the Synergies Scenario would be achieved. Both cases indicated that the Mergers would be slightly dilutive to USI's EPS in fiscal year 1998 and minimally accretive to USI's EPS in fiscal years 1999 and 2000. The EPS estimates made by USI management for USI on a stand-alone basis were $1.74 for fiscal 1998, $2.12 for fiscal 1999 and $2.51 for fiscal 2000. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on these projections. See "Disclosure Regarding Forward-Looking Statements." The actual results achieved by the combined company may vary from projected results and the variations may be material.

    RELATIVE CONTRIBUTION ANALYSIS

    CSFB analyzed the relative contributions of USI and Zurn to the estimated fiscal 1998 and 1999 revenues, EBITDA, EBIT and net income of the pro forma combined company. This analysis indicated that under the Zurn Management Case and without consideration of either the Synergies Scenario or the Growth Synergies Scenario USI would contribute (1) in fiscal 1998 approximately 81%, 80%, 80% and 81% of estimated combined revenues, EBITDA, EBIT and net income, implying an exchange ratio of 1.25x, 1.38x, 1.39x and 1.38x, respectively, and
(2) in fiscal 1999 approximately 81%, 81%, 81% and 82% of estimated combined revenues, EBITDA, EBIT and net income, implying an exchange ratio of 1.20x, 1.29x, 1.28x and 1.37x, respectively. Applying the synergies contemplated by the Synergies Scenario on a pro forma basis, such analysis indicated that under the Zurn Management Case USI would contribute (1) in fiscal 1998 approximately 80%, 77%, 75% and 76% of estimated combined revenues, EBITDA, EBIT and net income, implying an exchange ratio of 1.40x, 1.78x, 1.93x and 1.89x, respectively, and
(2) in fiscal 1999 approximately 80%, 78%, 77% and 77% of estimated combined revenues, EBITDA, EBIT and net income, implying an exchange ratio of 1.33x, 1.64x, 1.71x and 1.78x, respectively. USI's relative contribution based on combined equity value was approximately 83%, indicating an implied exchange ratio of 1.23x, and USI's relative contribution based on combined enterprise value was approximately 81%, indicating an implied exchange ratio of 1.23x (indicating that USI is paying a premium to Zurn's contribution based on equity value and enterprise value prior to announcement of the Transaction, which necessarily do not take projected synergies and cost savings into account).

    MISCELLANEOUS

    Pursuant to the terms of CSFB's engagement, USI agreed to pay CSFB a fee of $4,000,000, $250,000 of which was payable upon delivery of the CSFB Opinion, $750,000 of which was payable upon announcement of the Transaction and the remaining $3,000,000 of which will be payable upon consummation of the Mergers. In addition, USI granted CSFB a right of first refusal to act as co-lead manager for an offering of debt securities of USI or New USI in connection with the Transaction. USI will also reimburse CSFB for certain out-of-pocket expenses incurred in connection with its services to USI, including fees and expenses of legal counsel and any other advisor retained by CSFB. In addition, USI also agreed to indemnify CSFB, its affiliates, the respective directors, officers, partners, agents and employees of CSFB and its affiliates, and each person, if any, controlling CSFB or any of its affiliates, against certain liabilities, including liabilities under the Federal securities laws.

    CSFB has in the past performed certain investment banking services for USI, for which CSFB has received customary fees. In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of USI and Zurn for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF ZURN'S FINANCIAL ADVISOR

    BT Wolfensohn has acted as financial advisor to Zurn in connection with the Transaction. At the February 14, 1998 meeting of the Zurn Board, BT Wolfensohn delivered its opinion to the Zurn Board to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits on the review undertaken by BT Wolfensohn, the Zurn Merger Consideration was fair, from a financial point of view, to the holders of Zurn Common Stock. BT Wolfensohn has consented to the inclusion of its opinion as Appendix C-2 to this Joint Proxy Statement/Prospectus.

    THE FULL TEXT OF THE BT WOLFENSOHN OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BT WOLFENSOHN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX C-2 TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ZURN SHAREHOLDERS ARE URGED TO READ THE BT WOLFENSOHN OPINION IN ITS ENTIRETY. THE SUMMARY OF THE BT WOLFENSOHN OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT WOLFENSOHN OPINION.

    In connection with BT Wolfensohn's role as financial advisor to Zurn, and in arriving at its opinion, BT Wolfensohn has, among other things, reviewed certain publicly available financial information and other information concerning Zurn and USI and certain internal analyses and other information furnished to it by Zurn and USI. BT Wolfensohn also held discussions with the members of the senior managements of Zurn and USI regarding the businesses and prospects of their respective companies and the joint prospects of a combined enterprise. In addition, BT Wolfensohn (i) reviewed the reported prices and trading activity for the common stock of both Zurn and USI, (ii) compared certain financial and stock market information for Zurn and USI with similar information for selected companies whose securities are publicly traded, (iii) reviewed the financial terms of selected recent business combinations which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

    In preparing its opinion, BT Wolfensohn did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Zurn or USI, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Wolfensohn assumed and relied upon the accuracy and completeness of all such information. BT Wolfensohn did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of Zurn or USI. With respect to the financial forecasts and projections made available to BT Wolfensohn and used in its analysis, including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies (collectively, the "Synergies") expected by Zurn and USI to be achieved as a result of the Transaction, BT Wolfensohn assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Zurn or USI as to the matters covered thereby. In rendering its opinion, BT Wolfensohn expressed no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. The BT Wolfensohn Opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to BT Wolfensohn as of, the date of such opinion. In addition, BT

Wolfensohn expressed no opinion as to prices at which shares of New USI will trade following the Transaction.

    For purposes of rendering its opinion, BT Wolfensohn assumed that, in all respects material to its analysis, the representations and warranties of Zurn and USI contained in the Merger Agreement are true and correct, that Zurn and USI will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligation of each of Zurn and USI to consummate the Transaction will be satisfied without any waiver thereof. BT Wolfensohn also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transactions contemplated by the Merger Agreement will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Zurn or USI is a party or subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Zurn or USI or materially reduce the contemplated benefits of the Transaction to Zurn. In addition, BT Wolfensohn was advised by Zurn that it is intended, and accordingly assumed for purposes of its opinion, that the Transaction will be tax-free to each of Zurn and USI and their respective stockholders and that the Transaction will be accounted for as a pooling of interests.

    In connection with BT Wolfensohn's role as financial advisor to Zurn and in arriving at its opinion, BT Wolfensohn was not authorized to solicit, and did not solicit, indications of interest from any other person with respect to the acquisition of Zurn or any of its assets, nor did BT Wolfensohn review with Zurn or the Zurn Board any potential transactions in lieu of the Transaction.

    Set forth below is a brief summary of the financial analyses performed by BT Wolfensohn in connection with its opinion and discussed with the Zurn Board at its meetings on February 3, 1998 and February 14, 1998.

    HISTORICAL STOCK PERFORMANCE. BT Wolfensohn reviewed and analyzed recent and historical market prices for USI Common Stock and Zurn Common Stock. Based on the closing sale price of USI Common Stock on the NYSE Composite Tape on February 13, 1998, the last trading day before the meeting at which the Zurn Board approved the Merger Agreement, the implied value of the Zurn Merger Consideration was $44.30 per share of Zurn Common Stock. See "Summary--Comparative per Share Market Price and Dividend Information" for information regarding historical market prices for USI Common Stock and Zurn Common Stock.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. BT Wolfensohn compared certain financial information and commonly used valuation measurements for Zurn to corresponding information and measurements for a group of eight publicly traded building products companies (consisting of ABT Building Products, American Standard, Crane Co., Elcor Corp., Masco, TJ International, Triangle Pacific Corp. and Watts Industries (collectively, the "Selected Companies")). Such financial information and valuation measurements included, among other things, (i) common equity market valuation; (ii) capitalization ratios; (iii) operating performance; (iv) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to revenues, earnings before interest expense, income taxes and depreciation and amortization ("EBITDA"), and earnings before interest expense and income taxes ("EBIT"); and (v) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS"). To calculate the trading multiples for Zurn and the Selected Companies, BT Wolfensohn used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimate by selected research analysts regarding companies of interest to institutional investors. This analysis indicated (a) ranges of Enterprise Value as a multiple of latest 12 months ("LTM") revenues of 0.9x to 3.1x with a median of 1.1x, LTM EBITDA of 4.9x to 13.8x with a median of 8.1x, and LTM EBIT of 6.4x to 15.9x with a median of 10.3x, and (b) ranges of Equity Value as a multiple of LTM Net Income of 6.4x to 23.4x with a median of 16.3x, calendar year 1998 EPS of 8.1x to 19.2x with a median of 15.0x. In comparison, Zurn had (x) an Enterprise Value as a multiple of LTM revenues of 1.1x, as a multiple of LTM EBITDA of 8.3x and as a multiple of LTM EBIT of 10.7x and (y) an Equity Value as a multiple of LTM net income of 17.8x and as a multiple of 1998 EPS of 14.2x. Applying a range of selected multiples for the Selected Companies of LTM EBITDA and estimated 1998 EPS of 7.5x to 8.5x and 13.0x to 15.0x, respectively, to corresponding financial data of Zurn resulted in a reference range of approximately $33 to $40 per share of Zurn Common Stock.

    None of the companies utilized as a comparison were identical to Zurn. Accordingly, BT Wolfensohn believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Wolfensohn's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. BT Wolfensohn reviewed the financial terms, to the extent publicly available, of eight proposed, pending or completed mergers and acquisition transactions since January 1, 1996 involving companies in the building products industry (the "Selected Transactions"). BT Wolfensohn calculated various financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the Zurn Merger, based on the Zurn Merger Consideration. The transactions reviewed were (target/acquiror (date announced)): Ply-Gem Industries/Nortek (July 1997), Fibreboard/Owens Corning (May 1997), Falcon Building Products/Investcorp (March 1997), Thermal Industries/HIG Investment Group (January 1997), Eljer Industries/Zurn Industries (December 1996), Omega Cabinets/Butler Capital (December 1996), Atrium Companies/Hicks Muse Tate & Furst (November 1996), and Amtrol/Cypress Group (August 1996). This analysis indicated (a) ranges of Enterprise Value as a multiple of LTM revenues of 0.5x to 1.7x with a median of 1.0x, LTM EBITDA of 3.7x to 11.3x with a median of 9.3x, and LTM EBIT of 5.5x to 15.6x with a median of 10.4x, and (b) ranges of Equity Value as a multiple of LTM Net Income of 11.4x to 25.2x with a median of 21.5x. The Zurn Merger, based on the closing sale price of USI Common Stock on the NYSE Composite Tape on February 13, 1998, represented the following implied financial multiplies: (a) an Enterprise Value as a multiple of LTM revenues of 1.3x, as a multiple of LTM EBITDA of 9.7x and as a multiple of LTM EBIT of 12.6x and (b) an Equity Value as a multiple of LTM net income of 22.3x. These implied financial multiples for the Zurn Merger were generally at least as high as the median financial multiples in the Selected Transactions. Applying a range of selected multiples for the companies involved in the Selected Transactions, on a pro forma combined basis, of LTM EBITDA and LTM EPS of 8.0x to 10.0x and 20.0x to 22.0x, respectively, to corresponding financial data of Zurn resulted in a reference range of approximately $36 to $48 per share of Zurn Common Stock. BT Wolfensohn compared the implied financial multiples of the Zurn Merger to the corresponding multiples for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the two-year period during which the Selected Transactions occurred.

    Because the reasons for, and circumstances surrounding, each of the Selected Transactions analyzed were diverse, and due to the inherent differences between the operations and financial conditions of USI and Zurn and the companies involved in the Selected Transactions, BT Wolfensohn believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in BT Wolfensohn's opinion, concerning differences between the characteristics of these transactions and the Transaction that could affect the value of the subject companies and businesses and USI and Zurn.

    HISTORICAL MERGER CONSIDERATION ANALYSIS. BT Wolfensohn reviewed the historical ratio of the daily per share market closing prices of Zurn Common Stock divided by the corresponding prices of USI Common Stock over the two-year, one-year, 180-day and 90-day periods prior to February 11, 1998 and as of February 13, 1998 (the last business day prior to announcement of the Mergers). The median exchange

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ratios for these time periods and as of such date were 1.227, 1.127, 1.205,
1.170 and 1.339, respectively. BT Wolfensohn then calculated the respective premiums over such average daily exchange ratios represented by the Zurn Merger Consideration, which for the same time periods and as of such date were 30.4%, 42.0%, 32.8%, 36.8% and 19.5%, respectively.

    CONTRIBUTION ANALYSIS. BT Wolfensohn analyzed the relative contributions of USI and Zurn to the pro forma income statement of New USI, based on managements' projections for their respective companies. This analysis showed that on a pro forma combined basis excluding (i) the effect of any synergies that may be realized as a result of the Mergers, and (ii) non-recurring expenses relating to the Mergers, based on the twelve months ending December 31, 1997 for USI and the twelve months period ending December 31, 1997 for Zurn, USI and Zurn would account for approximately 79% and 21%, respectively, of New USI's pro forma revenue and approximately 81% and 19%, respectively, of New USI's pro forma net income.

    DISCOUNTED CASH FLOW ANALYSIS. BT Wolfensohn performed a discounted cash flow analysis for Zurn. BT Wolfensohn calculated the discounted cash flow values for Zurn as the sum of the net present values of (i) the estimated future cash flow that Zurn will generate for the years 1998 through 2002, plus (ii) the value of Zurn at the end of such period. The estimated future cash flows were based on the financial projections for Zurn for the years 1998 through 2002, as prepared by Zurn's management and adjusted by BT Wolfensohn based on discussions with Zurn management to reflect a September 30 fiscal year-end. For the first three years in this period, such estimated future cash flows were as follows: approximately $675 million in 1998, $727 million in 1999 and $788 million in 2000. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on these projections. See "Disclosure Regarding Forward-Looking Statements." The terminal value of Zurn was calculated based on projected EBITDA for 2002 and at a range of multiples of 7x to 8x. BT Wolfensohn used discount rates ranging from 10% to 12%. BT Wolfensohn used such discount rates based on its judgment of the estimated weighted average cost of capital of Zurn, and used such multiples based on its review of the trading characteristics of the common stock of the Selected Companies. The discounted cash flow analysis resulted in a reference range of $39 to $44 per share of Zurn Common Stock.

    PRO FORMA COMBINED EARNINGS ANALYSIS. BT Wolfensohn analyzed certain pro forma effects of the Transaction. Based on such analysis, BT Wolfensohn computed the resulting dilution/accretion to New USI's estimated EPS for the fiscal years ending 1998 and 1999, before and after taking into account any potential cost savings and other synergies identified by management that USI and Zurn could achieve if the Transaction was consummated and before non-recurring costs relating to the Transaction. BT Wolfensohn noted that before taking into account such potential cost savings and other synergies and before such non-recurring costs, the Transaction would be modestly dilutive to New USI's EPS for the fiscal years ending 1998 and 1999, respectively. BT Wolfensohn also noted that after taking into account such potential cost savings and other synergies and before such non-recurring costs, the Transaction would be slightly accretive to New USI's EPS for the fiscal year ending 1999.

    The EPS estimates for Zurn on a stand-alone basis, as prepared by Zurn management and adjusted by BT Wolfensohn based on discussions with Zurn management to reflect a September 30 fiscal year-end, were $2.44 for 1998, $2.85 for 1999 and $3.35 for 2000. In light of the uncertainties inherent in any projected data, stockholders are cautioned not to place undue reliance on these projections. See "Disclosure Regarding Forward-Looking Statements."

    The foregoing summary describes the analyses and factors that BT Wolfensohn deemed material in its presentation to the Zurn Board, but is not a comprehensive description of all analyses performed and factors considered by BT Wolfensohn in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. BT Wolfensohn believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, BT Wolfensohn did not assign specific weights to any particular analyses.

    In conducting its analyses and arriving at its opinions, BT Wolfensohn utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling BT Wolfensohn to provide its opinion to the Zurn Board as to the fairness to the holders of Zurn Common Stock of the Zurn Merger Consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, BT Wolfensohn made, and was provided by Zurn management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Zurn's or USI's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Zurn, USI or their respective advisors, neither Zurn nor BT Wolfensohn nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

    The terms of the Transaction were determined through negotiations between Zurn and USI and were approved by the Zurn Board. Although BT Wolfensohn provided advice to Zurn during the course of these negotiations, the decision to enter into the Transaction was solely that of the Zurn Board. As described above, the opinion and presentation of BT Wolfensohn to the Zurn Board were among a number of factors taken into consideration by the Zurn Board in making its determination to approve the Transaction. BT Wolfensohn's opinion was provided to the Zurn Board to assist it in connection with its consideration of the Transaction and does not constitute a recommendation to any holder of Zurn Common Stock as to how to vote with respect to the Merger Proposal.

    Zurn selected BT Wolfensohn as financial advisor in connection with the Transaction based on BT Wolfensohn's qualifications, expertise, reputation and experience in mergers and acquisitions. BT Wolfensohn is engaged in the merger and acquisition and client advisory business of Bankers Trust (together with its affiliates the "BT Group") and, for legal and regulatory purposes, is a division of BT Alex. Brown Incorporated, a registered broker dealer and member of the New York Stock Exchange. Zurn has retained BT Wolfensohn pursuant to a letter agreement dated January 14, 1998 (the "Engagement Letter"). As compensation for BT Wolfensohn's services in connection with the Transaction, Zurn has paid BT Wolfensohn cash fees of $1,000,000 in the aggregate and has agreed to pay an additional cash fee of $3,000,000 if the Transaction is consummated. Regardless of whether the Transaction is consummated, Zurn has agreed to reimburse BT Wolfensohn for reasonable fees and disbursements of BT Wolfensohn's counsel and all of BT Wolfensohn's reasonable travel and other out-of-pocket expenses incurred in connection with the Transaction or otherwise arising out of the retention of BT Wolfensohn under the Engagement Letter. Zurn has also agreed to indemnify BT Wolfensohn and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Transaction.

    BT Wolfensohn is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. One or more members of the BT Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Zurn or its affiliates for which it has received compensation. A member of the BT Group is the lead administrative agent for Zurn's $270 million bank facility and was the administrative agent for Zurn's $250 million bank facility that was replaced by Zurn's current bank facility. BT Wolfensohn and its affiliates may actively trade securities of Zurn or USI for their own account or the account of their customers and, accordingly, may from time to time hold a long or short position in such securities.

PURPOSE AND CERTAIN EFFECTS OF THE TRANSACTION

    The purpose of the Transaction is to combine USI and Zurn. As a result of the Transaction, USI and Zurn will each become a wholly owned subsidiary of New USI, New USI will derive the sole benefit of Zurn's net earnings and net book value, and former holders of Zurn Common Stock will no longer have any direct interest in Zurn or be able to vote with respect to the future affairs of Zurn. Although former holders of Zurn Common Stock will no longer enjoy the possibility of a direct interest in any future appreciation in their equity interest in Zurn, after the Transaction such former holders will enjoy the possibility of future appreciation in their equity interest in New USI, which will include Zurn.

    Registration of the Zurn Common Stock under the Exchange Act may be terminated upon application of Zurn to the Commission if the Zurn Common Stock is neither listed on a national securities exchange nor held by more than 300 holders of record. Following consummation of the Mergers, Zurn will be a wholly owned subsidiary of New USI and the Zurn Common Stock will be delisted from the NYSE and the PSE and will no longer trade publicly. Zurn expects that the Zurn Common Stock will continue to be listed and traded on the NYSE and the PSE until the consummation of the Mergers.

    Following consummation of the Transaction, New USI intends to assume or guarantee unconditionally the outstanding debt securities of USIAH. As a result (subject to confirmation from the Commission), USI does not expect to continue to file financial information or other reports under the Exchange Act; however, New USI intends to include financial information regarding USI and USIAH in its financial statements, to the extent required by the rules of the Commission.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    In considering the recommendations of the Zurn Board with respect to the Merger Proposal, shareholders of Zurn should be aware that certain members of the Zurn Board and management of Zurn have certain interests in the Transaction that may be in addition to the interests of shareholders of Zurn generally. The Zurn Board was aware of these interests and considered them, among other factors, in approving the Transaction. These interests are summarized below.

    NEW EMPLOYMENT AGREEMENTS

    The following is a summary of the employment agreements that Robert R. Womack, Frank E. Sheeder and John R. Mellett will have with New USI after consummation of the Mergers.

    Mr. Womack's employment agreement provides for Mr. Womack to serve, commencing at the Effective Time, as the Chief Executive Officer of the New USI Plumbing and Bath Products Company, and, while Zurn is a subsidiary of New USI, as Chairman and Chief Executive Officer of Zurn. The Initial Employment Term of the employment agreement will expire on the third anniversary of the Effective Time and will be automatically extended for up to 4 successive one year Additional Terms, unless at least 30 days prior to the end of the Initial Employment Term or any Additional Term, either party gives notice of nonrenewal or unless terminated earlier as discussed below.

    Mr. Womack's employment agreement provides that he will be paid an annual base salary at a rate of not less than $460,000. Commencing after the Effective Time, Mr. Womack will be eligible to receive an annual cash bonus with a target potential equal to at least 60% of his base salary, pursuant to an annual bonus plan of Zurn or New USI, as determined by New USI. In addition, Mr. Womack's employment agreement provides that with respect to the Zurn Industries, Inc. Executive Incentive Plan (the "Zurn Incentive Plan") and the Zurn Industries, Inc. Long-Term Incentive Plan (the "Zurn LTIP"), as generally provided in the Merger Agreement for all participants of such plans, New USI will cause Zurn to take such actions as may be necessary to provide that for purposes of determining awards thereunder that are to be determined with reference to Zurn's performance for its fiscal year ending March 31, 1998, the effects of all transaction costs and non-recurring charges associated with or taken in contemplation of the Mergers shall be disregarded. Because the Effective Time is later than April 1, 1998, New USI will cause Zurn to pay Mr. Womack a pro rata portion of his annual target bonus under the Zurn Incentive Plan for the fiscal year beginning on April 1, 1998. Furthermore, New USI has agreed to cause its Compensation Committee to grant to Mr. Womack within 30 days after the Effective Time a number of shares of New USI restricted stock equal to $2,000,000 divided by the closing price of New USI Common Stock on the NYSE on the day the Effective Time occurs or, if the stock is not traded on such date, the first day thereafter that such stock is traded on the NYSE. The shares of restricted stock will vest in three equal installments on the third, fifth and seventh anniversaries of the date of grant, subject to acceleration upon a Change in Control (as defined below) and certain other circumstances.

    Mr. Womack's employment agreement provides a fully vested minimum annual retirement benefit which is equal to $250,000, reduced by .5% for each month that Mr. Womack's commencement of benefits precedes his attaining age 65 (the "Minimum Retirement Benefit"). The Minimum Retirement Benefit will be offset by any benefits payable to Mr. Womack under the Zurn Industries Retirement Plan (or any replacement thereof), the Supplemental Executive Retirement Plan of Zurn Industries, Inc. and any defined benefit plan of New USI, Zurn or their affiliates. Mr. Womack's surviving spouse will be entitled to receive 60% of the foregoing retirement benefit for her life.

    Mr. Womack's employment agreement provides him and his surviving spouse with retiree medical benefits upon retirement (which shall be coordinated with Medicare and other government programs as reasonably determined by New USI) on a substantially similar basis as those provided to senior executives of New USI at the time of their retirement or, if no retiree medical benefits are then provided to senior executives of New USI, those benefits provided to senior executives of New USI at the time such benefits ceased (the "Retiree Medical Benefits"). Mr. Womack also will be entitled to participate in all pension, retirement, savings, welfare and other employee benefit plans and arrangements and fringe benefits and perquisites maintained by Zurn from time to time for senior executives generally, provided that such benefits, in the aggregate, must be comparable to those generally provided to senior management of New USI.

    Mr. Womack's employment agreement provides that if Mr. Womack's employment with New USI is terminated by reason of death or disability, Mr. Womack or his legal representative will receive, in addition to accrued compensation, his prorated target annual bonus for the fiscal year of his death or disability, full accelerated vesting under all equity-based and long-term incentive plans, payment on a monthly basis of 12 months of base salary, the Minimum Retirement and Retiree Medical Benefits as described above (each for the surviving spouse on Mr. Womack's death), and payment of spouses' and dependents' COBRA coverage premiums for no more than three years, with the monthly payments of base salary subject in the case of disability to offset by the amount he would receive under any long-term disability program maintained by Zurn.

    Mr. Womack's employment agreement also provides that if his employment with New USI is terminated (i) by New USI as a result of a notice of nonextension or other than for cause (which is limited to Mr. Womack's willful misconduct or breach of fiduciary duty which has a material adverse effect on New USI or Zurn, refusal to follow the proper written direction of the Zurn Board, the Board of Directors of New USI (the "New USI Board") or the Chief Executive Officer or Chief Operating Officer of New USI, conviction for a felony (subject to certain exceptions) or material fraud with regard to New USI or Zurn), (ii) by Mr. Womack for good reason (which includes a material reduction in his positions, duties and responsibilities as of the Effective Time; assignment of duties inconsistent with his position; removal from, or the failure of him to be re-elected to, his position as Chief Executive Officer of the New USI Plumbing and Bath Products Company; relocation of his office outside a designated area; after a Change in Control (as defined below), failure to continue Mr. Womack as a participant in, or to continue, any bonus program in which he is entitled to participate on or after the Effective Time (or certain substitutes therefor); any material breach by New USI of any provision of the employment agreement; failure by any successor to assume the employment agreement; or a failure of the Compensation Committee of the New USI Board to grant Mr. Womack the restricted stock referred to above); (iii) by Mr. Womack for any or no reason within two years after a Change in Control (defined as (i) a sale of all or substantially all of the assets of the New USI Plumbing and Bath Products Company in the aggregate, whether pursuant to a single transaction or pursuant to a series of transactions and whether through an asset sale or a stock sale other than (x) to a parent or a subsidiary of New USI or (y) in connection with a sale of all or substantially all of the then operating company stock or assets of New USI, (ii) any person (subject to certain exceptions) becoming the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of New USI representing 25% or more of the combined voting power of New USI's outstanding securities, (iii) certain changes in the composition of the New USI Board within two years or (iv) approval by New USI's stockholders of certain mergers, consolidations, plans of complete liquidation or agreements for the sale of all or substantially all of New USI's assets), then Mr. Womack shall be entitled to receive, among other things (a) a lump-sum within five days after such event equal to (i) three times base salary and (ii) three times the highest annual bonus paid or payable to him under the agreement for any of the previous three completed fiscal years commencing subsequent to the Effective Time (provided that, for purposes of any termination prior to the close of the first full fiscal year commencing after the Effective Time, his highest annual bonus shall be deemed to be $460,000), (b) accelerated full vesting under all outstanding equity-based and long-term incentive plans and a pro rata payment under any long term incentive plans, (c) the Minimum Retirement and Retiree Medical Benefits, as described above, (d) three years of additional service and compensation credit for pension purposes, (e) three years of the maximum employer contributions under any type of qualified or nonqualified 401(k) plan and (f) payment of premiums for Mr. Womack and his dependents' health coverage for three years (all such payments being collectively referred to as the "Severance Payment"). In addition, if the Severance Payment to executive under the employment agreement, together with other amounts paid to him, exceeds certain threshold amounts and results from a change in ownership as defined in Section 280G(b)(2) of the Code, the agreement provides that Mr. Womack will receive an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis. If Mr. Womack is terminated for cause or voluntarily resigns (which right he has on 60 days notice), he will receive only accrued compensation and benefits as provided in benefit plans and the Minimum Retirement and Retiree Medical Benefits, as described above (except he will not be entitled to Retiree Medical Benefits if he is terminated for cause).

    In addition to the agreement with Mr. Womack described above, New USI will have employment agreements with Messrs. Sheeder and Mellett governing their service commencing at the Effective Time. Upon consummation of the Mergers, Mr. Sheeder will be employed as the Senior Vice President of Operations of the New USI Plumbing and Bath Products Company and, while Zurn is a subsidiary of New USI, Senior Vice President of Operations of Zurn and Mr. Mellett will hold the positions of Chief Financial Officer of the New USI Plumbing and Bath Products Company and, while Zurn is a subsidiary of New USI, Chief Financial Officer of Zurn. These agreements are substantially similar to the employment agreement for Mr. Womack, except that (i) the term of employment for Messrs. Sheeder and Mellett will expire on the second anniversary of the Effective Time subject to automatic extension for additional two year periods on each applicable anniversary unless either party gives 90 days' prior written notice; (ii) the base salary of Messrs. Sheeder and Mellett is $260,000 and $230,000, respectively, and the annual cash bonus target potential is equal to a minimum of 40% of base salary; (iii) the number of shares of restricted stock to be initially granted to them will be at lower levels and vest in three equal installments on the third, fifth and seventh anniversaries of the date of grant;
(iv) the employment agreements of Messrs. Sheeder and Mellett provide for an initial grant of stock options to purchase a number of shares of New USI Common Stock equal to $250,000 divided by the fair market value of New USI Common Stock at the time of grant; (v) Messrs. Sheeder and Mellett will not be provided Minimum Retirement or Retiree Medical Benefits; (vi) severance (which in the case of Messrs. Sheeder and Mellett will also be payable as a result of New USI giving a notice of nonextension at the end of any two year term) will be based on a two-times rather than a three-times multiple and there will be more limited vesting of restricted stock; and

(vii) payments of base salary on death or termination due to disability will be for six months rather than 12 months. In addition to the foregoing, as compared to the definitions in Mr. Womack's agreement, the definition of "cause" affords New USI broader rights to terminate each executive for "cause" and the definition of "good reason" diminishes each executive's ability to terminate employment for "good reason". For each executive, "cause" is defined as willful misconduct with regard to New USI or Zurn or either of their businesses; refusal to follow the proper written direction of the boards of Zurn or New USI or the chief executive officers of Zurn or the New USI Plumbing and Bath Products Company; substantial and continuing willful refusal to attempt to perform the executive's duties (other than failure resulting from incapacity due to physical or mental illness); conviction of a felony (other than a felony involving a traffic violation); breach of any material fiduciary duty owed to New USI, Zurn or their affiliates; or dishonesty, misappropriation or fraud with regard to New USI, Zurn or their affiliates. For each executive "good reason" is defined as a material reduction in the executive's positions, duties and responsibilities as of the Effective Time; relocation of the executive's office outside a designated area; after a Change in Control, failure to continue the executive as participant in, or to continue, any bonus program in which he is entitled to participate on or after the Effective Time (or certain substitutes therefor); any material breach by New USI of any provision of the employment agreement; failure by any successor to assume the employment agreement; or a failure of the Compensation Committee of the New USI Board to grant to the executive the restricted stock and stock options referred to above.

    Furthermore, the rights of the executives upon a Change in Control will be less than that of Mr. Womack in that Messrs. Sheeder and Mellett do not have the right to terminate without good reason and receive severance payments following such Change in Control. In the case of Messrs. Sheeder and Mellett, upon a Change in Control, the definition of "good reason," as described in the prior paragraph, is expanded as indicated in the prior paragraph and restricted stock and options referred to above immediately vest, but there are no other changes in the executive's rights and entitlements under their respective agreements. The executives are entitled the same "gross up" as described above with regard to Mr. Womack in the case of a change in ownership as defined in Section 280G(b)(2) of the Code.

    The employment agreements for Messrs. Womack, Sheeder and Mellett provide for a lump-sum payment within 10 days after the Effective Time in lieu of any payments which would otherwise have been payable pursuant to certain change in control provisions in the executives' prior agreements with Zurn relating to employment. The amount of the payments to Mr. Womack, Mr. Sheeder and Mr. Mellett, respectively, are $3,036,000, $1,458,000 and $1,296,000. If such lump-sum payment exceeds certain threshold amounts set forth in Section 280G of the Code, the prior agreements with Zurn provide for payment of an additional amount to cover the federal excise tax and any interest or penalties with respect thereto on a "grossed up" basis.

    The employment agreements also provide that (i) during the employment term and for 18 months thereafter, Messrs. Womack, Sheeder and Mellett will not participate or engage in, either directly or indirectly, a business in competition with any business conducted by the New USI Plumbing and Bath Products Company and (ii) for a period of three years following a termination of employment, engage in the solicitation or recruitment of any nonclerical employees of New USI or Zurn to terminate their employment with New USI or Zurn or their affiliates. The agreements further provide that during the employment term and thereafter, Messrs. Womack, Sheeder and Mellett shall not disclose any confidential information of New USI or Zurn.

    The employment agreements also provide for indemnification for actions in their corporate capacity, directors and officers liability insurance and, in the case of Mr. Womack, in most instances for legal fees, incurred in enforcing his rights under his agreement.

    EXISTING ZURN PLANS AND ARRANGEMENTS

    STOCK OPTION PLANS. Under the Zurn Industries, Inc. 1986 Stock Option Plan, the Zurn Industries, Inc. 1989 Directors Stock Option Plan, the Zurn Industries, Inc. 1991 Stock Option Plan, the Zurn

Industries, Inc. 1995 Directors Stock Option Plan (the "Zurn 1995 Directors Plan") and the Zurn Industries, Inc. 1996 Employee Stock Option Plan, Zurn has granted options to purchase Zurn Common Stock to selected directors, officers and employees. All outstanding options granted under such plans will become vested upon a "change in control" event. The Zurn Merger Approval will constitute such an event. As a result of the foregoing, upon the occurrence of the Zurn Merger Approval outstanding options to purchase the number of shares of Zurn Common Stock indicated will become vested for each executive officer of Zurn listed in the summary compensation table included in Zurn's proxy statement relating to its 1997 Annual Meeting of Shareholders, except one such executive officer who is no longer employed by Zurn (the "Named Officers"), as follows:
Robert R. Womack, 167,500 shares; Frank E. Sheeder, 47,500 shares; John R. Mellett, 47,500 shares; and Dennis Haines, 36,250 shares. As of the date of this Joint Proxy Statement/Prospectus, no directors of Zurn hold unvested options to purchase shares of Zurn Common Stock.

    As described under "The Merger Agreement--Treatment of Stock Options" below, outstanding options to purchase Zurn Common Stock will be converted into options to purchase New USI Common Stock. The following table sets forth, with respect to each of the Named Officers, each director of Zurn and the executive officers and directors of Zurn as a group: (i) the number of shares of Zurn Common Stock subject to stock options held by such persons as of May 8, 1998 that are vested or will vest as a result of the Transaction, (ii) the weighted average exercise price for such Zurn stock options held by such persons and (iii) the estimated aggregate value of such stock options (before deduction for applicable withholding taxes), based on the price of Zurn Common Stock at the close of business on May 7, 1998 of $42.75 and determined by subtracting the aggregate exercise price of in-the-money stock options from the total value of the shares subject to such stock options.

                                                                                        WEIGHTED
                                                                                         AVERAGE        ESTIMATED
                                                                         NUMBER OF      EXERCISE        AGGREGATE
NAMED OFFICERS                                                            SHARES     PRICE PER SHARE      VALUE
----------------------------------------------------------------------  -----------  ---------------  -------------
Robert R. Womack......................................................     206,000      $  21.193     $   4,440,742
Frank E. Sheeder......................................................      75,000         21.533         1,591,275
John R. Mellett.......................................................      72,000         21.337         1,541,736
Dennis Haines.........................................................      92,000         25.001         1,632,908

DIRECTORS
Scott G. Arbuckle.....................................................       2,000         28.125            29,250
Zoe Baird.............................................................       7,000         24.679           126,497
Michael K. Brown......................................................       4,000         24.438            73,248
William E. Butler.....................................................       7,000         24.679           126,497
Edward J. Campbell....................................................      11,000         29.875           144,875
Robert D. Neary.......................................................       6,000         23.333           116,502
John M. Sergey........................................................       2,000         28.125            29,250

All executive officers and directors as a group.......................     565,500         22.943        11,203,949

    Pursuant to the Zurn Directors Option Plan, Zurn has also granted restricted shares of Zurn Common Stock to non-employee directors. All restrictions on restricted shares of Zurn Common Stock granted under the Zurn Directors Option Plan will lapse upon a "change in control" event. The Zurn Merger Approval would constitute such an event. As a result of the foregoing, upon the occurrence of the Zurn Merger Approval all restrictions on the number of restricted shares of Zurn Common Stock indicated will lapse for each of the non-employee directors of Zurn as follows: Scott G. Arbuckle, 500 shares; Zoe Baird, 1,194 shares; Michael
K. Brown, 1,148 shares; Robert D. Neary, 1,278 shares; and John M. Sergey, 500 shares. As of the date of this Joint Proxy Statement/Prospectus, none of the Named Officers holds restricted shares of Zurn Common Stock.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Under the Zurn Industries, Inc. Supplemental Executive Retirement Plan, Zurn has granted retirement benefits to certain current and former executive employees. The plan provides that upon a "change in control" event each participant will immediately receive a lump-sum payment equal to the present value of such participant's benefits under the plan. Absent an amendment to the plan, the Zurn Merger Approval would constitute such an event under the plan. However, it is presently contemplated that, prior to the Zurn Merger Approval, the plan will be amended such that (i) the Zurn Merger Approval will not constitute such an event and (ii) no action subsequent to the date of the Zurn Merger Approval will have the effect of reducing the accrued benefits to which any participant in such plan was entitled as of such date.

    RETIREMENT PLANS FOR OUTSIDE DIRECTORS. Under the Zurn Industries, Inc. 1982 Retirement Plan for Outside Directors and the Zurn Industries, Inc. 1986 Retirement Plan for Outside Directors, non-employee directors who have certain amounts of service on the Zurn Board become eligible for accrued benefits thereunder upon retirement. Each such plan provides that upon a "change in control" event each participant eligible to receive benefits under such plan will immediately receive a lump-sum payment equal to the present value of such participant's vested benefit. Absent an amendment to any such plan, the Zurn Merger Approval would constitute such an event under such plan. However, it is presently contemplated that, prior to the Zurn Merger Approval, each such plan will be amended such that (i) the Zurn Merger Approval will not constitute such an event and (ii) no action subsequent to the date of the Zurn Merger Approval will have the effect of reducing the accrued benefits to which any participant in such plan was entitled as of such date.

    DEFERRED COMPENSATION PLANS. Under the Zurn Industries, Inc. Deferred Compensation Plan for Non-Employee Directors, the Zurn Industries, Inc. Deferred Compensation Plan for Salaried Employees and the Zurn Industries, Inc. Optional Deferment Plan for Incentive Compensation Plan Participants, Zurn has granted to non-employee directors and certain employees, as applicable, the right to participate in certain deferred compensation arrangements. Each such plan provides that upon a "change in control" event each participant will receive all amounts credited to the account of such participant under such plan in a lump-sum single payment. Absent an amendment to any such plan, the Zurn Merger Approval would constitute such an event under such plan. However, it is presently contemplated that, prior to the Zurn Merger Approval, each such plan will be amended such that (i) the Zurn Merger Approval will not constitute such an event and (ii) no action subsequent to the date of the Zurn Merger Approval may adversely affect the interest of any participant in such plan without the participant's consent.

    SUPPLEMENTAL PENSION PLAN. Under the Zurn Industries, Inc. Supplemental Pension Plan, Zurn has granted pension benefits to certain employees. Such plan provides that upon a "change in control" event each participant will be entitled to an immediate lump-sum payment equal to the present value of benefits payable to such participant under such plan. Absent an amendment to the plan, the Zurn Merger Approval would constitute such an event. However, it is presently contemplated that, prior to the Zurn Merger Approval, the plan will be amended such that (i) the Zurn Merger Approval will not constitute such an event and
(ii) no action subsequent to the date of the Zurn Merger Approval will have the effect of reducing the accrued benefits to which any participant in such plan was entitled as of such date.

    EXECUTIVE INCENTIVE PLAN. Under the Zurn Incentive Plan, Zurn has granted to certain employees the opportunity to receive incentive compensation based on Zurn's profitability. Such plan provides generally that for one year following a "change in control" event, if the participant is terminated without "cause" or the participant terminates for "good reason" (including a material adverse change in the nature or scope of the participant's responsibilities, authorities, duties or position or the failure of Zurn to provide substantially similar benefits in the aggregate), then the participant will receive a prorated incentive award. The Zurn Merger Approval would constitute a "change in control" event under such plan. Therefore, for one year following the Zurn Merger Approval, if any participant were terminated without cause or terminated for good reason then such participant would receive a prorated incentive award. It is not anticipated that any such prorated incentive awards will become payable in connection with the Transaction. See "The Merger Agreement--Certain Covenants--Benefit Matters" for a description of certain actions taken by the Zurn Board in respect of such plan.

    LONG-TERM INCENTIVE PLAN. Under the Zurn LTIP, Zurn has granted to certain employees the opportunity to receive incentive compensation based on Zurn's profitability. Such plan provides that upon a "change in control" event each participant will receive a prorated incentive award. The Zurn Merger Approval would constitute such an event. See "The Merger Agreement--Certain Covenants--Benefit Matters" for a description of certain actions taken by the Zurn Board in respect of such plan. It is presently estimated that upon the occurrence of the Zurn Merger Approval, the Named Officers will be entitled to receive lump-sum payments under such plan as follows: Robert R. Womack, $266,097; Frank E. Sheeder, $64,313; John R. Mellett, $57,167; and Dennis Haines, $41,684.

    EMPLOYMENT AND SEVERANCE AGREEMENTS. Zurn has employment and severance agreements with the following persons: William J. Durbin, Dennis Haines, George
W. Hanthorn, James A. Harris, Alex P. Marini, John R. Mellett, John E. Rutzler, III, Frank E. Sheeder, Brooks F. Sherman, Robert R. Womack, and James A. Zurn. Such agreements provide generally that for three years following a "change in control" event, if the employee is terminated without "cause" or the employee terminates for "good reason" (including a material adverse change in the nature or scope of the employee's responsibilities, authorities, duties or position or the failure to provide substantially similar benefits in the aggregate), the employee will receive certain severance payments. It is not anticipated that any such severance payments will become payable in connection with the Transaction, except that the employment agreements described under "The Transaction--Interests of Certain Persons in the Transaction--New Employment Agreements" provide that such payments will be made in the cases of Messrs. Womack, Sheeder and Mellett as follows: Mr. Womack, $3,036,000; Mr. Sheeder, $1,458,000 and Mr. Mellet, $1,296,000.

    For a discussion of provisions of the Merger Agreement relating to the employee benefit arrangements described above, see "The Merger
Agreement--Certain Covenants."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of the material federal income tax consequences of the Transaction and is based on the Code, the final, proposed and temporary Treasury Regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. The discussion set forth below does not address all aspects of federal income taxation that may be relevant to a stockholder or shareholder in light of such stockholder's or shareholder's particular circumstances or to stockholders or shareholders subject to special rules under the federal income tax laws, such as non-United States persons, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or stockholders or shareholders who acquired their USI or Zurn shares pursuant to the exercise of employee stock options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that holders of USI Common Stock and holders of Zurn Common Stock hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code.

    None of USI, Zurn or New USI intends to secure a ruling from the Internal Revenue Service with respect to the tax consequences of the Transaction. Weil, Gotshal & Manges LLP has delivered to USI an opinion dated May 8, 1998, a copy of which is filed as Exhibit 8.1 to the Registration Statement, to the effect that (based upon and subject to the assumptions and other matters referred to therein) no gain or loss will be recognized by New USI, USI or Blue Merger Corp. as a result of the USI Merger and that no gain or loss will be recognized by holders of USI Common Stock as a result of the USI Merger. It is a condition to the obligation of USI to consummate the Transaction that USI shall have received an opinion, dated the Closing Date (as defined below), from Weil, Gotshal & Manges LLP to the same effect. Jones

Day has delivered to Zurn an opinion dated May 8, 1998, a copy of which is filed as Exhibit 8.2 to the Registration Statement, to the effect that (based upon and subject to the assumptions and other matters referred to therein) no gain or loss will be recognized by New USI, Zurn or Zoro Merger Corp. as a result of the Zurn Merger and no gain or loss will be recognized by holders of Zurn Common Stock as a result of the Zurn Merger, except gain or loss may be recognized with respect to the cash received in lieu of fractional shares. It is a condition to the obligation of Zurn to consummate the Transaction that Zurn shall have received an opinion, dated the Closing Date, from Jones Day to the same effect. The opinions of Weil, Gotshal & Manges LLP and Jones Day, dated as of the Closing Date, will be based on facts existing at the date hereof and at the Closing Date. In rendering the opinions of counsel, dated as of the Closing Date, Weil, Gotshal & Manges LLP and Jones Day may assume the absence of changes in existing facts and will rely on representations and covenants made by New USI, USI, Zurn and others.

    TAX IMPLICATIONS TO USI STOCKHOLDERS. The opinion of Weil, Gotshal & Manges LLP, dated May 8, 1998 is that no gain or loss will be recognized for federal income tax purposes by holders of USI Common Stock whose USI Common Stock is converted into New USI Common Stock pursuant to the USI Merger.

    Further, in the opinion of Weil, Gotshal & Manges LLP, the aggregate tax basis of New USI Common Stock received as a result of the USI Merger will be the same as the stockholder's aggregate tax basis in the USI Common Stock which was converted pursuant to the USI Merger. The holding period of the New USI Common Stock held by former holders of USI Common Stock as a result of the conversion pursuant to the USI Merger will include the period during which such stockholders held the USI Common Stock exchanged.

    TAX IMPLICATIONS TO ZURN SHAREHOLDERS. The opinion of Jones Day, dated May 8, 1998, is to the effect that no gain or loss will be recognized for federal income tax purposes by holders of Zurn Common Stock as a result of the Zurn Merger, except gain or loss may be recognized with respect to cash received in lieu of fractional shares as discussed below.

    Cash received in lieu of fractional share interests will be treated as received in exchange for a fractional share of New USI Common Stock. Gain or loss recognized on such exchange will be measured by the difference between the amount of cash received and the portion of the tax basis in the shares of the Zurn Common Stock surrendered that is allocable to such fractional share. Such gain or loss will be capital gain or loss and, in the case of a shareholder that is an individual or a non-corporate entity, if such deemed exchanged fractional share of New USI Common Stock is considered to have been held for more than 18 months at the Effective Time, any gain will be adjusted net capital gain taxed at a maximum rate of 20 percent. If such deemed exchanged fractional share of New USI Common Stock is considered to have been held for more than one year but not more than 18 months at the Effective Time, any gain, in the case of a shareholder that is an individual or a non-corporate entity, will be "mid-term gain," taxed at a maximum rate of 28 percent.

    Further, Jones Day has advised Zurn that the aggregate tax basis of New USI Common Stock to be received by shareholders of Zurn as a result of the Zurn Merger will be the same as the shareholder's aggregate tax basis in the Zurn Common Stock surrendered in the exchange, decreased by the basis allocable to fractional shares for which cash is received in the Zurn Merger, and increased by the amount of gain recognized on the exchange. The holding period of the New USI Common Stock held by former holders of Zurn Common Stock as a result of the exchange will include the period during which such shareholders held the Zurn Common Stock exchanged.

    HOLDERS OF USI COMMON STOCK OR ZURN COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO PERSONAL TAX CONSEQUENCES OF THE TRANSACTION, WHICH MAY VARY FOR HOLDERS IN DIFFERENT TAX SITUATIONS, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ACCOUNTING TREATMENT

    The Transaction is expected to be accounted for by New USI under the pooling method of accounting for business combinations. See "Unaudited Pro Forma Consolidated Condensed Financial Statements."

CERTAIN FEES AND EXPENSES

    Zurn has retained BT Wolfensohn pursuant to the Engagement Letter. As compensation for BT Wolfensohn's services in connection with the Transaction, Zurn has paid BT Wolfensohn cash fees of $1,000,000 in the aggregate and has agreed to pay an additional cash fee of $3,000,000 if the Transaction is consummated. Regardless of whether the Transaction is consummated, Zurn has agreed to reimburse BT Wolfensohn for reasonable fees and disbursements of BT Wolfensohn's counsel and all of BT Wolfensohn's reasonable travel and other out-of-pocket expenses incurred in connection with the Transaction or otherwise arising out of the retention of BT Wolfensohn under the Engagement Letter. Zurn has also agreed to indemnify BT Wolfensohn and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the Federal securities laws arising out of its engagement or the Transaction.

    USI retained CSFB, pursuant to the terms of a letter agreement (the "USI Engagement Letter"), as its financial advisor to provide financial analyses and advice and to render an opinion to the USI Board as to the fairness of the Zurn Exchange Ratio to USI from a financial point of view. USI agreed to pay CSFB, as compensation for its services under the USI Engagement Letter, a fee of $4,000,000, $250,000 of which was payable upon delivery of the CSFB Opinion, $750,000 of which was payable upon announcement of the Transaction and the remaining $3,000,000 of which will be payable upon consummation of the Mergers. In addition, USI granted CSFB a right of first offer to act as co-lead manager for an offering of debt securities of USI or New USI in connection with the Transaction. USI will also reimburse CSFB for certain out-of-pocket expenses incurred in connection with its services to USI, including fees and expenses of legal counsel and any other advisor retained by CSFB. In addition, USI also agreed to indemnify CSFB, its affiliates, the respective directors, officers, partners, agents and employees of CSFB and its affiliates, and each person, if any, controlling CSFB or any of its affiliates, against certain liabilities, including liabilities under the Federal securities laws.

REGULATORY APPROVALS

    HSR ACT

    Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), transactions such as the Transaction may not be consummated until notifications have been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and specified waiting period requirements have been satisfied. USI and Zurn have filed all appropriate Notification and Report Forms with the Antitrust Division and the FTC with respect to the Transaction, and the waiting period with respect to such filings was terminated on March 27, 1998.

    Shareholders of Zurn who, following the Transaction, will hold in excess of $15 million of voting securities of New USI and who meet certain requirements set forth in the HSR Act may be required prior to their acquisition of New USI Common Stock to file a Notification and Report form with the Federal Trade Commission and the Antitrust Division of the Department of Justice as required under the HSR Act, unless an applicable exemption under the HSR Act and accompanying rules applies.

    OTHER ANTITRUST

    Other antitrust authorities may also bring legal action under state or federal antitrust laws. Such action could include seeking to enjoin the consummation of the Transaction or seeking divestiture of certain assets of USI or Zurn. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Transaction on antitrust grounds will not be made or, if such a challenge is made, with respect to the result thereof.

    STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION

    USI and Zurn have filed applications with all applicable domestic regulatory agencies and have taken, or will take, other appropriate action with respect to any requisite approvals or other action of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, whose consent, approval, order or authorization, or with whom registration, declaration or filing of the Merger Agreement is required to consummate the Transaction, subject to the provisions of the Merger Agreement.

    The Merger Agreement provides that the obligation of each of USI and Zurn to consummate the Transaction is conditioned upon, among other things, the termination or expiration of any applicable waiting period under the HSR Act, and the absence of any statute, rule, regulation, executive order, decree, ruling or injunction prohibiting consummation of the Transaction. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Transaction, and, if approvals are received or action is taken, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Transaction. In addition, there can be no assurance that an action will not be brought challenging such approvals or action, or, if such challenge is made, with respect to the result thereof.

    USI and Zurn are not aware of any material governmental approvals or actions that may be required for consummation of the Transaction other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause the parties to abandon the Transaction.

STOCK EXCHANGE LISTING

    New USI intends to apply for listing of the New USI Common Stock on the NYSE and anticipates that its shares will trade on the NYSE, upon official notice of issuance, under the symbol "USI."

FEDERAL SECURITIES LAWS CONSEQUENCES

    All shares of New USI Common Stock received by USI stockholders and Zurn shareholders in the Mergers will be freely transferable under the Federal securities laws, except that shares of New USI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of USI or Zurn prior to the consummation of the Mergers may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of New USI) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of USI, Zurn or New USI generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

ABSENCE OF APPRAISAL AND DISSENTERS' RIGHTS

    USI

    Under the DGCL, holders of USI Common Stock are not entitled to appraisal or dissenters' rights in connection with the USI Merger because the USI Common Stock is listed on the NYSE and the consideration which such holders will be entitled to receive in the USI Merger will consist solely of New USI Common Stock, which is expected to be listed on the NYSE, upon official notice of issuance, and cash in lieu of fractional shares.

    ZURN

    Under the PBCL, holders of Zurn Common Stock are not entitled to appraisal or dissenters' rights in connection with the Zurn Merger because the consideration which such holders will be entitled to receive in the Zurn Merger will consist solely of New USI Common Stock, which is expected to be listed on the NYSE, upon official notice of issuance, and cash in lieu of fractional shares.

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. The following summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Appendix A-1 and incorporated herein by reference.

THE MERGERS

    Pursuant to the Merger Agreement and on the terms and subject to the conditions set forth in the Merger Agreement, (i) Blue Merger Corp. will be merged with and into USI in accordance with the DGCL and USI will continue as the surviving corporation and (ii) Zoro Merger Corp. will be merged with and into Zurn in accordance with the PBCL and Zurn will continue as the surviving corporation. Following the Mergers, USI and Zurn will each be a wholly owned subsidiary of New USI.

    The closing of the Mergers (the "Closing") will take place on a date to be specified by the parties, which shall be the first business day on which all of the conditions set forth in the Merger Agreement have been satisfied or waived (the "Closing Date"). See "--Conditions to the Mergers." The parties will cause the Mergers to be consummated concurrently by (i) filing a certificate of merger with the Secretary of State of the State of Delaware with respect to the USI Merger and (ii) filing articles of merger with the Secretary of State of the Commonwealth of Pennsylvania with respect to the Zurn Merger. The time at which both filings have been made is referred to as the Effective Time.

CONVERSION OF USI COMMON STOCK

    At the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, (a) each issued and outstanding share of USI Common Stock, other than shares held in the treasury of USI, will cease to exist and will be converted into one share of New USI Common Stock, and (b) all shares of USI Common Stock held in the treasury of USI will be canceled and retired without any payment or other consideration therefor.

    HOLDERS OF USI COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF USI COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE USI MERGER IS CONSUMMATED, CERTIFICATES THAT, PRIOR TO CONSUMMATION OF THE USI MERGER, REPRESENTED SHARES OF USI COMMON STOCK WILL, FOLLOWING CONSUMMATION OF THE USI MERGER, REPRESENT SHARES OF NEW USI COMMON STOCK WITH NO ACTION REQUIRED ON THE PART OF THE HOLDERS OF USI COMMON STOCK.

CONVERSION OF ZURN COMMON STOCK

    At the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, (a) each issued and outstanding share of Zurn Common Stock, other than shares held in the treasury of Zurn, will cease to exist and be converted into the right to receive the Zurn Merger Consideration upon surrender of the certificate theretofore representing such share and (b) all shares of Zurn Common Stock held in the treasury of Zurn will be canceled and retired without any payment or other consideration therefor.

    HOLDERS OF ZURN COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF ZURN COMMON STOCK WITH THE ENCLOSED PROXY CARD. IF THE TRANSACTION IS APPROVED, A LETTER OF TRANSMITTAL WILL BE MAILED AFTER THE EFFECTIVE TIME OF THE MERGERS TO EACH PERSON WHO WAS A HOLDER OF OUTSTANDING SHARES OF ZURN COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVE TIME. ZURN SHAREHOLDERS SHOULD SEND CERTIFICATES REPRESENTING ZURN COMMON

STOCK TO THE EXCHANGE AGENT ONLY AFTER THEY RECEIVE, AND IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN, THE LETTER OF TRANSMITTAL.

TREATMENT OF OPTIONS

    At the Effective Time, on the terms and subject to the conditions set forth in the Merger Agreement, each outstanding option to purchase shares of USI Common Stock and each outstanding option to purchase shares of Zurn Common Stock will be assumed by New USI and converted into an option to purchase shares of New USI Common Stock. Following the Effective Time, each such option to purchase shares of New USI Common Stock will have the same terms and conditions as nearly as practicable as are in effect immediately prior to the Effective Time, including the following: (i) each option to purchase shares of USI Common Stock will be exercisable for that number of shares of New USI Common Stock equal to the number of shares of USI Common Stock for which such option was exercisable immediately prior to the Effective Time of the Mergers, and the exercise price per share under each option to purchase shares of USI Comon Stock will be equal to the exercise price per share of such option immediately prior to the Effective Time, and (ii) each option to purchase shares of Zurn Common Stock will be exercisable for that number of shares of New USI Common Stock equal to the product of the number of shares of Zurn Common Stock for which such option was exercisable immediately prior to the Effective Time and the Zurn Exchange Ratio, and the exercise price per share under each option to purchase shares of Zurn Common Stock will be equal to the exercise price per share of such option immediately prior to the Effective Time divided by the Zurn Exchange Ratio. Upon the Zurn Merger Approval, all options to purchase Zurn Common Stock will become vested. In addition, at the Effective Time, (i) New USI will assume all Zurn stock option plans and (ii) New USI will assume the Amended U.S. Industries, Inc. Stock Option Plan and the USI Restricted Stock Plan, as amended.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by both USI and Zurn (as applicable) as to, among other things, (i) due organization, good standing and absence of violations of constitutive documents,
(ii) capital structure, (iii) requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, due authorization, execution and delivery of the Merger Agreement, validity and enforceability of the Merger Agreement and the compliance of the Mergers with constitutive documents, agreements and applicable laws, (iv) required filings, consents and approvals, (v) disclosure contained in documents filed with the Commission and absence of certain undisclosed liabilities, (vi) absence of certain material changes or events, (vii) absence of certain litigation, (viii) compliance with laws, (ix) employee benefit plans,
(x) compliance with laws applicable to employee benefit plans, (xi) environmental matters, (xii) tax matters, (xiii) receipt of fairness opinions,
(xiv) accounting matters, (xv) absence of default under and disclosure of material contracts and (xvi) status of the bankruptcy proceeding of United States Brass Corporation ("U.S. Brass"), a wholly owned subsidiary of Zurn.

CERTAIN COVENANTS

    CONDUCT OF BUSINESS PENDING THE MERGERS

    USI and Zurn have agreed that, except as contemplated by the Merger Agreement, prior to the Effective Time, USI and Zurn will, and will cause their respective subsidiaries to, conduct their respective operations in the ordinary course of business consistent with past practice. Specifically, except as contemplated by the Merger Agreement and subject to various other exceptions, prior to the Effective Time, USI and Zurn have agreed not to, and not to permit their respective subsidiaries to, (i) amend their respective charter or by-laws,
(ii) authorize for issuance, issue, sell or deliver any stock of any class,
(iii) split, combine or reclassify any shares of capital stock or declare, set aside or pay any dividends or make any other distributions in respect of any USI Common Stock, Zurn Common Stock or Zurn Preferred Stock, other than regular quarterly cash dividends, (iv) adopt any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, (v) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or the ownership of any subsidiary, (vi) in the case of Zurn only, (A) incur any indebtedness for borrowed money, except for borrowings under lines of credit existing as of the date of the Merger Agreement or in the ordinary course of business not in excess of $20 million in the aggregate, (B) assume, guarantee, endorse or otherwise become responsible for obligations of any other person, except for obligations incurred in the ordinary course of business consistent with past practice not in excess of $20 million, (C) make any loans, advances or capital contributions to, or investments in, any other person (as required under existing agreements), (D) pledge shares of capital stock of Zurn or its subsidiaries or (E) mortgage or pledge any material assets, (vii) in the case of Zurn only (except for normal increases in the ordinary course of business or as required under existing agreements), (A) increase the compensation or fringe benefits of its executive officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance arrangement with, any director, executive officer or employee or (C) establish, adopt, enter into or amend in any material respect any rights or benefits under any employee benefit plan, (viii) in the case of Zurn only, acquire or dispose of any assets, subject to certain exceptions including acquisitions of raw material in the ordinary course of business or of assets with a fair market value of less than $25 million in the aggregate, (ix) in the case of Zurn only, change any accounting principles, (x) in the case of Zurn only, make or revoke any material tax election or settle or compromise any material tax liability or refund, (xi) in the case of Zurn only, settle or compromise any pending or threatened suit, action or claim relating to the Transactions, (xii) in the case of Zurn only, take any material action with respect to the U.S. Brass bankruptcy proceeding not contemplated by the Fourth Amended Plan of Reorganization of U.S. Brass or
(xiii) take or agree to take any of the foregoing actions.

    SOLICITATION OF ACQUISITION PROPOSALS

    Zurn has agreed that it will not, nor will it authorize or permit any of its subsidiaries to, nor any of its or its subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative or advisor of Zurn) to, directly or indirectly, initiate, solicit or knowingly encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below). Zurn may, however, upon a good faith determination by the Zurn Board based upon the advice of outside legal counsel that such action is necessary for the Zurn Board to comply with its fiduciary duties, in response to a bona fide, written Acquisition Proposal made after the date of the Merger Agreement, (i) after providing reasonable prior notice to USI, furnish information to any person pursuant to a confidentiality agreement on terms no less favorable to Zurn than those contained in the confidentiality agreement between Zurn and USI dated October 13, 1997, and (ii) participate in discussions, investigations and/or negotiations regarding the Acquisition Proposal. Zurn has also agreed to advise USI promptly of any Acquisition Proposal. For the purposes of the Merger Agreement, the term "Acquisition Proposal" means any inquiry, proposal or offer relating to any of the following (other than the transactions contemplated by the Merger Agreement) involving Zurn or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Zurn and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;
(iii) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than 20% of the outstanding shares of Zurn Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

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
    The Zurn Board may not, except as described in the following sentence, (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to USI, its approval and recommendation of the Zurn Merger and the Merger Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) cause Zurn to enter into any agreement (other than a confidentiality agreement) with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Zurn Board determines in good faith, based on the advice of outside legal counsel, that it is necessary to take any of the foregoing actions, Zurn may take such action, provided that it first gives written notice to USI advising USI that the Zurn Board has received a Superior Proposal (as defined below), specifying the terms and conditions of, and identifying the person making, such Superior Proposal and then waits five business days prior to taking such action. For the purposes of the Merger Agreement, the term "Superior Proposal" means any Acquisition Proposal that the Zurn Board determines (x) in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to Zurn's shareholders than the Zurn Merger and (y) in the manner contemplated by Subchapter B of Chapter 17 of the PBCL, to be otherwise in the best interests of Zurn.

    ACCESS TO INFORMATION

    Each of USI and Zurn has agreed to afford to the other and its authorized representatives reasonable access to its employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries prior to the Effective Time. Except as required by law, each of Zurn and USI has agreed to hold any non-public information in confidence to the extent required by the confidentiality agreement entered into by such parties.

    OTHER ACTIONS

    In general, each party has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by the Merger Agreement.

    INDEMNIFICATION AND INSURANCE

    From and after the Effective Time, New USI has agreed, to the fullest extent permitted by applicable law, to indemnify directors, officers and employees of the parties to the Merger Agreement against all losses, expenses, claims, damages, liabilities and (subject to New USI's approval of amounts paid in settlement) for acts or omissions occurring prior to the Effective Time, based on the fact that such person is or was a director, officer or employee of a party to the Merger Agreement, or based on the transactions contemplated by the Merger Agreement. New USI has agreed to cause to be maintained in effect for a period of not less than six years after the Effective Time the directors' and officers' liability insurance maintained by Zurn for the benefit of those persons covered by such policies at the Effective Time to the extent such insurance can be maintained for an annual premium not in excess of 200 percent of the premium for the current Zurn directors' and officers' insurance (the "Maximum Premium"). If such insurance cannot be obtained or maintained at such cost, then USI will maintain or obtain as much of such insurance coverage as can be obtained at a cost equal to the Maximum Premium.

    BENEFIT MATTERS

    The Merger Agreement provides generally that New USI will (i) honor and provide for payment of all obligations and benefits under all Zurn employee benefit plans in accordance with their terms on the date of the Merger Agreement and as amended in accordance with the provisions of the Merger Agreement, (ii) honor and provide for the payment of all obligations and benefits under all employment or severance agreements between Zurn and any employee or former employee who is or had been an employee of Zurn or any of its subsidiaries on or before the Effective Time in accordance with their terms on the date of the

Merger Agreement and as amended in accordance with the provisions of the Merger Agreement, (iii) provide from and after the Effective Time until the second anniversary of the Effective Time, employee benefits which are at least substantially comparable in the aggregate to the level of employee benefits provided by Zurn and its subsidiaries under the employee benefit plans in effect as of the Effective Time for the benefit of employees, and (iv) provide until the first anniversary of the Effective Time for the benefit of employees who remain in the employ of Zurn as a surviving corporation or New USI or any of its affiliates employee compensation plans that are in the aggregate at a level at least substantially comparable to the employee compensation plans provided by Zurn and its subsidiaries under the compensation arrangements in effect as of the Effective Time.

    The Merger Agreement also provides that if employees are included in any benefit plan of New USI or its subsidiaries, such employees will receive credit as employees of New USI and its subsidiaries for service prior to the Effective Time with Zurn and its subsidiaries to the same extent such service was counted under similar Zurn employee benefit plans for purposes of eligibility, vesting and eligibility for retirement and, in addition, that with respect to vacation, disability and severance, such service will also be counted for benefit accrual. If employees are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time, New USI has agreed that any such plans will not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Zurn employee benefit plan at the Effective Time, and will provide credit for any deductibles and co-payments applied or made with respect to each employee in the calendar year of the change.

    Pursuant to the Merger Agreement, the Zurn Board has taken action in respect of the Zurn Incentive Plan and the Zurn LTIP to provide that for the purposes of determining all awards thereunder that are to be determined with reference to Zurn's performance for its fiscal year ending March 31, 1998, the effects of all transaction costs and non-recurring charges associated with or taken in contemplation of the Zurn Merger will be disregarded.

    At the Effective Time, New USI will assume sponsorship of all stock option and/or restricted stock plans sponsored by each of Zurn and USI. In addition, New USI will assume the U.S. Industries, Inc. Annual Performance Incentive Plan.

    In the Merger Agreement, the parties thereto acknowledge that nothing contained therein will be deemed to be a commitment on the part of New USI or Zurn, as a surviving corporation, to provide employment to any person for any period of time and, except as otherwise provided in the Merger Agreement, nothing contained therein will be deemed to prevent New USI or Zurn, as a surviving corporation, from amending or terminating any employee benefit plan in accordance with its terms.

    REDEMPTION OF ZURN PREFERRED STOCK

    The Merger Agreement required Zurn to take certain specified actions to redeem the Zurn Preferred Stock. On April 6, 1998, all outstanding shares of Zurn Preferred Stock were redeemed for $40.00 per share, plus accrued and unpaid dividends up to and including such date.

    CERTAIN OTHER COVENANTS

    The Merger Agreement also contains customary covenants applicable to transactions like the Mergers, including covenants relating to (i) delivery of letters of accountants relating to financial information included in this Joint Proxy Statement/Prospectus, (ii) each party's antitrust filing obligations,
(iii) consultation prior to the issuance of any press release or other public statement, (iv) each party's obligation to pay its own fees and expenses (subject to the provisions described in "--Effect of Termination"), (v) the listing on the NYSE of the shares of New USI Common Stock to be issued in the Mergers and (vi) execution and delivery of closing documentation.

CONDITIONS TO THE MERGERS

    The obligations of each party to the Merger Agreement to effect the Mergers are subject to certain conditions, including the following: (i) the Zurn Merger Approval and the USI Merger Approval shall have been obtained; (ii) no statute, rule, regulation, executive order, decree, ruling or injunction prohibiting the consummation of the Merger shall have been enacted, entered, promulgated or enforced by a governmental authority; (iii) the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act shall have terminated or expired (which condition has been satisfied as a result of the early termination of the waiting period as of March 27, 1998); (iv) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;
(v) each of USI and Zurn shall have received a letter dated as of the Effective Time from Ernst & Young stating in substance that each of the Mergers will qualify as a pooling of interests transaction under APB No. 16 and the applicable rules and regulations of the Commission; and (vi) the New USI Common Stock issuable in the Mergers shall have been authorized for listing on the NYSE upon official notice of issuance.

    The obligations of USI to consummate the USI Merger are also subject to certain additional conditions, including the following: (i) the accuracy in all material respects of the representations and warranties of Zurn set forth in the Merger Agreement; (ii) Zurn having performed in all material respects all obligations required to be performed by Zurn under the Merger Agreement at or prior to the Closing; (iii) receipt by USI and Zurn of satisfactory opinions of their respective counsel regarding certain tax matters; and (iv) evidence that the Zurn Preferred Stock shall have been redeemed by Zurn.

    The obligations of Zurn to consummate the Zurn Merger are also subject to certain additional conditions, including the following: (i) the accuracy in all material respects of the representations and warranties of USI, New USI, Blue Merger Corp. and Zoro Merger Corp. set forth in the Merger Agreement; (ii) USI, New USI, Blue Merger Corp. and Zoro Merger Corp. having performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing; (iii) the New USI Board consisting of the USI Board, together with Mr. Butler and Mr. Womack; and (iv) receipt by Zurn and USI of satisfactory opinions of their respective counsel regarding certain tax matters.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual written consent of USI and Zurn, (ii) by USI or Zurn if the Mergers shall not have been consummated on or before July 31, 1998, unless the failure to consummate the Mergers is the result of the failure to fulfill any obligations under the Merger Agreement by the party seeking to terminate the Merger Agreement, (iii) by USI or Zurn if at the Zurn Meeting the Zurn Merger Approval is not obtained, (iv) by USI or Zurn if at the USI Meeting the USI Merger Approval is not obtained, or (v) by USI or Zurn if a court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining or otherwise prohibiting the Mergers. The Merger Agreement may also be terminated by either USI or Zurn if there shall have been a material breach of representation or warranty, or material breach of covenants or agreements, by Zurn (in the case of a termination by USI) or by USI, New USI, Blue Merger Corp. or Zoro Merger Corp. (in the case of a termination by Zurn) which has not been cured within 15 days of notice thereof (in the case of a breach of covenant) or cannot be cured by July 31, 1998 (in the case of a breach of representation or warranty).

    The Merger Agreement may also be terminated by Zurn if Zurn concurrently or immediately following such termination enters into an agreement providing for the consummation of transactions contemplated by a Superior Proposal after complying with the provisions of the Merger Agreement described in the second paragraph under "--Certain Covenants--Soliciation of Acquisition Proposals," including the expiration of the five-business day period described therein. The Merger Agreement may also be terminated by USI if the Zurn Board shall have withdrawn or modified, or shall have publicly proposed to withdraw or modify, its approval or recommendation of the Merger Agreement or the Zurn Merger, or shall have recommended, or shall have publicly proposed to recommend, to Zurn shareholders any Acquisition Proposal (other than the Zurn Merger), or Zurn shall have publicly proposed to enter into an agreement providing for the consummation of the transactions contemplated by a Superior Proposal, or the Zurn Board, following the commencement, public proposal, public disclosure or communication to Zurn of any Acquisition Proposal, shall have failed to call, give notice of, convene or hold a shareholders meeting to vote upon the Zurn Merger in breach of its obligations under the Merger Agreement.

EFFECTS OF TERMINATION

    Zurn would be obligated to pay to USI a fee of $10 million plus expenses of USI up to $2 million if the Merger Agreement were terminated under any of the following circumstances: (i) by USI or Zurn because Zurn shall have convened a shareholder meeting and failed to obtain the Zurn Merger Approval thereat where prior to or on the date of such meeting there shall have been commenced, publicly disclosed or publicly proposed any transaction (other than the Zurn Merger) that, if consummated, would constitute an Acquisition Proposal and, within 12 months after the termination of the Merger Agreement, Zurn consummates the transaction contemplated by (A) any Acquisition Proposal (other than the Zurn Merger) which shall have been commenced, publicly disclosed or publicly proposed prior to or on the date of such meeting or (B) any Acquisition Proposal (other than the Zurn Merger) which contemplates the acquisition of more than 50% of the assets of Zurn and its subsidiaries, taken as a whole, or the outstanding Zurn Common Stock, (ii) by USI because the Zurn Board, following the commencement, public proposal, public disclosure or communication to Zurn of any Acquisition Proposal, shall have failed to call, give notice of, convene or hold a shareholders meeting to vote upon the Zurn Merger in breach of its obligations under the Merger Agreement and, within 12 months after the date on which the Zurn Board so failed to call, give notice of, convene or hold such a shareholders meeting, Zurn consummates the transaction contemplated by (A) any Acquisition Proposal (other than the Zurn Merger) which shall have been commenced, publicly disclosed or publicly proposed prior to or on the date on which the Zurn Board shall have failed to call, give notice of, convene or hold such a shareholder meeting or (B) any Acquisition Proposal (other than the Zurn Merger) which contemplates the acquisition of more than 50% of the assets of Zurn and its subsidiaries, taken as a whole, or the outstanding Zurn Common Stock, (iii) by Zurn if concurrently with or immediately following such termination Zurn enters into an agreement providing for the consummation of the transactions contemplated by a Superior Proposal or (iv) by USI because (A) the Zurn Board shall have withdrawn or modified, or publicly proposed to withdraw or modify, in a manner adverse to USI, its approval or recommendation of the Merger Agreement or the Zurn Merger, (B) the Zurn Board shall have recommended, or publicly proposed to recommend, to Zurn shareholders any Acquisition Proposal (other than the Zurn Merger), or (C) Zurn shall have publicly proposed to enter into an agreement providing for the consummation of the transaction contemplated by a Superior Proposal.

    In the event of termination of the Merger Agreement, the Merger Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of USI or Zurn, other than (a) liability with respect to termination payments and reimbursement of fees and expenses as described above,
(b) each party's obligation to pay its own fees and expenses (except as set forth with respect to reimbursement of fees and expenses), (c) certain obligations of confidentiality and (d) liability resulting from any willful or intentional breach by any party to the Merger Agreement. Upon payment of the fees and expenses described in the immediately preceding paragraph, Zurn will be fully released and discharged from any liability or obligation under or resulting from the Merger Agreement.

                           THE STOCK OPTION AGREEMENT

    The following is a summary of the material terms of the Stock Option Agreement. The following summary is not a complete description of the terms and conditions of the Stock Option Agreement and is qualified in its entirety by reference to the full text of the Stock Option Agreement, which is attached hereto as Appendix A-2 and incorporated herein by reference. Capitalized terms not otherwise defined herein or in the following summary shall have the meaning set forth in the Stock Option Agreement.

    GRANT OF OPTION. The Stock Option Agreement provides for the grant by Zurn to USI of an irrevocable option (the "Stock Option") to purchase up to 1,291,559 shares of Zurn Common Stock, or such other number of shares of Zurn Common Stock as equals 10.1% of the issued and outstanding shares Zurn Common Stock at the time of exercise of the Stock Option, at a price of $44.30 per share (the "Exercise Price"), payable in cash in accordance with the terms of the Stock Option Agreement.

    EXERCISE OF OPTION. The Stock Option Agreement provides that the Stock Option may be exercised by USI, in whole or in part, at any time or from time to time prior to its termination and (x) after the termination of the Merger Agreement as described in clause (iii) or (iv) of the first paragraph under "The Merger Agreement--Effects of Termination" or (y) after the date on which Zurn delivers to USI a Transaction Notice (as defined below) (each of the events described in clauses (x) and (y) being a "Trigger Event"). Pursuant to the Stock Option Agreement, Zurn has agreed not to consummate any transaction if the consummation thereof would result in a fee being payable to USI as described in clause (i) or (ii) of the first paragraph under "The Merger Agreement--Effects of Termination" unless Zurn shall have delivered to USI, at least 15 business days prior to the consummation of any such transaction, a written notice (a "Transaction Notice").

    The Stock Option Agreement provides that the Stock Option will terminate upon the earliest of: (i) the Effective Time; (ii) the termination of the Merger Agreement pursuant to the termination provisions thereof, other than a termination that could result in Zurn being obligated to pay a fee and certain expenses as described in the first paragraph under "The Merger Agreement--Effects of Termination;" (iii) 120 days following any termination of the Merger Agreement as a result of the occurrence of a Trigger Event described in clause (x) of the preceding paragraph (or if, at the expiration of such 120 day period, the Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, or because the applicable waiting period under the HSR Act has not expired or been terminated, 10 business days after such impediment to exercise has been removed or has become final and not subject to appeal, but in no event later than 210 days after the date of the Trigger Event); (iv) the fifteenth business day following the delivery to USI of a Transaction Notice; and (v) 365 days following the termination of the Merger Agreement. The Stock Option Agreement further provides that the Stock Option may not be exercised if USI or, in the case of the Merger Agreement, USI, New USI, Blue Merger Corp. or Zoro Merger Corp., is (or, at the time of the termination of the Merger Agreement, was) in material breach of any of its respective representations, warranties, covenants or agreements contained in the Stock Option Agreement or in the Merger Agreement.

    CERTAIN REPURCHASES. The Stock Option Agreement provides that, at the request of USI at any time during which the Stock Option is exercisable (the "Repurchase Period"), Zurn will repurchase from USI the Stock Option, or any portion thereof, for a price equal to the amount by which the Market/Tender Offer Price (as defined below) for shares of Zurn Common Stock as of the date USI gives notice of its intent to exercise its right to cause Zurn to repurchase the Stock Option exceeds the Exercise Price, multiplied by the number of shares of Zurn Common Stock purchasable pursuant to the Stock Option (or portion thereof with respect to which USI is exercising its rights to cause Zurn to repurchase the Stock Option). For purposes of the Stock Option Agreement, "Market/Tender Offer Price" means the higher of (A) the highest price per share of Zurn Common Stock paid as of such date pursuant to any tender or exchange offer or other Acquisition Proposal or (B) the average of the closing sale prices of shares of Zurn Common Stock on the NYSE for the 10 trading days immediately preceding such date.

    REGISTRATION RIGHTS. The Stock Option Agreement provides that in the event that USI desires to sell any of the shares of Zurn Common Stock purchased pursuant to the Stock Option within three years after a Trigger Event, and such sale requires, in the opinion of counsel to USI (which opinion shall be reasonably satisfactory to Zurn and its counsel), registration of such shares under the Securities Act, USI may, by written notice (the "Registration Notice") to Zurn, request Zurn to register under the Securities Act all or any part of the shares of Zurn Common Stock purchased pursuant to the Stock Option ("Restricted Shares") beneficially owned by USI (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which USI and the underwriters will effect as wide a distribution of such Registrable Securities as is reasonably practicable and will use their best efforts to prevent any person and its affiliates from purchasing through such offering Restricted Shares representing more than 2% of the outstanding shares of Zurn Common Stock on a fully diluted basis (a "Permitted Offering"). Zurn (and/or any person designated by Zurn) will have the option, exercisable by written notice delivered to USI within 10 business days after the receipt of the Registration Notice, to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities and (ii) the Fair Market Value (as defined in the Stock Option Agreement) of such Registrable Securities. USI is entitled to request an aggregate of two effective registration statements under the terms of the Stock Option Agreement.

    PROFIT LIMITATION. The Stock Option Agreement provides that in no event will USI's Total Profit (as defined below) exceed $5 million and, if it otherwise would exceed such amount USI, at its sole election, will either (a) deliver to Zurn for cancellation shares of Zurn Common Stock previously purchased by USI, (b) pay cash or other consideration to Zurn or (c) undertake any combination thereof, so that USI's Total Profit will not exceed $5 million after taking into account the foregoing actions. Further, the Stock Option may not be exercised for a number of shares of Zurn Common Stock as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than $5 million, and, if exercise of the Stock Option otherwise would exceed such amount, USI, at its discretion, may increase the Exercise Price for that number of shares of Zurn Common Stock set forth in the Exercise Notice, so that the Notional Total Profit will not exceed $5 million. For purposes of the Stock Option Agreement, (x) the term "Total Profit" means the aggregate amount (before taxes) of the following: (i) the amount received by USI pursuant to any repurchase by Zurn of the Stock Option pursuant to the terms of the Stock Option Agreement, and (ii) (A) the net cash amounts received by USI pursuant to the sale of Restricted Shares (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (B) USI's purchase price for such shares; and (y) the term "Notional Total Profit" with respect to any number of Restricted Shares as to which USI proposes to exercise the Stock Option will be the Total Profit determined as of the date of the Exercise Notice assuming that this Stock Option were exercised on such date for such number of Restricted Shares and assuming that such Restricted Shares, together with all other Restricted Shares held by USI and its affiliates as of such date, were sold for cash at the closing market price for shares of Zurn Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The Stock Option Agreement provides that in the event of any change in shares of Zurn Common Stock by reason of stock dividends, stock splits, mergers (other than the Mergers), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, will be adjusted appropriately.

               AMENDMENT NUMBER ONE TO THE U.S. INDUSTRIES, INC.
                           1997 RESTRICTED STOCK PLAN

    The USI Board and the stockholders of USI previously approved the USI Restricted Stock Plan. On February 4, 1998, the USI Board approved the Amendment, subject to stockholder approval in accordance with the requirements of the State of Delaware and effective at the Effective Time, which provides among other things, for a change in the name of the plan to delete the reference to 1997, for an increase in the number of shares of USI Common Stock available for the granting of awards of restricted shares of USI Common Stock (the "USI Restricted Stock") under the plan and provides a pre-established alternative vesting schedule for the vesting of USI Restricted Stock awarded under the plan. The USI Restricted Stock Plan will be assumed by New USI in connection with the Transaction and after the Effective Time, restricted shares of New USI Common Stock will be awarded under the Plan (the reference to "USI Restricted Stock" includes, after the Effective Time, restricted shares of New USI Common Stock). See "The Transaction--Interests of Certain Persons in the Transaction."

    The primary purpose of the increase in the number of shares of USI Common Stock that may be subject to an award under the USI Restricted Stock Plan is to enable the Compensation Committee of the New USI Board to grant USI Restricted Stock to key executives of Zurn after the Effective Time to help align such executives' interests with the interests of the stockholders of New USI through the grant of USI Restricted Stock. It is contemplated that the increased number of shares available may also be used to grant USI Restricted Stock awards to key executives in other special situations, such as in connection with future acquisitions, new hiring or promotions. The alternative pre-established vesting schedule providing for one-third vesting on each of the third, fifth or seventh anniversaries of the date of grant provides ownership of USI Common Stock within a foreseeable period after grant and is substantially similar to a vesting schedule used for the restricted stock previously granted under the Amended U.S. Industries, Inc. Stock Option Plan.

    The Amendment revises the USI Restricted Stock Plan to increase the maximum number of shares of Common Stock which may be issued with respect to an award of USI Restricted Stock pursuant to the USI Restricted Stock Plan by 350,000 shares of USI Common Stock. Following approval of the Amendment by holders of USI Common Stock, consummation of the Transaction and assumption of the plan by New USI, 875,000 shares of New USI Common Stock will be authorized under the USI Restricted Stock Plan. As of the date of this proxy statement, 253,056 shares of USI Restricted Stock have been granted under this plan. Notwithstanding the foregoing, the USI Restricted Stock Plan provides for a percentage limitation (based on the number of outstanding shares) on the number of shares that may be granted under the plan which will continue to apply.

    The Amendment also revises the USI Restricted Stock Plan to add an alternative pre-established vesting schedule if a different vesting schedule is not specified at the date of grant or thereafter in limited circumstances. Upon effectiveness of the Amendment, unless otherwise specified by the Compensation Committee of the USI Board at the time of grant, each grant of USI Restricted Stock will vest either (x) based on a seven-year cliff vesting schedule, subject to the possible acceleration of vesting (with Compensation Committee discretion) of one-seventh of such shares each year based on both the achievement of objective performance goals established by the Compensation Committee and such committee's discretionary acceleration of vesting, or (y) (i) one-third on the third anniversary of the date of grant, (ii) one-third on the fifth anniversary of the date of grant and (iii) one-third on the seventh anniversary of the date of grant; provided that, if a recipient of a grant of USI Restricted Stock subject to the vesting schedule set forth in the foregoing clause (y) incurs a voluntary retirement or an involuntary termination of employment (other than for cause) on or after attaining age 62 with at least three continuous years of service following the date of grant, vesting of all unvested shares of USI Restricted Stock subject to such grant will be fully accelerated. The Amendment also limits to specific types of events (such as a termination of employment) the Compensation Committee's ability to accelerate a vesting of a USI Restricted Stock award after the grant of such award.

    THE USI BOARD RECOMMENDS THAT USI STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN PROPOSAL.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The unaudited pro forma combined balance sheet of New USI as of December 31, 1997 gives effect to the Transaction as if it had been consummated on such date. The pro forma combined statements of operations of New USI for the three months ended December 31, 1997 and 1996 and each of the three years in the period ended September 30, 1997 give effect to the Transaction, as if it had occurred at October 1, 1994 (i.e., the first day of fiscal 1995). The unaudited pro forma combined financial statements should be read in conjunction with (a) the historical financial statements of USI including the notes thereto, which are contained in the USI Form 10-Q for the quarter ended December 31, 1997 and the USI Form 10-K and (b) the historical financial statements of Zurn, including the notes thereto, which are contained in the Zurn Form 10-Q for the quarter ended December 31, 1997 and the Zurn Form 10-K. See "Available Information" and "Incorporation of Certain Documents by Reference."

    The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the actual financial position or operating results of New USI that would have been achieved if the transactions had been consummated as of the dates indicated, nor are they necessarily indicative of New USI's future financial condition or operating results.

                                    NEW USI

                        PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                            HISTORICAL               PRO FORMA
                                                                       --------------------  --------------------------
                                                                          USI       ZURN      ADJUSTMENTS    COMBINED
                                                                       ---------  ---------  -------------  -----------

                                                                                        (IN MILLIONS)
                                          ASSETS
Current assets:
  Cash and cash equivalents..........................................  $      50  $      11                  $      61
  Marketable securities..............................................                     6                          6
  Trade receivables, net.............................................        398        109                        507
  Inventories........................................................        474        121                        595
  Deferred income taxes..............................................         49         62                        111
  Other current assets...............................................         41         22                         63
                                                                       ---------  ---------                 -----------
    Total current assets.............................................      1,012        331                      1,343
Property, plant and equipment, net...................................        430        101                        531
Deferred income taxes................................................          4                                     4
Other assets.........................................................        138         82                        220
Goodwill, net........................................................        482        189                        671
                                                                       ---------  ---------                 -----------
                                                                       $   2,066  $     703                  $   2,769
                                                                       ---------  ---------                 -----------
                                                                       ---------  ---------                 -----------
                                        LIABILITIES
Current liabilities:
  Notes payable......................................................  $       6  $       4                  $      10
  Current maturities of long-term debt...............................          2         23                         25
  Trade accounts payable.............................................        157         29                        186
  Accrued expenses and other liabilities.............................        217        143    $      25           385
  Income taxes payable...............................................         42         33           (7)           68
                                                                       ---------  ---------       ------    -----------
    Total current liabilities........................................        424        232           18           674
Long-term debt.......................................................        674        130                        804
Retirement obligations...............................................         58         69                        127
Other liabilities....................................................        112         16                        128
                                                                       ---------  ---------       ------    -----------
  Total liabilities..................................................      1,268        447           18         1,733

Commitments and contingencies

Stockholders' equity:
  Common stock.......................................................          1          6           (6)            1
  Paid in capital....................................................        664         40          (74)          630
  Retained earnings..................................................        281        216          (18)          479
  Unearned restricted stock..........................................        (15)                     (3)          (18)
  Other equity.......................................................         (8)        (1)                        (9)
  Treasury stock, at cost............................................       (125)        (5)         (83)          (47)
                                                                       ---------  ---------       ------    -----------
    Total stockholders' equity.......................................        798        256          (18)        1,036
                                                                       ---------  ---------       ------    -----------
                                                                       $   2,066  $     703    $  --         $   2,769
                                                                       ---------  ---------       ------    -----------
                                                                       ---------  ---------       ------    -----------

                                    NEW USI

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      THREE MONTHS ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                                   HISTORICAL
                                                                              --------------------   PRO FORMA
                                                                                 USI       ZURN      COMBINED
                                                                              ---------  ---------  -----------
                                                                               (IN MILLIONS, EXCEPT PER SHARE
                                                                                            DATA)
Net sales...................................................................  $     596  $     153   $     749
Operating costs & expenses:
  Cost of products sold.....................................................        410        105         515
  Selling, general & administrative expenses................................        136         30         166
                                                                              ---------  ---------       -----
    Operating income........................................................         50         18          68
Interest expense............................................................         11          5          16
Interest income.............................................................         (1)        (1)         (2)
Other (income) expense, net.................................................         (1)         1          --
                                                                              ---------  ---------       -----
Income before income taxes..................................................         41         13          54
Provision for income taxes..................................................         17          6          23
                                                                              ---------  ---------       -----
  Income from continuing operations.........................................  $      24  $       7   $      31
                                                                              ---------  ---------       -----
                                                                              ---------  ---------       -----
Earnings per share from continuing operations:
  Basic.....................................................................  $     .33  $     .60   $     .33
  Diluted...................................................................        .32        .59         .32
Weighted average shares outstanding:
  Basic.....................................................................       73.0       12.5        93.0
  Diluted...................................................................       75.7       12.7        96.0

                                    NEW USI

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      THREE MONTHS ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                   HISTORICAL
                                                                              --------------------   PRO FORMA
                                                                                 USI       ZURN      COMBINED
                                                                              ---------  ---------  -----------
                                                                               (IN MILLIONS, EXCEPT PER SHARE
                                                                                            DATA)
Net sales...................................................................  $     512  $      66   $     578
Operating costs & expenses:
  Cost of products sold.....................................................        347         46         393
  Selling, general & administrative expenses................................        115         14         129
                                                                              ---------  ---------       -----
    Operating income........................................................         50          6          56
Interest expense............................................................         12         --          12
Interest income.............................................................         (1)        (1)         (2)
Other expense (income), net.................................................          1         (1)          0
                                                                              ---------  ---------       -----
Income before income taxes, discontinued operations & extraordinary
  losses....................................................................         38          8          46
Provision for income taxes..................................................         17          3          20
                                                                              ---------  ---------       -----
  Income from continuing operations.........................................  $      21  $       5   $      26
                                                                              ---------  ---------       -----
                                                                              ---------  ---------       -----
Earnings per share from continuing operations:
  Basic.....................................................................  $     .29  $     .39   $     .28
  Diluted...................................................................        .28        .39         .27
Weighted average shares outstanding:
  Basic.....................................................................       73.4       12.3        93.1
  Diluted...................................................................       76.1       12.4        96.0

                                    NEW USI

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1997

                                  (UNAUDITED)

                                                                                    HISTORICAL
                                                                              ----------------------   PRO FORMA
                                                                                 USI       ZURN(A)     COMBINED
                                                                              ---------  -----------  -----------
                                                                                (IN MILLIONS, EXCEPT PER SHARE
                                                                                             DATA)
Net sales...................................................................  $   2,282   $     512    $   2,794
Operating costs & expenses:
  Cost of products sold.....................................................      1,565         360        1,925
  Selling, general & administrative expenses................................        476         105          581
                                                                              ---------       -----   -----------
    Operating income........................................................        241          47          288
Interest expense............................................................         46          13           59
Interest income.............................................................         (4)         (3)          (7)
Other (income) expense, net.................................................          1          (4)          (3)
                                                                              ---------       -----   -----------
Income before income taxes, discontinued operations & extraordinary
  losses....................................................................        198          41          239
Provision for income taxes..................................................         85          17          102
                                                                              ---------       -----   -----------
  Income from continuing operations.........................................  $     113   $      24    $     137
                                                                              ---------       -----   -----------
                                                                              ---------       -----   -----------

Earnings per share from continuing operations:
  Basic.....................................................................  $    1.55   $    1.95    $    1.48
  Diluted...................................................................       1.50        1.93         1.43

Weighted average shares outstanding:
  Basic.....................................................................       72.8        12.4         92.6
  Diluted...................................................................       75.5        12.5         95.5

------------------------

(a) Represents Zurn's operating results for the twelve-month period ended September 30, 1997, including the operating results of Eljer following its acquisition by Zurn in January 1997.

                                    NEW USI

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1996

                                  (UNAUDITED)

                                                                                    HISTORICAL
                                                                              ----------------------   PRO FORMA
                                                                                 USI       ZURN(A)     COMBINED
                                                                              ---------  -----------  -----------
                                                                                (IN MILLIONS, EXCEPT PER SHARE
                                                                                             DATA)
Net sales...................................................................  $   2,011   $     353    $   2,364
Operating costs & expenses:
  Cost of products sold.....................................................      1,363         250        1,613
  Selling, general & administrative expenses................................        442          70          512
                                                                              ---------       -----   -----------
    Operating income........................................................        206          33          239
Interest expense............................................................         60           4           64
Interest income.............................................................         (8)         (3)         (11)
Other expense (income), net.................................................          3          (3)          --
                                                                              ---------       -----   -----------
Income before income taxes, discontinued operations & extraordinary
  losses....................................................................        151          35          186
Provision for income taxes..................................................         69          13           82
                                                                              ---------       -----   -----------
  Income from continuing operations.........................................  $      82   $      22    $     104
                                                                              ---------       -----   -----------
                                                                              ---------       -----   -----------

Per share continuing operations:
  Basic.....................................................................  $    1.09   $    1.78    $    1.09
  Diluted...................................................................       1.06        1.78         1.07

Weighted average shares outstanding:
  Basic.....................................................................       75.5        12.3         95.2
  Diluted...................................................................       77.3        12.4         97.1

------------------------

(a) Represents Zurn's operating results for the year ended March 31, 1997, including the operating results of Eljer following its acquisition by Zurn in January 1997.

                                    NEW USI

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1995

                                  (UNAUDITED)

                                                                                    HISTORICAL
                                                                              ----------------------   PRO FORMA
                                                                                 USI       ZURN(A)     COMBINED
                                                                              ---------  -----------  -----------
                                                                                (IN MILLIONS, EXCEPT PER SHARE
                                                                                             DATA)
Net sales...................................................................  $   1,896   $     285    $   2,181
Operating costs & expenses:
  Cost of products sold.....................................................      1,289         205        1,494
  Selling, general & administrative expenses................................        430          52          482
  Goodwill impairment and non-recurring charges.............................        100          --          100
                                                                              ---------       -----   -----------
    Operating income........................................................         77          28          105
Interest expense............................................................        101           1          102
Interest income.............................................................         (8)         (3)         (11)
Other expense (income), net.................................................          6          (4)           2
                                                                              ---------       -----   -----------
Income (loss) before income taxes, discontinued operations & extraordinary
  losses....................................................................        (22)         34           12
Provision for income taxes..................................................         42          12           54
                                                                              ---------       -----   -----------
  Income (loss) from continuing operations..................................  $     (64)  $      22    $     (42)
                                                                              ---------       -----   -----------
                                                                              ---------       -----   -----------

------------------------

(a) Represents Zurn's operating results for the year ended March 31, 1996.

                                    NEW USI
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The unaudited pro forma combined financial statements give effect to the Transaction under the pooling of interests method of accounting. These pro forma combined financial statements have been prepared utilizing the historical financial statements of USI and Zurn (with the historical information of Zurn including information of Eljer from its date of acquisition in January 1997) and should be read in conjunction with such historical financial statements and accompanying notes. The Zurn historical statement of operations and balance sheet have been reclassified to be consistent with the presentation used by USI. In accordance with the Commission's reporting rules, the pro forma combined statements of operations and historical statements from which they are derived present only income from continuing operations and, therefore, do not include combined income (loss) attributable to USI's and Zurn's combined discontinued operations and extraordinary items of $115 million, $34 million, $(30) million and $2 million in fiscal 1997, 1996 and 1995 and in the three months ended December 31, 1996, respectively.

    USI's fiscal year ends on September 30 and Zurn's fiscal year ends on March
31. Fiscal 1997 pro forma results of New USI include Zurn's operating results for the twelve-month period ended September 30, 1997. Fiscal 1996 and 1995 pro forma results of New USI include the historical results of USI for the years ended September 30, 1996 and 1995 combined with the historical results of Zurn for the years ended March 31, 1997 and 1996, respectively. For this reason, the pro forma results of New USI for fiscal 1997 includes the following Zurn amounts that were also included in the pro forma results for fiscal 1996:

Net sales............................................................  $     190
Operating income.....................................................         17
Income from continuing operations....................................         10

    For the three months ended December 31, 1997 and 1996, operating results include the historical operating results of USI and Zurn for the quarters ended December 31, 1997 and 1996.

    The pro forma combined statements of operations do not reflect any (i) potential operating synergies and cost savings which may be achieved upon combining the companies, (ii) investment banking, legal, accounting and miscellaneous transaction costs of the Transaction, currently estimated to be $10 million on an after-tax basis, (iii) costs associated with change-in-control benefits of certain employees, currently estimated to be $8 million on an after tax basis and (iv) costs associated with the integration and consolidation of the companies which are not presently estimable. The accounting policies utilized by USI and Zurn are currently being studied from a conformity perspective; however, the impact of any potential adjustment is not presently estimated to be material.

    The pro forma combined balance sheet as of December 31, 1997 includes, in accordance with the Commission's reporting rules, the impact of all transactions, whether of a recurring or non-recurring nature, that can be reasonably estimated and should be reflected as of that date. Therefore, the pro forma combined balance sheet reflects a pro forma adjustment, net of related taxes, of $18 million for the current estimated amounts of transaction and change-in-control benefits related to the Transaction, as discussed in clauses
(ii) and (iii) above.

2. PRO FORMA ADJUSTMENTS

    STOCKHOLDER'S EQUITY

    Stockholder's equity as of December 31, 1997 has been adjusted to reflect the following:

                                    NEW USI
   NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. PRO FORMA ADJUSTMENTS (CONTINUED)
        New USI Common Stock is adjusted for the assumed issuance of approximately 20,029,377 million shares of New USI Common Stock in exchange for approximately 12,518,361 million shares of Zurn Common Stock issued and outstanding as of December 31, 1997, utilizing the Zurn Exchange Ratio. The number of shares of New USI Common Stock to be issued at consummation of the Transaction will be based on the actual shares of Zurn Common Stock outstanding at that time.

        Paid in capital is adjusted for: (i) the effects of the aforementioned issuance of New USI Common Stock having a par value of $.01 per share in exchange for Zurn Common Stock having a par value of $.50 per share, (ii) the assumed cancellation of 5.6 million and .2 million shares of USI Common Stock and Zurn Common Stock, respectively, treated as treasury shares for accounting purposes as of December 31, 1997 and (iii) the issuance of New USI restricted stock to certain employees of Zurn equal to $3 million divided by the closing price of New USI Common Stock at the Effective Time.

    As of the Effective Time, all rights to acquire shares of USI Common Stock issuable pursuant to USI stock options plans will automatically convert to equivalent rights with respect to New USI Common Stock. In addition, all rights to acquire shares of Zurn Common Stock issuable pursuant to Zurn stock options plans will automatically convert to equivalent vested rights to acquire New USI Common Stock reflecting the Zurn Exchange Ratio.

    INCOME PER SHARE

    Pro forma weighted average shares and common stock equivalents for each of the two years in the period ended September 30, 1997 and the three months ended December 31, 1997 reflect the conversion of each outstanding share of Zurn Common Stock, and each Zurn Common Stock equivalent, used in the basic and diluted per share computations to 1.6 shares of New USI Common Stock, and 1.6 New USI Common Stock equivalents, respectively. Prior to fiscal 1996, earnings per share for USI is not presented, as the capital structure for those periods of the businesses that comprised USI prior to the Demerger was not indicative of USI's capital structure following the Demerger. Therefore, pro forma earnings per share information and Zurn's historical earnings per share information is not presented. All earnings per share data has been prepared in accordance with SFAS 128.

3. PRO FORMA ELJER ACQUISITION

    Presented below are the pro forma results of USI and Zurn combined operations giving effect to the acquisition of Eljer by Zurn in January 1997, in a transaction accounted for as a purchase, as if it had occurred as of the beginning of the fiscal year ended September 30, 1997. The pro forma results for the three month period ended December 31, 1997 are the same as the actual results of New USI for that period.

                                                                                YEAR ENDED
                                                                            SEPTEMBER 30, 1997
                                                                            -------------------
                                                                               (IN MILLIONS,
                                                                             EXCEPT PER SHARE
                                                                                   DATA)
Net sales.................................................................       $   2,914
Operating income..........................................................             295
Income from continuing operations.........................................             135
Income from continuing operations per share:
  Basic...................................................................       $    1.46
  Diluted.................................................................            1.41

                      BUSINESSES OF USI, ZURN AND NEW USI

USI

    USI's operations are currently grouped into two segments: Consumer Group and Industrial Group. The Consumer Group consists of companies engaged in the manufacture and distribution of products principally used in and around the home, bath and outdoor furniture products and collectible toys, footwear products and textile products. The Industrial Group consists of companies that manufacture and distribute indoor and outdoor lighting products and products for the automotive industry and other industrial products.

ZURN

    Zurn and its subsidiaries currently operate in two industry segments:
Building Products and Water Resource Construction. The Building Products segment manufactures and distributes plumbing and bath products and heating, ventilating and air conditioning (HVAC) products for the construction and remodeling markets in the United States, Canada and Europe, with significant suppliers being located in China and the Pacific Rim. It also designs and installs fire protection systems in the states of California, Hawaii, Texas, Utah and Washington. The Water Resource Construction segment constructs a wide variety of systems to control and treat water and wastewater, principally for government agencies in southern California.

NEW USI

    New USI is currently a wholly owned subsidiary of USI that has not conducted any business activities except in connection with the Transaction. As a result of the Transaction, USI and Zurn will each become a wholly owned subsidiary of New USI. Accordingly, the business of New USI will be the businesses currently conducted by USI and Zurn.

    Upon consummation of the Transaction, New USI intends to combine USI's Jacuzzi bath products operations with Zurn's existing operations to form a new division, USI Plumbing and Bath Products Company, which USI's management believes will be one of the leading plumbing and bath products companies in North America, with annual revenues of approximately $1.1 billion dollars.

                             MANAGEMENT OF NEW USI

DIRECTORS

    The following descriptions set forth the name, age as of December 31, 1997 and principal positions held during the past five years by each of the persons who are expected to serve as directors of New USI following consummation of the Transaction. Immediately following consummation of the Mergers, the New USI Board is expected to consist of the members of the USI Board as constituted immediately prior to the consummation of the Transaction, except that pursuant to the Merger Agreement, Mr. Butler and Mr. Womack are also expected to be appointed as directors of New USI. The New USI Board will be divided into three classes, two with four directors and one with three directors. The directors in each class will serve staggered three-year terms expiring in 1999, 2000 or 2001, respectively.

                Class I--To serve until the 1999 Annual Meeting

    Brian C. Beazer, 62, has served as a director of USI since September 17, 1996. Mr. Beazer has served as Chairman of Beazer Homes USA, Inc., which designs, builds and sells single family homes, since 1993. Mr. Beazer served as Chairman of Beazer plc from 1983 until its acquisition by Hanson in 1991.

    John J. McAtee, Jr., 61, has served as a director of USI since the Demerger. Mr. McAtee has served as Chairman of McAtee & Co., L.L.C., a transactional consulting firm, since July 1996. Mr. McAtee served as a Vice Chairman of Smith Barney Inc., an investment banking firm, from 1990 until July 1996 and previously was a partner in the law firm of Davis Polk & Wardwell. He is a director of Whitehall Corporation and Chairman of Laser Photonics, Inc.

    John G. Raos, 48, has served as President and Chief Operating Officer and a director of USI since the Demerger. Mr. Raos was President and Chief Operating Officer of Hanson Industries, the U.S. arm of Hanson, from 1992 until the Demerger and a director of Hanson from 1989 until the Demerger. Mr. Raos is a director of Tear Drop Golf Company and Jade Technologies Singapore Ltd.

                Class II--To serve until the 2000 Annual Meeting

    The Hon. Charles H. Price II, 66, has served as a director of USI since the Demerger. Mr. Price served as Chairman, President and Chief Executive Officer of Ameribanc, Inc., a bank holding company, from 1989 to 1992 and was Chairman of the Board of Mercantile Bank of Kansas City from 1992 to 1996. He served as the U.S. Ambassador to Belgium from 1981 to 1983 and the U.S. Ambassador to the Court of St. James's from 1983 to 1989. He is a director of Hanson, Texaco Inc., New York Times Co. Inc., 360 Communications Inc. and the Mercantile Bank of Kansas City and is an Advisory Director of Mercantile Bancorporation, Inc.

    Frank R. Reilly, 41, has served as Senior Vice President and Chief Financial Officer and a director of USI since the Demerger. Mr. Reilly served as an independent consultant to Hanson Industries from January 1995 to February 1995 and became an employee of a Hanson subsidiary in March 1995. He was Vice President and Chief Financial Officer of Marine Harvest International, Inc. ("Marine Harvest"), a public company engaged in aquaculture, from January 1993 until its acquisition by Booker plc in November 1994. He served as Director--Acquisitions of Hanson Industries from 1990 to 1992, having joined Hanson Industries in 1988 as Assistant Treasurer.

    Royall Victor III, 58, has served as a director of USI since the Demerger. Mr. Victor was Managing Director of Chase Securities, Inc.'s Investment Banking Group from January 1994 until his retirement in July 1997. He was a Managing Director of Chemical Banking Corporation's Investment Banking Group during the balance of the past five years.

    William E. Butler, 66, has served as a director of Zurn since November 1992. Mr. Butler was a director, Chairman and Chief Executive Officer of the Eaton Corporation (a manufacturer of vehicle powertrain components and controls), and is a director of Applied Industrial Technologies, Inc., Ferro Corporation, The Goodyear Tire & Rubber Company and Pitney-Bowes, Inc.

               Class III--To serve until the 2001 Annual Meeting

    David H. Clarke, 56, has served as Chairman and Chief Executive Officer of USI since the Demerger. Mr. Clarke was Vice Chairman of Hanson from 1993 until the Demerger, Deputy Chairman and Chief Executive Officer of Hanson Industries from 1992 until the Demerger and a director of Hanson from 1989 until May 1996. Prior to 1992, Mr. Clarke served as President of Hanson Industries. Mr. Clarke is a director of Fiduciary Trust International, a public company engaged in investment management and administration of assets for individuals, and serves on the National Advisory Board of The Chase Manhattan Bank. Mr. Clarke is also a director of United Pacific Industries Limited, a public company based in Hong Kong, in which a subsidiary of USI owns a 22.3% common stock interest.

    Sir Harry Solomon, 60, has served as a director of USI since June 8, 1995. Sir Harry is a founder and former Chairman of Hillsdown Holdings plc, a U.K. food manufacturing company. He also serves as a director of Charterhouse European Holding Limited, Frogmore Estates Plc, H&C Furnishings Plc, Princedale Group Plc, the Sloane Group, Heathside Limited, Headglen Limited, Consolidated Land Investments Limited and Uni Bio Ltd. in the U.K. and Barton Brands Inc. in the U.S.

    Mark Vorder Bruegge, 72, has served as a director of USI since the Demerger. He is a Director of First Commercial Bank of Little Rock. Previously he was Vice Chairman of United American Bank of Memphis, Tennessee from February 1996 to February 1997 when it was purchased by First Commercial Bank of Little Rock. He served as Chairman of United American Bank from 1994 to February 1996 and as Vice Chairman of that company from 1985 to 1994.

    Robert R. Womack, 59, has served as a director, Chairman and Chief Executive Officer of Zurn since October 1994. Prior thereto, Mr. Womack was an independent consultant, and is the former Vice Chairman and Chief Executive Officer of IMO Industries, Inc. (a manufacturer of controls, pumps and engineered power products) and a former director, President and Chief Operating Officer of Ranco, Inc.

    For certain additional information concerning the persons expected to serve as directors of New USI (other than Messrs. Butler and Womack), see USI's Proxy Statement used in connection with its 1997 Annual Meeting of Stockholders (the "1997 Proxy Statement for USI"), the relevant portions of which are incorporated by reference into the USI Form 10-K. For certain additional information concerning Messrs. Butler and Womack, see Zurn's Proxy Statement used in connection with its 1997 Annual Meeting, the relevant portions of which are incorporated by reference into the Zurn Form 10-K. See "Additional Information" and "Incorporation of Certain Documents by Reference."

COMPENSATION OF DIRECTORS

    In accordance with existing USI practice, it is expected that directors who are also full-time employees of New USI will receive no additional compensation for their services as directors. Each non-employee director will initially receive the same compensation for service on the New USI Board as received by non-employee directors on the USI Board.

    For information concerning the compensation paid to non-employee directors on the USI Board, see the 1997 Proxy Statement for USI, the relevant portions of which are incorporated by reference into the USI Form 10-K. See "Incorporation of Certain Documents by Reference."

EXECUTIVE OFFICERS

    Set forth below are the name and expected title of each person who is expected to serve as an executive officer of New USI following consummation of the Transaction and the age as of December 31, 1997 and principal positions held by each person during the past five years.

NAME                                                                    POSITION
-------------------------------------  --------------------------------------------------------------------------

David H. Clarke......................  Chairman of the Board and Chief Executive Officer

John G. Raos.........................  President, Chief Operating Officer and Director

John F. Bendik.......................  Executive Vice President

Frank R. Reilly......................  Senior Vice President, Chief Financial Officer and Director

George H. MacLean....................  Senior Vice President, General Counsel and Secretary

Richard A. Buccarelli................  Vice President-Corporate Development

Diana E. Burton......................  Vice President-Investor Relations

James O'Leary........................  Vice President and Corporate Controller

Dorothy E. Sander....................  Vice President-Administration

Peter F. Reilly......................  Treasurer

    For biographical information concerning Messrs. Clarke, Raos and F. Reilly, see "--Directors" above.

    John F. Bendik, 46, has served as Executive Vice President of USI since January 1998. Mr. Bendik served as Group Vice President of USI from June 1997 until January 1998 and Director of Strategic Planning from August 1995 until June 1997. For the balance of the past five years, Mr. Bendik held various positions with Hanson subsidiaries including President and Chief Executive Officer of Histaccount Corporation and Chief Financial Officer and Group Controller of SCM Metal Products.

    George H. MacLean, 62, has served as Senior Vice President, General Counsel and Secretary of USI since the Demerger. For the balance of the past five years, Mr. MacLean served as Vice President and Associate General Counsel of Hanson Industries.

    Richard A. Buccarelli, 42, has served as Vice President-Corporate Development of USI since July 1997. Mr. Buccarelli served as Vice
President-Properties of USI and President of USI Properties, Inc. from the Demerger to July 1997. He served as President of Hanson Properties North America for the balance of the past five years.

    Diana E. Burton, 52, has served as Vice President-Investor Relations of USI since the Demerger. Ms. Burton served as a consultant to Hanson Industries from January 1995 through February 1995, when she became an employee of a Hanson subsidiary. For the balance of the past five years, she was Vice President of Marine Harvest, with principal responsibility for administration and investor relations.

    James O'Leary, 34, has served as Corporate Controller of USI since the Demerger and as Vice President since January 1996. Mr. O'Leary served as Group Controller for certain consumer and industrial products businesses of Hanson Industries from September 1994 until the Demerger. From May 1993 to September 1994, he served as Assistant Corporate Controller and Director of Financial Analysis and Reporting for Hanson Industries. For the balance of the past five years, he was employed by Deloitte & Touche LLP as an Audit Manager.

    Dorothy E. Sander, 44, has served as Vice President-Administration of USI since the Demerger. Ms. Sander served as Vice President-Administration and Benefits of Hanson Industries from 1991 until the Demerger and as an Associate Director of Hanson from 1993 until the Demerger. She is a member of the

Advisory Council of the Prudential Insurance Company and the Bank of New York, and a member of the Board of Editors of "HR-Law and Practice" magazine.

    Peter F. Reilly, 33, has served as Treasurer of USI since January 1998. Mr. Reilly served USI as Assistant Treasurer from the Demerger until June 1997 and, subsequently, as a Group Controller. Mr.
Reilly was an Independent Consultant for Hanson Industries from January 1995 through April 1995. He was Assistant Treasurer of Marine Harvest from April 1994 through November 1994. For the balance of the past five years, he was a Corporate Controller for Lynton Group, Inc., a Hanson Industries affiliated company.

    For certain additional information concerning the persons expected to serve as executive officers of New USI, see the 1997 Proxy Statement for USI, the relevant portions of which are incorporated by reference into the USI Form 10-K. See "Incorporation of Certain Documents by Reference."

COMPENSATION OF EXECUTIVE OFFICERS

    New USI has not yet paid any compensation to its Chief Executive Officer or any other person anticipated to become an executive officer, and the form and amount of such compensation to be paid to each such executive officer in any future period is expected to be substantially similar to the form and amount of such compensation that USI would have paid to such executive officer in such period. New USI will assume employment agreements that are currently in effect between such executive officers and USI. New USI has entered into the Employment Agreements with Messrs. Womack, Sheeder and Mellett. For a description of the Employment Agreements, see "The Transaction--Interests of Certain Persons in the Transaction--Employment Agreements." In addition, the U.S. Industries, Inc. Annual Performance Incentive Plan, the Amended U.S. Industries, Inc. Stock Option Plan and the USI Restricted Stock Plan will be assumed by New USI.

    For information concerning the employment agreements with, and the compensation paid to, the Chief Executive Officer and the other four most highly compensated executive officers of USI for the 1997 fiscal year, see the 1997 Proxy Statement for USI, the relevant portions of which are incorporated by reference into the USI Form 10-K. For information concerning the compensation paid to Mr. Womack by Zurn for the 1997 fiscal year, see Zurn's Proxy Statement used in connection with its 1997 Annual Meeting of Shareholders, the relevant portions of which are incorporated by reference into the Zurn Form 10-K. See "Available Information" and "Incorporation of Certain Documents by Reference."

                      DESCRIPTION OF NEW USI CAPITAL STOCK

    The following summary of the capital stock of New USI is qualified in its entirety by reference to the complete text of the proposed Amended and Restated Certificate of Incorporation of New USI (the "New USI Charter"), which is attached hereto as Appendix B-1 and incorporated herein by reference.

AUTHORIZED CAPITAL STOCK

    New USI will be authorized by the New USI Charter to issue 300 million shares of New USI Common Stock and 50 million shares of preferred stock, par value $0.01 per share.

    The New USI Charter and New USI By-Laws (as defined below) contain provisions that may have the effect of delaying, deferring or preventing a change in control of New USI. See "Comparison of Rights of Stockholders of New USI and Shareholders of Zurn."

NEW USI COMMON STOCK

    The holders of New USI Common Stock will be entitled to receive dividends when, as and if declared by the New USI Board out of funds legally available therefor. The holders of New USI Common Stock will be entitled to one vote for each share on all matters voted on by stockholders under the New USI Charter, including elections of directors. The holders of New USI Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of New USI, holders of the New USI Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of New USI's indebtedness.

NEW USI PREFERRED STOCK

    The New USI Board will be authorized to issue up to 50 million shares of preferred stock in one or more series and, subject to the terms of any issued and outstanding preferred stock, to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of all shares of each such series, including without limitation dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the holders of New USI Common Stock. The issuance of one or more series of preferred stock will likely decrease the amount of earnings and assets available for distribution to holders of New USI Common Stock and may adversely affect the rights and powers, including voting rights, of the holders of New USI Common Stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change of control of New USI.

                       OWNERSHIP OF NEW USI COMMON STOCK

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    There are currently 100 shares of New USI Common Stock outstanding, all of which are owned by USI and will be cancelled in the USI Merger. It is anticipated that, after giving effect to the Transaction, approximately 97,208,620 shares of New USI Common Stock will be issued and outstanding, approximately 6,061,563 additional shares will be reserved for issuance upon the exercise of options assumed by New USI and approximately 2,026,625 additional shares will be available for issuance in connection with grants made after the Effective Time under stock incentive plans of New USI (including, subject to USI stockholder approval of the Plan Proposal, the additional 350,000 shares of restricted common stock).

    The following table sets forth the anticipated beneficial ownership, after giving effect to the Transaction, of New USI Common Stock by (a) each New USI director and each person expected to be a New USI director upon consummation of the Transaction, (b) each person expected to be one of the five most highly compensated executive officers of New USI, based on anticipated fiscal 1998 compensation, and (c) all persons expected to be New USI directors and executive officers, as a group.

                                                                                            NUMBER OF       PERCENT
NAME                                                                                      SHARES(1)(2)(3)  OF CLASS
----------------------------------------------------------------------------------------  --------------  -----------
Brian C. Beazer.........................................................................         67,650(4)      *
John E. Bendik..........................................................................         71,669        *
David H. Clarke.........................................................................      1,546,697(5)     1.6   %
George H. MacLean.......................................................................        198,216        *
William E. Butler.......................................................................         14,926(6)      *
John J. McAtee, Jr......................................................................         37,855        *
The Hon. Charles H. Price II............................................................         64,267(7)      *
John G. Raos............................................................................      1,101,067(8)     1.1   %
Frank R. Reilly.........................................................................        198,102        *
Sir Harry Solomon.......................................................................         73,855(9)      *
Royall Victor III.......................................................................         29,355        *
Mark Vorder Bruegge.....................................................................         13,855        *
Robert R. Womack........................................................................        439,512(10)      *
All directors and executive officers as a group (18 persons, including the foregoing)...      4,227,091

------------------------

*   Less than 1%.

(1) Includes restricted stock held by the following individuals and all current directors and executive officers as a group, with respect to which such persons have voting power but no investment power: Mr. Clarke--801,310 shares; Mr. MacLean--112,026 shares; Mr. Bendik--60,000; Mr. Raos--546,706 shares; Mr. Reilly--112,026 shares; all current directors and executive officers as a group--1,863,381 shares.

(2) Includes shares contributed as of September 30, 1997 (the latest practicable date for such information) by USI to match certain amounts invested by the following individuals and all current directors and executive officers as a group, in his or her 401(k) account, with respect to which such persons have voting power but no investment power: Mr. Clarke--6,296 shares; Mr. MacLean--5,944 shares; Mr. Bendik--276 shares; Mr. Raos--6,202 shares; Mr. Reilly--769 shares; all current directors and executive officers as a group--32,227 shares.

(3) Includes shares which are subject to options exercisable within 60 days for the following individuals and all current directors and executive officers as a group: Mr. Beazer--15,000 shares; Mr. Butler-- 11,200 shares (representing the product of 7,000 shares of Zurn Common Stock subject to options held by Mr. Butler and the Zurn Exchange Ratio); Mr. Clarke--716,814 shares; Mr. MacLean-- 79,646 shares; Mr. McAtee--16,500 shares; Mr. Bendik--10,783 shares; Mr. Price--16,500 shares; Mr. Raos--477,876 shares; Mr. Reilly--82,159 shares; Sir Harry--16,500 shares; Mr. Victor--16,500 shares; Mr. Vorder Bruegge--7,500 shares; Mr. Womack--329,600 shares (representing the product of 206,000 shares of Zurn Common Stock subject to options held by Mr. Womack and the Zurn Exchange Ratio); all current directors and executive officers as a group--1,943,872 shares.

(4) Includes 45,000 shares held in trust for Mr. Beazer's family, as to which he has sole voting power and investment power.

(5) Includes 901 shares held by one of Mr. Clarke's children, as to which he disclaims beneficial ownership.

(6) Represents the product of 9,329 shares of Zurn Common Stock beneficially owned by Mr. Butler and the Zurn Exchange Ratio.

(7) Includes 750 shares held by the Charles H. and Carol Swanson Price Foundation, 12,000 shares held by the Florence P. Hamilton Foundation, and 13,500 shares held in trusts for the benefit of family members, in each case as to which Mr. Price has shared voting and investment power but no pecuniary interest. Also includes 6,000 shares held by his wife, as to which he disclaims beneficial ownership.

(8) Includes 12,472 shares held by Mr. Raos's wife and children as to which he has no voting or investment power and disclaims beneficial ownership.

(9) Includes 25,500 shares held in trust for Sir Harry's family, as to which he disclaims beneficial ownership, and 25,500 shares held in trust for Sir Harry and his wife, as to which he shares voting power and investment power.

(10) Represents the product of 228,399 shares of Zurn Common Stock beneficially owned by Mr. Womack and the Zurn Exchange Ratio, together with an estimated 74,074 shares of restricted stock to be issued to Mr. Womack pursuant to the terms of his employment agreement with New USI based on an assumed price solely for purposes of such estimate of $27.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to the anticipated beneficial ownership of each person expected to own more than 5% of the outstanding shares of New USI Common Stock. The information with respect to New USI Common Stock is based on information known to USI as of the date of this Joint Proxy Statement/Prospectus regarding the beneficial ownership of voting securities of USI and Zurn.

NAME AND ADDRESS                                                                             NUMBER OF      PERCENT
  OF BENEFICIAL OWNER                                                                          SHARES      OF CLASS
------------------------------------------------------------------------------------------  ------------  -----------
Harris Associates L.P.(1).................................................................    13,364,500          14%
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602

------------------------

(1) According to a Schedule 13G/A filed on January 27, 1998 by Harris Associates L.P. and Harris Associates, Inc. (the sole general partner of Harris Associates L.P.), each of such filing persons may be deemed a beneficial owner of 13,364,500 shares of USI Common Stock by reason of advisory and other relationships with the persons who own the shares; each filing person has shared voting power with respect to all such shares, sole dispositive power with respect to 6,353,050 of such shares, and shared dispositive power with respect to 7,011,450 of such shares.

                      COMPARISON OF RIGHTS OF STOCKHOLDERS
                               OF NEW USI AND USI

    New USI and USI are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of USI Common Stock and New USI Common Stock arise primarily from differences in their respective certificates of incorporation and by-laws. The New USI Charter and the New USI By-laws are substantially similar to the USI Charter and the USI By-laws, respectively.

                    COMPARISON OF RIGHTS OF STOCKHOLDERS OF
                        NEW USI AND SHAREHOLDERS OF ZURN

    THE STATEMENTS SET FORTH UNDER THIS HEADING WITH RESPECT TO THE DGCL, THE PBCL, THE NEW USI CHARTER, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B-1 AND INCORPORATED HEREIN BY REFERENCE, THE BY-LAWS OF NEW USI (THE "NEW USI BY-LAWS"), A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B-2 AND INCORPORATED HEREIN BY REFERENCE, THE ZURN CHARTER AND THE BY-LAWS OF ZURN (THE "ZURN BY-LAWS"), ARE BRIEF SUMMARIES THEREOF AND DO NOT PURPORT TO BE COMPLETE. SUCH STATEMENTS ARE SUBJECT TO THE DETAILED PROVISIONS OF THE DGCL, THE PBCL, THE NEW USI CHARTER, THE NEW USI BY-LAWS, THE ZURN CHARTER AND THE ZURN BY-LAWS. SEE "AVAILABLE INFORMATION."

    The following is a summary of certain of the material differences between the rights of the holders of New USI Common Stock and the rights of the holders of Zurn Common Stock. The rights of Zurn shareholders are governed principally by the PBCL, the Zurn Charter and the Zurn By-Laws. Upon consummation of the Zurn Merger, such shareholders will become holders of New USI Common Stock, and their rights will be governed principally by the DGCL, the New USI Charter and the New USI By-Laws.

DIVIDEND RIGHTS

    NEW USI. Under the DGCL, a corporation may pay dividends out of surplus or, if no such surplus exists, out of net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year, provided, however, that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. The New USI By-Laws provide that, subject to the provisions of the DGCL and the New USI Charter, New USI may can pay dividends at such times and in such amounts as the New USI Board may determine. The New USI Charter does not limit this right.

    ZURN. Under the PBCL, a corporation is prohibited from making a distribution to shareholders if, after giving effect thereto: (i) such corporation would be unable to pay its debts as they become due in the usual course of business; or (ii) the total assets of such corporation would be less than the sum of its total liabilities plus the amount that would be needed, if such corporation were then dissolved, to satisfy the rights of shareholders having superior preferential rights upon dissolution to the shareholders receiving such distribution. For the purpose of clause (ii), the board of directors may base its determination on one or more of the following: the book value, or the current value, of the corporation's assets and liabilities, unrealized appreciation and depreciation of the corporation's assets and liabilities or any other method that is reasonable in the circumstances. The Zurn Charter provides that shareholders may receive dividends out of surplus legally available for such purpose, subject to the proviso that all accumulated dividends on any outstanding preferred stock of Zurn and all dividends for the current quarter-annual dividend period must be paid or declared and a sum sufficient for the payment of any preferred stock and quarter-annual dividends be reserved.

DIRECTORS AND OFFICERS

    NEW USI. Under the DGCL, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's certificate of incorporation. The New USI Charter does not provide for cumulative voting in the election of directors. The New USI Charter provides that the number of directors will be determined from time to time exclusively by a vote of a majority of the New USI Board. The New USI By-Laws provide that the number of directors must be at least three. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the owners of a majority of the shares then entitled to vote at an election of directors. If the board is classified, however, unless the certificate of incorporation provides otherwise, stockholders may effect such removal only for cause. The New USI Charter provides for a classified board consisting of three classes and requires the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock to remove a director for cause.

    ZURN. Under the PBCL, cumulative voting is required unless otherwise provided in the articles of the corporation. The Zurn Charter provides that the shareholders shall not be entitled to cumulate their votes for the election of directors. The Zurn By-Laws provide that the Zurn Board shall consist of not less than three nor more than 13 directors, with the exact number to be established from time to time by the Zurn Board. As of the date hereof, there are eight directors on the Zurn Board. Under the PBCL, the board of directors may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to vote thereon. Furthermore, the articles of a corporation may not prohibit the removal of directors by the shareholders for cause. The PBCL includes a provision similar to that of the DGCL with respect to the removal of directors only for cause in situations where there is a classified board. Under the PBCL, the by-laws of a corporation may provide for a classified board. The Zurn By-Laws provide that the Board shall be classified into three classes.

FIDUCIARY DUTIES OF DIRECTORS

    NEW USI. Under the DGCL, the business and affairs of a corporation are managed by or under the direction of its boards of directors. In exercising their powers, directors are charged with fiduciary duties of loyalty and care. A party challenging the propriety of a decision of a board of directors generally bears the burden of rebutting the applicability of the so-called "business judgment rule" (a presumption that, in making a business decision, directors acted on an informed basis, in good faith and in the honest belief that the action was taken in the best interests of the corporation) by demonstrating that, in reaching their decision, the directors breached one or more of their fiduciary duties. If the presumption is not rebutted, the business judgment rule generally attaches to protect the directors and their decisions, and their business judgments will not be subject to judicial review. Where, however, the presumption is rebutted (and in certain other circumstances), the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of such control.

    ZURN. The fiduciary duties of directors are similar under the PBCL to the duties prescribed under the DGCL. Under the PBCL, directors are required to discharge their duties in good faith and in a manner reasonably believed to be in the best interests of the corporation. They are required to use such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Unlike the DGCL, however, the PBCL includes a provision specifically permitting (although not requiring) directors, in discharging their duties, to consider the effects of any action taken by them upon any or all groups affected by such action, including shareholders, employees, suppliers, customers and creditors of such corporation, and upon communities in which offices or other establishments of such corporation are located. Furthermore, unlike the DGCL, the PBCL also makes clear that directors have no greater obligation to justify their activities and need not meet any higher burden of proof in the context of a potential or proposed acquisition of control than in any other context. Under the PBCL, absent a breach of fiduciary duty, a lack of good faith or self dealing, any act of the board of directors, a committee thereof or an individual director is presumed to be in the best interests of the corporation.

LIABILITY OF DIRECTORS

    NEW USI. The DGCL permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to such corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for: (i) a breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. The New USI Charter and the New USI By-Laws eliminate director liability to the fullest extent permitted by the DGCL.

    ZURN. Under the PBCL, a corporation may include in its by-laws a provision, adopted by a vote of its shareholders, which eliminates the personal liability of its directors, as such, for monetary damages for any action taken or the failure to take any action unless (i) such directors have breached or failed to perform their duties and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A Pennsylvania corporation is not empowered, however, to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. The Zurn Charter and the Zurn By-Laws eliminate director liability to the fullest extent permitted by the PBCL.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    NEW USI. Under the DGCL, a corporation may indemnify any person involved in a third-party action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred in connection with such action, suit or proceeding (but may indemnify such person only against expenses incurred in a derivative action on behalf of such corporation) or incurred by reason of such person's being or having been a representative of such corporation, if such person acted in good faith and reasonably believed that his actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The DGCL also provides that a corporation may advance to such director or officer expenses incurred by him in defending any action, upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification. A determination as to the amount of the indemnification to be made by the corporation shall be made by a majority vote of the directors who are not parties to such action, even though less than a quorum, or, if there are no such directors or if such directors so direct, by independent legal counsel. No indemnification for expenses in derivative actions is permitted under the DGCL where the person is adjudged liable to the corporation, unless a court finds him entitled to such indemnification. If, however, the person is successful in defending a third-party or derivative action, indemnification for expenses incurred is mandatory. The DGCL provides further that the provisions for indemnification contained therein are nonexclusive of any other rights to which the party may be entitled under any by-law, agreement or vote of stockholders or disinterested directors. The New USI By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law and authorize New USI to purchase and maintain insurance on behalf of any such person whether or not New USI would have the power to indemnify such director or officer against such liability under the New USI By-Laws.

    ZURN. The provisions of the PBCL regarding indemnification are substantially similar to those of the DGCL. Unlike the DGCL, however, the PBCL expressly permits indemnification in connection with any action, including a derivative action, unless a court determines that the acts or omissions giving rise to the claim constituted willful misconduct or recklessness. The Zurn By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law. The Zurn By-Laws further provide for the advancement of certain expenses, provided that such person seeking indemnification shall execute an undertaking to repay all amounts advanced if it is later ultimately determined that such person is not entitled to be so indemnified.

ANNUAL MEETINGS

    NEW USI. Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, the directors are required to cause such a meeting to be held as soon thereafter as convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

    ZURN. Under the PBCL, if the annual meeting for election of directors is not held within six months after the designated date, any shareholder may call the meeting at any time thereafter.

SPECIAL MEETINGS

    NEW USI. Under the DGCL, a special meeting of the stockholders may be called at any time by the board of directors or such other person as may be authorized by the certificate of incorporation or the by-laws. The New USI Charter provides that special meetings of stockholders may be called at any time only by a majority of the entire New USI Board.

    ZURN. Under the PBCL, special meetings of shareholders may be called at any time by the board of directors, by such officers or by such other persons as provided in the by-laws, and, unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at a particular meeting. The shareholders of a "registered corporation" shall not be entitled by statute to call a special meeting of shareholders, unless such shareholder is an "interested shareholder" calling a special meeting for the purpose of approving a "business combination" with such shareholder. See "--Anti-Takeover Provisions--Zurn." The Zurn By-Laws provide that special meetings of the shareholders may be called at any time by the Chairman of the Zurn Board, the Chief Executive Officer or by a majority of the Zurn Board.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

    NEW USI. The DGCL permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, provided such consent is signed by stockholders having at least the minimum number of votes required to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The New USI Charter expressly includes a provision stating that corporate action may not be taken by any written consent and may only be effected by a duly called meeting of stockholders.

    ZURN. Under the PBCL, unless the by-laws of such corporation provide otherwise, any corporate action may be taken without a meeting, by unanimous written consent. The Zurn By-Laws do not address this issue.

SHAREHOLDER'S PROPOSALS

    NEW USI. The DGCL does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting. The New USI By-Laws, however, include detailed provisions regarding the procedures to be followed by stockholders with respect to the business desired to be brought before the meeting and with respect to the procedures to be followed in the nomination of directors by stockholders.

    ZURN. The PBCL, like the DGCL, does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting. Neither the Zurn Charter nor the Zurn By-Laws include provisions regarding the procedures to be followed in the nomination of directors or provisions regarding the procedures to be followed in order to properly bring business before a meeting.

CHARTER AMENDMENTS

    NEW USI. Under the DGCL, an amendment to the certificate of incorporation generally requires the approval of the board of directors, followed by a vote of the owners of a majority of the shares entitled to vote thereon. When an amendment of the certificate would affect certain substantial rights of the owners of a class of stock, or the shares of a series of a class, the DGCL provides that the enactment of the amendment requires the approval of the owners of a majority of the outstanding shares of the class entitled to vote thereon. The New USI Charter provides that any proposal to amend, alter, change or repeal any provision thereof relating to the classification of the New USI Board, or relating to the removal of directors, stockholder actions and meetings or amendments thereto, must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast thereon.

    ZURN. Under the PBCL, an amendment to the articles of incorporation generally requires the approval of the board of directors followed by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each such class vote. However, the PBCL provides that, unless otherwise provided in the articles of incorporation, an amendment of the articles of incorporation of a corporation need not be adopted by the board of directors prior to its submission to the shareholders for approval if it is proposed by a petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon. The Zurn Charter does not eliminate this right. The Zurn Charter also provides that the affirmative vote of holders of 80% of its capital stock is required to amend supermajority voting provisions in the Zurn Charter for certain corporate actions, such as business combinations in which "interested persons" are parties. See "Mergers and Major Transactions--Zurn."

AMENDMENTS TO BY-LAWS

    NEW USI. Under the DGCL, by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon, except that any corporation may, in its certificate of incorporation, confer this power upon the directors, provided the power vested in the stockholders shall not be divested or limited where the board of directors also has such power. The New USI Charter provides that the board of directors may amend, alter, change or repeal the New USI By-Laws by a vote of two-thirds of the entire board of directors.

    ZURN. Under the PBCL, by-laws may be adopted, amended and repealed by the shareholders entitled to vote thereon. This authority may be expressly vested in the board of directors by the by-laws, subject to the power of the shareholders to change such action, unless the subject of the amendment is solely within the province of the shareholders. The Zurn By-Laws provide that, with respect to those subjects which are not by statute reserved exclusively to the shareholders and regardless of whether the shareholders have previously adopted or approved the by-law being amended or repealed, a by-law may be amended or repealed by vote of a majority of the Zurn Board at any regular or special meeting of directors.

MERGERS AND MAJOR TRANSACTIONS

    NEW USI. Under the DGCL, whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange must be approved by the affirmative vote of the owners of a majority of outstanding shares entitled to vote thereon. Notwithstanding the foregoing, unless required by its certificate of incorporation, no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize such merger if: (i) the agreement of merger does not amend the certificate of incorporation of such constituent corporation, (ii) each share of stock of such constituent corporation outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after such merger, (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to such merger, and (iv) certain other conditions are satisfied. In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's stockholders or board of directors. Furthermore, the DGCL provides that no stockholder vote is required to approve a merger of a constituent corporation with a single direct or indirect wholly owned subsidiary of such corporation, subject to certain qualifications.

    ZURN. Under the PBCL, shareholder approval is required for the sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of a corporation when not made in the usual and regular course of the business of such corporation or for the purpose of relocating all or substantially all of the business of such corporation or in connection with the dissolution or liquidation of the corporation. Unlike the DGCL, however, in cases where shareholder approval is required, a merger, consolidation, sale, lease, exchange or other disposition must be approved by a majority of the votes cast by all shareholders entitled to vote thereon. Under the PBCL, unless required by the by-laws of a constituent corporation, shareholder approval is not required for a plan of merger or consolidation if: (i) the surviving or new corporation is a domestic corporation whose articles are identical to the articles of such constituent corporation, (ii) each share of such constituent corporation outstanding immediately prior to the merger or consolidation will continue as or be converted into (except as otherwise agreed to by the holder thereof) an identical share of the surviving or new corporation, and (iii) such plan provides that the shareholders of such constituent corporation will hold in the aggregate shares of the surviving or new corporation having a majority of the votes entitled to be cast generally in an election of directors. In addition, the PBCL provides that no shareholder approval is required if, prior to the adoption of such plan, another corporation that is a party to such plan owns 80% or more of the outstanding shares of each class of such constituent corporation. The Zurn Charter provides that certain transactions with an "interested person" (defined generally as a 30% shareholder), including the sale of assets, mergers, consolidations and certain other fundamental transactions, require the approval of at least 80% of the votes which all voting shareholders are entitled to cast thereon, unless the transaction was proposed by the Zurn Board or if the consideration for such transaction to be received by Zurn shareholders is not less per share than the highest price paid for any stock by the interested person from the time such interested person owned in excess of 5% of Zurn's voting stock, in which case only a majority of the votes cast by the shareholders entitled to vote thereon is required.

DISSENTERS' RIGHTS OF APPRAISAL

    NEW USI. Under the DGCL, unless the certificate of incorporation of a corporation provides otherwise, there are no appraisal rights provided in the case of certain mergers, a sale or transfer of all or substantially all of its assets or an amendment to the corporation's certificate of incorporation. Moreover, the DGCL does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation provides otherwise, to the owners of shares of a corporation that is either (i) listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers (ii) held of record by more than 2,000 stockholders, unless the applicable agreement of merger or consolidation requires the owners of such shares to receive, in exchange for such shares, (a) any property other than shares of stock of the resulting or surviving corporation, (b) shares of stock of any other corporation listed on a national securities exchange (or designated as described above) or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing. In addition, the DGCL denies appraisal rights to the stockholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the stockholders of such surviving corporation.

    ZURN. The PBCL provides that shareholders of a corporation have a right of appraisal with respect to specified corporate actions, including: (i) a plan of merger, consolidation, division (within the meaning of Section 1951 of the PBCL), share exchange or conversion (within the meaning of Section 1961 of the
PBCL), (ii) certain other plans or amendments to its articles in which disparate treatment is accorded to the holders of shares of the same class or series, and
(iii) a sale, lease, exchange or other disposition of all or substantially all of the corporation's property and assets, except if such sale, lease, exchange or other disposition is (a) made in connection with the dissolution or liquidation of the corporation, (b) the acquiring corporation owns all of the outstanding shares of the acquired corporation or the voting rights, preferences, limitations or relative rights of the acquired corporation are not altered thereby, or (c) the assets sold, leased, exchanged or otherwise disposed of are simultaneously leased back to the corporation. Under the PBCL, appraisal rights are not provided, however, to the holders of shares of any class that is either listed on a national securities exchange or held of record by more than 2,000 shareholders unless (i) such shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares in lieu of fractional shares, (ii) such shares constitute a preferred or special class of stock, and the articles of such corporation, the corporate action under consideration or the express terms of the transaction encompassed in such corporate action do not entitle all holders of the shares of such class to vote thereon and the transaction requires for the adoption thereof the affirmative vote of a majority of the votes cast by all shareholders of such class, or (iii) such shares constitute a group of a class or series which are to receive the same special treatment in the corporate action under consideration, and the holders of such group are not entitled to vote as a special class in respect of such corporate action.

ANTI-TAKEOVER PROVISIONS

    NEW USI. Under the DGCL, a corporation is prohibited from engaging in any "business combination" with a person who, together with his affiliates or associates owns (or within a three-year period did own) 15% or more of the corporation's voting stock (an "interested stockholder"), unless (i) prior to the date on which such person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) the interested stockholder acquired 85% of the voting stock of the corporation (excluding specified shares) upon consummation of the transaction or (iii) on or subsequent to the date on which such person became an interested stockholder the business combination is approved by the board of directors of such corporation and authorized by the affirmative vote (at an annual or special meeting and not by written consent) by at least 66 2/3% of the outstanding voting shares of such corporation (excluding shares held by such interested stockholder). A "business combination" includes (i) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder, (ii) certain transactions resulting in the issuance or transfer to an interested stockholder of any stock of such corporation or its subsidiaries, and (iii) other transactions resulting in a disproportionate financial benefit to an interested stockholder. This provision of the DGCL does not apply to a corporation if the certificate of incorporation or by-laws contains a provision expressly electing not to be governed by this provision or the corporation does not have voting stock either listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders. The New USI Charter does not address the "business combination" provision of the DGCL.

    The DGCL does not contain a "control-share acquisition" statute similar to that contained in the PBCL.

    ZURN. Unlike under the DGCL, the PBCL provides that a "registered corporation" is permanently prohibited from engaging in any "business combination" with a person who owns (or is an affiliate or associate of the corporation and within the preceding five-year period did own) 20% or more of the corporation's voting shares (an "interested shareholder"), unless: (i) such business combination, or the acquisition of shares causing such interested shareholder to become such, was approved in advance by the board of directors of such corporation, (ii) such interested shareholder acquires at least 80% of the voting shares of such corporation, the consideration to be offered to shareholders in connection with such business combination meets specified fair price standards and such business combination is approved by the affirmative vote of the holders of shares representing at least a majority of the votes that the holders of voting shares are entitled to cast, excluding voting shares beneficially owned by such interested shareholder and its affiliates and associates, (iii) such business combination is unanimously approved by the holders of all outstanding common shares of such corporation, (iv) after five years from the date the shareholder became an interested shareholder, the business combination is approved by a majority of the outstanding voting shares of such corporation (excluding shares held by such interested shareholder), (v) after five years from the date the shareholder became an interested shareholder, the business combination is approved by a majority of all shareholders and meets certain considerations set forth in the PBCL concerning the amount of consideration. A "business combination" generally includes mergers, consolidations, share exchanges, divisions of the corporation or any subsidiary thereof, certain sales and other dispositions of assets, certain issuances and transfers of shares of the corporation or any sbsidiary thereof, a liquidation or dissolution, certain reclassifications, recapitalizations and other transactions resulting in a disproportionate financial benefit to an interested shareholder. A "registered corporation" is defined generally as a corporation that has voting shares registered under the Exchange Act or is otherwise subject to the reporting obligations thereunder. The Zurn Charter also contains provisions requiring a vote of holders of 80% of Zurn voting stock to approve certain business combinations. See "--Mergers and Major Transactions--Zurn."

    The PBCL, unlike the DGCL, provides that, subject to certain limited exceptions, in the event of the acquisition by any person or group of shares of a registered corporation that entitles the holder thereof to at least 20% of the voting power of the voting shares of such corporation, such person or group must give notice to all shareholders of record of such corporation that such acquisition has occurred and any of such shareholders may demand payment of the fair value of their shares.

    The PBCL also includes a "control-share acquisition" statute. A "control-share acquisition" is defined generally as an acquisition of such number of voting shares as, when added to the voting shares already held by such acquiring person or group, would entitle such person or group to exercise voting power for the first time within any of the following three ranges: (i) at least 20% but less than 33 1/3%, (ii) at least 33 1/3% but less than 50%, or (iii) more than 50%. "Control shares" include such shares together with any voting shares acquired within 180 days of the occurrence of a "control-share acquisition" or acquired with the intention of making a "control-share acquisition." The PBCL provides that control shares of a registered corporation will not have voting rights unless restored by the affirmative vote of (i) the holders of a majority of the voting power of the outstanding shares (not including the control shares) of such corporation and (ii) the holders of a majority of the voting power of the outstanding voting shares of such corporation. In addition, under certain circumstances, a registered corporation is permitted to redeem its control shares.

    Any profit realized by a "controlling person" from the disposition of any equity security of a registered corporation is recoverable by such corporation if (i) such profit is realized by such controlling person within 18 months after such controlling person became such and (ii) the equity security so disposed of was acquired by such controlling person within 24 months prior to or 18 months after such controlling person became such. Subject to certain exceptions, "controlling person" generally includes any person or group who (i) acquired, offered to acquire, or directly or indirectly publicly disclosed or caused to be publicly disclosed its intention to acquire, power to vote at least 20% of the voting shares of such corporation, or

(ii) publicly disclosed or caused to be publicly disclosed that it may seek to acquire control of such corporation through any means.

DISSOLUTION

    NEW USI. Under the DGCL, if a majority of the board of the directors of the corporation deems it advisable that the corporation should be dissolved and a majority of the outstanding stock of the corporation entitled to vote thereon votes in favor of the proposed dissolution, the corporation shall be dissolved upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware. The corporation shall continue after dissolution for the purposes of defending suits and settling its affairs for a three-year period. Persons having a claim against the corporation shall be given notice and file their claims according to certain procedures specified in the DGCL. A corporation or successor entity which has given notice in accordance with the procedures specified in Section 280(a) of the DGCL shall petition the Court of Chancery to determine the amount of security that the corporation must provide that will be reasonably likely to be sufficient as compensation for any claim against the corporation which is not barred and which is likely to arise or become known to the corporation or successor entity within five years after the date of dissolution or such longer period as the Court of Chancery may determine not to exceed ten years. Under the DGCL, directors of a dissolved corporation that comply with the payment and distribution procedures provided therein shall not be personally liable to the claimants of the dissolved corporation.

    ZURN. Under the PBCL, if the board of directors adopts a resolution recommending to dissolve the corporation, the shareholders must adopt the resolution by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Unlike the DGCL, the PBCL provides two different procedures for the corporation to provide for the winding up and distribution of the corporation's assets. The board of directors of the corporation may elect that the dissolution shall proceed under Subchapter H or under Section 1975 of the PBCL. Under Section 1975, the corporation must provide for the liabilities of the corporation prior to filing the articles of dissolution in the Pennsylvania Department of State. Directors of corporations that elect to follow this procedure are held to the standard of care that applies to all of their other duties. The Subchapter H provision is largely analogous to the procedure under the DGCL. Under the PBCL, however, the corporation only continues to exist for the purpose of settling its affairs for a period of two years. Furthermore, the court in determining the amount of security that shall be posted by the dissolved corporation shall consider the amount that would be reasonably likely to be sufficient to provide compensation for claims that are unknown but that are likely to arise or become known for a period of only two years after the dissolution of the corporation.

                                 LEGAL MATTERS

    The validity of the New USI Common Stock to be issued in connection with the Transaction has been passed upon by Weil, Gotshal & Manges LLP.

    Weil, Gotshal & Manges LLP, counsel for USI, and Jones, Day, Reavis & Pogue, counsel for Zurn, have passed upon certain Federal income tax consequences of the Transaction for USI and Zurn, respectively.

                                    EXPERTS

    The consolidated financial statements and schedule of USI in the USI Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Their report is based in part on the report of Price Waterhouse LLP. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Zurn for the three years ended March 31, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    It is expected that representatives of Ernst & Young, USI's independent auditors, will be present at the USI Meeting and representatives of Ernst & Young, Zurn's independent accountants, will be present at the Zurn Meeting where they will have an opportunity to respond to appropriate questions of stockholders and to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

    The date by which proposals of stockholders of USI must be submitted to USI in order to be included in USI's proxy materials for the next annual meeting of USI stockholders is August 17, 1998. If the date of such annual meeting is advanced or delayed, USI will comply with any applicable provision concerning submission of stockholder proposals under Regulation 14A under the Exchange Act and the USI By-Laws. If the USI Merger is consummated, it is anticipated that no such annual meeting will be held.

    The date by which proposals of shareholders of Zurn must have been submitted to Zurn in order to be included in Zurn's proxy materials for the next annual meeting of Zurn shareholders was February 27, 1998. If the date of such annual meeting is advanced or delayed, Zurn will comply with any applicable provision concerning submission of stockholder proposals under Regulation 14A under the Exchange Act. If the Zurn Merger is consummated, it is anticipated that no such annual meeting will be held.

    If the Mergers are consummated, the first annual meeting of the public stockholders of New USI after such consummation is expected to be held in February 1999. If any New USI stockholder intends to present a proposal at such New USI annual meeting and wishes to have such proposal considered for inclusion in the proxy materials for such meeting, such holder must submit the proposal to the Secretary of New USI in writing so as to be received at the executive offices of New USI by August 17, 1998. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals. In addition, the New USI By-Laws will establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in New USI's proxy statement, to be brought before an annual meeting of stockholders. In general, notice of a stockholder proposal for an annual meeting must be received by the Secretary of New USI 60 days or more before the date of the annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Notice of a stockholder proposal for a special meeting must be received by the Secretary of New USI no later than the 15th day following the day on which notice of the date of a special meeting of stockholders was given. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by the New USI By-Laws, New USI need not present the proposal for a vote at such meeting. If the date of such annual meeting is advanced or delayed, New USI will comply with any applicable provision concerning submission of stockholder proposals under Regulation 14A under the Exchange Act and the New USI By-Laws.

                                                                    APPENDIX A-1

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             U.S. INDUSTRIES, INC.,

                                   USI, INC.,

                               BLUE MERGER CORP.,

                               ZORO MERGER CORP.

                                      AND

                             ZURN INDUSTRIES, INC.*

--------------------------------------------------------------------------------

------------------------

* For the convenience of readers, this composite conformed copy combines the Agreement and Plan of Merger, dated as of February 16, 1998, among U.S. Industries, Inc., USI, Inc., Blue Merger Corp., Zoro Merger Corp. and Zurn Industries, Inc. and Amendment No. 1 to the Merger Agreement, dated as of March 31, 1998, among the parties. Readers should note that any statement which speaks "as of the date hereof" speaks as of February 16, 1998.

                               TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     -----

                                                  ARTICLE 1

THE MERGERS.....................................................................................           1
    SECTION 1.1         -      The Mergers......................................................           1
    SECTION 1.2         -      Effective Time...................................................           1
    SECTION 1.3         -      Effect of the Mergers............................................           2
    SECTION 1.4         -      Subsequent Actions...............................................           2
    SECTION 1.5         -      Certificate or Articles of Incorporation, Bylaws and Directors
                                 and Officers of Surviving Corporations.........................           2
    SECTION 1.6         -      Certificate of Incorporation and Bylaws of Superholdco...........           2
    SECTION 1.7         -      Corporate Identity...............................................           2
    SECTION 1.8         -      Dividends........................................................           3
    SECTION 1.9         -      Closing of the Mergers...........................................           3

                                                  ARTICLE 2

EFFECT ON STOCK OF SUPERHOLDCO, THE SURVIVING CORPORATIONS AND THE MERGED CORPORATIONS..........
                                                                                                           3
    SECTION 2.1         -      Conversion of Shares.............................................           3
    SECTION 2.2         -      Conversion of USI and Zurn Stock into Merger Consideration.......           3
    SECTION 2.3         -      Cancellation of Treasury Shares and of Outstanding Superholdco
                                 Common Stock...................................................           3
    SECTION 2.4         -      Conversion of Common Stock of the Merger Subsidiaries into Common
                                 Stock of the Surviving Corporations............................           4
    SECTION 2.5         -      Exchange of Shares Other Than Treasury Shares....................           4
    SECTION 2.6         -      Transfer Books...................................................           5
    SECTION 2.7         -      No Fractional Share Certificates.................................           5
    SECTION 2.8         -      Stock Options....................................................           6
    SECTION 2.9         -      Restricted Stock.................................................           7
    SECTION 2.10        -      Certain Adjustments..............................................           7

                                                  ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ZURN..........................................................           7
    SECTION 3.1         -      Organization and Qualification...................................           7
    SECTION 3.2         -      Capitalization of Zurn and its Subsidiaries......................           8
    SECTION 3.3         -      Authority Relative to this Agreement.............................           9
    SECTION 3.4         -      SEC Reports; Financial Statements................................           9
    SECTION 3.5         -      Information Supplied.............................................          10
    SECTION 3.6         -      Consents and Approvals; No Violations............................          10
    SECTION 3.7         -      No Default.......................................................          11
    SECTION 3.8         -      No Undisclosed Liabilities; Absence of Changes...................          11
    SECTION 3.9         -      Litigation.......................................................          11
    SECTION 3.10        -      Compliance with Applicable Law...................................          12
    SECTION 3.11        -      Employee Plans...................................................          12
    SECTION 3.12        -      Environmental Matters............................................          13
    SECTION 3.13        -      Tax Matters......................................................          15
    SECTION 3.14        -      Intangible Property..............................................          17

                                                                                                     PAGE
                                                                                                     -----
    SECTION 3.15        -      Opinion of Financial Advisor.....................................          17
    SECTION 3.16        -      Brokers..........................................................          17
    SECTION 3.17        -      Accounting Matters...............................................          17
    SECTION 3.18        -      Material Contracts...............................................          18
    SECTION 3.19        -      Labor Matters....................................................          18
    SECTION 3.20        -      Insurance........................................................          18
    SECTION 3.21        -      Products.........................................................          18
    SECTION 3.22        -      Amendment to Rights Agreement....................................          19
    SECTION 3.23        -      U.S. Brass Bankruptcy Proceeding.................................          19
    SECTION 3.24        -      Full Disclosure..................................................          19

                                                  ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF USI, SUPERHOLDCO AND THE MERGER SUBSIDIARIES..................
                                                                                                          19
    SECTION 4.1         -      Organization and Qualification...................................          19
    SECTION 4.2         -      Capitalization of USI and its Subsidiaries.......................          20
    SECTION 4.3         -      Authority Relative to this Agreement.............................          20
    SECTION 4.4         -      SEC Reports; Financial Statements................................          21
    SECTION 4.5         -      Information Supplied.............................................          21
    SECTION 4.6         -      Consents and Approvals; No Violations............................          22
    SECTION 4.7         -      No Default.......................................................          22
    SECTION 4.8         -      No Undisclosed Liabilities; Absence of Changes...................          22
    SECTION 4.9         -      Litigation.......................................................          23
    SECTION 4.10        -      Compliance with Applicable Law...................................          23
    SECTION 4.11        -      Employee Plans...................................................          23
    SECTION 4.12        -      Environmental Matters............................................          24
    SECTION 4.13        -      Tax Matters......................................................          25
    SECTION 4.14        -      No Prior Activities..............................................          26
    SECTION 4.15        -      Brokers..........................................................          26
    SECTION 4.16        -      Accounting Matters...............................................          26
    SECTION 4.17        -      Absence of Certain Status........................................          27
    SECTION 4.18        -      Full Disclosure..................................................          27

                                                  ARTICLE 5

COVENANTS.......................................................................................          27
    SECTION 5.1         -      Conduct of Business of Zurn and USI..............................          27
    SECTION 5.2         -      Preparation of S-4 and the Joint Proxy Statement.................          29
    SECTION 5.3         -      No Solicitation..................................................          30
    SECTION 5.4         -      Letters of Accountants...........................................          31
    SECTION 5.5         -      Meetings.........................................................          31
    SECTION 5.6         -      Access to Information............................................          31
    SECTION 5.7         -      Additional Agreements; Reasonable Best Efforts...................          32
    SECTION 5.8         -      Antitrust Reviews................................................          32
    SECTION 5.9         -      Public Announcements.............................................          33
    SECTION 5.10        -      Indemnification; Directors' and Officers' Insurance..............          33
    SECTION 5.11        -      Notification of Certain Matters..................................          34
    SECTION 5.12        -      Pooling..........................................................          34
    SECTION 5.13        -      Tax-Free Reorganization Treatment................................          34

                                                                                                     PAGE
                                                                                                     -----
    SECTION 5.14        -      Company Affiliates...............................................          34
    SECTION 5.15        -      SEC Filings......................................................          35
    SECTION 5.16        -      Employment and Employee Benefit Matters..........................          35
    SECTION 5.17        -      Location of Zurn Headquarters....................................          37
    SECTION 5.18        -      Redemption of Zurn Preferred Stock...............................          37
    SECTION 5.19        -      Refinancing......................................................          37
    SECTION 5.20        -      Guarantee of Performance.........................................          37

                                                  ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGERS.......................................................          37
    SECTION 6.1         -      Conditions to Each Party's Obligations to Effect the Mergers.....          37
    SECTION 6.2         -      Additional Conditions to the Obligation of Zurn..................          38
    SECTION 6.3         -      Additional Conditions to the Obligations of USI and the Merger
                                 Subsidiaries...................................................          38

                                                  ARTICLE 7

TERMINATION; AMENDMENT; WAIVER..................................................................          39
    SECTION 7.1         -      Termination......................................................          39
    SECTION 7.2         -      Effect of Termination............................................          40
    SECTION 7.3         -      Fees and Expenses................................................          40
    SECTION 7.4         -      Amendment........................................................          41
    SECTION 7.5         -      Extension; Waiver................................................          41

                                                  ARTICLE 8

MISCELLANEOUS...................................................................................          41
    SECTION 8.1         -      Nonsurvival of Representations and Warranties....................          41
    SECTION 8.2         -      Entire Agreement; Assignment.....................................          41
    SECTION 8.3         -      Notices..........................................................          42
    SECTION 8.4         -      Governing Law....................................................          42
    SECTION 8.5         -      Descriptive Headings.............................................          42
    SECTION 8.6         -      Parties in Interest..............................................          42
    SECTION 8.7         -      Severability.....................................................          42
    SECTION 8.8         -      Specific Performance.............................................          43
    SECTION 8.9         -      Certain Definitions..............................................          43
    SECTION 8.10        -      Brokers..........................................................          43
    SECTION 8.11        -      Counterparts.....................................................          43

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER, dated as of February 16, 1998 (the "Agreement"), is among U.S. INDUSTRIES, INC., a Delaware corporation ("USI"), USI, INC., a Delaware corporation and a wholly-owned subsidiary of USI ("SUPERHOLDCO"), BLUE MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Superholdco ("B-SUB"), ZORO MERGER CORP., a Pennsylvania corporation and a wholly-owned subsidiary of Superholdco ("Z-SUB"), and ZURN INDUSTRIES, INC., a Pennsylvania corporation ("ZURN").

    WHEREAS, the Board of Directors of Zurn has determined that (i) it is in the best interests of Zurn that Zurn become a subsidiary of Superholdco pursuant to the Zurn Merger (as defined in Section 1.1 hereof) upon the terms and conditions set forth herein and (ii) the Zurn Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its business strategies and goals;

    WHEREAS, the Board of Directors of USI has determined that (i) it is fair to and in the best interests of its stockholders that USI become a subsidiary of Superholdco pursuant to the USI Merger (as defined in Section 1.1 hereof) upon the terms and conditions set forth herein and (ii) the USI Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its business strategies and goals;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to USI's willingness to enter into this Agreement, Zurn and USI have entered into a Stock Option Agreement (the "STOCK OPTION AGREEMENT") attached as Annex A hereto;

    WHEREAS, for United States federal income tax purposes, it is intended that the formation of Superholdco and the Mergers (as defined in Section 1.1 hereof) shall constitute one or more tax-free transactions under the Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, for accounting purposes, it is intended that the Mergers shall be accounted for in accordance with the Pooling of Interests Method of Accounting (as defined in Section 3.17 hereof);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                  THE MERGERS

    SECTION 1.1--THE MERGERS. Subject to and upon the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) (a) B-Sub shall be merged with and into USI in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), the separate corporate existence of B-Sub shall cease, and USI shall continue as the surviving corporation (the "USI MERGER") and (b) Z-Sub shall be merged with and into Zurn in accordance with the Pennsylvania Business Corporation Law ("PENNSYLVANIA LAW"), the separate corporate existence of Z-Sub shall cease, and Zurn shall continue as the surviving corporation (the "ZURN MERGER"). The USI Merger and the Zurn Merger are herein collectively referred to as the "MERGERS" and each individually as a "MERGER". USI and Zurn, as the surviving corporations after the Mergers, are herein sometimes collectively referred to as the "SURVIVING CORPORATIONS" and each individually as a "SURVIVING CORPORATION". B-Sub and Z-Sub are herein sometimes collectively referred to as the "MERGER SUBSIDIARIES" and each individually as a "MERGER SUBSIDIARY". Superholdco, USI, Zurn, B-Sub and Z-Sub are herein referred to collectively as the "PARTIES" and each individually as a "PARTY."

    SECTION 1.2--EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 6 hereof and the consummation of the Closing referred to in Section 1.9 hereof, the Parties shall cause the Mergers to be consummated concurrently by (a) filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the USI Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law and (b) filing Articles of Merger with the Department of State of the Commonwealth of Pennsylvania with respect to the Zurn Merger, in such form as required by, and executed in accordance with, the relevant provisions of Pennsylvania Law (the time of the later of such filings to occur being the "EFFECTIVE TIME").

    SECTION 1.3--EFFECT OF THE MERGERS. At the Effective Time, the effect of the USI Merger shall be as provided in the applicable provisions of Delaware Law and the effect of the Zurn Merger shall be as provided in the applicable provisions of Pennsylvania Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (a) all the property, rights, privileges, powers and franchises of USI and B-Sub shall continue with, or vest in, as the case may be, USI as the Surviving Corporation of the USI Merger, and all debts, liabilities and duties of USI and B-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of USI as the Surviving Corporation of the USI Merger and (b) all the property, rights, privileges, powers and franchises of Zurn and Z-Sub shall continue with, or vest in, as the case may be, Zurn as the Surviving Corporation of the Zurn Merger, and all debts, liabilities and duties of Zurn and Z-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Zurn as the Surviving Corporation of the Zurn Merger. At the Effective Time, each of the Surviving Corporations shall become a direct wholly-owned subsidiary of Superholdco.

    SECTION 1.4--SUBSEQUENT ACTIONS. If, at any time after the Effective Time, either of the Surviving Corporations shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations or otherwise to carry out this Agreement, the officers and directors of such Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out this Agreement.

    SECTION 1.5--CERTIFICATE OR ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS AND OFFICERS OF SURVIVING CORPORATIONS. Unless otherwise agreed by USI and Zurn before the Effective Time, at the Effective Time:

        (a) the Certificate of Incorporation of USI shall be the Certificate of Incorporation of USI as a Surviving Corporation (except that the corporate name of USI shall be changed), and the Articles of Incorporation of Zurn shall be the Articles of Incorporation of Zurn as a Surviving Corporation, in each case as in effect immediately prior to the Effective Time and until thereafter amended as provided by law and such Certificate of Incorporation or Articles of Incorporation.

        (b) the respective Bylaws of each of USI and Zurn shall be the Bylaws of USI and Zurn, respectively, as a Surviving Corporation in each case as in effect immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Certificate or Articles of Incorporation and such Bylaws; and

        (c) the directors and officers of each of USI and Z-Sub immediately prior to the Effective Time shall continue to serve in their respective offices of their respective Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of such Surviving Corporation.

    SECTION 1.6--CERTIFICATE OF INCORPORATION AND BYLAWS OF
SUPERHOLDCO. Immediately prior to the Effective Time, USI shall cause the Certificate of Incorporation and Bylaws of Superholdco to be amended and restated to read as set forth in Annexes B and C hereto, respectively.

    SECTION 1.7--CORPORATE IDENTITY. USI and Zurn agree that immediately after the Effective Time, the corporate name of Superholdco shall be changed to "U.S. INDUSTRIES, INC.".

    SECTION 1.8--DIVIDENDS. Each of USI and Zurn shall coordinate with the other the declaration of, and the setting of record dates and payment dates for, dividends on shares of its common stock so that holders thereof (i) do not receive dividends on both such shares and shares of Superholdco common stock received in connection with the applicable Merger in respect of any particular calendar quarter or (ii) fail to receive a dividend on either shares of common stock or Superholdco common stock received in connection with the applicable Merger in respect of any particular calendar quarter. Each Party hereby acknowledges that on January 19, 1998, Zurn declared a quarterly dividend of $0.10 per share of Zurn Common Stock payable to holders of record on March 20, 1998.

    SECTION 1.9--CLOSING OF THE MERGERS. The closing of the Mergers (the "CLOSING") shall take place at a time and on a date to be specified by the Parties, which shall be the first business day on which all of the conditions set forth in Article 6 shall have been satisfied and waived (the "CLOSING DATE"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the Parties.

                                   ARTICLE 2
                 EFFECT ON STOCK OF SUPERHOLDCO, THE SURVIVING
                    CORPORATIONS AND THE MERGED CORPORATIONS

    SECTION 2.1--CONVERSION OF SHARES. The manner and basis of converting the shares of common stock of the Surviving Corporations and of the Merger Subsidiaries at the Effective Time shall be as hereinafter set forth in this
Article 2.

    SECTION 2.2--CONVERSION OF USI AND ZURN STOCK INTO MERGER
CONSIDERATION. (a) Each share of common stock, par value $0.01 per share, of USI ("USI COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of USI) and all rights in respect thereof, shall at the Effective Time, by virtue of the USI Merger and without any action on the part of any holder thereof, forthwith cease to exist and be converted into one share of common stock, par value $0.01 per share ("SUPERHOLDCO COMMON STOCK"), of Superholdco (the "USI MERGER CONSIDERATION"). The quotient obtained by dividing the number of shares of Superholdco Common Stock referred to in the preceding sentence by one is herein referred to as the "USI EXCHANGE RATIO".

    (b) Each share of common stock, par value $.50 per share, of Zurn ("ZURN COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Zurn) and all rights in respect thereof, shall at the Effective Time, by virtue of the Zurn Merger and without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive 1.6 shares of Superholdco Common Stock (the "ZURN MERGER CONSIDERATION") upon surrender of the certificate theretofore representing such share in accordance with this Agreement. The quotient obtained by dividing the number of shares of Superholdco Common Stock referred to in the preceding sentence by one is herein referred to as the "ZURN EXCHANGE RATIO". The USI Exchange Ratio and the Zurn Exchange Ratio are herein referred to collectively as the "Exchange Ratios".

    (c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of USI Common Stock ("USI SHARES") or Zurn Common Stock (the "ZURN SHARES" and, together with the USI Shares, the "SHARES"), shall evidence the USI Merger Consideration or the right to receive the Zurn Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5 and 2.7 hereof.

    SECTION 2.3--CANCELLATION OF TREASURY SHARES AND OF OUTSTANDING SUPERHOLDCO COMMON STOCK. (a) At the Effective Time, each share of USI Common Stock held in the treasury of USI immediately prior to the Effective Time, and each share of Zurn Common Stock held in the treasury of Zurn immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of Superholdco or either of the Surviving Corporations shall be issuable, and no payment or other consideration shall be made, with respect thereto.

    (b) At the Effective Time, the shares of Superholdco Common Stock held by USI shall be canceled and retired and all consideration paid by USI in respect thereof shall be returned. No shares of stock or other securities of Superholdco or any other corporation shall be issuable, and no other payment or consideration shall be made, with respect to such shares of Superholdco Common Stock.

    SECTION 2.4--CONVERSION OF COMMON STOCK OF THE MERGER SUBSIDIARIES INTO COMMON STOCK OF THE SURVIVING CORPORATIONS. (a) Each share of common stock, par value $0.01 per share, of B-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time, by virtue of the USI Merger and without any action on the part of Superholdco, forthwith cease to exist and be converted into and become one validly issued, fully paid and nonassessable share of common stock of USI, par value $0.01 per share (the "NEW USI COMMON STOCK"). At any time after the Effective Time, upon surrender by Superholdco of the certificate formerly representing the shares of the common stock of B-Sub, USI, as a Surviving Corporation, shall deliver to Superholdco an appropriate certificate or certificates representing the shares of New USI Common Stock into which the shares of common stock of B-Sub owned by Superholdco were converted at the Effective Time.

    (b) Each share of common stock, par value $0.01 per share, of Z-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time, without any action on the part of Superholdco, forthwith cease to exist and be converted into and become one validly issued, fully paid and nonassessable share of common stock of Zurn, par value $0.50 per share (the "NEW ZURN COMMON STOCK"). At any time after the Effective Time and upon surrender by Superholdco of the certificate formerly representing the shares of the common stock of Z-Sub, Zurn as a Surviving Corporation, shall deliver to Superholdco an appropriate certificate or certificates representing the shares of New Zurn Common Stock into which the shares of common stock of Z-Sub owned by Superholdco were converted at the Effective Time.

    SECTION 2.5--EXCHANGE OF SHARES OTHER THAN TREASURY SHARES. (a) Subject to the terms and conditions hereof, from and after the Effective Time, each outstanding certificate which theretofore represented issued and outstanding USI Shares (other than USI Shares to be canceled in accordance with Section 2.3) shall be deemed for all corporate purposes of Superholdco to represent the number of full shares of Superholdco Common Stock into which the USI Shares theretofore represented by such certificate shall have been converted in accordance with the provisions of Section 2.2 hereof, and all such shares of Superholdco Common Stock shall be deemed to have been issued at the Effective Time.

    (b) Subject to the terms and conditions hereof, at or prior to the Effective Time, Superholdco shall appoint an exchange agent to effect the exchange of Zurn Shares for Superholdco Common Stock in accordance with the provisions of this
Article 2 (the "EXCHANGE AGENT"). As promptly as practicable after the Effective Time, Superholdco shall deposit, or cause to be deposited, certificates representing the shares of Superholdco Common Stock to be issued upon the surrender for exchange of certificates theretofore representing Zurn Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to collectively as the "EXCHANGE FUND") and the Excess Shares (as defined in Section 2.7(b) hereof). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Zurn Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Superholdco. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Superholdco Common Stock into which the Zurn Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of Superholdco Common Stock shall be deemed to have been issued at the Effective Time. From and after the Effective Time, until so surrendered and exchanged, each outstanding certificate which theretofore represented issued and outstanding Zurn Shares (other than Zurn Shares to be canceled in accordance with Section 2.3) shall be deemed for all corporate purposes of Superholdco, other than the payment of dividends and other distributions, if any, to represent the right to receive the Zurn Merger Consideration. Unless and until any such certificate theretofore representing Zurn Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Superholdco Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Zurn Shares, however, the record holder of the certificate or certificates representing shares of Superholdco Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Superholdco, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such issuance shall have become payable with respect to such number of shares of Superholdco Common Stock ("PRE-ISSUANCE DIVIDENDS"). No interest shall be payable with respect to the payment of Pre-Issuance Dividends upon the surrender of certificates theretofore representing Zurn Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Superholdco Common Stock which have not received payment of Pre-Issuance Dividends shall look only to Superholdco for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5(b), neither the Exchange Agent nor any Party shall be liable to a holder of Zurn Shares for any Superholdco Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

    SECTION 2.6--TRANSFER BOOKS. The stock transfer books of USI with respect to the USI Shares and the stock transfer books of Zurn with respect to the Zurn Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of Zurn at the Effective Time, a certificate or certificates representing the number of full shares of Superholdco Common Stock that a holder of such number of Shares would be entitled to receive in accordance with this
Article 2 shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with
Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    SECTION 2.7--NO FRACTIONAL SHARE CERTIFICATES. (a) No scrip or fractional share certificate for Superholdco Common Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Superholdco or of either of the Surviving Corporations with respect to such fractional share interest. The Parties acknowledge that payment of the cash consideration described below in lieu of the issuance of fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

    (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Superholdco Common Stock that would be issued and delivered to the Exchange Agent pursuant to Section 2.5 hereof but for the operation of Section 2.7(a) over (ii) the aggregate number of full shares of Superholdco Common Stock to be distributed to holders of Shares pursuant to Section 2.5 hereof giving effect to the operation of Section 2.7(a) (such excess being herein called the "EXCESS SHARES"). Following the Effective Time, the Exchange Agent, as agent for the holders of Shares, shall sell the Excess Shares at then prevailing prices on the NYSE, all in the manner provided in subsection (c) of this Section 2.7.

    (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent will hold such proceeds in trust for such holders (the "COMMON SHARES TRUST"). Superholdco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of fractional share interests to which such holder is entitled (after taking into account all Shares held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares are entitled.

    (d) Notwithstanding the provisions of subsections (b) and (c) of this
Section 2.7, USI and Zurn may agree at their option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to cause Superholdco to pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Shares an amount in cash equal to the product obtained by multiplying
(i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Shares held at the Effective Time by such holder) by (ii) the closing price for a share of Superholdco Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all reference herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.5 hereof.

    (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders, subject to and in accordance with the terms of Section 2.5 hereof.

    (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Superholdco, upon demand, and any holders of Shares who have not theretofore complied with the provisions of this Article 2 shall thereafter look only to Superholdco for satisfaction of their claims for Superholdco Common Stock or any cash in lieu of fractional shares of Superholdco Common Stock and any Pre-Surrender Dividends.

    SECTION 2.8--STOCK OPTIONS. (a) At the Effective Time, each option granted by USI to purchase shares of USI Common Stock, or by Zurn to purchase shares of Zurn Common Stock, which is outstanding and unexercised immediately prior to the Effective Time (collectively, "OPTIONS"), shall be assumed by Superholdco and converted into an option (a "SUPERHOLDCO OPTION") to purchase shares of Superholdco Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as nearly as practicable as are in effect immediately prior to the Effective Time:

        (i) the number of shares of Superholdco Common Stock to be subject to the Superholdco Option shall be equal to the product of (x) the number of shares of USI Common Stock or Zurn Common Stock subject to the original Option and (y) the USI Exchange Ratio (if the original Option related to USI Common Stock) or the Zurn Exchange Ratio (if the original Option related to Zurn Common Stock);

        (ii) the exercise price per share of Superholdco Common Stock under the Superholdco Option shall be equal to (x) the exercise price per share of the USI Common Stock or Zurn Common Stock under the original Option divided by
    (y) the USI Exchange Ratio (if the original Option related to USI Common Stock) or the Zurn Exchange Ratio (if the original Option related to Zurn Common Stock); and

        (iii) upon each exercise of Superholdco Options by a holder thereof, the aggregate number of shares of Superholdco Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

    The adjustments provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

    (b) Superholdco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Superholdco Common Stock for delivery upon exercise of Superholdco Options in accordance with this Section 2.8. At or prior to the Effective Time, Superholdco shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Superholdco Common Stock subject to the Superholdco Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Superholdco Options remain outstanding.

    SECTION 2.9--RESTRICTED STOCK. At the Effective Time, any shares of USI Common Stock awarded pursuant to any plan, arrangement or transaction, including, without limitation, the USI 1997 Restricted Stock Plan and the Amended USI Stock Option Plan, and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of Superholdco Common Stock in accordance with Section 2.2 hereof, and such shares of Superholdco Common Stock will be subject to the same terms, conditions and restrictions as were in effect with respect to such shares of USI Common Stock immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby.

    SECTION 2.10--CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time, the outstanding shares of USI Common Stock or Zurn Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the applicable Exchange Ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of USI Common Stock and Zurn Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF ZURN

    Zurn hereby represents and warrants to USI and each Merger Subsidiary as follows:

    SECTION 3.1--ORGANIZATION AND QUALIFICATION.

    (a) Zurn and each of its subsidiaries (as defined in Section 8.9) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Zurn. When used in connection with any Party to this Agreement, the term "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business, financial condition or results of operations of such Party and its subsidiaries, taken as whole, except effects that are generally applicable in the United States economy and/or the economy in any other region of the world which do not have a disproportionate effect on USI and its subsidiaries or Zurn and its subsidiaries (as the case may be) or (ii) the ability of such Party to consummate the transactions contemplated hereby without unreasonable delay.

    (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule previously delivered by Zurn to USI (the "ZURN DISCLOSURE SCHEDULE"), Zurn has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

    (c) Zurn has heretofore made available to USI accurate and complete copies of the articles of incorporation and bylaws (or similar governing documents), as currently in effect, of Zurn and each of its subsidiaries. Each of Zurn and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not have a Material Adverse Effect on Zurn.

    SECTION 3.2--CAPITALIZATION OF ZURN AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of Zurn consists of: 100,000,000 shares of Zurn Common Stock, of which, as of February 11, 1998, 12,787,707 shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which, as of February 11, 1998, 1,956 shares of $1.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ("ZURN PREFERRED STOCK"), were issued and outstanding. Of the 5,000,000 shares of preferred stock authorized, 150,000 shares have been designated as Zurn Preferred Stock and 3,000,000 shares have been designated as Second Series Junior Participating Preferred Stock. All of the issued and outstanding shares of Zurn Common Stock and Zurn Preferred Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of February 11, 1998, 1,464,625 shares of Zurn Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options granted by Zurn to purchase shares of Zurn Common Stock issued pursuant to the Zurn stock incentive plans listed on Section 3.2(a) of the Zurn Disclosure Schedule (the "ZURN STOCK INCENTIVE PLANS") and 3,912 shares of Zurn Common Stock were reserved for issuance and issuable upon conversion of the Zurn Preferred Stock in accordance with its terms. Since February 11, 1998, except as set forth on Section 3.2(a) of the Zurn Disclosure Schedule, no shares of Zurn's capital stock have been issued otherwise than pursuant to the exercise of options granted by Zurn to purchase shares of Zurn Common Stock already in existence on such date, upon the conversion of Zurn Preferred Stock or as expressly permitted by this Agreement and, since February 11, 1998, no options to purchase shares of Zurn Common Stock have been granted. Except as set forth above in this Section 3.2(a), Zurn Securities (as defined below) issued after the date hereof as expressly permitted by this Agreement, the rights (the "RIGHTS") issued pursuant to the Rights Agreement, dated as of May 28, 1996, between Zurn and Society National Bank, as Rights Agent (the "RIGHTS AGREEMENT") and obligations with respect to employer matching contributions under 401(k) plans listed in Section 3.11(a) of the Zurn Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of Zurn,
(ii) no securities of Zurn or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Zurn, (iii) no options or other rights to acquire from Zurn or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of Zurn or its subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Zurn and (iv) no equity equivalents, or interests in the ownership or earnings, of Zurn or its subsidiaries (including stock appreciation rights) (collectively, "ZURN SECURITIES"). There are no contracts, understandings, arrangements or obligations (whether or not contingent) of Zurn or its subsidiaries to repurchase, redeem or otherwise acquire any Zurn Securities. Except as set forth in Section 3.2(a) of the Zurn Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Zurn is a party or to which it is bound relating to the voting of any shares of capital stock of Zurn.

    (b) Except as set forth in Section 3.2(b) of the Zurn Disclosure Schedule,
(i) all of the outstanding capital stock of Zurn's subsidiaries is owned beneficially and of record by Zurn, directly or indirectly, free and clear of any Lien (as defined below) and (ii) there are no securities of Zurn or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Zurn or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of Zurn or its subsidiaries to issue or sell any capital stock or other ownership interests in, or any other securities of, any subsidiary of Zurn. There are no contracts, understandings, arrangements or obligations (whether or not contingent) of Zurn or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Zurn. Except as set forth in
Section 3.2(b) of the Zurn Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Zurn or its subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of any subsidiary of Zurn. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind in respect of such asset.

    SECTION 3.3--AUTHORITY RELATIVE TO THIS AGREEMENT

    (a) Zurn has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Zurn (the "ZURN BOARD") and, assuming the accuracy of the representation and warranty set forth in Section 4.17, no other corporate proceedings on the part of Zurn are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to Zurn Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the votes cast by the then outstanding shares of Zurn Common Stock and Zurn Preferred Stock, voting together as one class, at the meeting of Zurn stockholders referred to in Section 5.5 hereof). This Agreement has been duly and validly executed and delivered by Zurn and constitutes a valid, legal and binding agreement of Zurn, enforceable against Zurn in accordance with its terms.

    (b) The Zurn Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Zurn Board for the consummation of the transactions contemplated hereby (including, without limitation, the Zurn Merger and the execution and delivery of the Stock Option Agreement) and resolved to recommend that the stockholders of Zurn approve and adopt this Agreement. Assuming the accuracy of the representation and warranty set forth in Section 4.17, none of the provisions of Section 2538 and Subchapters F (Business Combinations), G (Control--Share Acquisitions), I and J of Chapter 25 (including, without limitation, Sections 2555, 2564, 2582 and 2587 thereof) of the Pennsylvania Law and Article Seventh of the Zurn Articles of Incorporation, and to the knowledge of Zurn, no provision of any other Pennsylvania or other state takeover statute or similar statute or regulation, applies to the Zurn Merger, this Agreement, the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

    (c) The Zurn Common Stock is listed on the NYSE.

    SECTION 3.4--SEC REPORTS; FINANCIAL STATEMENTS.

    (a) Zurn has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since April 1, 1994, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), each as in effect on the dates such forms, reports and documents were filed. Zurn has heretofore delivered to USI, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1995, 1996 and 1997, (ii) all definitive proxy statements relating to Zurn's meetings of stockholders (whether annual or special) held since April 1, 1994 and (iii) all other reports or registration statements filed by Zurn with the SEC since April 1, 1994 (the "ZURN SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Zurn included in the Zurn SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited consolidated quarterly statements, which have been prepared in accordance with the instructions to Form 10-Q of the SEC and
Article 10 of Regulation S-X) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of Zurn and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments). Since March 31, 1997, except as set forth in the Zurn SEC Reports, there has not been any change, or any application or request for any change, by Zurn or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

    (b) Zurn has heretofore made available to USI a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Zurn with the SEC pursuant to the Exchange Act.

    SECTION 3.5--INFORMATION SUPPLIED. None of the information supplied or to be supplied by Zurn for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Superholdco in connection with the issuance of shares of Superholdco Common Stock in the Mergers (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the joint proxy statement/prospectus relating to the meetings of Zurn's stockholders and the USI's stockholders to be held in connection with the Mergers and the offer by Superholdco of the shares of Superholdco Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby (the "JOINT PROXY STATEMENT") will, at the date mailed to stockholders of Zurn and USI and at the times of the meetings of stockholders of Zurn and USI to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to Zurn, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, Zurn shall promptly so advise USI and such event shall be so described, and such amendment or supplement (which USI shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of Zurn. The Joint Proxy Statement, insofar as it relates to the meeting of Zurn's stockholders to vote on Zurn Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made with respect to statements made or incorporated by reference therein based on information supplied by USI specifically for inclusion or incorporation by reference in such document.

    SECTION 3.6--CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the filing and recordation of the Articles of Merger as required by the Pennsylvania Law and as otherwise set forth in Section
3.6 to the Zurn Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by Zurn of this Agreement or the consummation by Zurn of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a

Material Adverse Effect on Zurn. Except as set forth in Section 3.6 to the Zurn Disclosure Schedule, and assuming all filings, notifications, permits, authorizations, consents and approvals referred to in the immediately preceding sentence are duly and timely obtained or made, neither the execution, delivery and performance of this Agreement by Zurn nor the consummation by Zurn of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of Zurn or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of indemnification, termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Zurn or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Zurn or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

    SECTION 3.7--NO DEFAULT. None of Zurn or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Zurn or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Zurn, its subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

    SECTION 3.8--NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by Zurn in the Zurn SEC Reports filed and publicly available prior to the date of this Agreement (the "FILED ZURN SEC REPORTS") and for any liabilities or obligations arising out of matters disclosed in Section 3.9 or 3.14 of the Zurn Disclosure Schedule, as of March 31, 1997, none of Zurn or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated financial statements of Zurn (including the notes thereto) as of such date or which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports, since March 31, 1997, (i) the business of Zurn and its subsidiaries has been carried on in the ordinary course and (ii) there has not been any condition, event or occurrence (except for conditions, events or occurrences arising out of (A) matters disclosed in Section 3.9 or 3.14 of the Zurn Disclosure Schedule or (B) any actual or potential claim, proceeding or investigation, or any facts or circumstances underlying any such claim, proceeding or investigation, which have been disclosed in the Filed Zurn SEC Reports) which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

    SECTION 3.9--LITIGATION. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports, publicly disclosed by Eljer Industries, Inc. ("ELJER") in any report, proxy statement, information statement or registration statement filed by Eljer with the SEC since April 1, 1994 (the "ELJER SEC REPORTS"), or disclosed in Section 3.9 of the Zurn Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Zurn, threatened against Zurn or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn or (b) questions the validity of this Agreement or any action to be taken by Zurn in connection with the consummation of the transactions contemplated hereby. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, none of

Zurn or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

    SECTION 3.10--COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, Zurn and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "ZURN PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, Zurn and its subsidiaries are in compliance with the terms of Zurn Permits, except where the failure so to comply, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports or by Eljer in the Eljer SEC Reports, the businesses of Zurn and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined and addressed in Section 3.12(a)) and except for violations or possible violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn. Except as publicly disclosed by Zurn in the Filed Zurn SEC Reports, or publicly disclosed by Eljer in the Eljer SEC Reports, no investigation or review by any Governmental Entity with respect to Zurn or its subsidiaries is pending or, to the knowledge of Zurn, threatened, nor, to the knowledge of Zurn, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

    SECTION 3.11--EMPLOYEE PLANS.

    (a) Section 3.11(a) of the Zurn Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which Zurn or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability for (each an "EMPLOYEE BENEFIT PLAN" and collectively, the "EMPLOYEE BENEFIT PLANS"), except Employee Benefit Plans mandated by law ("STATUTORY PLANS").

    (b) True, correct and complete copies or descriptions of each Employee Benefit Plan that is a salaried plan, except Statutory Plans, have been delivered to USI for review prior to the date hereof.

    (c) As of the date hereof, except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) all payments required to be made by or under any Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made;
(ii) Zurn and its subsidiaries have performed all obligations required to be performed by them under any Employee Benefit Plan; (iii) the Employee Benefit Plans have been administered in compliance with their terms and, if applicable, the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of Zurn, threatened with respect to any Employee Benefit Plan; and (v) Zurn and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

    (d) Except as disclosed on Section 3.11(d) of the Zurn Disclosure Schedule, none of the Employee Benefit Plans is subject to Title IV of ERISA.

    (e) Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, Zurn and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

    (f) Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, each of the Pension Plans which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the Internal Revenue Service to be so "qualified" and Zurn knows of no fact which would adversely affect the qualified status of any such Pension Plan.

    (g) Except as set forth on Section 3.11(g) of the Zurn Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of Zurn or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

    (h) If and to the extent applicable, no Employee Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any Employee Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or
Section 302(f) of ERISA. Except as indicated on Schedule 3.11(h) of the Zurn Disclosure Schedule, no Plan that is a welfare benefit plan is self funded by Zurn. Except as disclosed on Schedule 3.11(h) of the Zurn Disclosure Schedule and for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, with respect to any insurance policy providing funding for benefits under any Employee Benefit Plan, there is no liability of Zurn in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if Zurn cancelled such policy as of the date hereof.

    SECTION 3.12--ENVIRONMENTAL MATTERS.  (a) As used in this Agreement:

        (1) "ENVIRONMENTAL LAW" means any applicable federal, state or local law, statute, code, ordinance, rule, regulation or other governmental requirement from any U.S. or foreign jurisdiction concerning the Release (as defined herein), handling, storage, processing, transportation or other use of any solid waste, industrial waste or Hazardous Substance (as defined herein), as of the date hereof, including, by way of example but not limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (42 U.S.C. Section 7401 et seq.), the Clean Air Act (33 U.S.C.
    Section 2601 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the regulations promulgated pursuant thereto.

        (2) "ENVIRONMENTAL CLAIM" means any written notice of violation, action, claim, lien, demand, order, injunction, judgment, decree, ruling, assessment or arbitration award or directive (conditional or otherwise) by any Governmental Entity or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, diminution in value, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Release) of, or exposure to, any Hazardous Substance, odor, audible noise, or any solid or industrial waste; (b) the transportation, storage, treatment or disposal of solid waste, industrial waste or Hazardous Substances, in connection with the past or present operations of Zurn, any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors or assigns; or (c) the violation, or alleged violation, of any Environmental Laws, orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, Environmental Permits or ruling, order or decision of any court arbitrator or Government Entity relating to Zurn and its environmental matters.

        (3) "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, registration, permit application, notification, program development and implementation, or permission required under any applicable Environmental Law.

        (4) "HAZARDOUS SUBSTANCE" means any substance, material or waste which is regulated under any Environmental Law or by any applicable Governmental Entity in the jurisdictions in which Zurn or any subsidiary or any of their respective predecessors or assigns conducts or has conducted business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "toxic substance" or "residual waste" under any Environmental Law, including, but not limited to, radioactive materials, petroleum products, asbestos and polychlorinated biphenyls.

        (5) "PROPERTY" means, with respect to any person or entity, any land, facility or operations currently or previously owned or otherwise used by such person or entity, any of its subsidiaries or any of their respective predecessors.

        (6) "RELEASE" means, with respect to any person or entity, any intentional or unintentional, continuous or intermittent release, spill, emission, seepage, leaking, pumping, uncontrolled loss, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, or any building surface, or onto or from any Property of such person or entity of any Hazardous Substance, including the movement of any Hazardous Substance through or in the air, soil, surface water, ground water or otherwise.

        (7) "REMEDIAL ACTION" means, with respect to any person or entity, all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken by such person or entity to (i) clean up, remove, treat, or in any other way address any Hazardous Substance or any other material required pursuant to applicable Environmental Law; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or any other material required pursuant to applicable Environmental Law; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care including the conduct of risk assessments and negotiation with applicable governmental entities regarding Hazardous Substance or any other material required pursuant to applicable Environmental Law; or (iv) bring the Properties of such person or entity into compliance with all applicable Environmental Laws and Environmental Permits.

    (b) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, Zurn and each of its subsidiaries and its use of and operations at each Property is in compliance with all applicable Environmental Laws, except where the failure to so be in compliance, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn.

    (c) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, neither Zurn nor any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, has received any written communication from a court, Governmental Entity or any other person or entity that alleges that Zurn or any such subsidiary or predecessor is not in compliance, in all respects, with any Environmental Law or has liability thereunder, except with respect to failures to so be in compliance which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

    (d) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, (i) none of the Properties or operations of Zurn or any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, is the subject of any investigation by any Governmental Entity, whether federal, state, local or foreign, with respect to (A) any Environmental Law, (B) any Remedial Action or (C) any

Environmental Claim, which in each case, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn and (ii) Zurn and each of its subsidiaries has filed all notices, obtained all Environmental Permits and conducted all Remedial Actions required under all Environmental Laws, except where the failure to file such notices, obtain such Environmental Permits or take such Remedial Actions, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn.

    (e) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, Zurn and each of its subsidiaries and, to the knowledge of Zurn, each of their respective predecessors, have filed all notices required to be filed by them under all Environmental Laws reporting any Release, except where failure to file such notices, individually or in the aggregate, has not had and would not have a Material Adverse Effect on Zurn.

    (f) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, neither Zurn nor any of its subsidiaries has any contingent liabilities with respect to its business or, to the knowledge of Zurn, that of its predecessors, in connection with any Hazardous Substance or Environmental Law which, individually or in the aggregate, have had or would have a Material Adverse Effect on Zurn.

    (g) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, underground storage tanks are not located on or under any Property for which Zurn or any of its subsidiaries would be responsible or potentially responsible under any Environmental Law and there have been no Releases of Hazardous Substances on, in or under any Property for which Zurn or any of its subsidiaries would be responsible or potentially responsible under any Environmental Law that in either case, individually or in the aggregate, have had or would have a Material Adverse Effect on Zurn.

    (h) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, none of Zurn, any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that, individually or in the aggregate, have had or would have a Material Adverse Effect on Zurn.

    (i) Except as disclosed in any Filed Zurn SEC Report or any Eljer SEC Report, none of Zurn, any of its subsidiaries or, to the knowledge of Zurn, any of their respective predecessors, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property of Zurn or on any real property, otherwise than in compliance with all applicable Environmental Laws, in a manner that, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

    SECTION 3.13--TAX MATTERS. Except as disclosed in Section 3.13 of the Zurn Disclosure Schedule or as disclosed in any Filed Zurn SEC Document or any Eljer SEC Report:

        (a) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) Zurn and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Zurn or any of its subsidiaries is or has been a member, has timely filed all federal income tax returns and all other Tax (as defined below) returns and reports required to be filed by it,
    (ii) all such Tax returns are complete and correct in all respects and (iii) Zurn and each of its subsidiaries has paid (or Zurn has paid on its subsidiaries' behalf) all Taxes due in respect of the taxable periods covered by such Tax returns. Zurn has previously delivered to USI copies of all U.S. federal income Tax returns filed by Zurn and each of its subsidiaries for their taxable years ended in 1996 and 1997. For purposes of this Agreement, (i) "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (ii) "Tax returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

        (b) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, no deficiencies for any Taxes have been proposed, asserted or assessed against Zurn or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Zurn and its subsidiaries.

        (c) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and (ii) no issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination. The federal income Tax returns of Zurn and each of its subsidiaries consolidated in such Tax returns have been reviewed by the Internal Revenue Service for all years through its fiscal year ended March 31, 1994.

        (d) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, no Liens for Taxes exist with respect to any assets or properties of Zurn or any of its subsidiaries, except for statutory liens for Taxes not yet due.

        (e) None of Zurn or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

        (f) None of Zurn or any of its subsidiaries has taken or agreed to take any action that would prevent the Zurn Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

        (g) There is no employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) solely as a result of the consummation of the transactions contemplated by this Agreement to occur prior to or concurrently with the Effective Time that would not be deductible by reason of Sections 280G or 162(m) of the Code.

        (h) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, Zurn and its subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

        (i) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax returns of Zurn or its subsidiaries and neither Zurn nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

        (j) Neither Zurn nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

        (k) Neither Zurn nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Zurn or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years.

        (l) No property owned by Zurn or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

        (m) Zurn and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

        (n) No subsidiary of Zurn owns any Shares.

    SECTION 3.14--INTANGIBLE PROPERTY. Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, Zurn and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Zurn and its subsidiaries as currently conducted or as contemplated to be conducted, and, except as set forth in the Filed Zurn SEC Reports, the Eljer SEC Reports or Section 3.14 of the Zurn Disclosure Schedule, Zurn is unaware of any assertion or claim challenging the validity or enforceability of any of the foregoing which, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn. Except as disclosed in
Section 3.14 of the Zurn Disclosure Schedule or in any Filed Zurn SEC Report or Eljer SEC Report and subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, there have been no claims made or notices that the manufacture and sale of any of Zurn's products infringes the patents of any third party.

    SECTION 3.15--OPINION OF FINANCIAL ADVISOR. BT Wolfensohn (the "ZURN FINANCIAL ADVISOR") has delivered to the Zurn Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Zurn Merger Consideration is fair to the holders of Zurn Common Shares from a financial point of view, and such opinion has not been withdrawn or adversely modified.

    SECTION 3.16--BROKERS. No broker, finder or investment banker (other than the Zurn Financial Advisor, a true and correct copy of whose engagement agreement has been provided to USI) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Zurn or any of its affiliates.

    SECTION 3.17--ACCOUNTING MATTERS. Neither Zurn nor, to its knowledge, any of its affiliates or stockholders, has taken or agreed to take any action that would prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the pooling of interests method of accounting under the requirements of the Accounting Principles Board Opinion No. 16 "Business Combinations", as amended by applicable pronouncements by the Financial Accounting Standards Board, the Emerging Issues Taskforce and the SEC (the "POOLING OF INTERESTS METHOD OF ACCOUNTING"). Zurn has not failed to bring to the attention of USI any actions, or agreements or understandings, whether written or oral, that would be reasonably likely to prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting.

    SECTION 3.18--MATERIAL CONTRACTS.

    (a) Zurn has delivered or otherwise made available to USI true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Zurn is a party affecting the obligations of any party thereunder) to which Zurn or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Zurn and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following is material to the business, properties or assets of Zurn and its subsidiaries taken as a whole: (i) any employment, product design or development, personal services, consulting, non-competition, severance or indemnification contracts (including, without limitation, any contract to which Zurn or any of its subsidiaries is a party involving employees of Zurn or any of its subsidiaries); (ii) any licensing, merchandising or distribution agreements;
(iii) any contract granting a right of first refusal or first negotiation; (iv) any partnership or joint venture agreements; (v) any agreement for the acquisition, sale, lease or other disposition of material properties or assets of Zurn or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1992; (vi) any contract or agreement with any Governmental Entity; and (vii) any commitment or agreement to enter into any of the foregoing (collectively, the "CONTRACTS").

    (b) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no default under any Contract either by Zurn or, to the knowledge of Zurn, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Zurn or, to the knowledge of Zurn, any other party, in any such case in which such default or event, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

    (c) No party to any such Contract has given notice to Zurn of or made a claim against Zurn with respect to any breach or default thereunder, in any such case in which such breach or default, individually or in the aggregate, has had or would have a Material Adverse Effect on Zurn.

    SECTION 3.19--LABOR MATTERS. As of the date of this Agreement, except as set forth in Section 3.19 of the Zurn Disclosure Schedule, neither Zurn nor any of its subsidiaries is a party to any employment, severance compensation, labor or collective bargaining agreement and there are no employment, severance compensation, labor or collective bargaining agreements which pertain to employees of Zurn or any of its subsidiaries. As of the date of this Agreement, no labor organization or group of employees of Zurn or any of its subsidiaries has made a pending written demand for recognition or certification.

    SECTION 3.20--INSURANCE. As of the date of this Agreement, each of Zurn and its subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Zurn and its subsidiaries during such time period. Except as set forth in the Filed Zurn SEC Reports or the Eljer SEC Reports and subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) since January 1, 1994, neither Zurn nor any of its subsidiaries has received notice of cancellation or termination (or a denial of coverage) with respect to any material insurance policy of Zurn or its subsidiaries and (ii) the insurance policies of Zurn and its subsidiaries are valid and enforceable policies.

    SECTION 3.21--PRODUCTS. Except as otherwise disclosed in the Filed Zurn SEC Reports or the Eljer SEC Reports and subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn, (i) each of the products currently or formerly produced or sold by Zurn or its subsidiaries (A) complies or complied, as the case maybe, with all applicable federal, state, local and foreign laws and regulations and
(B) conforms or conformed, as the case may be, to any promises or affirmations of fact made on the container or label for such product or in connection with its sale and (ii) there are no defects in any such product that would adversely affect the functioning thereof in accordance with any published specifications therefor.

    SECTION 3.22--AMENDMENT TO RIGHTS AGREEMENT. Concurrently with the execution and delivery of this Agreement, the Zurn Board has taken all necessary action to approve, and Zurn has duly executed, an amendment to the Rights Agreement which provides that (a) notwithstanding anything in the Rights Agreement to the contrary, (i) no Distribution Date (as defined in the Rights Agreement) will occur, (ii) neither USI nor Superholdco will be an Acquiring Person (as defined in the Rights Agreement), and (iii) no Stock Acquisition Date (as defined in the Rights Agreement) will occur, solely as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby and (b) the Expiration Date (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time, and Zurn will cause such amendment to be delivered to the Rights Agent (as defined in the Rights Agreement) in accordance with Section 26 of the Rights Agreement as promptly as practicable. Except as set forth in the preceding sentence in connection with the transactions contemplated by this Agreement, the Rights Agreement may not be amended by Zurn without the prior written consent of USI in its sole discretion.

    SECTION 3.23--U.S. BRASS BANKRUPTCY PROCEEDING. As of the date of this Agreement, a case pursuant to Chapter 11 of Title 11, United States Code, is pending for United States Brass Corporation ("U.S. BRASS"), Case No. 94-40823-S, in the United States Bankruptcy Court for the Eastern District of Texas. The case has not been converted to a Chapter 7 proceeding and no trustee or examiner has been appointed. U.S. Brass, together with Eljer Industries, Inc. and Eljer Manufacturing, Inc., have proposed a Fourth Amended Plan of Reorganization (the "PLAN"), all amendments or modifications of which have been furnished to USI. After a confirmation hearing which concluded on January 29, 1998, the Bankruptcy Court indicated that it would confirm the Plan in its entirety. No order of confirmation has been entered as of the date of this Agreement.

    SECTION 3.24--FULL DISCLOSURE. None of the representations or warranties of Zurn contained in this Article 3 nor any of the disclosures contained in the Zurn Disclosure Schedule contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are to be made, not misleading, subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Zurn.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                OF USI, SUPERHOLDCO AND THE MERGER SUBSIDIARIES

    USI, Superholdco and each Merger Subsidiary hereby represents and warrants to Zurn as follows:

    SECTION 4.1--ORGANIZATION AND QUALIFICATION.

    (a) Each of USI, Superholdco, the Merger Subsidiaries and USI's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

    (b) USI has heretofore delivered to Zurn accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of USI, Superholdco and each of the Merger Subsidiaries. Each of USI, Superholdco, the Merger Subsidiaries and USI's other subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

    SECTION 4.2--CAPITALIZATION OF USI AND ITS SUBSIDIARIES.

    (a) The authorized capital stock of USI consists of 200,000,000 shares of USI Common Stock, of which, as of February 11, 1998, 77,013,920 shares were issued and outstanding, and 50,000,000 shares of preferred stock, $.01 par value per share, no shares of which were issued and outstanding as of such date. All of the issued and outstanding shares of USI Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of February 11, 1998, 3,803,750 shares of USI Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options granted by USI to purchase shares of USI Common Stock issued pursuant to the USI stock incentive plans listed on Section 4.2(a) of the Disclosure Schedule previously delivered by USI to Zurn (the "USI DISCLOSURE SCHEDULE"). Since February 11, 1998, no shares of USI's capital stock have been issued otherwise than pursuant to the exercise of options granted by USI to purchase shares of USI Common Stock already in existence on such date or as expressly permitted by this Agreement and, since February 11, 1998, no options to purchase shares of USI Common Stock have been granted. Except as set forth above in this Section 4.2(a), as of the date hereof there are outstanding
(i) no shares of capital stock or voting securities of USI (ii) no securities of USI or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of USI, (iii) no options or other rights to acquire from USI or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of USI or its subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of USI and (iv) no equity equivalents, or interests in the ownership or earnings of USI, including stock appreciation rights (collectively, "USI SECURITIES"). There are no contracts, understandings, arrangements or obligations (whether or not contingent) of USI or any of its subsidiaries to repurchase, redeem or otherwise acquire any USI Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which USI is a party or to which it is bound relating to the voting of any shares of capital stock of USI.

    (b) Except for minority equity interests in indirect foreign subsidiaries of USI which, individually or in the aggregate, are not material to USI and its subsidiaries taken as a whole, all of the outstanding capital stock of USI's subsidiaries (including Superholdco and the Merger Subsidiaries) is owned by USI, directly or indirectly, free and clear of any Lien. There are no securities of USI or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from USI or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) of USI or its subsidiaries to issue or sell any capital stock or other ownership interests in, or any other securities of, any subsidiary of USI. There are no contracts, understandings, arrangements or obligations (whether or not contingent) of USI or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of USI.

    (c) All of the issued and outstanding capital stock of Superholdco is duly authorized, validly issued, fully paid and nonassessable, and is owned by USI free and clear of any Lien. All of the issued and outstanding capital stock of each of B-Sub and Z-Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by Superholdco free and clear of any Lien.

    SECTION 4.3--AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of USI, Superholdco and each Merger Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of USI, Superholdco and each Merger Subsidiary, by USI as the sole stockholder of Superholdco and by Superholdco as the sole stockholder of each of B-Sub and Z-Sub and no other corporate proceedings on the part of USI, Superholdco or either of the Merger Subsidiaries is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the affirmative vote of the holders of a majority of the then outstanding shares of USI Common Stock entitled to vote thereon which are present in person or represented by proxy at the meeting of USI stockholders referred to in Section 5.5 hereof). This Agreement has been duly and validly executed and delivered by each of USI, Superholdco and each Merger Subsidiary and constitutes a valid, legal and binding agreement of each of USI, Superholdco and each Merger Subsidiary, enforceable against each of USI, Superholdco and each Merger Subsidiary in accordance with its terms.

    (b) The Board of Directors of USI (the "USI BOARD") has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the USI Board for the consummation of the transactions contemplated hereby (including, without limitation, the USI Merger) and resolved to recommend that the stockholders of USI approve and adopt this Agreement.

    (c) The USI Common Stock is listed on the NYSE.

    SECTION 4.4--SEC REPORTS; FINANCIAL STATEMENTS.

    (a) USI has filed all required forms, reports and documents with the SEC since May 31, 1995, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. USI has heretofore made available to Zurn, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended on the Saturday closest to September 30, 1995, 1996 and 1997, (ii) all definitive proxy statements relating to USI's meetings of stockholders (whether annual or special) held since May 31, 1995 and (iii) all other reports or registration statements filed by USI with the SEC since May 31, 1995 (the "USI SEC REPORTS"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of USI included in the USI SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto have been prepared, in conformity with GAAP (except, in the case of unaudited consolidated quarterly statements, which have been prepared in accordance with the instructions to Form 10-Q of the SEC and Article 10 of Regulation S-X) applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of USI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since September 28, 1997, except as set forth in the USI SEC Reports, there has not been any change, or any application or request for any change, by USI or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

    (b) USI has heretofore made available to Zurn a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by USI with the SEC pursuant to the Exchange Act.

    SECTION 4.5--INFORMATION SUPPLIED. None of the information supplied or to be supplied by USI or any of the Merger Subsidiaries for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement will, at the date mailed to stockholders of Zurn and USI and at the times of the meetings of stockholders of Zurn and USI to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to USI, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, USI shall promptly so advise Zurn and such event shall be so described, and such amendment or supplement (which Zurn shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of USI. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made with respect to statements made or incorporated by reference therein based on information supplied by Zurn specifically for inclusion or incorporation by reference in such document.

    SECTION 4.6--CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the filing and recordation of the Certificate of Merger as required by Delaware Law and the Articles of Merger as required by Pennsylvania Law and as otherwise set forth in Section 4.6 to the USI Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by USI, Superholdco or either of the Merger Subsidiaries of this Agreement or the consummation by USI, Superholdco or either of the Merger Subsidiaries of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on USI. Except as set forth in Section
4.6 of the USI Disclosure Schedule, and assuming all filings, notifications, permits, authorizations, consents and approvals referred to in the immediately preceding sentence are duly and timely obtained or made, neither the execution, delivery and performance of this Agreement by USI, Superholdco or any of the Merger Subsidiaries nor the consummation by USI, Superholdco or any of the Merger Subsidiaries of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of USI, Superholdco or either of the Merger Subsidiaries or any of USI's other subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of indemnification, termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which USI, Superholdco or either of the Merger Subsidiaries or any of USI's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to USI, Superholdco or either of the Merger Subsidiaries or any of USI's other subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

    SECTION 4.7--NO DEFAULT. None of USI or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which USI or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to USI, its subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

    SECTION 4.8--NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by USI in the USI SEC Reports filed and publicly available prior to the date of this Agreement (the "FILED USI SEC REPORTS"), as of September 28, 1997, none of USI or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of USI (including the notes thereto) as of such date or which, individually or in the aggregate, have had or would have a Material Adverse Effect on

USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, since September 28, 1997, the business of USI and its subsidiaries has been carried on in the ordinary course and there has not been any condition, event or occurrence which, individually or in the aggregate, has had or would have a Material Adverse Effect on USI.

    SECTION 4.9--LITIGATION. Except as publicly disclosed by USI in the Filed USI SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of USI, threatened against USI or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, would have a Material Adverse Effect on USI or
(b) questions the validity of this Agreement or any action to be taken by USI in connection with the consummation of the transactions contemplated hereby. Except as publicly disclosed by USI in the Filed USI SEC Reports, none of USI or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, has had or would have a Material Adverse Effect on USI.

    SECTION 4.10--COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by USI in the Filed USI SEC Reports, USI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "USI PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, USI and its subsidiaries are in compliance with the terms of the USI Permits, except where the failure so to comply, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, the businesses of USI and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for violations or possible violations which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI. Except as publicly disclosed by USI in the Filed USI SEC Reports, no investigation or review by any Governmental Entity with respect to USI or its subsidiaries is pending or, to the knowledge of USI, threatened, nor to the knowledge of USI, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

    SECTION 4.11--EMPLOYEE PLANS.

    (a) For the purposes of this Agreement, all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which USI or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability shall be defined as individually a "USI EMPLOYEE BENEFIT PLAN" and collectively, the "USI EMPLOYEE BENEFIT PLANS".

    (b) As of the date hereof, except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI,
(i) all payments required to be made by or under any USI Employee Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) USI and its subsidiaries have performed all obligations required to be performed by them under any USI Employee Benefit Plan; (iii) the USI Employee Benefit Plans have been administered in compliance with their terms and, if applicable, the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of USI, threatened, with respect to any USI Employee Benefit Plan; and (v) USI and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

    (c) Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, USI and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

    (d) Except for exceptions which, individually or in the aggregate, have not and would not have a Material Adverse Effect on USI, each of the USI Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the IRS to be so "qualified" or USI intends to seek such a determination, and USI knows of no fact which would adversely affect the qualified status of any such USI Employee Benefit Plan or which is reasonably likely to preclude the issuance of such IRS determination retroactive to the original date of such plan.

    (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of USI or any of its subsidiaries; (ii) increase any benefits otherwise payable under any USI Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

    (f) If and to the extent applicable, no USI Employee Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any USI Employee Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or
Section 302(f) of ERISA. Except for exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, with respect to any insurance policy providing funding for benefits under any USI Employee Benefit Plan, there is no liability of USI in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if USI cancelled such policy as of the date hereof.

    SECTION 4.12--ENVIRONMENTAL MATTERS.

    (a) Except as disclosed in any Filed USI SEC Document, USI and each of its subsidiaries and its use of and operations at each Property is in compliance with all applicable Environmental Laws, except where the failure to so be in compliance, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

    (b) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, has received any written communication from a court, Governmental Entity or any other person or entity that alleges that USI or any such subsidiary or predecessor is not in compliance, in all respects, with any Environmental Law or has liability thereunder, except with respect to failures to so be in compliance which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

    (c) Except as disclosed in any Filed USI SEC Document, (i) none of the Properties or operations of USI or any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, is the subject of any investigation by any Governmental Entity, whether federal, state, local or foreign, with respect to (A) any Environmental Law, (B) any Remedial Action or
(C) any Environmental Claim, which in each case, individually or in the aggregate, has had or would have a Material Adverse Effect on USI and (ii) USI and each of its subsidiaries has filed all notices, obtained all Environmental Permits and conducted all Remedial Actions required under all Environmental Laws, except where the failure to file such notices, obtain such Environmental Permits or take such Remedial Actions, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

    (d) Except as disclosed in any Filed USI SEC Document, USI and each of its subsidiaries and, to the knowledge of USI, each of their respective predecessors, have filed all notices required to be filed by them under all Environmental Laws reporting any Release, except where failure to file such notices, individually or in the aggregate, has not had and would not have a Material Adverse Effect on USI.

    (e) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries has any contingent liabilities with respect to its business or, to the knowledge of USI, that of its predecessors in connection with any Hazardous Substance or Environmental Law that, individually or in the aggregate, have had or would have a Material Adverse Effect on USI.

    (f) Except as disclosed in any Filed USI SEC Document, underground storage tanks are not located on or under any Property for which USI or any of its subsidiaries would be responsible or potentially responsible under Environmental Law and there have been no Releases of Hazardous Substances on, in or under any Property for which USI or any of its subsidiaries would be responsible or potentially responsible under Environmental Law that in either case, individually or in the aggregate, have had or would have a Material Adverse Effect on USI.

    (g) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that, individually or in the aggregate, have had or would have a Material Adverse Effect on USI.

    (h) Except as disclosed in any Filed USI SEC Document, neither USI nor any of its subsidiaries or, to the knowledge of USI, any of their respective predecessors, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property of USI or on any real property, otherwise than in substantial compliance with all applicable Environmental Laws, in a manner that, individually or in the aggregate, has had or would have a Material Adverse Effect on USI.

    SECTION 4.13--TAX MATTERS. Except as disclosed in Section 4.13 of the USI Disclosure Schedule or as disclosed in any Filed USI SEC Document:

    (a) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, (i) USI and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which USI or any of its subsidiaries is or has been a member, has timely filed all federal income tax returns and all other Tax (as defined below) returns and reports required to be filed by it, (ii) all such Tax returns are complete and correct in all respects and (iii) USI and each of its subsidiaries has paid (or USI has paid on its subsidiaries' behalf) all Taxes due in respect of the taxable periods covered by such Tax returns.

    (b) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, no deficiencies for any Taxes have been proposed, asserted or assessed against USI or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of USI and its subsidiaries.

    (c) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, (i) no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and (ii) no issues relating to Taxes have been raised in writing by the relevant taxing authority during any pending audit or examination. The federal income Tax returns of USI and each of its subsidiaries consolidated in such Tax returns have been reviewed with the Internal Revenue Service for all years through September 28, 1985.

    (d) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, no Liens for Taxes exist with respect to any assets or properties of USI or any of its subsidiaries, except for statutory liens for Taxes not yet due.

    (e) None of USI or any of its subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

    (f) None of USI or any of its subsidiaries has taken or agreed to take any action that would prevent the USI Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

    (g) There are no employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) that would not be deductible by reason of Section 162(m) of the Code.

    (h) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, USI and its subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

    (i) Subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax returns of USI or its subsidiaries and neither USI nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

    (j) Neither USI nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

    (k) Neither USI nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by USI or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years.

    (l) No property owned by USI or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

    (m) USI and each of its subsidiaries are not currently, have not been within the last five years, and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

    (n) No subsidiary of USI owns any Shares.

    SECTION 4.14--NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization, or the negotiation and consummation of this Agreement and the transactions contemplated hereby, none of Superholdco or the Merger Subsidiaries has incurred any obligation or liability, or engaged in any business or activity of any type or kind whatsoever, or entered into any agreement or arrangement with any person or entity.

    SECTION 4.15--BROKERS. No broker, finder or investment banker (other than Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of USI, Superholdco or any of the Merger Subsidiaries or any of their affiliates.

    SECTION 4.16--ACCOUNTING MATTERS. Neither USI nor, to its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting. USI has not failed to bring to the attention of Zurn any actions, or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting.

    SECTION 4.17--ABSENCE OF CERTAIN STATUS. Neither USI nor any of its affiliates is an "interested stockholder" of Zurn within the meaning of Section 2553 of Pennsylvania Law or an "Interested Person" within the meaning of Article Seventh of Zurn's Articles of Incorporation.

    SECTION 4.18--FULL DISCLOSURE. None of the representations or warranties of USI and the Merger Subsidiaries contained in this Article 4 nor any of the disclosures contained in the USI Disclosure Schedule contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are to be made, not misleading, subject to such exceptions which, individually or in the aggregate, have not had and would not have a Material Adverse Effect on USI.

                                   ARTICLE 5
                                   COVENANTS

    SECTION 5.1--CONDUCT OF BUSINESS OF ZURN AND USI. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Zurn and USI will, and will cause their respective subsidiaries to, conduct their respective operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Zurn and USI shall not, and shall not permit their respective subsidiaries to, without the prior written consent of the other which consent shall not be unreasonably withheld:

    (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument);

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for (i) the issuance, sale or delivery of shares of Zurn Common Stock upon the exercise of outstanding options granted prior to the date hereof under the Zurn Stock Incentive Plans, upon the exercise of Rights, upon the conversion of outstanding shares of Zurn Preferred Stock, or pursuant to any obligation with respect to employer matching contributions under any 401(k) plan listed in Section 3.11 of the Zurn Disclosure Schedule, (ii) the issuance, sale or delivery of shares of stock or other securities or equity equivalents pursuant to any compensation or benefit plan or arrangement or agreement maintained by USI or any of its subsidiaries or to which USI or any of its subsidiaries is a party, and (iii) any issuance, sale or delivery of shares of stock or other securities or equity equivalents in respect of which USI or any subsidiary of USI receives consideration having a value substantially equivalent to or greater than the value of the stock or other securities or equity equivalents so issued, sold or delivered, as determined in good faith by the USI Board;

    (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than quarterly dividends of no more than $0.25 per share of Zurn Preferred Stock, $0.10 per share of Zurn Common Stock and $0.05 per share of USI Common Stock) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries (other than any redemption of the Rights and any such distributions, payments, redemptions or acquisitions made or effected by any wholly owned subsidiary of Zurn or USI to and from the corporate parent of such subsidiary);

    (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Zurn, USI or any of their respective subsidiaries (except that USI and/or any subsidiary of USI may adopt a plan of merger in connection with an acquisition or disposition of a business or assets, except for any such plan of merger which would have a Material Adverse Effect on USI);

    (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary except
(i) with respect to any subsidiary of USI, any such alteration which would not have a Material Adverse Effect on USI and (ii) with respect to any subsidiary of Zurn, any such alteration described in Section 3.1(b) of the Zurn Disclosure Schedule;

    (f) in the case of Zurn and its subsidiaries only,(i) incur or assume any indebtedness for money borrowed or issue any debt securities, except for borrowings (A) under lines of credit existing on the date hereof and (B) in the ordinary course of business not in excess of $20 million in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except for obligations incurred in the ordinary course of business consistent with past practice not in excess of $20 million in the aggregate, and except for obligations of wholly owned subsidiaries of Zurn; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of Zurn or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of Zurn or its subsidiaries, otherwise than pursuant to the terms of existing credit facilities; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, except pursuant to the terms of credit facilities existing on the date hereof;

    (g) in the case of Zurn and its subsidiaries only, except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Zurn, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

        (h) in the case of Zurn and its subsidiaries only, acquire, sell, lease or dispose of any assets except (i) acquisitions of raw materials in the ordinary course of business, (ii) acquisitions of assets with a fair market value of less than $25 million in the aggregate, (iii) sales of inventory in the ordinary course of business, and (iv) sales, leases or dispositions of assets with a fair market value of less than $25 million in the aggregate; or enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

        (i) in the case of Zurn and its subsidiaries only, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

        (j) in the case of Zurn and its subsidiaries only, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

        (k) in the case of Zurn and its subsidiaries only, (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, except for such acquisitions with a fair market value of less than $25 million in the aggregate; (ii) enter into or amend any contract or agreement, other than in the ordinary course of business; or
    (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $3 million or, in the aggregate, are in excess of $10 million; PROVIDED, that none of the foregoing shall limit any capital expenditure already approved by the Zurn Board prior to the date hereof and disclosed to USI;

        (l) in the case of Zurn and its subsidiaries only, make or revoke any tax election or settle or compromise any tax liability material to Zurn and its subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

        (m) in the case of Zurn and its subsidiaries only, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Zurn and its subsidiaries or incurred in the ordinary course of business consistent with past practice and the payment, discharge and satisfaction of all obligations under Zurn's existing bank credit facility prior to or concurrently with the Effective Time.

        (n) in the case of Zurn and its subsidiaries only, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

        (o) in the case of Zurn and its subsidiaries only, take any material action in connection with the Chapter 11 case of U.S. Brass, pending in the United States Bankruptcy Court, Eastern District of Texas (case no 94-408233) that is not contemplated by the Plan or an order of such Bankruptcy Court confirming the Plan or propose or agree to any material amendment to or modification of the Plan or such order (it being understood that nothing contained in this Section 5.1(o) is intended in any way to affect the duties, obligations or responsibilities of U.S. Brass as a debtor under Chapter 11 of the Bankruptcy Code); or

        (p) take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(o) or any action which would make any of the representations or warranties of Zurn contained in this Agreement untrue or incorrect in any material respect.

    SECTION 5.2--PREPARATION OF S-4 AND THE JOINT PROXY STATEMENT. USI and Zurn will, as promptly as practicable, jointly prepare the Joint Proxy Statement. Superholdco will, as promptly as practicable, file with the SEC the S-4, which shall contain the Joint Proxy Statement and forms of proxy, in connection with the registration under the Securities Act of the shares of Superholdco Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. USI and Zurn will, and will cause their accountants and lawyers to, use all reasonable best efforts to cause the S-4 to be declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process; PROVIDED, that the Parties will have no obligation to cause the S-4 to be declared effective if the SEC does not allow the Mergers to be accounted for under GAAP as a "pooling-of-interests". Each of USI and Zurn will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders at the earliest practicable date after the effectiveness of the S-4.

    SECTION 5.3--NO SOLICITATION.

    (a) Until the valid termination of this Agreement, Zurn shall not, and shall not authorize or permit any of its subsidiaries, or any of its or its subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative of Zurn or any of its subsidiaries), to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below); PROVIDED, HOWEVER, that if, at any time prior to the date on which the stockholders of Zurn vote to approve the Zurn Merger, the Zurn Board determines in good faith and based upon the advice of outside legal counsel that such action is necessary for the Zurn Board to comply with its fiduciary duties under applicable law, Zurn may, in response to a bona fide, written Acquisition Proposal made subsequent to the date hereof, (x) after providing reasonable prior notice to USI to the effect that it is taking such action, which notice shall include the identity of the person or entity requesting such information, furnish information with respect to Zurn to any person pursuant to a confidentiality agreement on terms no less favorable to Zurn than the Confidentiality Agreement dated as of October 13, 1997, as amended on January 1, 1998, between Zurn and USI (the "CONFIDENTIALITY AGREEMENT") and
(y) participate in discussions, investigations and/or negotiations regarding such Acquisition Proposal. Zurn will promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify USI after any receipt of any Acquisition Proposal, which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any inquiry, proposal or offer relating to any of the following (other than the transactions contemplated by this Agreement) involving Zurn or any of its subsidiaries: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of Zurn and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (y) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than 20 percent of the outstanding shares of Zurn Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    (b) Except as set forth in this Section 5.3(b), the Zurn Board shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USI, the approval or recommendation of the Zurn Merger and this Agreement by the Zurn Board, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Zurn to enter into any agreement (including, without limitation, any letter of intent but excluding any confidentiality agreement) with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Zurn Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties under applicable law, the Zurn Board may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to USI, the approval and recommendation of the Zurn Merger and this Agreement by the Zurn Board, approve or recommend, or propose publicly to approve or recommend, a Superior Proposal (as defined below) or cause Zurn to enter into an agreement with respect to a Superior Proposal, but in each case only after the expiration of five business days after the date on which Zurn provides written notice to USI (a "NOTICE OF SUPERIOR PROPOSAL") advising USI that the Zurn Board has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided, that prior to or concurrently with entering into an agreement (including a letter of intent) with respect to a Superior Proposal, Zurn shall terminate this Agreement pursuant to
Section 7.1(d)(iii). For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any Acquisition Proposal that the Zurn Board determines (x) in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to Zurn's stockholders than the Zurn Merger, including as part of the Zurn Board's determination, that, as to any cash consideration to be paid pursuant to the Superior Proposal, the person making the Superior Proposal has all requisite funds on hand or is reasonably capable of obtaining any requisite funds and (y) in the manner contemplated by Subchapter B of Chapter 17 of Pennsylvania Law, to be otherwise in the best interests of Zurn.

    (c) Nothing contained in this Section 5.3 shall prohibit the Zurn Board from taking and disclosing to Zurn's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Zurn's stockholders that the Zurn Board, after consultation with and based on the advice of independent legal counsel, determines in good faith is required under applicable law.

    SECTION 5.4--LETTERS OF ACCOUNTANTS.

      (a) Zurn shall use its reasonable best efforts to cause to be delivered to USI a letter of Ernst & Young LLP ("E&Y"), Zurn's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to USI, in form and substance reasonably satisfactory to USI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    (b) USI shall use its reasonable best efforts to cause to be delivered to Zurn a letter of E&Y, USI's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Zurn, in form and substance reasonably satisfactory to Zurn and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    SECTION 5.5--MEETINGS. Zurn and USI each shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Zurn Merger (with respect to Zurn) and this Agreement and the USI Merger (with respect to USI). Subject to Section 5.3(b), Zurn agrees that its obligations pursuant to the first sentence of this Section
5.5 shall not be affected by the commencement, public proposal, public disclosure or communication to Zurn of any Acquisition Proposal. USI and Zurn will, through their respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Zurn Merger (with respect to Zurn) and this Agreement and the USI Merger (with respect to USI), subject to the right of the Zurn Board to modify or withdraw its recommendation pursuant to Section 5.3(b). Zurn and USI shall coordinate and cooperate with respect to the timing of such meetings and each of Zurn and USI shall use its best efforts to hold such meetings as soon as practicable after the date hereof; provided, that in the event that all of the conditions to closing set forth in
Article 6 of this Agreement (except the condition set forth in Section 6.1(a)) have not been satisfied or waived prior to such meetings, such meetings shall be adjourned until a date as soon as practicable following the satisfaction or waiver of such conditions.

    SECTION 5.6--ACCESS TO INFORMATION.

    (a) Between the date hereof and the Effective Time, each of Zurn and USI will give the other and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other to make such inspections as the other may reasonably require and will cause its' officers and those of its subsidiaries to furnish the other with such financial and operating data and other information with respect to the business, properties and personnel of itself and its subsidiaries as the other may from time to time reasonably request, provided that no investigation pursuant to this Section 5.6(a) shall affect or be deemed to modify any of the representations or warranties made by Zurn or USI.

    (b) Between the date hereof and the Effective Time, each of Zurn and USI shall furnish to the other (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to its management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for its' SEC filings, which (in the case of this clause (ii)), shall be in accordance with its books and records.

    (c) Each of Zurn and USI will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the other and the other's subsidiaries furnished to it in connection with the transactions contemplated by this Agreement to the extent required by the Confidentiality Agreement.

    SECTION 5.7--ADDITIONAL AGREEMENTS; REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Joint Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) cooperation in obtaining, prior to the Effective Time, the approval for listing on the NYSE, effective upon the official notice of issuance, of the shares of Superholdco Common Stock into which the Shares will be converted pursuant to Article I hereof; (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of Zurn and its subsidiaries; (iv) contesting any legal proceeding relating to the Mergers; and (v) the execution of any additional instruments, including the Certificate of Merger and Articles of Merger, as the case may be, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Zurn, USI, Superholdco and the Merger Subsidiaries agree to use their best efforts to cause the Effective Time to occur on the date of the stockholder votes with respect to the Mergers. The provisions of this Section 5.7 will not limit or otherwise affect the right or ability of any Party to take or omit to take any action that it is permitted to take or omit to take, as the case may be, pursuant to any other provisions of this Agreement, including, without limitation, the provisions of Section 5.3 and Articles 6 and 7.

    SECTION 5.8--ANTITRUST REVIEWS. Each party hereto will use its reasonable best efforts (a) to file with the US Department of Justice and US Federal Trade Commission, as soon as practicable after the date hereof, the Notification and Report Form under the HSR Act and any supplemental information or material requested pursuant to the HSR Act, and (b) to comply as soon as practicable after the date hereof with any other laws of any country and the European Union under which any consent, authorization, registration, declaration or other action with respect to the transactions contemplated herein may be required. Each party hereto shall furnish to the other such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act or other such laws, and shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity under the HSR Act or other such laws. Each party hereto shall take any and all action reasonably necessary to prevent the entry of any order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Zurn Merger or any related transactions contemplated by this Agreement, and to lift, mitigate or rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or any transactions contemplated herein.

    SECTION 5.9--PUBLIC ANNOUNCEMENTS. Each of USI, Superholdco, the Merger Subsidiaries and Zurn will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE, as determined by USI, the Merger Subsidiaries or Zurn, as the case may be.

    SECTION 5.10--INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) INDEMNIFICATION. From and after the Effective Time, Superholdco shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of any party hereto or any subsidiary thereof (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities and, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of any threatened or actual claim, action, suit, proceeding or investigation (whether threatened or commenced prior to, at or after the Effective Time) that, in whole or in part, is (i) based on or arises out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arises out of or pertains to the transactions contemplated by this Agreement. Without limiting the generality or effect of the immediately preceding sentence, in the event of any such threatened or actual claim, action, suit, proceeding or investigation,
(i) Superholdco shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Superholdco, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law and upon receipt of any affirmation and undertaking required by applicable law, (ii) Superholdco will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law shall be made by independent counsel mutually acceptable to Superholdco and the Indemnified Party; PROVIDED, HOWEVER, that Superholdco shall not be liable for any settlement effected without its written consent (which consent shall not be reasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    (b) INSURANCE. For a period of 6 years after the Effective Time, Superholdco shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Zurn for the benefit of those persons who are covered by such policies at the Effective Time (or Superholdco may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Superholdco not greater than 200 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, Superholdco shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200 percent of the current annual premiums of Zurn for such insurance.

    (c) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of USI and its subsidiaries, on the one hand, and Zurn and its subsidiaries, on the other hand, with respect to their capacities or activities as such prior to the Effective Time, as provided in USI's certificate of incorporation or bylaws or Zurn's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the USI Merger or Zurn Merger, as the case may be, and shall continue in full force and effect for a period of the lesser of six years from the Effective Time and the expiration of the applicable statute of limitations.

    (d) SUCCESSORS. In the event Superholdco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Superholdco assume the obligations set for in this
Section 5.10.

    (e) BENEFIT. The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    SECTION 5.11--NOTIFICATION OF CERTAIN MATTERS. Zurn shall give prompt notice to USI and USI shall give prompt notice to Zurn of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time,
(ii) any material failure of Zurn, USI, Superholdco or the Merger Subsidiaries, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the business, financial condition results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in business, financial condition or results of operations of it and its subsidiaries taken as a whole, other than changes resulting from general economic conditions; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.12--POOLING. Each of the Parties agrees that it will not take any action which could prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting and Zurn will bring to the attention of USI, and USI will bring to the attention of Zurn, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent Superholdco from accounting for the transactions to be effected pursuant to Article 1 of this Agreement in accordance with the Pooling of Interests Method of Accounting. Zurn and USI shall use their reasonable best efforts to cause E&Y, the independent auditors for both Zurn and USI, to deliver to USI and Zurn a letter dated as of the Closing Date, addressed to Superholdco, Zurn and USI, stating that after appropriate review of this Agreement and based upon its familiarity with Superholdco, Zurn and USI, Superholdco, Zurn and USI are entities that would qualify as parties to a pooling of interests transaction under APB No. 16 and applicable SEC rules and regulations.

    SECTION 5.13--TAX-FREE REORGANIZATION TREATMENT. Zurn, USI, Superholdco and the Merger Subsidiaries shall execute and deliver to Jones, Day, Reavis & Pogue, counsel to Zurn, and Weil, Gotshal & Manges LLP, counsel to USI, Superholdco and the Merger Subsidiaries, certificates relating to the tax-free reorganization treatment substantially in the forms to be agreed to by the parties as promptly as practicable following the date hereof, at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions with respect to the transactions contemplated hereby. Prior to the Effective Time, none of Zurn, USI, Superholdco or the Merger Subsidiaries shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

    SECTION 5.14--COMPANY AFFILIATES. Each of Zurn and USI has identified to the other each of its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) and each such affiliate has delivered to USI on or prior to the date hereof, a written agreement in the form of Annex D-1 or D-2 hereto, as appropriate, that (i) such affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Superholdco Common Stock issued to such affiliate pursuant to the Mergers, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act and (ii) from and after the earlier of (x) the mailing of the Joint Proxy

Statement and (y) the thirtieth day prior to the Effective Time, such affiliate will not sell or in any other way reduce such affiliate's risk relative to any shares of Superholdco Common Stock received or to be received in the Mergers (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," Section 201.01 47 F.R. 21028 (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

    SECTION 5.15--SEC FILINGS. Each of USI and Zurn shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    SECTION 5.16--EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS.

    (a) Subject to the provisions of any agreement that may be entered into between Superholdco or any of its subsidiaries and any Covered Employee (as defined below) in connection with the execution and delivery of this Agreement, Superholdco shall, and shall cause its subsidiaries following the Effective Time (including Zurn as a Surviving Corporation) to:

        (i) honor and provide for payment of all obligations and benefits under all Employee Benefit Plans in accordance with their terms on the date hereof and as amended in accordance with the provisions of this Agreement;

        (ii) honor and provide for the payment of all obligations and benefits under all employment or severance agreements between Zurn and any employee or former employee who is or had been an employee of Zurn or any of its subsidiaries on or before the Closing Date (each, a "COVERED EMPLOYEE") in accordance with their terms on the date hereof and as amended in accordance with the provisions of this Agreement and, except as provided in Section 5.16(a)(ii) of the Zurn Disclosure Schedule, Zurn as a Surviving Corporation shall be deemed to have assumed, as of the Effective Time, all of Zurn's obligations under such agreements;

        (iii) provide from and after the Effective Time until (i) the end of the transition period described in Section 410(b)(6)(C) of the Code with respect to any Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and Section 501(a) of the Code and (ii) the second anniversary of the Closing Date with respect to all other Employee Benefit Plans (collectively, the "BENEFITS MAINTENANCE PERIOD"), employee benefits which are at least substantially comparable (as determined in good faith by the management of Superholdco) in the aggregate to the level of employee benefits provided by Zurn and its subsidiaries under the Employee Benefit Plans in effect as of the Closing Date for the benefit of Covered Employees PROVIDED that there shall be no obligation pursuant to this clause (iii) to provide any stock option plan or long-term incentive plan; and

        (iv) provide until the first anniversary of the Closing Date for the benefit of Covered Employees who remain in the employ of Zurn as a Surviving Corporation or Superholdco or any of its affiliates employee compensation plans that are in the aggregate at a level at least substantially comparable (as determined in good faith by the management of Superholdco) to the employee compensation plans (including base pay and incentive-type compensation plans, subject, in the case of incentive-type compensation plans, to satisfaction of incentive criteria established by Superholdco under such plans) provided by Zurn and its subsidiaries under the compensation arrangements in effect as of the Closing Date (it being understood that the general structure of Zurn's existing compensation plans, including the award opportunities to be made available under incentive-type compensation plans, will be maintained).

    (b) If Covered Employees are included in any benefit plan (including, without limitation, provision for vacation) of Superholdco or its subsidiaries, Superholdco agrees that the Covered Employees shall receive credit as employees of Superholdco and its subsidiaries for service prior to the Closing Date with

Zurn and its subsidiaries to the same extent such service was counted under similar Employee Benefit plans for purposes of eligibility, vesting and eligibility for retirement. In addition, with respect to vacation, disability and severance, such service will also be counted for benefit accrual. If Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in on the Closing Date, Superholdco agrees that any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Employee Benefit Plan on the Closing Date, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

    (c) Prior to the Effective Time, the Zurn Board will take or cause to be taken (i) such actions in respect of the Zurn Executive Incentive Plan and the Zurn Long-Term Incentive Plan as may be necessary to provide that for the purposes of determining all awards thereunder that are to be determined with reference to Zurn's performance for its fiscal year ending March 31, 1998, the effects of all transaction costs and non-recurring charges associated with or taken in contemplation of the Zurn Merger shall be disregarded and (ii) such actions in respect of the 401(k) plans listed in Section 3.11(a) of the Zurn Disclosure Schedule as may be necessary to provide that employee matching contributions under such plans made after the Effective Time will be made in Superholdco Common Stock, rather than in shares of Zurn Common Stock and for purposes of calculating the amount of the employer matching contributions under such plans, the effects of all transaction costs and nonrecurring charges associated with or taken in contemplation of the Zurn Merger shall be disregarded.

    (d) Prior to the Effective Time, the Zurn Board shall have adopted and approved amendments, in form and substance reasonably satisfactory to USI, to the 1986 Retirement Plan for Outside Directors of Zurn Industries, Inc., the Long Term Incentive Plan and the Zurn Industries, Inc. Deferred Compensation Plan for Non-Employee Directors, providing that, at the Effective Time, payment of all obligations and benefits under such plans shall be made in accordance with their terms and such plans shall terminate, and further provided that the Long Term Incentive Plan shall not be extended for any period beyond March 31, 1998 without the express written consent of USI.

    (e) At the Effective Time, Superholdco shall assume sponsorship of all stock option and/or restricted stock plans sponsored by each of Zurn and USI, and Zurn and USI shall consent to such assumptions by Superholdco.

    (f) In the case of Employee Benefit Plans and USI Employee Benefit Plans under which the employees' interests are based upon Zurn Common Stock and USI Common Stock respectively, or the respective market prices thereof (but which interests do not constitute stock options), USI and Zurn agree that such interests shall, from and after the Effective Time, be based on Superholdco Common Stock in accordance with the applicable Exchange Ratio.

    (g) With respect to all Employee Benefit Plans and USI Employee Benefit Plans which have entitlement or vesting terms that are based upon the market price or value per share of Zurn Common Stock and USI Common Stock respectively, Zurn and USI agree that from and after the Effective Time, such market price or value per share shall be adjusted by multiplying it by the inverse of the applicable Exchange Ratio.

    (h) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that Zurn and USI will not at the Effective Time be bound by any options, SARs, warrants or other rights or agreements which would entitle any person, other than Superholdco, to own any capital stock of Zurn and USI or to receive any payment in respect thereof.

    (i) Prior to the Effective Time, Zurn will use its reasonable best efforts to contact any individual holding outstanding Options and to obtain from such individual a written agreement that such individual will not require Zurn to purchase for cash any of such individual's Options under any stock option plan of Zurn.

    (j) The parties acknowledge that nothing in this Section 5.16 shall be deemed to be a commitment on the part of Superholdco or Zurn as a Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this Section 5.16, nothing herein shall be deemed to prevent Superholdco or Zurn as a Surviving Corporation from amending or terminating any Employee Benefit Plan in accordance with its terms.

    (k) Zurn shall use its reasonable best efforts to obtain the agreement of First National Bank of Pennsylvania (the "Trustee") that, upon the contribution by Zurn prior to the Effective Time of sufficient assets to satisfy its obligations under the non-qualified retirement and deferred compensation plans listed on Section 3.11(a) of the Zurn Disclosure Schedule under the heading "IRREVOCABLE TRUSTS", the Trustee will distribute to Zurn prior to the Effective Time the 217,877 shares of Zurn Common Stock held by it. Zurn shall cancel such shares, subject to receipt thereof, prior to the Effective Time.

    SECTION 5.17--LOCATION OF ZURN HEADQUARTERS. Superholdco has no intention of changing the location of Zurn's executive headquarters and agrees, for a period of at least three years after the Effective Time, that Zurn's executive headquarters will remain at its present location in Addison, Texas.

    SECTION 5.18--REDEMPTION OF ZURN PREFERRED STOCK.As soon as practicable following the date hereof, Zurn shall mail a notice of redemption to all holders of record of Zurn Preferred Stock which fixes a date not later than 45 days from the date of such mailing on which Zurn will redeem all outstanding shares of Zurn Preferred Stock for $40.00 per share, plus accrued and unpaid dividends up to and including the date fixed for redemption (the "REDEMPTION DATE"). On the Redemption Date, Zurn shall redeem all outstanding shares of Zurn Preferred Stock in accordance with the terms thereof.

    SECTION 5.19--REFINANCING. On or prior to the Closing Date, USI will obtain financing sufficient to pay all of the outstanding principal of and accrued interest on Zurn's existing bank credit facility, which principal amount shall not exceed $154,771,393, plus amounts borrowed after the date hereof in accordance with this Agreement, plus accrued and unpaid interest and any related costs and expenses incurred by the lenders thereunder in connection with the transactions contemplated by this Agreement. Superholdco agrees that it will pay, or cause to be paid, all of the amounts described in the preceding sentence prior to or concurrently with the Effective Time.

    SECTION 5.20--GUARANTEE OF PERFORMANCE. USI hereby guarantees the performance by each of Superholdco and the Merger Subsidiaries of its obligations under this Agreement.

                                   ARTICLE 6
                   CONDITIONS TO CONSUMMATION OF THE MERGERS

    SECTION 6.1--CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGERS. The respective obligations of each party hereto to effect the Mergers are subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

        (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Zurn and of USI;

        (b) no statute, rule, regulation, executive order, decree, ruling or injunction which has the continuing effect of prohibiting the consummation of the Mergers shall have been enacted, entered, promulgated or enforced against any Party by any United States court or United States governmental authority;

        (c) any waiting period applicable to the Mergers under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on Superholdco;

        (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

        (e) each of Superholdco and Zurn shall have received a letter from E&Y dated as of the Closing Date and addressed to Superholdco and Zurn, as applicable, stating in substance that each of the Mergers will qualify as a pooling of interests transaction under APB No. 16 and applicable SEC rules and regulations; and

        (f) the Superholdco Common Stock issuable in the Mergers shall have been authorized for listing on the NYSE, upon official notice of issuance.

    SECTION 6.2--ADDITIONAL CONDITIONS TO THE OBLIGATION OF ZURN. The obligation of Zurn to effect the Zurn Merger is also subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

        (a) the representations and warranties of USI, Superholdco and the Merger Subsidiaries contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at the Closing USI, Superholdco and the Merger Subsidiaries shall have delivered to Zurn a certificate to that effect signed by an executive officer of USI, Superholdco, and each Merger Subsidiary;

        (b) each of the obligations of USI, Superholdco and the Merger Subsidiaries to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing USI and the Merger Subsidiaries shall have delivered to Zurn a certificate to that effect signed by an executive officer of USI, Superholdco and each Merger Subsidiary;

        (c) Jones, Day, Reavis & Pogue, counsel to Zurn, shall have delivered to Zurn an opinion, dated the Closing Date and addressed to Zurn, substantially to the effect that (on the basis of the representations and assumptions set forth in such opinion) (i) no gain or loss will be recognized for federal income tax purposes by Superholdco, Zurn or Z-Sub as a result of the Zurn Merger; and (ii) no gain or loss will be recognized for federal income tax purposes by a stockholder of Zurn upon the exchange of Zurn Common Shares for Zurn Common Merger Consideration pursuant to the Zurn Merger (other than with respect to cash received in lieu of fractional shares of Superholdco Common Stock);

        (d) USI shall have received the opinion described in Section 6.3(c) in form and substance satisfactory to Zurn; and

        (e) the Board of Directors of Superholdco shall consist of the Board of Directors of USI immediately prior to the Effective Time, together with William E. Butler and Robert R. Womack, if they are willing to serve as directors of Superholdco.

    SECTION 6.3--ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF USI AND THE MERGER SUBSIDIARIES. The respective obligations of USI and the Merger Subsidiaries to effect the USI Merger are also subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

        (a) the representations and warranties of Zurn contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at the Closing Zurn shall have delivered to USI a certificate to that effect signed by an executive officer of Zurn;

        (b) each of the obligations of Zurn to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the

    Closing Date and at the Closing Zurn shall have delivered to USI a certificate to that effect signed by an executive officer of Zurn;

        (c) Weil, Gotshal & Manges LLP, counsel to USI, shall have delivered to USI an opinion, dated the Closing Date and addressed to USI, substantially to the effect that (on the basis of the representations and assumptions set forth in such opinion) (i) no gain or loss will be recognized for federal income tax purposes by Superholdco, USI or B-Sub as a result of the formation of Superholdco, B-Sub and Z-Sub and the USI Merger; and (ii) no gain or loss will be recognized for federal income tax purposes by a stockholder of USI upon the exchange of USI Common Stock for USI Merger Consideration pursuant to the USI Merger;

        (d) Zurn shall have received the opinion described in Section 6.2(c) in form and substance satisfactory to USI; and

        (e) USI shall have received reasonably satisfactory evidence that all outstanding shares of Zurn Preferred Stock have been redeemed by Zurn in accordance with the terms thereof.

                                   ARTICLE 7
                         TERMINATION; AMENDMENT; WAIVER

    SECTION 7.1--TERMINATION. This Agreement may be terminated at any time, prior to the Effective Time:

        (a)  by mutual written consent of USI and Zurn;

        (b) by USI or Zurn if the Closing shall not have occurred on or before July 31, 1998, except that if the Joint Proxy Statement has not been mailed to the stockholders of USI and Zurn on or before July 1, 1998 because the S-4 has not been declared effective by the SEC prior to such date, the earliest date on which USI or Zurn may terminate this Agreement because the Closing shall not have occurred shall be August 31, 1998 (the applicable date being the "OUTSIDE DATE") PROVIDED that no Party may terminate this Agreement pursuant to this Section 7.1(b) if such Party's failure or the failure of any affiliate of such Party to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

        (c) by USI or Zurn if (i) Zurn shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve this Agreement and the Zurn Merger, (ii) USI shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve this Agreement and the USI Merger, or (iii) if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action, permanently enjoining or otherwise prohibiting either of the Mergers, PROVIDED that neither party may terminate this Agreement pursuant to this clause (iii) if it has not complied with its obligations under Sections 5.7 and 5.8;

        (d) by Zurn, if (i) there shall have been a breach of any representation or warranty on the part of USI, Superholdco or the Merger Subsidiaries set forth in this Agreement, or if any representation or warranty of USI, Superholdco or the Merger Subsidiaries shall have become untrue, in any case such that the conditions set forth in Section 6.2(a) would be incapable of being satisfied by the Outside Date, (ii) there shall have been a material breach by USI, Superholdco or the Merger Subsidiaries of any of their respective covenants or agreements hereunder and such breach shall not have been cured within 15 days after notice by Zurn thereof, or
    (iii) Zurn concurrently with or immediately following such termination enters into an agreement (including a letter of intent) providing for the consummation of the transactions contemplated by a Superior Proposal after complying with the terms of Section 5.3(b), including, without limitation, the expiration of the five-business day period contemplated thereby (provided that such termination shall not be effective until payment of the amount required under Section 7.3(a)), or

        (e) by USI if (i) there shall have been a breach of any representation or warranty on the part of Zurn set forth in this Agreement, or if any representation or warranty of Zurn shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would be incapable of being satisfied by the Outside Date, (ii) there shall have been a material breach by Zurn of its covenants or agreements hereunder and such breach shall not have been cured within 15 days after notice by USI thereof, (iii) the Zurn Board shall have withdrawn or modified, or shall have publicly proposed to withdraw or modify, in a manner adverse to USI, the approval or recommendation of this Agreement or the Zurn Merger by the Zurn Board or shall have recommended, or shall have publicly proposed to recommend, to Zurn's stockholders any Acquisition Proposal (other than the Zurn Merger) or Zurn shall have publicly proposed to enter into an agreement (other than a confidentiality agreement) providing for the consummation of the transactions contemplated by a Superior Proposal, or (iv) the Zurn Board shall, following the commencement, public proposal, public disclosure or communication to Zurn of any Acquisition Proposal, have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Zurn Merger in breach of its obligations under Section 5.5, or shall have adopted any resolution to effect any of the foregoing.

    SECTION 7.2--EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement (other than the provisions of this Section 7.2, and Sections 5.6(c), 5.9 and 7.3 and
Article 8) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, PROVIDED, HOWEVER, that nothing contained in this Section 7.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

    SECTION 7.3--FEES AND EXPENSES. (a) In the event that this Agreement shall be terminated pursuant to:

        (i) Section 7.1(c)(i) and, prior to or on the date of the meeting of Zurn's stockholders there shall have been commenced, publicly disclosed or publicly proposed any transaction (other than the Zurn Merger) that, if consummated, would constitute an Acquisition Proposal and, within twelve months after the termination of this Agreement, Zurn consummates the transaction contemplated by (A) any Acquisition Proposal (other than the Zurn Merger) which shall have been commenced, publicly disclosed or publicly proposed prior to or on the date of the meeting of Zurn's stockholders or
    (B) any Acquisition Proposal (other than the Zurn Merger) which contemplates the acquisition of more than 50 percent of (x) the assets of Zurn and its subsidiaries, taken as a whole, or (y) the outstanding shares of Zurn Common Stock;

        (ii) Section 7.1(e)(iv), and, within twelve months thereafter, Zurn consummates the transaction contemplated by (i) any Acquisition Proposal (other than the Zurn Merger) which shall have been commenced, publicly disclosed or publicly proposed prior to or on the date on which the Zurn Board shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Zurn Merger in breach of its obligations under Section 5.5 or (ii) any Acquisition Proposal (other than the Zurn Merger) which contemplates the acquisition of more than 50 percent of (x) the assets of Zurn and its subsidiaries, taken as a whole, or (y) the outstanding shares of Zurn Common Stock; or

        (iii) Sections 7.1(d)(iii) or 7.1(e)(iii), then Zurn shall pay to USI as a fee the amount of $10 million plus all actual documented out-of-pocket fees and expenses, not to exceed $2 million, incurred by USI, the Merger Subsidiaries and their affiliates or on their behalf in connection with the Mergers and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants), in the manner provided by Section 7.3(b).

    (b) Zurn shall pay the amounts referred to in Section 7.3(a) as follows:

        (i) in the case of a termination under Section 7.1(c)(i) in respect of which the conditions specified in Section 7.3(a)(i) are satisfied, such amounts shall be paid concurrently with the consummation of the transaction referred to in Section 7.3(a)(i);

        (ii) in the case of a termination under Section 7.1(e)(iv) in respect of which the conditions specified in Section 7.3(a)(ii) are satisfied, such amounts shall be paid concurrently with the consummation of the transaction referred to in Section 7.3(a)(ii);

        (iii) in the case of a termination under Section 7.1(d)(iii), such amounts shall be paid prior to or concurrently with Zurn entering into the agreement referred to in such Section 7.1(d)(iii); and

        (iv) in the case of a termination under Section 7.1(e)(iii), such amount shall be paid within two business days after the date of such termination.

    USI or the Merger Subsidiaries will provide Zurn in due course with invoices or other reasonable evidence of their out-of-pocket fees and expenses upon request. Zurn shall in any event pay the amount of out-of-pocket fees and expenses referred to in Section 7.3(a) within two business days of a request by USI, subject to Zurn's right to demand a return of any portion as to which invoices are not received in due course. Upon payment of the amounts provided by this Section 7.3, Zurn shall be fully released and discharged from any liability or obligation under or resulting from this Agreement.

    (c) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The cost of printing the S-4 and the Joint Proxy Statement and the cost of filing any required notification under the HSR Act shall be borne equally by Zurn and USI.

    SECTION 7.4--AMENDMENT. This Agreement may be amended by action taken by Zurn or USI at any time before or after approval of the Mergers by the stockholders of Zurn and stockholders of USI but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

    SECTION 7.5--EXTENSION; WAIVER. At any time prior to the Effective Time, each Party hereto (for purposes of this Section 7.5, USI, Superholdco and the Merger Subsidiaries shall together be deemed one party and Zurn shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8
                                 MISCELLANEOUS

    SECTION 8.1--NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

    SECTION 8.2--ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement:

        (a) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and

        (b)  shall not be assigned by operation of law or otherwise.

    SECTION 8.3--NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

if to USI or to any of the Merger
  Subsidiaries to:                     U.S. Industries, Inc.
                                       101 Wood Avenue South
                                       Iselin, NJ 08830
                                       Attention: George H. MacLean, Esq.
                                       Facsimile: (732) 767-2208

with a copy to:                        Weil, Gotshal & Manges LLP
                                       767 Fifth Avenue
                                       New York, NY 10153
                                       Attention: Ellen J. Odoner, Esq.
                                       Facsimile: (212) 310-8007

if to Zurn to:                         Zurn Industries, Inc.
                                       14801 Quorum Drive
                                       Addison, TX 75240
                                       Attention: George Hanthorn, Esq.
                                       Facsimile: (972) 560-2256

with a copy to:                        Jones, Day, Reavis & Pogue
                                       2300 Trammell Crow Center
                                       2001 Ross Avenue
                                       Dallas, TX 75201-2958
                                       Attention: Mark E. Betzen, Esq.
                                       Facsimile: (214) 969-5100

    or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    SECTION 8.4--GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, except to the extent that matters relating to the Zurn Merger and other matters relating to the internal corporate affairs of Zurn or Z-Sub are necessarily governed by Pennsylvania Law.

    SECTION 8.5--DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 8.6--PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, and except as provided in Sections 5.10 and 5.16, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 8.7--SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

    SECTION 8.8--SPECIFIC PERFORMANCE. The Parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and, shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

    SECTION 8.9--CERTAIN DEFINITIONS. For purposes of this Agreement (a) the term "subsidiary" shall mean, when used with reference to any entity, any entity more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of which are owned directly or indirectly by such first entity, (b) the term "affiliate" shall mean, when used with reference to any person or entity, any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity, (c) the term "knowledge" shall mean the actual knowledge of any executive officer of Zurn or USI, as the case may be and (d) the phrase "held in the treasury of USI" shall mean, when used with reference to shares of capital stock of any corporation, such shares as have been issued by such corporation and subsequently reacquired and held of record by such corporation, or a subsidiary of such corporation, and not cancelled and returned to the status of authorized but unissued shares; PROVIDED, HOWEVER, that with reference to shares of capital stock of USI, shares of USI Common Stock held by USI American Holdings, Inc. shall not be deemed to be held in the treasury of USI.

    SECTION 8.10--BROKERS. Except as otherwise provided in Section 7.3, Zurn agrees to indemnify and hold harmless USI, Superholdco and the Merger Subsidiaries, and USI and the Merger Subsidiaries agree to indemnify and hold harmless Zurn, from and against any and all liability to which USI, Superholdco and the Merger Subsidiaries, on the one hand, or Zurn, on the other hand, may be subjected by reason of any brokers, finder's or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of Zurn, or USI, Superholdco or the Merger Subsidiaries, as the case may be.

    SECTION 8.11--COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                        [SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                U.S. INDUSTRIES, INC.

                                By:  /s/ DAVID H. CLARKE
                                     -----------------------------------------
                                     Name: David H. Clarke
                                     Title: Chairman and Chief Executive
                                     Officer

                                USI, INC.

                                By:  /s/ DAVID H. CLARKE
                                     -----------------------------------------
                                     Name: David H. Clarke
                                     Title: Chairman and Chief Executive
                                     Officer

                                BLUE MERGER CORP.

                                By:  /s/ DAVID H. CLARKE
                                     -----------------------------------------
                                     Name: David H. Clarke
                                     Title: Chairman and Chief Executive
                                     Officer

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                ZORO MERGER CORP.

                                By:  /s/ DAVID H. CLARKE
                                     -----------------------------------------
                                     Name: David H. Clarke
                                     Title: Chairman and Chief Executive
                                     Officer

                                ZURN INDUSTRIES, INC.

                                By:  /s/ ROBERT R. WOMACK
                                     -----------------------------------------
                                     Name: Robert R. Womack
                                     Title: Chairman and Chief Executive
                                     Officer

                                                                    APPENDIX A-2

                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT (this "Agreement"), dated as of February 16, 1998, by and between ZURN INDUSTRIES, INC., a Pennsylvania corporation ("Zurn"), and U.S. INDUSTRIES, INC., a Delaware corporation ("USI").

    WHEREAS, concurrently with the execution and delivery of this Agreement, Zurn, USI, USI, Inc., a Delaware corporation and a wholly owned subsidiary of USI, Blue Merger Corp., a Delaware corporation and a wholly owned subsidiary of Superholdco ("B-Sub"), and Zoro Merger Corp., a Delaware corporation and a wholly owned subsidiary of Superholdco ("Z-Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Z-Sub will be merged with Zurn (the "Zurn Merger") and B-Sub will be merged with USI (the USI Merger"); and

    WHEREAS, as a condition to USI's willingness to enter into the Merger Agreement, USI has requested that Zurn agree, and in order to induce USI to enter into the Merger Agreement, Zurn has so agreed, to grant to USI an option with respect to certain shares of common stock, par value $.50 per share, of Zurn (the "Zurn Common Stock") on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. GRANT OF OPTION. Zurn hereby grants to USI an irrevocable option (the "Stock Option") to purchase up to 1,291,559 shares of Zurn Common Stock, or such other number of shares of Zurn Common Stock as equals 10.1% of the issued and outstanding shares of Zurn Common Stock at the time of exercise of the Stock Option, in the manner set forth below, at a price of $44.30 per share (the "Exercise Price"), payable in cash in accordance with Section 5 hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

    2. EXERCISE OF OPTION. The Stock Option may be exercised by USI, in whole or in part, at any time or from time to time prior to its termination pursuant to Section 3 hereof and (a) after the Merger Agreement is terminated pursuant to
Section 7.1(d)(iii) or 7.1(e)(iii) thereof or (b) after the date on which Zurn delivers to USI a Transaction Notice (as defined below), each of the events described in clause (a) and (b) being a "Trigger Event". Zurn shall not consummate any transaction if the consummation thereof would result in a fee being payable to USI pursuant to Section 7.3(a)(i) or 7.3(a)(ii) of the Merger Agreement unless Zurn shall have delivered to USI, at least 15 business days prior to such consummation, a written notice specifying the material terms of such transaction and stating Zurn's intention to consummate such transaction (a "Transaction Notice").

    In the event USI wishes to exercise the Stock Option, USI shall deliver to Zurn a written notice (an "Exercise Notice") specifying the total number of shares of Zurn Common Stock it wishes to purchase. Each closing of a purchase of shares of Zurn Common Stock (a "Closing") shall occur at a place, on a date and at a time designated by USI in an Exercise Notice delivered at least two business days prior to the date of the Closing.

    Notwithstanding the foregoing, the Stock Option may not be exercised if USI or, in the case of the Merger Agreement, USI, Superholdco or either of the Merger Subsidiaries is (or, at the time of the termination of the Merger Agreement, was) in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or in the Merger Agreement.

    3. TERMINATION. The Stock Option shall terminate upon the earliest of: (i) the Effective Time; (ii) the termination of the Merger Agreement (otherwise than pursuant to Section 7.1(c)(i), 7.1(d)(iii), 7.1(e)(iii) or 7.1(e)(iv) thereof);
(iii) 120 days following any Trigger Event described in clause (a) of Section 2 hereof (or if, at the expiration of such 120 day period the Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, or because the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") has not expired or been terminated, 10 business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause
(iii) later than 210 days after the date of the Trigger Event); (iv) the fifteenth business day following the delivery to USI of a Transaction Notice pursuant to the second sentence of Section 2 hereof; and (v) 365 days following the termination of the Merger Agreement.

    4. CONDITIONS TO CLOSING. The obligation of Zurn to issue shares of Zurn Common Stock to USI hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act applicable to the issuance of shares of Zurn Common Stock hereunder shall have expired or have been terminated, and all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal administrative agency or commission or other federal governmental authority or instrumentality, if any, required in connection with the issuance of shares of Zurn Common Stock hereunder shall have been obtained or made, as the case may be; (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (iii) except as may be waived in writing by Zurn, such shares shall have been approved for listing on the NYSE upon official notice of issuance.

    5. CLOSING. At any Closing, (a) Zurn will deliver to USI a single certificate in definitive form representing the number of shares of Zurn Common Stock designated by USI in its Exercise Notice, such certificate to be registered in the name of USI, or such affiliate of USI as USI shall designate in the Exercise Notice, and shall bear the legend set forth in Section 11, and
(b)USI will deliver to Zurn the aggregate Exercise Price for the shares of Zurn Common Stock so designated and being purchased at such Closing by wire transfer of immediately available funds.

    6. REPRESENTATIONS AND WARRANTIES OF ZURN. Zurn represents and warrants to USI that (a) Zurn is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder,(b) assuming the accuracy of the representation and warranty set forth in Section 4.14 of the Merger Agreement, the execution and delivery of this Agreement by Zurn and the consummation by Zurn of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Zurn and no other corporate proceedings on the part of Zurn are necessary to authorize this Agreement or any of the transactions contemplated hereby,(c) this Agreement has been duly executed and delivered by Zurn and constitutes a valid and binding obligation of Zurn, and, assuming this Agreement constitutes a valid and binding obligation of USI, is enforceable against Zurn in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d)Zurn has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Stock Option, and at all times from the date hereof through the expiration of the Stock Option will have so reserved, 1,291,559 unissued shares of Zurn Common Stock (or such other number of shares of Zurn Common Stock as may be required to permit the issuance of 10.1% of the issued and outstanding shares of Zurn Common Stock at the time of exercise of the Stock Option), all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable,(e) upon delivery of such shares of Zurn Common Stock to USI upon exercise of the Stock Option, USI will acquire valid title to all of such shares, free and clear of any and all Liens,(f) the execution and delivery of this Agreement by Zurn does not, and the performance of this Agreement by Zurn will not, (1) violate the certificate of incorporation or by-laws of Zurn, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to Zurn or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any

Lien on any of the property or assets of Zurn pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which Zurn or any of its subsidiaries is a party or by which Zurn or any of its assets or properties is bound or affected (except, in the case of clauses (2) or (3) above, for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Zurn), and
(g) the execution and delivery of this Agreement by Zurn does not, and the performance of this Agreement by Zurn will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for pre-merger notification requirements of the HSR Act. As soon as practicable following the date hereof, Zurn will file a supplemental listing application with the NYSE relating to the shares of Zurn Common Stock issuable upon exercise of the Option and will use its reasonable best efforts to have such shares authorized for listing on the NYSE, subject to official notice of issuance.

    7. REPRESENTATIONS AND WARRANTIES OF USI. USI represents and warrants to Zurn that (a) USI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by USI and the consummation by USI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of USI and no other corporate proceedings on the part of USI are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by USI and constitutes a valid and binding obligation of USI, and, assuming this Agreement constitutes a valid and binding obligation of Zurn, is enforceable against USI in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (d) the execution and delivery of this Agreement by USI does not, and the performance of this Agreement by USI will not (1) violate the certificate of incorporation or by-laws of USI, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to USI or by which it or any of its properties or assets is bound or affected or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of USI pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which USI is a party or by which USI or any of its properties or assets is bound or affected (except, in the case of clauses (2) and (3) above, for violations, breaches, or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on USI), (e) the execution and delivery of this Agreement by USI does not, and the performance of this Agreement by USI will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for pre-merger notification requirements of the HSR Act and
(f) any shares of Zurn Common Stock acquired upon exercise of the Stock Option will be, and the Stock Option is being, acquired by USI for its own account and not with a view to the public distribution or resale thereof in any manner which would be in violation of applicable United States securities laws.

    8. CERTAIN REPURCHASES. (a) USI Put. At the request of USI at any time during which the Stock Option is exercisable pursuant to Section 2 (the "Repurchase Period"), Zurn (or any successor entity thereof) shall repurchase from USI the Stock Option, or any portion thereof, for a price equal to the amount by which the "Market/Tender Offer Price" for shares of Zurn Common Stock as of the date USI gives notice of its intent to exercise its rights under this
Section 8 (defined as the higher of (A) the highest price per share of Zurn Common Stock paid as of such date pursuant to any tender or exchange offer or other Acquisition Proposal or (B) the average of the closing sale prices of shares of Zurn Common Stock on the NYSE for the ten trading days immediately preceding such date) exceeds the Exercise Price, multiplied by the number of shares of Zurn Common Stock purchasable pursuant to the Stock Option (or portion thereof with respect to which USI is exercising its rights under this Section
8)).

    (b) Payment and Redelivery of Stock Option or Shares. In the event USI exercises its rights under this Section 8, Zurn shall, within 10 business days thereafter, pay the required amount to USI in immediately available funds and USI shall surrender to Zurn the Stock Option, and USI shall warrant that it owns the Stock Option free and clear of all Liens.

    9. REGISTRATION RIGHTS. In the event that USI shall desire to sell any of the shares of Zurn Common Stock purchased pursuant to the Stock Option ("Restricted Shares") within 3 years after a Trigger Event and such sale requires, in the opinion of counsel to USI (which opinion shall be reasonably satisfactory to Zurn and its counsel), registration of such shares under the Securities Act, USI may, by written notice (the "Registration Notice") to Zurn (the "Registrant"), request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by USI (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which USI and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any group) and its affiliates from purchasing through such offering Restricted Shares representing more than 2% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering"). The Registration Notice shall include a certificate executed by USI and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing reasonably acceptable to Zurn (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price to be specified in such Registration Notice (the "Fair Market Value"). The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to USI within 10 business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities and (ii) the Fair Market Value of such Registrable Securities. Any such purchase of Registrable Securities by the Registrant hereunder shall take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant and its designee in such notice within 20 business days after delivery of such notice. Any payment for the shares to be purchased shall be made by delivery at the time of such closing of the Option Price in immediately available funds.

    If the Registrant does not elect to exercise its option pursuant to this
Section 9 with respect to all Registrable Securities designated in the Registration Notice, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) USI shall not be entitled to more than an aggregate of two effective registration statements hereunder and
(ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 90 days after such request in the case of clause (B) below or 120 days in the case of clauses (A) and (C) below) when
(A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the judgment of the Board of Directors of the Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement with respect thereto, the provisions of this Section 9 shall again be applicable to any proposed registration; provided, however, that USI shall not be entitled to request more than two registrations pursuant to this Section 9 in any 12 month period. The Registrant shall use its best efforts to cause all Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as USI may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

    The registration rights set forth in this Section 9 are subject to the condition that USI shall provide the Registrant with such information with respect to USI's Registrable Securities, the plans for the distribution thereof, and such other information with respect to USI as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    A registration effected under this Section 9 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to USI, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

    10. PROFIT LIMITATION. (a) Notwithstanding any other provision of this Agreement, in no event shall USI's Total Profit (as hereinafter defined) exceed $5 million and, if it otherwise would exceed such amount USI, at its sole election, shall either (i) deliver to Zurn for cancellation Restricted Shares previously purchased by USI, (ii) pay cash or other consideration to Zurn or
(iii) undertake any combination thereof, so that USI's Total Profit shall not exceed $5 million after taking into account the foregoing actions.

    (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Restricted Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than $5 million, and, if exercise of the Stock Option otherwise would exceed such amount, USI, at its discretion, may increase the Exercise Price for that number of Restricted Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $5 million; provided, that nothing in this sentence shall restrict any exercise of the Stock Option permitted hereby on any subsequent date at the Exercise Price set forth in Section 1 hereof.

    (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by USI pursuant to Zurn's repurchase of the Stock Option pursuant to Section 8 hereof, and (ii) (x) the net cash amounts received by USI pursuant to the sale of Restricted Shares (or any other securities into which such shares are converted or exchanged) to any unaffiliated party, less (y) USI's purchase price for such Restricted Shares.

    (d) As used herein, the term "Notional Total Profit" with respect to any number of Restricted Shares as to which USI may propose to exercise this Stock Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that this Stock Option were exercised on such date for such number of Restricted Shares and assuming that such Restricted Shares, together with all other Restricted Shares held by USI and its affiliates as of such date, were sold for cash at the closing market price for Zurn Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

    11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in Zurn Common Stock by reason of stock dividends, stock splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Stock Option, and the Exercise Price per share, shall be adjusted appropriately.

    12. RESTRICTIVE LEGENDS. Each certificate representing shares of Zurn Common Stock issued to USI hereunder shall initially be endorsed with a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED FEBRUARY 16, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER HEREOF.

    13. BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by a party in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement. In no event will any transferee of any Restricted Shares be entitled to the rights of USI hereunder. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in
Section 12.

    14. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

    15. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (together with the other documents and instruments referred to in the Merger Agreement, and the exhibits and disclosure schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

    16. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    17. NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

    18. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied (answerback received) or, if mailed, five business days after the date of mailing, to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

    (a) if to USI, to:

       U.S. Industries, Inc.

       101 Wood Avenue South

       Iselin, NJ 08830

       Attention: George H. MacLean, Esq.

       Facsimile: (732) 767-2208

       with a copy (which shall

       not constitute notice) to:

       Weil, Gotshal & Manges LLP

       767 Fifth Avenue

       New York, New York 10153

       Attention: Ellen J. Odoner, Esq.

       Facsimile: (212) 310-8007

    (b) if to Zurn, to:

       Zurn Industries, Inc.

       14801 Quorum Drive

       Addison, TX 75240

       Attention: George Hanthorn, Esq.

       Facsimile: (972) 560-2256

       with a copy (which shall

       not constitute notice) to:

       Jones, Day Reavis & Pogue

       2300 Trammell Crow Center

       2001 Ross Avenue

       Dallas, TX 75201-2958

       Attention: Mark E. Betzen, Esq.

       Facsimile: (214) 969-5100

    19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

    20. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    21. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

    22. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    23. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                             ZURN INDUSTRIES, INC.

                                             By:        /s/ ROBERT R. WOMACK
                                                        ------------------------------------------
                                                        Name: Robert R. Womack
                                                        Title: Chairman and Chief Executive Officer

                                             U.S. INDUSTRIES, INC.

                                             By:        /s/ DAVID H. CLARKE
                                                        ------------------------------------------
                                                        Name: David H. Clarke
                                                        Title: Chairman and Chief Executive Officer

                                                                    APPENDIX B-1

                                    FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             U.S. INDUSTRIES, INC.

    This document constitutes an amendment and restatement of the original Certificate of Incorporation of USI, Inc. (the "Corporation") which was filed with the Secretary of State of Delaware on February 4, 1998. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245(c) and 242 of the Delaware General Corporation Law

                                   ARTICLE I.

                                      NAME

    The name of the Corporation is U.S. Industries, Inc.

                                  ARTICLE II.

                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

    The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company.

                                  ARTICLE III.

                               PURPOSE AND POWERS

    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law ("Delaware Law"). It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware Law.

                                  ARTICLE IV.

                                 CAPITAL STOCK

    SECTION 4.1 TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 350,000,000 shares. The authorized capital stock is divided into 50,000,000 shares of preferred stock, of the par value of $.01 each (the "Preferred Stock"), and 300,000,000 shares of common stock, of the par value of $.01 each (the "Common Stock").

    SECTION 4.2 PREFERRED STOCK. (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

    (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

        (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

        (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

       (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

        (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

        (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

        (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

       (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

      (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

        (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

    Section 4.3 COMMON STOCK. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

    Section 5.1 POWERS OF BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall consist of not less than three members. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

        (a) adopt, amend, alter, change or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;

        (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

        (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the Delaware Law, this Certificate of Incorporation, and the By-Laws of the Corporation.

    Section 5.2 NUMBER OF DIRECTORS. The number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote.

    Section 5.3 CLASSIFIED BOARD OF DIRECTORS. The directors shall be divided into three classes, which each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1999 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 2000 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2001 annual meeting of stockholders, in each case upon the election and qualification of their successors. Commencing with the 1999 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

    Section 5.4 VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of which such directors have been chosen and until their successors are elected and qualified.

    Section 5.5 REMOVAL OF DIRECTORS. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE VI.

                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

    Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent in lieu of a meeting by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws. For purposes of all meetings of stockholders, a

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quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.

                                  ARTICLE VII.

                      LIMITATION ON LIABILITY OF DIRECTORS

    No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is amended hereafter to authorize corporate action further eliminating or limited the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any amendment, repeal or modification of this
Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                 ARTICLE VIII.

                              AMENDMENT OF BY-LAWS

    The Board of Directors shall have the power to adopt, amend, alter, change or repeal any By-Laws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any By-Laws of the Corporation by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by Delaware Law).

                                  ARTICLE IX.

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors, and officers herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Articles 5.3, Article 5.5, Article VI, Article VIII and this Article IX shall require the affirmative vote of 66 2/3% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors,voting together as a single class.

                                   ARTICLE X

                                  SEVERABILITY

    In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                                    * * * *

                                                                    APPENDIX B-2

                                    FORM OF
                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF
                             U.S. INDUSTRIES, INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                                  STOCKHOLDERS

    SECTION 1. ANNUAL MEETINGS. (a) All annual meetings of the Stockholders for the election of directors shall be held at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Stockholders for any other purpose may be held at such time and place as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    (b) Annual meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors or, during such time as the certificate of incorporation of the Corporation (the "Certificate of Incorporation") provides for a classified Board of Directors, that class of directors the term of which shall expire at the meeting, and transact such other business as may properly be brought before the meeting.

    (c) Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten days nor more than sixty days prior to the date of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    (d) The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the Stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

    SECTION 2. SPECIAL MEETINGS. (a) Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation, shall be called by the Chairman, President or Secretary only at the request in writing of a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

    (b) Written notice of a special meeting stating the place, date, and hour of the meeting and, in general terms, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to the date of the meeting, to each Stockholder entitled to vote at such meeting. Special meetings may be held at such place as shall be designated by the Board of Directors. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive offices of the Corporation.

    (c) Business transacted at any special meeting of Stockholders, other than procedural matters and matters relating to the conduct of the meeting, shall be limited to the purpose or purposes stated in the notice.

    SECTION 3. QUORUMS. (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law ("Delaware Law") or by the Certificate of Incorporation. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. When a quorum is once present it is not broken by the subsequent withdrawal of any Stockholder.

    (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which, by express provision of Delaware Law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    SECTION 4. ORGANIZATION. Meetings of Stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence, the President, if any, or if none or in the President's absence, by a Chairman to be chosen by the Stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as Secretary of every meeting and keep the minutes thereof, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The order of business at all meetings of stockholders shall be as determined by the Chairman of the meeting.

    SECTION 5. VOTING; PROXIES; REQUIRED VOTE. (a) At each meeting of Stockholders, every Stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such Stockholder or by such Stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period) and, unless Delaware Law or the Certificate of Incorporation (including resolutions designating any class or series of preferred stock pursuant to Article IV of the Certificate of Incorporation) provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such Stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-Laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect directors. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

    (b) Where a separate vote by a class or classes, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Certificate of Incorporation.

    SECTION 6. INSPECTOR OF ELECTION. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

    SECTION 7. STOCKHOLDER PROPOSALS AND NOMINATIONS. (a) No proposal for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all persons or entities (collectively, the "Persons") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear);
(iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these By-Laws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

    (b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations (if any), or who are nominated by stockholders in accordance with the procedures set forth in this Section 7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 7. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience;
(C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Person, (y) the name and address of such Person as they appear on the Corporation's books (if they so appear), and (z) the class and number of shares of the Corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-Laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

    (c) Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation 60 days or more before the date of the stockholders' meeting if such Stockholder Proposal or Nomination Notice is to be submitted at an annual stockholders' meeting. Stockholder Proposals and Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the 15th day following the day on which notice of the date of a special meeting of stockholders was given if the Stockholder Proposal or Nomination Notice is to be submitted at a special stockholders' meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

    SECTION 1. GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors shall exercise exclusive strategic control of the Corporation and shall not delegate its policy-making powers.

    SECTION 2. QUALIFICATION; NUMBER; TERM; REMUNERATION. (a) Each director shall be at least 18 years of age. A director need not be a Stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by the Board of Directors, but shall be not less than three. One of the directors may be selected by the Board of Directors to be its Chairman, who shall preside at meetings of the Stockholders and the Board of Directors and shall have such other duties, if any, as may from time to time be assigned by the Board of Directors. In the absence of formal selection, the President of the Corporation shall serve as Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

    (b) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

    SECTION 3. QUORUM AND MANNER OF VOTING. Except as otherwise provided by law, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, whether or not a quorum is present, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

    SECTION 4. ANNUAL MEETING. At the next regular meeting following the annual meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

    SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

    SECTION 6. SPECIAL MEETINGS. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his designated address at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such short period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this
Section 7. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

    SECTION 7. ORGANIZATION. At all meetings of the Board of Directors, the Chairman or in the Chairman's absence or inability to act, the President, or in the President's absence, a Chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as Secretary.

    SECTION 8. RESIGNATION. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chairman or Secretary, unless otherwise specified in the resignation. Directors may be removed only in the manner provided in the Certificate of Incorporation.

    SECTION 9. VACANCIES. Unless otherwise provided in these By-Laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

    SECTION 10. PREFERRED DIRECTORS. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of this Article II unless otherwise provided herein.

                                  ARTICLE III
                                   COMMITTEES

    SECTION 1. APPOINTMENT; POWERS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more Committees, each Committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the

Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such Committee, to the extent provided in the resolution, shall, subject to the provisions of Article II, Section 1 of these By-Laws, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter required to be submitted to the stockholders for approval or (ii) adopt, amend or repeal any By-Law. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    SECTION 2. PROCEDURES, QUORUM AND MANNER OF ACTING. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, subject to the provisions of Sections 3 and 4 of Article II. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of its proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

    SECTION 3. TERMINATION. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

    SECTION 1. ELECTION AND QUALIFICATIONS. The Board of Directors at its first meeting held after each annual meeting of Stockholders shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chairman of the Board, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-Laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

    SECTION 2. TERM OF OFFICE AND REMUNERATION. The term of office of all officers shall be until their respective successors have been elected and qualified or their earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

    SECTION 3. RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

    SECTION 4.  POWERS AND DUTIES OF OFFICERS.

    (a) The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be the chief executive officer of the Corporation and shall preside at all meetings of the Stockholders and the Board of

Directors and shall have general management of and supervisory authority over the property, business and affairs of the Corporation and its other officers. The Chairman of the Board may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such additional duties that usually pertain to the office of chief executive officer.

    (b) If there be no Chairman of the Board, the President shall be the chief executive officer and shall exercise the powers listed in (a) above. Otherwise, the President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors or the Chairman of the Board.

    (c) A Vice President may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, and shall have such other authority and perform such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

    (d) The Treasurer shall in general have all duties and authority incident to the position of Treasurer and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or at the direction of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, and shall render, upon request, an account of all such transactions.

    (e) The Secretary shall in general have all the duties and authority incident to the position of Secretary and such other duties and authority as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall attend all meetings of the Board of Directors and all meetings of Stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and any officer of the Corporation shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any other officer.

    (f) Any assistant officer shall have such duties and authority as the officer such assistant officer assists and, in addition, such other duties and authority as the Board of Directors, the Chairman of the Board or President shall from time to time assign.

                                   ARTICLE V
                                CONTRACTS, ETC.

    SECTION 1. CONTRACTS. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

    SECTION 2. PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS. (a) The Chairman, the President, any Vice President, the Treasurer or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the execution of contracts, the purchase of real or personal property, the rights and powers incident to the ownership of stock by the Corporation and such other situations as the

Chairman, the President, such Vice President or the Treasurer shall approve, such approval to be conclusively evidenced by the execution of such proxy, power of attorney or other instrument on behalf of the Corporation.

    (b) The Chairman, the President, any Vice President, the Treasurer or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

                                   ARTICLE VI
                               BOOKS AND RECORDS

    SECTION 1. LOCATION. The books and records of the Corporation may be kept at such place or places as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all Stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-Laws or by such officer or agent as shall be designated by the Board of Directors.

    SECTION 2. ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each Stockholder at the Stockholder's address as it appears on the records of the Corporation.

    SECTION 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    (b) In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action not contemplated by paragraph (a) of this Section 3, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE VII
                        CERTIFICATES REPRESENTING STOCK

    SECTION 1. CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or any Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

    SECTION 2. RECORD OWNERSHIP. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue thereof, shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware Law. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

    SECTION 3. TRANSFER OF RECORD OWNERSHIP. Transfer of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

    SECTION 4. FRACTIONAL SHARES. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder except as therein provided.

    SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

    SECTION 6.  TRANSFER AGENTS; REGISTRANTS; RULES RESPECTING
CERTIFICATES. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

                                  ARTICLE VIII
                                   DIVIDENDS

    Subject to the provisions of Delaware Law and the Certificate of Incorporation, the Board of Directors shall have full power to declare and pay dividends on the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may determine for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

                                   ARTICLE IX
                                  RATIFICATION

    Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or Stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the Stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its Stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE X
                                 CORPORATE SEAL

    The corporate seal shall be in form of a circular inscription which contains the words "Corporate Seal" and such additional information as the officer inscribing such seal shall determine in such officer's sole discretion. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise displayed or it may be manually inscribed.

                                   ARTICLE XI
                                  FISCAL YEAR

    The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on the Saturday closest to September 30.

                                  ARTICLE XII
                                WAIVER OF NOTICE

    Whenever notice is required to be given by these By-Laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XIII
                                   AMENDMENTS

    By-Laws may be adopted, amended or repealed by either the Board of Directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation's capital stock then entitled to vote generally in the election of directors.

                                  ARTICLE XIV
                                INDEMNIFICATION

    SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or
(b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' and other professionals' fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith ("Losses"). Without diminishing the scope of indemnification provided by this Section 1, such persons shall also be entitled to the further rights set forth below.

    SECTION 2. ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise, against all Losses, actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

    SECTION 3. ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the terms and conditions of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another enterprise against all Losses actually and reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    SECTION 4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 or set forth in Section 2 or 3 of this Article, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, in a reasonably prompt manner (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, whether or not they constitute a quorum of the Board of Directors,
(ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, (iv) by the stockholders or (v) as Delaware Law may otherwise permit. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' and other professionals' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

    SECTION 5.  GOOD FAITH DEFINED.  For purposes of any determination under
Section 4 of this Article, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties or on (b) the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the other enterprise. The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

    SECTION 6. PROCEEDINGS INITIATED BY INDEMNIFIED PERSONS. Notwithstanding any provisions of this Article to the contrary, the Corporation shall not indemnify any person or make advance payments in respect of Losses to any person pursuant to this Article in connection with any Proceeding (or portion thereof) initiated against the Corporation by such person unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee; provided, however, that this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought in any Proceeding or to any claims provided for in Section 7 of this Article.

    SECTION 7. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 4 of this Article, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 1, 2 or 3 of this Article. Notice of any application for indemnification pursuant to this
Section 7 shall be given to the Corporation promptly upon the filing of such application.

    SECTION 8. LOSSES PAYABLE IN ADVANCE. Losses reasonably incurred by an officer or director in defending any threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Losses shall be reasonably documented by the officer or director and required payments shall be made promptly by the Corporation. Losses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

    SECTION 9. NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of Stockholders or of disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise. The provisions of this Article shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, 2 or 3 of this Article but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware Law, or otherwise. The rights conferred by this Article shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person. The rights conferred in this Article shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto. No rights are conferred in this Article for the benefit of any person (including, without limitation, officers, directors and employees of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

    SECTION 10. MEANING OF CERTAIN TERMS IN CONNECTION WITH EMPLOYEE BENEFIT PLANS, ETC. For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee, with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

    SECTION 11. INSURANCE. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

Dated:             , 1998.

                                                                    APPENDIX C-1

        [LOGO]

                   [LOGO]

February 14, 1998

Board of Directors
U.S. Industries, Inc.
17 Mount Street, Mayfair
London, England
WIY 5RA

Members of the Board:

    You have asked us to advise you with respect to the fairness to U.S. Industries, Inc. (the "Acquiror") from a financial point of view of the Company Exchange Ratio (as defined below) contemplated by the Agreement and Plan of Merger (the "Merger Agreement") among the Acquiror, USI, Inc. (to be renamed U.S. Industries, Inc. after the Mergers (as defined below)), a wholly-owned subsidiary of the Acquiror ("Superholdco"), Blue Merger Corp., a wholly-owned subsidiary of Superholdco ("B-Sub"), Zoro Merger Corp., a wholly-owned subsidiary of Superholdco ("Z-Sub"), and Zurn Industries, Inc. (the "Company"). The Merger Agreement provides, among other things, for (1) the merger of B-Sub into the Acquiror (the "USI Merger"), whereby each outstanding share of common stock, par value $0.01 per share, of B-Sub will be converted into and become 1,000 shares of common stock, par value $0.01 per share, of the Acquiror (the "Acquiror Common Stock") and each outstanding share of Acquiror Common Stock will be converted into the right to receive one share of common stock, par value $0.01 per share, of Superholdco (the "Superholdco Common Stock"), and (2) the merger of Z-Sub into the Company (the "Zurn Merger" and, together with the USI Merger, the "Mergers"), whereby each outstanding share of common stock, par value $0.01 per share, of Z-Sub will be converted into and become 1,000 shares of common stock, par value $0.50 per share, of the Company (the "Company Common Stock") and each outstanding share of Company Common Stock will be converted into the right to receive 1.6 shares (the "Company Exchange Ratio") of Superholdco Common Stock.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and the Acquiror, as well as a draft dated February 12, 1998 of the Merger Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by the Company and the Acquiror, and have met with the managements of the Company and the Acquiror to discuss the business and prospects of the Company and the Acquiror as well as the business, operational and strategic benefits and implications of the Mergers and the synergistic values and operating cost savings expected by the managements of the Company and the Acquiror to be achieved through the combination of the operations of the Company and the Acquiror.

    We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses similar to those of the Company and the Acquiror, and we have considered the financial terms of certain other business combinations and other transactions that have recently been effected. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material

               [LOGO]

        [LOGO]

BOARD OF DIRECTORS
FEBRUARY 14, 1998
PAGE 2

respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of their respective companies and the synergistic values and operating cost savings expected to be achieved through the combination of the operations of the Company and the Acquiror. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. We are not expressing any opinion as to what the value of the shares of the Superholdco Common Stock actually will be when issued to the Company's stockholders pursuant to the Mergers or the prices at which such shares of the Superholdco Common Stock will trade subsequent to the Mergers. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.

    We have acted as financial advisor to the Acquiror in connection with the Mergers and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Mergers. We will also receive a fee for rendering this opinion. In addition, we have a right of first offer to act as co-lead manager for an offering of debt securities of the Company or Superholdco in connection with the Mergers. We have also in the past performed financial advisory services for the Acquiror and have received customary fees for such services.

    In the ordinary course of our business, Credit Suisse First Boston Corporation and its affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is for the information of the Board of Directors of the Acquiror in connection with its consideration of the Mergers and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without Credit Suisse First Boston Corporation's prior written consent, and such consent shall not be unreasonably withheld.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Company Exchange Ratio is fair to the Acquiror from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                    APPENDIX C-2

                                                                [LOGO]

                                                               February 14, 1998

Board of Directors
Zurn Industries, Inc.
14801 Quorum Drive
Dallas, TX 75240-7584

Lady and Gentlemen:

    BT Wolfensohn has acted as financial advisor to Zurn Industries, Inc. ("Zurn") in connection with the proposed merger of each of Zurn and U.S. Industries, Inc. ("USI") with subsidiaries of USI, Inc. ("Holdco") pursuant to an Agreement and Plan of Merger to be entered into among USI, Holdco, Blue Merger Corp., Zoro Merger Corp. and Zurn (the "Merger Agreement"), as a result of which each of Zurn and USI will become a wholly owned subsidiary of Holdco. As set forth more fully in the form of the Merger Agreement reviewed by BT Wolfensohn, as a result of the merger of Zurn with Zoro Merger Corp. (the "Transaction"), each issued and outstanding share of the Common Stock, par value $0.50 per share, of Zurn ("Zurn Common Stock") will be converted into the right to receive 1.6 shares (the "Merger Consideration") of Common Stock, par value $0.01 per share, of Holdco. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

    You have requested BT Wolfensohn's opinion, as investment bankers, as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Zurn Common Stock.

    In connection with BT Wolfensohn's role as financial advisor to Zurn, and in arriving at its opinion, BT Wolfensohn has reviewed certain publicly available financial and other information concerning USI and Zurn and certain internal analyses and other information furnished to it by USI and Zurn. BT Wolfensohn has also held discussions with members of the senior managements of USI and Zurn regarding the businesses and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Wolfensohn has (i) reviewed the reported prices and trading activity for USI Common Stock and Zurn Common Stock, (ii) compared certain financial and stock market information for USI and Zurn with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable in whole or in part,
(iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

    BT Wolfensohn has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning USI or Zurn, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, BT Wolfensohn has assumed and relied upon the accuracy and completeness of all such information and BT Wolfensohn has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of USI or Zurn. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by USI and Zurn to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to BT Wolfensohn and used in its analyses, BT Wolfensohn has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of USI or Zurn, as the case may be, as to the matters covered thereby. In rendering its opinion, BT Wolfensohn expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. In addition, we express no opinion as to prices at which shares of Holdco will trade following the Merger. BT Wolfensohn's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof. In connection with our engagement, we have not been authorized by Zurn or its Board of Directors to solicit, nor have we solicited, any third party indications of interest for the acquisition of Zurn, nor have we reviewed with Zurn or its Board of Directors any potential transactions in lieu of the Transaction.

    For purposes of rendering its opinion, BT Wolfensohn has assumed that, in all respects material to its analysis, the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement are true and correct, the parties to the Merger Agreement will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of the parties to the Merger Agreement to consummate the Transaction will be satisfied without any waiver thereof. BT Wolfensohn has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Zurn or USI is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Zurn or USI or materially reduce the contemplated benefits of the Transaction to Zurn. In addition, you have informed BT Wolfensohn that the Transaction is intended to be, and for purposes of rendering its opinion BT Wolfensohn has assumed that the Transaction will be, tax-free to each of Zurn and USI and their respective stockholders and that the Transaction will be accounted for as a pooling of interests.

    This opinion is addressed to, and for the use and benefit of, the Board of Directors of Zurn and is not a recommendation to the stockholders of Zurn to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to the holders of Zurn Common Stock, and BT Wolfensohn expresses no opinion as to the merits of the underlying decision by Zurn to engage in the Transaction.

    BT Wolfensohn is engaged in the merger and acquisition and client advisory business of Bankers Trust (together with its affiliates the "BT Group") and, for legal and regulatory purposes, is a division of BT Alex. Brown Incorporated, a registered broker-dealer and member of the New York Stock Exchange. BT Wolfensohn will be paid a fee for its services as financial advisor to Zurn in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. One or more members of the BT Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to Zurn or its affiliates for which it has received compensation. A member of the BT Group is the lead administrative agent for Zurn's $270 million bank facility and was the administrative agent for Zurn's $250 million bank facility that was replaced by the current facility. In the ordinary course of business, members of the BT Group may actively trade in the securities and other instruments and obligations of Zurn and USI for their own accounts and for the accounts of their customers. Accordingly, the BT Group may at any time hold a long or short position in such securities, instruments and obligations.

    Based upon and subject to the foregoing, it is BT Wolfensohn's opinion as investment bankers that the Merger Consideration is fair, from a financial point of view, to the holders of Zurn Common Stock.

                                          Very truly yours,

                                          BT WOLFENSOHN

                                                                    APPENDIX D-1

FINANCIAL STATEMENTS OF USI, INC.

                                                                          AS OF DATE
                                                                          -----------
Shareholder's Equity
  Common Stock, $.01 par value per share; authorized, 1,000 shares; 100
    shares subscribed...................................................   $   1,000
  Stock subscription receivable.........................................   ($  1,000)
                                                                          -----------
                                                                           $  --
                                                                          -----------

NOTE

    USI, Inc. (the "Company") was incorporated on February 4, 1998 for purposes of being the holding company for U.S. Industries, Inc. and Zurn Industries, Inc. which will be combined pursuant to an Agreement and Plan of Merger, dated as of February 16, 1998, as amended March 31, 1998.

To the Board of Directors and Stockholder of USI, Inc.

We have audited the accompanying balance sheet of USI, Inc. at March 31, 1998. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit the balance sheet referred to above presents fairly, in all material respects, the financial position of USI, Inc. at March 31, 1998 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York

April 9, 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Article 7 of the New USI Charter provides for the elimination of director liability to the fullest extent permitted by the DGCL.

    Pursuant to Section 5.10 of the Merger Agreement, New USI has agreed, from and after the Effective Time, to the fullest extent permitted by applicable law, to indemnify directors, officers and employees of the parties to the Merger Agreement against all losses, expenses, claims, damages, liabilities and (subject to New USI's approval of amounts paid in settlement) for acts or omissions occurring prior to the Effective Time, based on the fact that such person is or was a director, officer or employee of a party to the Merger Agreement, or based on the transactions contemplated by the Merger Agreement. New USI has agreed to cause to be maintained for a period of six years after the Effective Time the directors' and officers' liability insurance maintained by Zurn for the benefit of those persons covered by such policies at the Effective Time to the extent such insurance can be maintained for an annual premium not in excess of 200 percent of the premium for the current Zurn directors' and officers' insurance (the "Maximum Premium"). If such insurance cannot be obtained or maintained at such cost, then USI will maintain or obtain as much of such insurance coverage as can be obtained at a cost equal to the Maximum Premium.

    New USI has entered into employment agreements with certain executive officers of Zurn effective upon consummation of the Transaction which provide that New USI will indemnify such officers for actions in their corporate capacity and that New USI will provide directors' and officers' liability insurance.

ITEM 21. EXHIBITS

    (a) Exhibits

  EXHIBIT
  NUMBER
-----------

      2.1*   Agreement and Plan of Merger, dated February 16, 1998, by and among U.S. Industries, Inc., USI, Inc.,
             Blue Merger Corp., Zoro Merger Corp. and Zurn Industries, Inc. (Included as Appendix A-1 to the Joint
             Proxy Statement/Prospectus.) The disclosure schedules relating to the Agreement and Plan of Merger and the annexes thereto have been omitted. New USI will furnish supplementally to the Commission any of such schedules or annexes upon request.

      3.1*   Form of Amended and Restated Certificate of Incorporation of U.S. Industries, Inc. (Included as Appendix
             B-1 to the Joint Proxy Statement/Prospectus.)

      3.2*   Form of Amended and Restated By-Laws of U.S. Industries, Inc. (Included as Appendix B-2 to the Joint
             Proxy Statement/Prospectus.)

      5.1*   Opinion of Weil, Gotshal & Manges LLP regarding validity of securities being registered.

     8.1**   Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax matters.

     8.2**   Opinion of Jones, Day, Reavis & Pogue regarding certain federal income tax matters.

    23.1**   Consent of Ernst & Young LLP (independent auditors for U.S. Industries, Inc.).

    23.2**   Consent of Price Waterhouse LLP.

    23.3**   Consent of Ernst & Young LLP (independent auditors for Zurn Industries, Inc.).

    23.4**   Consent of Weil, Gotshal & Manges LLP. (Included in the opinions filed as Exhibits 5.1 and 8.1 to this
             Registration Statement and incorporated herein by reference.)

    23.5**   Consent of Jones, Day, Reavis & Pogue. (Included in the opinion filed as Exhibit 8.2 to this
             Registration Statement and incorporated herein by reference.)

     23.6*   Consent of Credit Suisse First Boston.

     23.7*   Consent of BT Wolfensohn.

     23.8*   Consent of Arthur Andersen LLP.

     99.1*   U.S. Industries, Inc. Proxy/Voting Instruction Card.

     99.2*   Zurn Industries, Inc. Proxy/Voting Instruction Card.

     99.3*   Letter of Transmittal.

     99.4*   Joint Consent of Directors of U.S. Industries, Inc.

      99.5   (a)** Employment Agreement, dated as of February 16, 1998, between USI, Inc. and Robert R. Womack

             (b)** First Amendment to the Employment Agreement, dated as of May 10, 1998, between USI, Inc. and
                   Robert R. Womack

     99.6*   Employment Agreement, dated as of February 16, 1998, between USI, Inc. and Frank E. Sheeder

     99.7*   Employment Agreement, dated as of February 16, 1998, between USI, Inc. and John R. Mellett

     99.8*   Stock Option Agreement, dated as of February 16, 1998, between U.S. Industries, Inc. and Zurn
             Industries, Inc. (Included as Appendix A-2 to the Joint Proxy Statement/Prospectus.)

------------------------

*   Previously filed

**  Filed herewith

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein. and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (f) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (g) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of a amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey on May 11, 1998.

                                USI, Inc.

                                By:             /s/ FRANK R. REILLY
                                     -----------------------------------------
                                                  Frank R. Reilly
                                               SENIOR VICE PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacity indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                  Chairman of the Board and
     /s/ DAVID H. CLARKE          Chief Executive Officer       May 11, 1998
------------------------------    (principal executive
       David H. Clarke            officer)


       /s/ JOHN G. RAOS
------------------------------    Director, President and       May 11, 1998
         John G. Raos             Chief Operating Officer


                                  Senior Vice President and
     /s/ FRANK R. REILLY          Chief Financial Officer       May 11, 1998
------------------------------    (principal financial
       Frank R. Reilly            officer)


    /s/ GEORGE H. MACLEAN         Senior Vice President,
------------------------------    General Counsel and           May 11, 1998
      George H. MacLean           Secretary


                                  Vice President and
      /s/ JAMES O'LEARY           Corporate Controller          May 11, 1998
------------------------------    (principal accounting
        James O'Leary             officer)

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------------

      2.1*   Agreement and Plan of Merger, dated February 16, 1998, by and among U.S. Industries, Inc., USI, Inc.,
             Blue Merger Corp., Zoro Merger Corp. and Zurn Industries, Inc. (Included as Appendix A-1 to the Joint
             Proxy Statement/Prospectus.) The disclosure schedules relating to the Agreement and Plan of Merger and the annexes thereto have been omitted. New USI will furnish supplementally to the Commission any of the schedules or annexes upon request.

      3.1*   Form of Amended and Restated Certificate of Incorporation of U.S. Industries, Inc. (Included as
             Appendix B-1 to the Joint Proxy Statement/Prospectus.)

      3.2*   Form of Amended and Restated By-Laws of U.S. Industries, Inc. (Included as Appendix B-2 to the Joint
             Proxy Statement/Prospectus.)

      5.1*   Opinion of Weil, Gotshal & Manges LLP regarding validity of securities being registered.

     8.1**   Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax matters.

     8.2**   Opinion of Jones, Day, Reavis & Pogue regarding certain federal income tax matters.

    23.1**   Consent of Ernst & Young LLP (independent auditors of U.S. Industries, Inc.).

    23.2**   Consent of Price Waterhouse LLP.

    23.3**   Consent of Ernst & Young LLP (independent auditors of Zurn Industries, Inc.).

    23.4**   Consent of Weil, Gotshal & Manges LLP. (Included in the opinions filed as Exhibits 5.1 and 8.1 to this
             Registration Statement and incorporated herein by reference.)

    23.5**   Consent of Jones, Day, Reavis & Pogue. (Included in the opinion filed as Exhibit 8.2 to this
             Registration Statement and incorporated herein by reference.)

     23.6*   Consent of Credit Suisse First Boston.

     23.7*   Consent of BT Wolfensohn.

     23.8*   Consent of Arthur Andersen LLP.

     99.1*   U.S. Industries, Inc. Proxy/Voting Instruction Card.

     99.2*   Zurn Industries, Inc. Proxy/Voting Instruction Card.

     99.3*   Letter of Transmittal.

     99.4*   Joint Consent of Directors of U.S. Industries, Inc.

      99.5   (a)** Employment Agreement, dated as of February 16, 1998, between USI, Inc. and Robert R. Womack

             (b)** First Amendment to the Employment Agreement, dated as of May 10, 1998, between USI, Inc. and
                   Robert R. Womack

     99.6*   Employment Agreement, dated as of February 16, 1998, between USI, Inc. and Frank E. Sheeder

     99.7*   Employment Agreement, dated as of February 16, 1998, between USI, Inc. and John R. Mellett

     99.8*   Stock Option Agreement, dated as of February 16, 1998, between U.S. Industries, Inc. and Zurn
             Industries, Inc. (Included as Appendix A-2 to the Joint Proxy Statement/Prospectus.)

------------------------

*   Previously filed

**  Filed herewith